Filed Pursuant to Rule 424(b)(3)

Registration No. 333-259247

PROSPECTUS SUPPLEMENT NO. 7

(to Prospectus dated September 14, 2021)

GREENIDGE GENERATION HOLDINGS INC.

10,458,474 Shares of

Class A Common Stock

This prospectus supplement further supplements and updates the prospectus dated September 14, 2021 (as may be supplemented or amended from time to time, the “Prospectus”) relating to the resale of 10,458,474 shares of our Class A common stock, $0.0001 par value per share (“Class A common stock”). This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement incorporates into the Prospectus the information contained in our attached:

•	Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 15, 2021.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “GREE”. On November 16, 2021, the closing price of our Class A common stock was $21.67.

See the section entitled “Risk Factors” beginning on page 17 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 16, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2021

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ___________ to __________

Commission File Number: 001-40808

Greenidge Generation Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	86-1746728
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

590 Plant Road, Dresden, NY 14441	14441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 536-2359

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	GREE	The Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

Securities registered pursuant to Section 12(g) of the Act: None

As of November 12, 2021, the registrant had 11,605,205 shares of Class A common stock, $0.0001 par value per share, outstanding and 29,040,000 shares of Class B common stock, $0.0001 par value per share, outstanding.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 10-Q includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect our financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could” and “should” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this document include, among other things, statements regarding our business plan, business strategy and operations in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future, including statements relating to creating value for stockholders and benefits of the Merger (as defined below) to our customers, vendors, employees, stockholders and other constituents, are forward-looking statements.

Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part II, Item 1A. “Risk Factors” of this Quarterly Report on Form 10-Q, as well as statements about or relating to or otherwise affected by:

•	the ability to recognize the anticipated objectives and benefits of an expansion into multiple data centers in Texas;

•	the ability to negotiate or execute definitive documentation with respect to potential expansion sites on terms and conditions that are acceptable to Greenidge, whether on a timely basis or at all;

•

the ability to recognize the anticipated objectives and any benefits of the merger described in Note 1 of the Notes to Consolidated Financial Statements (Unaudited) herein (the “Merger”), including the anticipated tax treatment of the Merger;

•

changes in applicable laws, regulations or permits affecting our operations or the industries in which we operate, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining;

•	any failure by us to obtain acceptable financing with regard to our growth strategies or operations;

•	fluctuations and volatility in the price of bitcoin and other cryptocurrencies;

•	loss of public confidence in, or use cases of, bitcoin and other cryptocurrencies;

•	the potential of cryptocurrency market manipulation;

•	the economics of mining cryptocurrency, including as to variables or factors affecting the cost, efficiency and profitability of mining;

•

the availability, delivery schedule and cost of equipment necessary to maintain and grow our business and operations, including mining equipment and equipment meeting the technical or other specifications required to achieve our growth strategy;

•

the possibility that we may be adversely affected by other economic, business or competitive factors, including factors affecting the industries in which we operate or upon which we rely and are dependent;

•	the ability to expand successfully to other facilities, mine other cryptocurrencies or otherwise expand our business;

•	changes in tax regulations applicable to us, our assets or cryptocurrencies, including bitcoin;

•	any litigation involving us;

•	costs and expenses relating to cryptocurrency transaction fees and fluctuation in cryptocurrency transaction fees;

•

the condition of our physical assets, including that our current single operating facility may realize material, if not total, loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage; and

•	the actual and potential impact of the COVID-19 pandemic.

Consequently, all of the forward-looking statements made in this Quarterly Report on Form 10-Q are qualified by the information contained herein, including the information contained under this caption and the information in Part II, Item 1A. “Risk Factors” of this Quarterly Report on Form 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of our operations, financial condition or cash flows. Actual results may differ materially from those discussed in this Quarterly Report on Form 10-Q. All forward-looking statements speak only as of the date of this Quarterly Report on Form 10-Q and we do not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise, as of any future date.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, which illuminate challenges that we face in connection with the successful implementation of our strategy and the growth of our business. The following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of our class A common stock and result in a loss of all or a portion of your investment:

•

Our business and operating plan may be altered due to several external factors including but not limited to market conditions, the ability to procure equipment in a quantity, cost and timeline consistent with the business plan and the ability to identify and acquire additional locations to replicate the operating model in place at our existing facility.

•	It may take significant time, expenditure or effort for us to grow our business, including our bitcoin mining operations, through acquisitions, and our efforts may not be successful.

•

The loss of any of our management team, an inability to execute an effective succession plan, or an inability to attract and retain qualified personnel could adversely affect our results of operations, strategy and financial performance.

•	We have been, are currently, and may be in the future, the subject of legal proceedings, including governmental investigations, relating to our products or services.

•	Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations.

•

We have a limited operating history, with operating losses as we have grown. If we are unable to sustain greater revenues than our operating costs of bitcoin mining and power generation, as well as expansion plans, we will resume operating losses, which could negatively impact our results of operations, strategy and financial performance.

•

While we have multiple sources of revenue from our business and operations, these sources of revenue currently all depend on the single natural gas power generation facility that we operate. Any disruption to our single power plant would have a material adverse effect on our business and operations, as well as our results of operations and financial condition.

•

As the aggregate amount of computing power, or hash rate, in the bitcoin network increases, the amount of bitcoin earned per unit of hash rate decreases; as a result, in order to maintain our market share, we may have to incur significant capital expenditures in order to expand our fleet of miners.

•	The properties utilized by us in our bitcoin mining operations may experience damage, including damage not covered by insurance.

•	Our bitcoin may be subject to loss, theft or restriction on access.

•

If bitcoin or other cryptocurrencies are determined to be investment securities, and we hold a significant portion of our assets in such cryptocurrency, investment securities or non-controlling equity interests of other entities, we may inadvertently violate the Investment Company Act.

•	There has been limited precedent set for financial accounting of digital assets and so it is unclear how we will be required to account for digital asset transactions.

•

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of bitcoin in a manner that adversely affects our business prospects and our results of operations and financial condition.

•	We are subject to risks related to Internet disruptions, which could have an adverse effect on our ability to mine bitcoin.

•	Our future success will depend significantly on the price of bitcoin, which is subject to risk and has historically been subject to wide swings and significant volatility.

•	We may not be able to compete effectively against other companies, some of whom have greater resources and experience.

•	The impact of geopolitical and economic events on the supply and demand for bitcoin is uncertain.

•	Bitcoin miners and other necessary hardware are subject to malfunction, technological obsolescence, the global supply chain and difficulty and cost in obtaining new hardware.

•

We face risks and disruptions related to the COVID-19 pandemic and supply chain issues, including in semiconductors and other necessary mining components, which could significantly impact our operations and financial results.

•	We may not adequately respond to rapidly changing technology.

•	A failure to properly monitor and upgrade the bitcoin network protocol could damage the bitcoin network which could, in turn, have an adverse effect on our business.

•

Over time, incentives for bitcoin miners to continue to contribute processing power to the bitcoin network may transition from a set reward to transaction fees. If the incentives for bitcoin mining are not sufficiently high, we may not have an adequate incentive to continue to mine.

•

Our operations and financial performance may be impacted by fuel supply disruptions, price fluctuations in the wholesale power and natural gas markets, and fluctuations in other market factors that are beyond our control.

•

A substantial portion of revenue generated by our Support Services segment is attributable to a limited number of clients. The loss or reduction in business from any of these clients could adversely affect its business and results of operations.

•	Our Support Services segment’s business is based on a relatively new and evolving business model.

The risks described above should be read together with the text of the full risk factors described in Part II, Item 1A. “Risk Factors” and the other information set forth in this Quarterly Report on Form 10-Q, including our condensed consolidated financial statements and the related notes, as well as in other documents that we file with the SEC. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” above.

PART I—FINANCIAL INFORMATION

Item 1. Financial Statements

Greenidge Generation Holdings Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars Amounts in thousands, except share and member unit data)

	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$51,149	$5,052
Short term investments	496	—
Digital assets	421	254
Accounts receivable	5,501	390
Prepaid expenses	5,042	155
Emissions and carbon offset credits	1,816	1,923

Total current assets	64,425	7,774
LONG-TERM ASSETS:
Property and equipment, net	121,532	56,645
Right-of-use assets	1,369	—
Intangible assets	22,493	—
Goodwill	46,349	—
Other long-term assets	2,143	148

Total assets	$258,311	$64,567

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,368	$1,745
Accrued emissions expense	1,674	2,082
Accrued expenses	9,566	946
Accrued interest expense—related party	—	20
Notes payable, current portion	17,994	3,273
Notes payable—related party, current portion	—	3,573
Lease obligations, current portion	852	—

Total current liabilities	33,454	11,639
LONG-TERM LIABILITIES:
Deferred tax liability	3,959	—
Notes payable, net of current portion	7,369	1,364
Lease obligations, net of current portion	111	—
Asset retirement obligations	2,380	2,277
Environmental trust liability	4,994	4,927
Other long-term liabilities	242	—

Total liabilities	52,509	20,207

COMMITMENTS AND CONTINGENCIES (NOTE 13)
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001, 20,000,000 and 0 shares authorized, 0 and 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Common stock, par value $0.0001, 3,000,000,000 and 0 shares authorized, 38,667,705 and 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	4	—
Additional paid-in capital	233,813	—
Members’ capital, 0 and 49,978 units outstanding as of September 30, 2021 and December 31, 2020, respectively	—	69,276
Accumulated deficit	(28,015)	(24,916)

Total stockholders’ equity	205,802	44,360

Total liabilities and stockholders’ equity	$258,311	$64,567

The accompanying notes are an integral part of these condensed consolidated financial statements.

Greenidge Generation Holdings Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUE:
Cryptocurrency mining	$31,156	$3,043	$54,217	$8,673
Power and capacity	3,077	3,080	7,255	5,264
Services and other	1,521	—	1,521	—

Total revenue	35,754	6,123	62,993	13,937
OPERATING COSTS AND EXPENSES
Cost of revenue - cryptocurrency mining (exclusive of depreciation and amortization shown below)	5,974	1,027	11,504	2,966
Cost of revenue - power and capacity (exclusive of depreciation and amortization shown below)	2,831	3,045	6,688	5,715
Cost of revenue - services and other (exclusive of depreciation and amortization shown below)	854	—	854	—
Selling, general and administrative	5,446	1,493	12,017	4,131
Merger and other costs (Note 4)	29,847	—	31,095	—
Depreciation and amortization	2,667	1,064	5,531	3,227

Total operating costs and expenses	47,619	6,629	67,689	16,039

Loss from operations	(11,865)	(506)	(4,696)	(2,102)
OTHER INCOME (EXPENSE), NET:
Interest expense, net	(1,009)	—	(1,377)	—
Interest expense - related party	—	—	(22)	(540)
Gain on sale of digital assets	18	36	159	11
Other (expense) income, net	(29)	181	(23)	165

Total other (expense) income, net	(1,020)	217	(1,263)	(364)

LOSS BEFORE INCOME TAXES	(12,885)	(289)	(5,959)	(2,466)
Benefit for income taxes	(4,989)	—	(2,860)	—

NET LOSS AND TOTAL COMPREHENSIVE LOSS	$(7,896)	$(289)	$(3,099)	$(2,466)
Loss per share:
Basic	$(0.28)		$(0.13)
Diluted	$(0.28)		$(0.13)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Greenidge Generation Holdings Inc.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

(in thousands, except share and member unit data)

					Additional	Common Units		Preferred Units		Senior Priority Units		Total
	Preferred Stock		Common Stock		Paid - In	Number	Members’	Number	Members’	Number	Members’	Members’	Accumulated
	Shares	Amount	Shares	Amount	Capital	of Units	Capital	of Units	Capital	of Units	Capital	Capital	Deficit	Total
Balance at January 1, 2021	—	$—	—	$—	$—	750	$—	39,228	$39,074	10,000	$30,202	$69,276	$(24,916)	$44,360
Contribution of Preferred Units, Senior Priority Units, and notes payable to related party for Greenidge class B common stock (Note 9)	—	—	26,800,300	3	72,888	—	—	(39,228)	(39,074)	(10,000)	(30,202)	(69,276)	—	3,615
Contribution of GGH Common Units for Greenidge class B common stock (Note 9)	—	—	1,199,700	—	—	(750)	—	—	—	—	—	—	—	—
Proceeds from issuance of preferred stock, net of stock issuance costs of $3,387 (Note 9)	1,620,000	1	—	—	37,112	—	—	—	—	—	—	—	—	37,113
Stock-based compensation expense	—	—	—	—	1,063	—	—	—	—	—	—	—	—	1,063
Proceeds from stock options exercised	—	—	160,000	—	1,000	—	—	—	—	—	—	—	—	1,000
Stock issued to purchase miners	—	—	160,000	—	991	—	—	—	—	—	—	—	—	991
Net income	—	—	—	—	—	—	—	—	—	—	—	—	4,797	4,797

Balance at June 30, 2021	1,620,000	$1	28,320,000	$3	$113,054	—	$—	—	$—	—	$—	$—	$(20,119)	$92,939
Shares issued to Support.com shareholders upon Merger, net of issuance costs of $2,296 (Note 9)	—	—	2,960,731	—	91,588	—	—	—	—	—	—	—	—	91,588
Issuance of shares for investor fee associated with successful completion of Merger (Note 9)	—	—	562,174	—	17,826	—	—	—	—	—	—	—	—	17,826
Issuance of warrants to advisor in connection with completion of Merger (Note 9)	—	—	—	—	8,779	—	—	—	—	—	—	—	—	8,779
Conversion of preferred stock (Note 9)	(1,620,000)	(1)	6,480,000	1	—	—	—	—	—	—	—	—	—	—
Shares issued upon exercise of warrants	—	—	344,800	—	2,155	—	—	—	—	—	—	—	—	2,155
Stock-based compensation expense	—	—	—	—	411	—	—	—	—	—	—	—	—	411
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(7,896)	(7,896)

Balance at September 30, 2021	—	$—	38,667,705	$4	$233,813	—	$—	—	$—	—	$—	$—	$(28,015)	$205,802

					Additional	Common Units		Preferred Units		Senior Priority Units		Total
	Preferred Stock		Common Stock		Paid - In	Number	Members’	Number	Members’	Number	Members’	Members’	Accumulated
	Shares	Amount	Shares	Amount	Capital	of Units	Capital	of Units	Capital	of Units	Capital	Capital	Deficit	Total
Balance at January 1, 2020	—	$—	—	$—	$—	750	$—	54,228	$54,074	—	$—	$54,074	$(20,350)	$33,724
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(2,177)	(2,177)

Balance at June 30, 2020	—	$—	—	$—	$—	750	$—	54,228	$54,074	—	$—	$54,074	$(22,527)	$31,547
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(289)	(289)

Balance at September 30, 2020	—	$—	—	$—	$—	750	$—	54,228	$54,074	—	$—	$54,074	$(22,816)	$31,258

The accompanying notes are an integral part of these condensed consolidated financial statements.

Greenidge Generation Holdings Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2021	2020
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(3,099)	$(2,466)
Adjustments to reconcile net loss to net cash flow from operating activities:
Depreciation and amortization	5,531	3,227
Deferred income taxes	(2,945)	—
Amortization of debt issuance costs	54	—
Accretion of asset retirement obligations	103	108
Stock-based compensation expense	1,474	—
Investor fee paid in common stock	17,826	—
Advisor fee paid in warrants	8,779	—
Loss on environmental trust liability	67	—
Changes in operating assets and liabilities:
Accounts receivable	272	(165)
Emissions and carbon offset credits	107	(336)
Prepaids and other assets	(5,955)	(965)
Accounts payable	(455)	(1,062)
Accrued emissions	(408)	941
Accrued expenses	5,315	1,506

Net cash flow provided by operating activities	26,666	788

CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of and deposits for property and equipment	(65,757)	(9,738)
Cash received in Merger	27,113	—
Project deposit	—	436

Net cash flow used in investing activities	(38,644)	(9,302)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock, net of issuance costs	37,113	—
Proceeds from stock options exercised	1,000	—
Proceeds from warrants exercised	2,155	—
Issuance costs associated with shares issued for Support acquisition	(2,296)	—
Proceeds from notes payable, net of issuance costs	25,112	—
Principal payments on notes payable	(4,440)	—
Repayments of finance lease obligations	(569)	—

Net cash flow provided by financing activities	58,075	—

CHANGE IN CASH AND CASH EQUIVALENTS	46,097	(8,514)
CASH AND CASH EQUIVALENTS - beginning of year	5,052	11,750

CASH AND CASH EQUIVALENTS - end of period	$51,149	$3,236

The accompanying notes are an integral part of these condensed consolidated financial statements.

Greenidge Generation Holdings Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. Organization and Description of Business

Greenidge Generation Holdings Inc. (“Greenidge”) and its subsidiaries (collectively, the “Company”) owns and operates a vertically integrated bitcoin mining and power facility located in Dresden, New York. The Company’s bitcoin mining capacity generates revenue in the form of bitcoin, which are then exchanged for U.S. dollars, by earning bitcoin with application-specific integrated circuit computers (“ASICs” or “miners”) that are owned by the Company as rewards and transaction fees for supporting the global bitcoin network. Additionally, the Company generates revenues in U.S. dollars to a lesser extent from third parties for hosting and maintaining their ASICs. The Company also sells surplus electricity generated by its power plant, and not consumed in bitcoin mining operations, to the New York Independent System Operator (“NYISO”) power grid at prices set on a daily basis through the NYISO wholesale market. In addition, the Company receives revenues from the sale of its capacity and ancillary services in the NYISO wholesale market.

Merger with Support, Inc.

On September 14, 2021, GGH Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Greenidge, merged with and into Support.com, Inc. (“Support”), with Support continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of Greenidge, pursuant to the Agreement and Plan of Merger, dated March 19, 2021 (the “Merger Agreement”), among Greenidge, Support and Merger Sub.

The Merger combined the respective businesses of Greenidge and Support through an all-stock transaction and has been accounted for using the acquisition method of accounting in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, with Greenidge being deemed the acquiring company for accounting purposes (see Note 3). Prior to the Merger, Greenidge’s class A common stock was registered pursuant to the Exchange Act and, upon completion of the Merger on September 15, 2021, began trading on Nasdaq Global Select Market under the ticker symbol “GREE”. Concurrently, Support deregistered its shares pursuant to the Exchange Act.

Support provides solutions and technical programs to customers delivered by home-based employees. Support’s homesourcing model, which enables outsourced work to be delivered by people working from home, has been specifically designed for remote work, with attention to security, recruiting, training, delivery, and employee engagement. Since the consummation of the Merger, the Support business operates as a wholly owned subsidiary and segment of Greenidge.

2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. In the opinion of management, the accompanying unaudited condensed interim consolidated financial statements reflect all adjustments, consisting of normal recurring adjusting, considered necessary for a fair presentation of such interim results.

Greenidge is the successor entity for accounting purposes to Greenidge Generation Holdings LLC (“GGH”) as a result of the corporate restructuring consummated in January 2021. Pursuant to this restructuring, Greenidge was incorporated in the State of Delaware on January 27, 2021 and on January 29, 2021, entered into an asset contribution and exchange agreement with the owners of GGH, pursuant to which Greenidge acquired all of the ownership interests in GGH in exchange for 28,000,000 shares of Greenidge’s class B common stock. As a result of this transaction, GGH became a wholly owned subsidiary of Greenidge. The financial information presented herein are that of GGH for the periods before January 29, 2021 and Greenidge for the period after January 29, 2021.

The results for the unaudited interim condensed consolidated statements of operations are not necessarily indicative of results to be expected for the year ending December 31, 2021 or for any future interim period. The unaudited condensed interim consolidated financial statements do not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying unaudited condensed interim consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2020 and accompanying notes.

The condensed consolidated financial statements include the accounts of Greenidge and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Variable Interest Entities

The Company evaluates its interests in variable interest entities (“VIE”) and consolidates any VIE in which it has a controlling financial interest and is deemed to be the primary beneficiary. A controlling financial interest has both of the following characteristics: (1) the power to direct the activities of the VIE that most significantly impact its economic performance; and (2) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could be significant to the VIE. If both characteristics are met, the Company considers itself to be the primary beneficiary and therefore will consolidate that VIE into its consolidated financial statements.

Consolidation of a Variable Interest Entity

On October 2, 2019, Blocker, a related entity through common ownership, purchased 15,000 preferred units of Greenidge Coin, LLC (“GC”) for $15,000. Blocker was formed for the sole purpose of making a capital investment into GC so that GC could then provide a loan to GGH. The purpose of the loan from GC to GGH was to fund the development of infrastructure necessary for the Company to commence its Bitcoin mining operations.

Accordingly, Blocker is deemed a VIE because Blocker’s operations consist of its investment in GC and consequently, Blocker relies on the operations of the Company to sustain future operating expenses. The Company is deemed the primary beneficiary of the VIE because it is the sole provider of financial support. Accordingly, as of October 2, 2019, the Company consolidated Blocker’s balance sheet and results of operations. On December 31, 2020, Blocker entered into a liquidating distribution agreement with GGH, effectively dissolving Blocker into GGH.

Use of estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and notes thereto. Actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, estimates of the fair value of goodwill and intangible assets, useful lives of long-lived assets, stock-based compensation, current and deferred income tax assets and liabilities and asset retirement obligations.

Significant Accounting Policies

For a detailed discussion about the Company’s significant accounting policies, see the Company’s December 31, 2020 consolidated financial statements.

Cash, Cash Equivalents, and Investments

All liquid instruments with an original maturity, at the date of purchase, of 90 days or less are classified as cash equivalents. Cash equivalents and short-term investments consist primarily of money market funds, certificates of deposit, commercial paper, corporate notes and bonds, and U.S. government agency securities. The Company’s interest income on cash, cash equivalents and investments is included in interest expense, net in the condensed consolidated statements of operations.

The Company monitors our investments for impairment on a quarterly basis to determine whether a decline in fair value is other-than-temporary by considering factors such as current economic and market conditions, the credit rating of the security’s issuer, the length of time an investment’s fair value has been below the Company’s carrying value, the Company’s intent to sell the security and the Company’s belief that it will not be required to sell the security before the recovery of its amortized cost. If an investment’s decline in fair value is deemed to be other-than-temporary, the Company reduces its carrying value to the estimated fair value, as determined based on quoted market prices or liquidation values. Declines in value judged to be other-than-temporary, if any, are recorded in operations as incurred.

Digital Assets

Digital assets, primarily consisting of bitcoin, are included in current assets in the accompanying condensed consolidated balance sheets. Digital assets are classified as indefinite-lived intangible assets in accordance with ASC 350, Intangibles – Goodwill and Other, and are accounted for in connection with Greenidge’s revenue recognition policy disclosed below. Cryptocurrencies held are accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired.

The Company determines the fair value of its digital assets on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, based on quoted prices on the active exchange(s) that the Company has determined is its principal market for bitcoin (Level 1 inputs). the Company performs an analysis each period to identify whether events or changes in circumstances, principally decreases in the quoted prices on active exchanges, indicate that it is more likely than not that its digital assets are impaired.

Events or circumstances that may trigger an impairment assessment other than annually include but are not limited to material changes in the regulatory environment, potential technological changes in digital assets, and prolonged or material changes in the price of bitcoin below the carrying cost of the asset. Upon determining an impairment exists, the amount of the impairment is determined as the amount by which the carrying amount exceeds its fair value, which is measured using the quoted price of the digital asset at the time its fair value is being measured. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. The Company assessed its digital assets for impairment, and determined that no material impairments existed during the nine months ended September 30, 2021 and 2020. As of September 30, 2021, the Company’s digital assets consisted of approximately 29.8 bitcoins compared to 26.1 bitcoins as of December 31, 2020.

Digital assets awarded to the Company through its mining activities are included within the operating activities in the accompanying condensed consolidated statements of cash flows. The Company accounts for its gains or losses in accordance with the last in, first out (“LIFO”) method of accounting. Gains and losses from the sales of digital assets are recorded in other income (expense) in the accompanying condensed consolidated statements of operations.

Emissions Expense and Credits

The Company participates in the Regional Greenhouse Gas Initiative (“RGGI”), which requires, by law, that the Company remit credits to offset 50% of the Company’s annual emission expense in the following year, for each of the years in the three year control period (January 1, 2018 to December 31, 2020). In February 2021, the Company settled the emissions allowance for the control period. The Company continues to remit credits in accordance with RGGI. The Company recognizes expense on a per ton basis, where one ton is equal to one RGGI credit.

The RGGI credits are recorded on a first in, first out (“FIFO”) basis. The Company incurred emissions expense of $860 thousand and $468 thousand for the three and nine months ended September 30, 2021, respectively, and $1,674 thousand and $941 thousand for the three and nine months ended September 30, 2020, respectively, which is included in power and capacity cost of revenue in the accompanying condensed consolidated statements of operations.

Carbon Offset Credits

The Company announced that effective June 1, 2021, it will operate an entirely carbon neutral bitcoin mining operation at its facility in Dresden, New York. The Company plans to purchase voluntary carbon offsets from a portfolio of U.S. greenhouse gas reduction projects as one method to achieve this carbon neutrality. During the nine months ended September 30, 2021, the Company purchased $0.7 million of voluntary carbon offset credits. The voluntary carbon offset credits will be expensed to cost of revenues on a specific identification basis when the Company applies it to its net zero goals, which is when the credits are surrendered to the applicable agency.

Goodwill

Acquisitions are accounted for using the acquisition method which requires allocation of the purchase price to assets acquired and liabilities assumed based on estimated fair values. Any excess of the purchase price over the fair value of the assets and liabilities acquired is recorded as goodwill. Allocations of the purchase price are based on preliminary estimates and assumptions at the date of acquisition and are subject to revision based on final information received, including appraisals and other analyses which support underlying estimates. The Company performs a goodwill impairment test annually in the fourth quarter or more frequently if events or circumstances indicate that an impairment loss may have been incurred. The applicable guidance allows an entity to first assess qualitative factors to determine if it is more likely than not that the fair value of a reporting unit is less than carrying value. If it is determined that it is more likely than not that the fair value of a reporting unit is less than carrying value then the company will estimate and compare the fair value of its reporting units to their carrying value, including goodwill. If the carrying value of goodwill is not recoverable, an impairment is recognized for the difference. Fair value is determined through the use of projected future cash flows, multiples of earnings and sales and other factors. Such analysis requires the use of certain market assumptions and discount factors, which are subjective in nature. The Company’s goodwill relates to the Merger (see Note 3).

Intangible Assets

Other intangible assets relate to customer relationships and tradename acquired in the Merger (see Note 3), and are being amortized over the estimated period of benefit. The Company evaluates the recoverability of its intangible assets subject to amortization when facts and circumstances indicate that the carrying value of the asset may not be recoverable. If the carrying value is not recoverable, impairment is measured as the amount by which the carrying value exceeds its estimated fair value. Fair value is generally estimated based on either appraised value or other valuation techniques.

Asset Retirement Obligations

Asset retirement obligations are legal obligations associated with the retirement of long-lived assets. The obligations represent the present value of the estimated costs for an asset’s future retirement discounted using a credit-adjusted risk-free rate, and are recorded in the period in which the liability is incurred. The liabilities recognized relate to the decommissioning of a coal ash pond for coal combustion residuals (“CCR”), which are subject to Federal and State regulations.

In accordance with Federal law and ASC 410-20, Asset Retirement Obligations, the Company recorded an asset retirement obligation of $2.4 million and $2.3 million at September 30, 2021 and December 31, 2020, respectively. The Company expensed less than $0.1 million to other income and expense, net during both of the three months ended September 30, 2021 and 2020 for the accretion of interest for the liability and $0.1 during both of the nine months ended September 30, 2021 and 2020. There were no changes to cash flow estimates related to the coal ash pond asset retirement obligation during the three and six months ended September 30, 2021 or 2020. Estimates are based on various assumptions including, but not limited to, closure cost estimates, timing of expenditures, escalation factors, discount rate of 5.00% and methods for complying with CCR regulations. Additional adjustments to the asset retirement obligations are expected periodically due to potential changes in estimates and assumptions.

Environmental Trust Liability

The Company owns and operates a landfill. As required by the New York State Department of Environmental Conservation (“NYSDEC”), landfills are required to fund a trust to cover closure costs and expenses after the landfill has stopped operating.

The trust is designed to provide funds for 30 years of expenses to maintain a landfill once it is full and has no further source of revenue or in case the owner is defunct and the NYSDEC has to operate the landfill. The landfill is a fully permitted, operational landfill and also acts as a leachate treatment facility. An annual report is completed by a third-party engineering firm to provide environmental compliance and calculate combined closure and post-closure costs, discounted to current year dollars using a discount rate of 4.50%. In lieu of a trust, the Company has negotiated with its largest equity member to maintain a letter of credit guaranteeing the payment of the liability (see Note 8). In accordance with ASC 410-20, Asset Retirement Obligations, the Company has recorded an environmental liability of $5.0 million and $4.9 million at September 30, 2021 and December 31, 2020, respectively. The letter of credit related to this liability was for $5.0 million at September 30, 2021 (see Note 8).

Leases

On January 1, 2021, the Company adopted ASC 842, Leases (“ASC 842”). No lease arrangements were in place as of January 1, 2021. Following guidance in ASC 842, arrangements meeting the definition of a lease are classified as operating or financing leases and are recorded on the condensed consolidated balance sheet. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent an obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. The ROU asset is amortized over the lease term. Variable lease expenses, if any, are recorded when incurred.

In calculating the ROU asset and related lease liability, the Company elected to combine lease and non-lease components. The Company excluded short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term.

ASC 842 requires the Company to recognize an ROU asset and a lease liability for all leases with terms greater than 12 months. The Company entered into two immaterial leases during the nine months ended September 30, 2021. The Company entered into a finance lease to finance the purchase of equipment on March 11, 2021, for which, the Company recorded an ROU asset of $1.4 million and a finance lease obligation of $1.2 million at the lease commencement date. The lease for this equipment ends August 31, 2022. The Company also entered into an operating lease for office space, for which the Company recorded an ROU asset and lease liability of $0.1 million.

Revenue Recognition

Cryptocurrency Mining Revenue

Greenidge has entered into digital asset mining pools by executing contracts with the mining pool operators to provide computing power to the mining pool. The contracts are terminable at any time by either party and Greenidge’s enforceable right to compensation only begins when Greenidge provides computing power to the mining pool operator. In exchange for providing computing power, Greenidge is entitled to a theoretical fractional share of the cryptocurrency award the mining pool operator receives less digital asset transaction fees to the mining pool operator. Revenue is measured as the value of the fractional share of the cryptocurrency award received from the pool operator, which has been reduced by the transaction fee retained by the pool operator, for Greenidge’s pro rata contribution of computing power to the mining pool operator for the successful solution of the current algorithm.

Providing computing power in digital asset transaction verification services is an output of Greenidge’s ordinary activities. The provision of providing such computing power is the only performance obligation in Greenidge’s contracts with mining pool operators. The cryptocurrency that Greenidge receives as transaction consideration is noncash consideration, which Greenidge measures at fair value on the date received, which is not materially different than the fair value at the contract inception or the time Greenidge has earned the award from the pools. The consideration is all variable. Because it is not probable that a significant reversal of cumulative revenue will not occur, the consideration is constrained until the mining pool operator successfully places a block (by being the first to solve an algorithm) and Greenidge receives confirmation of the consideration it will receive, at which time revenue is recognized.

Pool fees paid by miners to pooling operators are based on a fixed percentage of the theoretical bitcoin block reward and network transaction fees received by miners. Pooling fees are netted against daily bitcoin payouts. Greenidge does not expect any material future changes in pool fee percentages paid to pooling operators, however as pools become more competitive, these fees may trend lower over time.

Fair value of the cryptocurrency award received is determined using the quoted price on Greenidge’s primary exchange of the related cryptocurrency at the time of receipt.

There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, Greenidge may be required to change its policies, which could have an effect on the Company’s condensed consolidated financial position and results of operations.

Power and capacity revenue

Greenidge recognizes power revenue at a point in time, when the electricity is delivered to the NYISO and its performance obligation is met. Greenidge recognizes revenue on capacity agreements over the life of the contract as its series of performance obligations are met as capacity to provide power is maintained.

Sales tax, value-added tax, and other taxes Greenidge collects concurrent with revenue-producing activities are excluded from revenue. Incidental contract costs that are not material in the context of the delivery of goods and services are recognized as expense. There is no significant financing component in these transactions.

Services and other revenue

Services revenue is primarily comprised of fees for customer support and technology support services provided by Greenidge’s wholly owned subsidiary, Support. Support’s service programs are designed for enterprise clients, business and professional services clients, as well as the consumer, and include customer service, sales support, and technical support, including computer and mobile device set-up, security and support, virus and malware removal, wireless network set-up, and automation system onboarding and support.

Support offers customer support, technical support, and technology services to large corporations, business and professional services organizations and consumers, directly and through its partners (which include communications providers, retailers, technology companies and others) and, to a lesser degree, directly through its website. Support transacts with customers via reseller programs, referral programs and direct transactions. In reseller programs, the partner generally executes the financial transactions with the customer and pays a fee to Support, which is recognized as revenue when the service is delivered. In referral programs, Support transacts with the customer directly and pays a referral fee to the referring party. In direct transactions, Support sells directly to the customer at the retail price.

The services described above include four types of offerings:

•

Time-Based Services—In connection with the provisions of certain services programs, fees are calculated based on contracted time-based rates with partners. For these programs, revenue is recognizes as services are performed, based on billable time of work delivered by technology professionals. These services programs also include performance standards, which may result in incentives or penalties, which are recognized as earned or incurred.

•

Tier-Based Services – In connection with the provisions of certain services programs, fees are calculated on partner subscription tiers based on number of subscribers. For these programs, revenue is recognized as services are performed, and are billed based on the tier level of number of subscribers supported by Support’s professional team.

•

Subscriptions—Customers purchase subscriptions or “service plans” under which certain services are provided over a fixed subscription period. Revenues for subscriptions are recognized ratably over the respective subscription periods.

•

Incident-Based Services—Customers purchase a discrete, one-time service. Revenue recognition occurs at the time of service delivery. Fees paid for services sold but not yet delivered are recorded as deferred revenue and recognized at the time of service delivery.

Partners and corporate customers are generally invoiced monthly. Fees from customers via referral programs and direct transactions are generally paid with a credit card at the time of sale. Revenue is recognized net of any applicable sales tax.

Services revenue also includes fees from licensing of Support cloud-based software. In such arrangements, customers receive a right to use Support cloud applications in their own support organizations. Support licenses its cloud-based software using a software-as-a-service (“SaaS”) model under which customers cannot take possession of the technology and pay Support on a per-user or usage basis during the term of the arrangement.

Services and other revenue also includes, to a lesser extent, fees for end-user software products provided through direct customer downloads and through the sale of these end-user software products via partners. Support’s software is sold to customers primarily on an annual subscription with automatic renewal. Support provides regular, significant upgrades over the subscription period and therefore recognize revenue for these products ratably over the subscription period. Management has determined that these upgrades are not distinct, as the upgrades are an input into a combined output. In addition, management has determined that the frequency and timing of the software upgrades are unpredictable and therefore recognizes revenue consistent with the sale of the subscription. Support generally controls fulfillment, pricing, product requirements, and collection risk and therefore records the gross amount of revenue. Support provides a 30-day money back guarantee for the majority of its end-user software products.

Cryptocurrency Mining Cost of Revenue

Cost of revenue—cryptocurrency mining consists primarily of natural gas, emissions, payroll and benefits and other direct production costs associated with the megawatts generated for the digital mining operation. Cost of revenue – cryptocurrency mining does not include depreciation and amortization.

Power and Capacity Cost of Revenue

Cost of revenue—power and capacity consists primarily of natural gas, emissions, payroll and benefits and other direct production costs associated with the megawatts generated for the power produced by Greenidge and sold to the grid. Cost of revenue – power and capacity does not include depreciation and amortization.

Cost of Services and Other Revenue

Cost of revenue—services and other consists primarily of compensation costs and contractor expenses associated with people providing services, as well as the technology, telecommunications and other personnel-related expenses related to the delivery of services. To a lesser extent, cost of services and other revenue includes third-party royalty fees for end-user software products. Cost of revenue—services and other does not include depreciation and amortization.

Selling, General, and Administrative Expenses

Selling, general and administrative expenses consist primarily of administrative payroll and benefits, business development costs, professional fees, and insurance.

Stock-Based Compensation

The Company accounts for share-based payment awards exchanged for services at the estimated grant date fair value of the award. Stock options issued under the Company’s equity incentive plans are granted with an exercise price equal to no less than the market price of the Company’s stock at the date of grant and expire up to ten years from the date of the grants. These options generally vest on the grant date or over a three year period.

The Company estimates the fair value of the stock options grants using the Black-Scholes-Merton option pricing model and the assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgement.

Expected Term – The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding on the simplified method, which is the half-life from vesting to the end of its contractual term.

Expected Volatility – The Company computes stock price volatility over expected terms based on reasonable estimates and comparable public companies as the Company had little trading history of its own common stock.

Risk-Free Interest Rate– The Company bases the risk-free interest rate on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term.

Expected Dividend – The Company has never declared or paid any cash dividends on its common shares and does not plan to pay cash dividends in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation models.

Income Taxes

Prior to the formation of Greenidge on January 27, 2021, GGH was treated as a partnership for federal and state income tax purposes. Pursuant to this election, the profit or loss of GGH is reported in the individual income tax returns of the members. Therefore, no provision for Federal or State taxes has been made for the year ended December 31, 2020.

Subsequent to the conversion of GGH to Greenidge, the Company calculates the provision for income taxes in accordance with ASC 740, Income Taxes. The current provision for income taxes represents actual or estimated amounts payable or refundable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying condensed consolidated balance sheets, and for operating loss and tax credit carryforwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to the tax provision or benefit in the period of enactment. A valuation allowance may be provided to the extent management deems it is more likely than not that deferred tax assets will not be realized. The ultimate realization of net deferred tax assets is dependent upon the generation of future taxable income, in the appropriate taxing jurisdictions, during the periods in which temporary differences, net operating losses and tax credits become realizable. Management believes that it is more likely than not that the Company will realize the benefits of these temporary differences and operating loss and tax credit carryforwards, net of valuation allowances. The Company recognizes and measures tax positions taken or expected to be taken in its tax return based on their technical merit and assesses the likelihood that the positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period. Interest and penalties on tax liabilities, if any, would be recorded as incurred in interest expense and other expenses, respectively.

Earnings Per Share

Basic net income per common share attributable to common shareholders is calculated by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted net income per common share attributable to common shareholders is calculated by dividing net income attributable to common shareholders by the diluted weighted average number of common shares outstanding for the period. Basic and diluted income per common share is not provided for the three and nine months ended September 30, 2020 as the Company was organized as an LLC during that period. The Company used the weighted average method in determining earnings per share in consideration of the conversion of participating securities to common shares due to the reorganization in January 2021.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year’s presentation.

Recent Accounting Pronouncements Not Yet Adopted

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. As an emerging growth company, the Company has elected to adopt this pronouncement following the effective date for private companies beginning with periods beginning after December 15, 2021. The Company is currently evaluating the impact of this standard on its condensed consolidated financial statements and related disclosures.

Any new accounting standards, not disclosed above, that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the Company’s condensed consolidated financial statements upon adoption.

Recent Accounting Pronouncements, Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires lessees to recognize a right-of-use (“ROU”) asset and a lease liability for all leases with terms greater than 12 months and also requires disclosures by lessees and lessors about the amount, timing and uncertainty of cash flows arising from leases. Subsequent to the issuance of Topic 842, the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as “ASC 842”. On January 1, 2021, the Company adopted ASC 842. The Company had no leasing arrangements at the beginning of the period of adoption. As a result, no cumulative impact of adopting ASC 842 was recorded. The Company also elected to exclude leases with a term of 12 months or less in the recognized ROU assets and lease liabilities, when the likelihood of renewal is not probable. Refer to the discussion of Leases within this note for additional information. The Company determines if an arrangement is a lease at inception. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent an obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The lease terms used to calculate the ROU asset and related lease liability include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

3. MERGER WITH SUPPORT

As described in Note 1, on September 14, 2021, Greenidge and Support combined their respective businesses through an all-stock merger transaction where Support became a wholly owned subsidiary of Greenidge. The merger has been accounted for as a business combination using the acquisition method of accounting in accordance with the provisions of FASB ASC 805, Business Combinations (“ASC 805”). Greenidge was determined to be the acquiring company for accounting purposes.

At the effective time of the Merger (“Effective Time”): (i) each share of common stock of Support (the “Support Common Stock”) issued and outstanding immediately prior to the Effective Time was cancelled and extinguished and automatically converted into the right to receive 0.115 (the “Exchange Ratio”) shares of class A common stock, par value $0.0001, of the Company, (ii) each outstanding stock option of Support immediately prior to the Effective Time (an “Option”) was accelerated, and the holder of each Option received the right to receive an amount of the Company’s class A common stock equal to the Exchange Ratio, multiplied by the number of shares of Support Common Stock underlying such Option, less any shares withheld in satisfaction of the aggregate exercise price of such Option and such holder’s tax withholding obligations and (iii) each outstanding restricted stock unit of Support immediately prior to the Effective Time (an “RSU”) was accelerated, and the holder of each RSU received the right to receive an amount of the Company’s class A common stock equal to the Exchange Ratio, multiplied by the number of shares of Support Common Stock underlying such RSU, less any shares and such holder’s tax withholding obligations.

Preliminary Allocation of the Purchase Price

We have applied the acquisition method of accounting in accordance with ASC 805, with respect to the identifiable assets and liabilities of Support, which have been measured at estimated fair value as of the date of the business combination. Any excess of the acquisition price over the fair value of the assets and liabilities acquired is recorded as goodwill.

As required by ASC 805, the acquisition price was determined based on the value of the consideration paid to Support shareholders, calculated to be $93.9 million (see table below). This acquisition price was allocated to the identifiable assets acquired and liabilities assumed of Support based upon their estimated fair values at the Merger date, primarily using Level 2 and Level 3 inputs. Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable, and Level 3 inputs are inputs that are unobservable (for example, cash flow modeling inputs based on assumptions). Due to the timing of the business combination, allocations of the acquisition price are based on preliminary estimates and assumptions at the Merger date and are subject to revision based on final information received, including appraisals, projections and other analysis which support underlying estimates. As the Company finalizes the fair value of assets acquired and liabilities assumed, additional purchase price allocation adjustments may be recorded during the measurement period, but no later than one year from the date of the Merger. The Company will reflect measurement period adjustments in the period in which the adjustments are determined.

The following table summarizes the estimated value of the consideration paid (purchase price):

$ in thousands, except per share amount
Support common stock exchanged	25,745,487
Exchange ratio	0.115

Greenidge Class A common stock exchanged	2,960,731
Greenidge common stock value per share	$31.71

Consideration paid	$93,885

For the period immediately prior to the effective date of the Merger, Greenridge was a private company, and Support’s stock price fluctuated significantly based on factors not representative of the value of its underlying operations; therefore, Greenidge used the average of its closing stock price for the first ten days of trading on the Nasdaq Exchange ($31.71 per share) to measure the value of the consideration paid to Support shareholders.

The following table summarizes the preliminary allocation of the purchase price to the identifiable assets acquired and liabilities assumed by Greenridge, with the excess of the purchase price over the fair value of Support’s net assets recorded as goodwill. As previously discussed, allocations of the acquisition price are based on preliminary estimates and assumptions and the final determination of the fair values may result in further adjustments to the values presented in the following table:

$ in thousands
Cash and cash equivalents	$27,113
Short-term investments	496
Accounts receivable	5,383
Prepaid expenses and other current assets	713
Property and equipment	1,349
Other long-term assets	383
Accounts payable	(117)
Accrued expenses and other current liabilities	(3,328)
Other long-term liabilities	(242)
Intangible assets	22,690
Deferred tax liability	(6,904)
Goodwill	46,349

Total consideration	$93,885

For assets and liabilities (excluding identifiable intangible assets and deferred revenues), the Company estimated that the carrying values, net of allowances, represented the fair values at the effective date of the Merger.

The fair value estimates for identifiable intangible assets is based on preliminary assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determination for identifiable intangibles or estimates of remaining useful lives may differ materially from this preliminary determination. Following is a summary of identifiable intangible assets determined on a preliminary basis and is subject to adjustment during the measurement period, which could be material:

$ in thousands
Identifiable Intangible Asset	Useful Life	Fair Value
Customer relationships	5 years	$21,600
Tradename	10 years	1,090

Total identifiable intangible assets		$22,690

The preliminary fair value of the customer relationships intangible asset was valued using a multi-period excess earnings method, a form of the income approach, which incorporates the estimated future cash flows to be generated from Support’s existing customer base. Excess earnings are the earnings remaining after deducting the market rates of return on the estimated values of contributory assets, including debt-free net working capital, tangible assets, and other identifiable intangible assets. The excess earnings are thereby calculated for each year of multi-year projection periods and discounted to present value.

The preliminary fair value of the Support tradename was valued using the relief from royalty method under the income approach. This method estimates the cost savings generated by a company related to the ownership of an asset for which it would otherwise have had to pay royalties or license fees on revenues earned through the use of the asset and discounted to present value.

Due to the timing of the Merger, the Company is in the early stages of its purchase accounting process. As the Company completes this process, including the finalization of the purchase price, fair value calculations, and a more detailed assessment of Support’s business projections, any measurement period adjustments will be recorded and a goodwill impairment test will be performed. In accordance with ASC 805, Support’s assets and liabilities are recorded at fair value at September 14, 2021, and accordingly, there is no cushion between Support’s fair value and carrying value. Considering that the fair value used to determine the consideration was based upon a stock that experienced significant price fluctuations, it is possible that goodwill and intangible assets may need to be impaired at that time.

Results of Support Operations Since the Merger

For the three and nine months ended September 30, 2021, the acquired Support business contributed $1.5 million in revenue and an immaterial operating loss, which includes approximately $0.2 million of amortization expenses of acquired intangible assets.

Supplemental Pro Forma Financial Information

In accordance with ASC 805, the following supplemental unaudited pro forma information gives effect to the Merger as if it had occurred on January 1, 2020. The unaudited pro forma financial information reflects certain adjustments related to the acquisition, such as:

•	Conforming the accounting policies of Support to those applied by Greenidge;

•	Recording certain incremental expenses resulting from purchase accounting adjustments, such as amortization expense in connection with fair value adjustments to intangible assets; and

•	Recording the related tax effects of pro forma adjustments.

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in thousands	2021	2020	2021	2020
Revenues	$42,448	$16,461	$87,830	$47,258
Net (loss) income	$(11,783)	$(1,646)	$(12,602)	$(6,274)

The pro forma results for three and nine months ended September 30, 2021 include $30.0 million and $32.4 million, respectively, of transaction costs for both Greenidge and Support ($24.5 million and $26.9 million after tax, respectively), such as advisor fees, legal and accounting expenses. These costs will not affect the combined company’s statement of operations beyond 12 months after the closing date, September 14, 2021. See Note 4 for additional information.

The unaudited pro forma financial information should not be relied upon as being indicative of the historical results that would have been obtained if the Merger had actually occurred on that date, nor the results of operations of the Company in the future.

4. MERGER AND OTHER COSTS

The following table provides details of Merger and other costs for the three and nine months ended September 30, 2021:

	Three Months Ended	Nine Months Ended
$ in thousands	September 30, 2021	September 30, 2021
Merger related costs:
Investor fee paid in common stock (Note 9)	$17,826	$17,826
Advisor fee paid in warrants (Note 9)	8,779	8,779
Professional and other fees	1,140	1,434

Total Merger related costs	27,745	28,039
Public company filing related costs	2,102	3,056

Total Merger and other costs	$29,847	$31,095

5. SEGMENT INFORMATION

Effective September 14, 2021, following the completion of the Merger (see Notes 1 and 3), Support began operating within the Greenidge structure as a separate operating and reporting segment; therefore, Greenidge has two operating and reportable segments since the acquisition: i) Cryptocurrency Mining and Power Generation and ii) Support Services as the other. Prior to the Merger, Greenidge operated in one operating and reporting segment, Cryptocurrency Mining and Power Generation.

The Cryptocurrency Mining and Power Generation segment operates in the United States and generates revenue primarily by earning bitcoin, with application-specific integrated circuit computers (“ASICs” or “miners”) that are owned by the Company, as rewards and transaction fees for supporting the global bitcoin network. The Cryptocurrency Mining and Power Generation segment also sells surplus electricity generated by its power plant, and not consumed in bitcoin mining operations, to the New York Independent System Operator (“NYISO”) power grid at prices set on a daily basis through the NYISO wholesale market. In addition, the Company receives revenues from the sale of its capacity and ancillary services in the NYISO wholesale market. The Cryptocurrency Mining and Power Generation segment operates in the United States.

The Support Services segment provides solutions and technical programs to customers delivered by home-based employees. The Support Services segment provides customer service, sales support , and technical support primarily to large corporations, businesses and professional services organizations. The Support Services segment also earns revenues for end-user software products provided through direct customer downloads and sale via partners. The Support Services segment operates primarily in the United States, but also has employees located in Philippines, India, Mexico, Colombia and Canada, including those staff providing support services.

The Company’s measure of profit or loss for segment reporting is income (loss) before income taxes, interest and depreciation and amortization and adjusted for share based compensation and excluding items not indicative of ongoing business trends (referred to as “segment Adjusted EBITDA”). This is the measure used by the Chief Operating Decision Maker (“CODM”) to assess performance and allocate resources.

The table below presents information about reportable segments for the three and nine months ended September 30, 2021 and 2020, respectively:

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in thousands	2021	2020	2021	2020
Revenues:
Cryptocurrency Mining and Power Generation	$34,233	$6,123	$61,472	$13,937
Support Services	1,521	—	1,521	—

Total Revenues	$35,754	$6,123	$62,993	$13,937

Segment Adjusted EBITDA
Cryptocurrency Mining and Power Generation	$20,973	$775	$33,464	$1,301
Support Services	204	—	204	—

Total Segments Adjusted EBITDA	$21,177	$775	$33,668	$1,301

In addition, the table below provides a reconciliation of the total of the segments Adjusted EBITDA to the consolidated Loss before income taxes:

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in thousands	2021	2020	2021	2020
Total Segments Adjusted EBITDA	$21,177	$775	$33,668	$1,301
Depreciation and amortization	(2,667)	(1,064)	(5,531)	(3,227)
Stock-based compensation	(411)	—	(1,474)	—
Merger and other costs	(29,847)	—	(31,095)	—
Expansion costs	(128)	—	(128)	—
Interest expense, net	(1,009)	—	(1,399)	(540)

Consolidated loss before income taxes	$(12,885)	$(289)	$(5,959)	$(2,466)

The table below provides segment assets, which exclude cash and cash equivalents and short term investments, and a reconciliation to the consolidated total assets of the Company:

$ in thousands	September 30, 2021
Cryptocurrency Mining and Power Generation	129,802
Support Services	76,864

Total segment assets	206,666
Cash and cash equivalents	51,149
Short term investments	496

Total assets	$258,311

6. PROPERTY AND EQUIPMENT

Property and equipment, net consisted of the following at September 30, 2021 and December 31, 2020:

$ in thousands	Estimated Useful Lives	September 30, 2021	December 31, 2020
Plant infrastructure	15 - 39 years	$34,273	$33,944
Miners	5 years	36,779	10,236
Miner facility infrastructure	15 years	14,787	8,791
Land	N/A	300	300
Equipment	5 years	948	211
Software	3 years	1,130	66
Coal ash impoundment	4 years	2,135	2,135
Construction in process	N/A	6,869	3,989
Miner deposits	N/A	38,467	5,959

		135,688	65,631
Less: Accumulated depreciation		(14,156)	(8,986)

		$121,532	$56,645

Total depreciation expense was $2.7 million and $5.5 million for the three and nine months ended September 30, 2021 and was $1.1 million and $3.2 million for the three and nine months ended September 30, 2020, respectively.

7. NOTES PAYABLE

The Company has entered into equipment finance agreements that are secured by the purchased miner equipment. These agreements generally require monthly payments of principal, interest and a risk premium fee. The following table provides information on the equipment financing agreements:

$ in thousands
			Interest	Initial	Balance as of:
Note	Loan Date	Maturity Date	Rate	Financing	September 30, 2021	December 31, 2020
A	December 2020	June 2022	17.0%	$4,482	$1,992	$4,233
B	December 2020	June 2022	17.0%	428	166	404
C	March 2021	November 2022	17.0%	2,229	1,733	—
D	April 2021	December 2022	17.0%	4,012	3,343	—
E - H	May 2021	October 2023	15.0%	12,080	11,751	—
I	July 2021	January 2023	17.0%	4,457	3,962	—
J	July 2021	March 2023	17.0%	2,701	2,415	—

					25,363	4,637
Less: Current portion					(17,994)	(3,273)

					$7,369	$1,364

The Company incurred interest expense of $1.0 million and $1.4 million during the three and nine months ended September 30, 2021, respectively, under the terms of these notes payable.

8. RELATED PARTY TRANSACTIONS

Notes Payable

The Company entered into a promissory note agreement during 2020 with its largest equity members, Atlas Capital Resources LP and Atlas Capital Resources (P) LP (collectively referred to herein as “Atlas”). Within the agreement, there were two separate loans. One of these related party loans had a June 2021 maturity and a balance of $2.4 million at December 31, 2020, and the other loan had a May 2021 maturity with a balance of $1.2 million at December 31, 2020. The promissory notes bore interest at 8% per annum calculated on a 360-day year, and interest accrued and compounded on a quarterly basis. All accrued but unpaid interest under the notes was due and payable upon the corresponding note maturity date. Under this promissory note agreement, the Company incurred an immaterial amount of interest expense during the nine months ended September 30, 2021. During the nine months ended September 30, 2020, the Company incurred interest expense of $0.5 million associated with the loans that were converted into senior priority units in July 2020.

Notes payable to related party consisted of the following:

$ in thousands	September 30, 2021	December 31, 2020
Note payable to a related party due June 2021	$—	$2,382
Note payable to a related party due May 2021	—	1,191

	$—	$3,573
Less: Current Portion	$—	$(3,573)

	$—	$—

The related party loans in the table above were converted into Greenidge common stock in January 2021 (see Note 9).

Letters of Credit

On March 19, 2021, the Company and Atlas and its affiliates entered into an arrangement pursuant to which Greenidge agreed, upon request, to direct its bank to issue new letters of credit to replace all or a portion of the letters of credit provided by Atlas and certain of its affiliates, upon the consummation of a potential investment in, financing of, or sale of any assets or equity or debt securities of the Company, which results in net proceeds to the Company of at least $10 million.

Atlas obtained a letter of credit from a financial institution in the amount of $5.0 million at September 30, 2021, payable to the NYSDEC. This letter of credit guarantees the current value of the Company’s environmental trust liability as discussed in Note 2.

Atlas also obtained a letter of credit from a financial institution in the amount of $3.6 million at September 30, 2021, payable to Empire Pipeline Incorporated (“Empire”) in the event the Company should not make contracted payments for costs related to a pipeline interconnection project the Company has entered into with Empire (see Note 13).

Guarantee

An affiliate of Atlas has guaranteed the payment obligation of Greenidge in favor of Emera Energy Services, Inc. under an Energy Management Agreement and an ISDA Master Agreement under which Greenidge may enter into various transactions involving the purchase and sale of gas, electricity and other commodities with Emera Energy Services, Inc. This guaranty is limited to $1.0 million. Atlas had no exposure under the guarantee during the period ended September 30, 2021.

Greenidge Coin, LLC Equity Transactions

On October 2, 2019, Blocker, a related entity through common ownership, purchased 15,000 preferred units of GC for $15 thousand.

On July 1, 2020, Atlas purchased the preferred units of Blocker for $16.3 million, the amount of the aggregate liquidation preference, and contributed its membership interest in Blocker to GGH in exchange for Senior Priority Units – Tranche 2 (See Note 9) on July 2, 2020.

On December 31, 2020, Blocker entered into a liquidating distribution agreement with GGH, effectively dissolving Blocker into GGH.

9. STOCKHOLDERS’ EQUITY

Authorized Shares

On September 13, 2021, Greenidge filed an amendment to its certificate of incorporation to increase the authorized capital stock. Pursuant to the amended and restated certificate of incorporation, Greenidge’s authorized capital stock consists of 2,400,000,000 shares of class A common stock, par value $0.0001 per share, 600,000,000 shares of class B common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

Contribution and Exchange Agreement

In January 2021, GGH completed a corporate restructuring. Pursuant to this restructuring, Greenidge was formed and incorporated in the State of Delaware on January 27, 2021. On January 29, 2021, Greenidge entered into an asset contribution and exchange agreement with the members of GGH, in which the GGH members’ equity interests and outstanding notes payable to related parties and all accrued but unpaid interest were contributed into Greenidge in exchange for 7,000,000 shares of Greenidge class B common stock (28,000,000 shares following the 4-for-1 stock split noted below) (see Note 8). As a result of this transaction, GGH became a wholly owned subsidiary of Greenidge.

Private Placement Offering of Preferred Stock

In January 2021, Greenidge completed a private placement offering in which 1,620,000 shares of series A redeemable convertible preferred stock was sold at $25 per share. Total net proceeds from the private placement offering were $37.1 million.

Under the terms of the private placement memorandum in connection with the preferred stock offering, each share of preferred stock was automatically converted to four shares of class B common stock when the Company’s registration statement to register such shares for resale was declared effective by the Securities and Exchange Commission. During September 2021, this preferred stock was converted into 5,760,000 shares of class A common stock and 720,000 shares of class B common stock. There are no outstanding shares of preferred stock as of September 30, 2021.

Equity Issuances Associated with the Merger

In connection with the completion of the Merger, we issued 2,960,731 shares of class A common stock in consideration for all of the outstanding shares of Support. The fair value of the common shares issued to Support shareholders was $93.9 million (see Note 3), or $91.6 million, net of issuance costs.

Additionally, pursuant to the Merger Agreement, we issued the following equity instruments in connection with the performance of consulting services leading to and in connection with the Merger at the time of the closing, as the issuance of these instruments were contingent upon successful completion of the Merger: •562,174 shares of class A common stock with a fair value of $17.8 million issued to an investor, which owned approximately 16.6% of Support common stock and made a prior investment in Greenidge preferred stock, which was described previously; and•Warrants to purchase 344,800 shares of class A common stock at an exercise price of $6.25 per share of class A common stock to B. Riley Securities, Inc., which were exercised shortly thereafter. The fair value of the warrants at issuance was $8.8 million.

For the period immediately prior to the effective date of the Merger, Greenridge was a private company, and Support’s stock price fluctuated significantly based on factors not representative of the value of its underlying operations; therefore, Greenidge used the average of its closing stock price for the first ten days of trading on the Nasdaq Exchange ($31.71 per share) to measure the value of the equity issued associated with the completion of the Merger.

Equity Purchase Agreement with B. Riley Principal Capital, LLC

On September 15, 2021, Greenidge entered into a common stock purchase agreement (the “Purchase Agreement”) with B. Riley Principal Capital, LLC (the “Investor”) pursuant to which Greenidge has the right to “put” or sell to the Investor up to $500 million of shares of class A common stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Under the applicable Nasdaq rules, in no event may Greenidge issue to the Investor under the Purchase Agreement more than 19.99% of the total number of combined shares of its class A common stock and class B common stock that were outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless Greenidge obtains stockholder approval to issue shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules.

The per share purchase price for the shares of class A common stock that Greenidge elects to sell to the Investor pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of class A common stock (“VWAP”) during the applicable purchase date on which Greenidge has timely delivered written notice to the Investor directing it to purchase shares under the Purchase Agreement, less a fixed 5% discount, which shall be increased to a fixed 6% discount at such time that Greenidge received aggregate cash proceeds of $200 million as payment for all shares of class A common stock purchased by the Investor in all prior sales of class A common stock made under the Purchase Agreement. The Investor will have no obligation to purchase shares pursuant to the Purchase Agreement to the extent that such purchase would cause the Investor to own more than 4.99% of Greenidge’s issued and outstanding shares of class A common stock.

In connection with the Purchase Agreement, Greenidge entered into a registration rights agreement with the Investor pursuant to which Greenidge agreed to prepare and file a registration statement registering the resale by the Investor of those shares of Greenidge’s class A common stock to be issued under the Purchase Agreement. The registration statement became effective on October 6, 2021 relating to the resale of 3,500,000 shares of Greenidge’s class A common stock in connection with this Purchase Agreement.

Common Stock

Holders of Greenidge’s class A common stock are entitled to one vote per share. Holders of class B common stock are entitled to ten votes per share. Class A and class B shares issued and outstanding as of September 30, 2021 are 9,627,705 and 29,040,000, respectively.

Each share of class B common stock is convertible into one share of class A common stock at the option of the holder upon written notice to the Company. Shares of class B common stock will automatically convert to shares of class A common stock upon a mandatory conversion event as defined in the amended and restated certificate of incorporation dated March 26, 2021.

Common Units

In October 2018, GGH adopted an equity incentive plan and allocated 1,250 common units to the plan. In 2018, GGH awarded 750 restricted units to certain board members, subject to various vesting provisions. At December 31, 2020, there were 730 and 20 vested and unvested, respectively, restricted units. In the event of a change in control of the Company, 100% of the awarded units would vest immediately. Common unit holders are entitled to one vote per common unit, except for such votes or consents that are reserved solely for the holders of preferred units. The Company concluded that the value of the units granted in 2018 was insignificant given historical performance of the Company, no public market, and lack of liquidity. As such, the Company did not recognize any expense related to the common restricted units during the three and nine months ended September 30, 2021 and 2020. There were 750 common units issued and outstanding at December 31, 2020. In January 2021, in conjunction with the private placement offering, the 750 GGH common units were converted to shares of Greenidge’s class B common stock.

Preferred Units

GGH preferred unit holders were entitled to one vote per preferred unit. In the event of liquidation or dissolution of GGH, the holders of preferred units were entitled to receive distributions, prior to and in preference to the holders of common units. At December 31, 2020, all preferred units were issued and outstanding. All preferred units were converted to shares of Greenidge’s class B common stock in connection with the contribution and exchange agreement.

Senior Priority Units

There were two tranches of GGH Senior Priority Units: Tranche 1 was equal to $13.9 million and Tranche 2 was equal to $16.3 million. Tranche 1 Senior Priority Units were issued to Atlas in July 2020 in exchange for the conversion of certain notes payable due to Atlas and all accrued but unpaid interest thereon. Tranche 2 Senior Priority Units were issued to Atlas in conjunction with Atlas contributing its equity interest in Blocker to GGH. Senior Priority Units had no voting rights.

At December 31, 2020, all senior priority units were issued and outstanding. All senior priority units were converted to shares of Greenidge’s class B common stock in connection with the contribution and exchange agreement.

10. EQUITY BASED COMPENSATION

In February 2021, Greenidge adopted an equity incentive plan and reserved 3,831,112 shares of class A common stock for issuance under the plan (the “2021 Equity Plan”).

Restricted Common Stock Unit Awards

During the three and nine months ended September 30, 2021, the Company awarded 0 and 616,920 restricted common stock units (“RSUs”), respectively, under the 2021 Equity Plan to directors, which are generally eligible to vest over a three-year period.

The Company’s unvested restricted common stock unit awards activity for the nine months ended September 30, 2021 is summarized below:

	RSUs	Weighted Average Grant Date Fair Value
Unvested at December 31, 2020	—	$—
Granted	616,920	6.25

Unvested at September 30, 2021	616,920	6.25

The value of RSU grants is measured based on their fair market value on the date of grant and amortized over their requisite service periods. There were no RSU grants during the three months ended September 30, 2021. During the nine months ended September 30, 2021, the fair market value of the awards granted totaled $3.9 million and as of September 30, 2021, there was approximately $3.1 million of total unrecognized compensation cost related to unvested restricted stock rights, which is expected to be recognized over a remaining weighted-average vesting period of approximately 2.4 years.

Common Stock Options

The Company’s stock options activity for the nine months ended September 30, 2021 is summarized below:

			Weighted Average
		Weighted Average	Remaining	Aggregate
		Exercise Price	Contractual Life	Intrinsic
	Options	Per Share	(in years)	Value
Outstanding at December 31, 2020	—	$—	—
Granted	753,968	6.07
Exercised	(160,000)	6.25
Forfeited	(10,888)	6.25

Outstanding at September 30, 2020	583,080	$6.01	9.43	$11,387
Exercisable as of September 30, 2021	257,484	$5.80	9.64	$5,083

The value of common stock option grants is measured based on their fair market value on the date of grant and amortized over their requisite service periods. During the three and nine months ended September 30, 2021, the fair market value of the awards granted totaled $0.1 million and $1.2 million, respectively. As of September 30, 2021, there was approximately $0.4 million of total unrecognized compensation cost related to unvested options, which is expected to be recognized over a remaining weighted-average vesting period of approximately 1.2 years.

The weighted average assumptions relating to the valuation of stock options granted for the nine months ended September 30, 2021 were as follows:

Weighted Average fair value of grants	$1.54
Expected volatility	35%
Expected term (years)	4.5
Risk-free interest rate	0.4%
Expected dividend yield	0.0%

Stock-based Compensation

The Company recognized stock-based compensation expense of $0.4 million and $1.5 million during the three and nine months ended September 30, 2021, respectively. No stock-based compensation expense was recognized during the three and nine months ended September 30, 2020. Stock-based compensation expense is included in selling, general and administrative expenses in the accompanying unaudited condensed interim consolidated statements of operations.

11. INCOME TAXES

The income tax provision for interim periods is determined using an estimate of the annual effective tax rate, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter, the estimate of the annual effective tax rate is updated, and if the estimated effective tax rate changes, a cumulative adjustment is made.

The effective income tax rate as a percentage of income before income taxes was 38.7% and 48.0% for the three and nine months ended September 30, 2021, respectively. The effective income tax rates for the three and nine months ended September 30, 2021 benefitted from a higher tax bases for the deductibility of the equity-based success fees associated with the Merger. The effective tax rate for the nine months ended September 30, 2021 includes the recognition of a deferred tax liability caused by the reorganization from an LLC to a corporation during the first quarter of 2021. Prior to January 27, 2021, the Company was treated as a partnership for federal and state income tax purposes; therefore, there was no income tax provision or benefit recognized during 2020.

12. EARNINGS PER SHARE

The Company calculates basic earnings per share by dividing the net income (loss) by the weighted average number of shares of common stock outstanding for the period. The diluted earnings per share is computed by assuming the exercise, settlement, and vesting of all potential dilutive common stock equivalents outstanding for the period using the treasury stock method.

The following table sets forth a reconciliation of the numerator and denominator used to compute basic earnings and diluted per share of common stock. Basic earnings per share is applicable only for the period from January 29, 2021 through September 30, 2021, which is the period following the reorganization GGH into Greenidge (see Note 2) and presents the period that the Company had outstanding common stock.

	Three Months	Nine Months
	Ended	Ended
$ in thousands, except per share amounts	September 30, 2021	September 30, 2021
Numerator
Net loss	$(7,896)	$(3,099)
Less: Net income attributable to the member units units before the reorganization	(648)	(648)

Net loss attributable to Greenidge	$(8,544)	$(3,747)
Denominator
Basic weighted average shares outstanding	30,116	28,949
Dilutive effect of equity awards	—	—
Dilutive effect of convertible preferred stock	—	—

Diluted weighted average shares outstanding	30,116	28,949
Loss per share
Basic	$(0.28)	$(0.13)
Diluted	$(0.28)	$(0.13)

Prior to the reorganization, there were no shares of common stock outstanding, and the LLC structure of GGH consisted of member units. The Company analyzed the calculation of earnings per unit for periods prior to the reorganization and determined that it resulted in values that would not be meaningful to the users of these condensed consolidated financial statements. Therefore, earnings per share information has not been presented for the periods during 2020.

For the three and nine months ended September 30, 2021, there was no impact of dilution from any of the outstanding equity awards due to the Net loss, since inclusion of any impact from these awards would be antidilutive.

13. COMMITMENTS AND CONTINGENCIES

Legal Matters

From time-to-time, the Company is involved in legal proceedings arising in the ordinary course of business.

Merger-Related Litigation.

After announcement of the Merger, six complaints were file in various U.S. federal district courts by alleged individual stockholders of Support against Support, the individual directors of Support and, in two of the cases, Greenidge and Merger Sub. Of these six complaints, two were filed in the United States District Court for the District of Delaware: Stein v. Support.com, Inc. et al, Case No. 1:21-cv-00650 (May 5, 2021), and Bell v. Support.com, Inc. et al, Case No. 1:21-cv-00672 (May 7, 2021); three were filed in the United States District Court for the Southern District of New York: Broder v. Support.com, Inc. et al, Case No. 1:21-cv-04262 (May 12, 2021), Salerno v. Support.com, Inc. et al, Case No. 1:21-cv-04584 (May 21, 2021), and Bowen v. Support.com, Inc. et al, Case No. 1:21-cv-04797 (May 28, 2021). The sixth lawsuit was filed in the United States District Court for the Eastern District of New York: Steinmetz v. Support.com, Inc. et al, Case No. 1:21-cv-02647 (May 11, 2021). Support and individual members of the Support board were named as defendants in all of the lawsuits; Greenidge and Merger Sub were also named as defendants in Bell and Salerno. The lawsuits generally alleged that Greenidge’s Form S-4 Registration Statement filed with the U.S. Securities and Exchange Commission in connection with the Merger on May 4, 2021 made misleading omissions of certain material information. The Salerno complaint also alleged that the members of the Support board breached their fiduciary duties in negotiating and approving the Merger Agreement and that Greenidge and Merger Sub aided and abetted that breach. The lawsuits purported to seek to enjoin the Merger, or alternatively, rescission and unspecified damages and costs. On August 2, 2021, lawyers representing a seventh putative stockholder of Support sent a demand letter seeking additional disclosures regarding the proposed transaction and reserving their purported right to seek to enjoin the transaction.

All of the lawsuits have since been voluntarily dismissed by plaintiffs.

Other Matters

Support has received and may in the future receive additional requests for information, including subpoenas, from other governmental agencies relating to the subject matter of a Consent Order and Civil Investigative Demands. The Company intends to cooperate with these information requests and is not aware of any other legal proceedings against the Company by governmental authorities at this time.

Commitments

As of September 30, 2021, the Company had entered into agreements to purchase miner equipment totaling $142.2 million that required deposits of $38.5 million. The Company entered into agreements for committed secured financing on this equipment totaling $5.2 million that will be funded upon delivery of the miners.

The Company entered into a contract with Empire in September 2020 which provides for the transportation to its pipeline of 15,000 dekatherms of natural gas per day, approximately $158 per month. The contract ends in September 2030 and may be terminated by either party with 12 months’ notice after the initial 10-year period.

14. CONCENTRATIONS

The Company has one major power customer, NYISO, that accounted for 9% and 11% of its revenue for the three and nine months ended September 30, 2021, respectively, and 50% and 38% for the three and nine months ended September 30, 2020. 6% and 100% of accounts receivable were due from this customer at September 30, 2021 and December 31, 2020, respectively.

For cryptocurrency mining, Greenidge considers its mining pool operators to be its customers. Greenidge has historically used a limited number of pool operators that have operated under contracts with a one-day term, which allows Greenidge the option to change pool operators at any time. Revenue from one of the Company’s pool operator customers accounted for approximately 62% and 37% of total revenue for the three and nine months ended September 30, 2021, respectively, and none of the revenue for the three and nine months ended September 30, 2020. Revenue from a different pool operator customer accounted for approximately 24% and 46% of total revenue for the three and nine months ended September 30, 2021, respectively, and approximately 50% and 59% of total revenue for the three and nine months ended September 30, 2020, respectively.

The Support Services segment’s largest and second largest customers accounted for approximately 60% and 25%, respectively, of the Company’s consolidated accounts receivable balance at September 30, 2021.

The Company has one natural gas vendor that accounted for approximately 35% and 57% of cost of revenue for the three and nine months ended September 30, 2021, respectively, and approximately 55% and 57% of cost of revenue for the three and nine months ended September 30, 2020, respectively.

15. SUPPLEMENTAL CASH FLOW INFORMATION

Greenidge had the following noncash investing and financing activities during the nine months ended September 30, 2021:

$ in thousands
Shares issued to Support.com shareholders upon Merger (Notes 3 and 9)	$93,885
Stock issued to purchase miners	$991
Contribution of Preferred Units, Senior Priority Units, and notes payable to related party for Greenidge class B common stock (Note 9)	$72,891
Issuance of shares for investor fee associated with successful completion of Merger (Notes 4 and 9)	$17,826
Issuance of warrants to advisor in connection with completion of Merger (Note 4 and 9)	$8,779

16. OTHER RISKS AND CONSIDERATIONS

The United States is presently in the midst of a national health emergency related to a virus, commonly known as Novel Coronavirus (“COVID-19”). The overall consequences of COVID-19 on a national, regional and local level are unknown, but it has the potential to result in a significant economic impact. COVID-19 did not have a material impact on the Company’s operations during the three and nine months ended September 30, 2021 and 2020. The future impact of this situation on the Company and its results and financial position is not presently determinable.

17. SUBSEQUENT EVENTS

Subsequent events have been evaluated through November 15, 2021, the date at which the condensed consolidated financial statements were available to be issued, and the Company has concluded that no such events or transactions took place that would require disclosure herein except as stated directly below.

Registered Notes Offering

On October 13, 2021, Greenidge completed a registered public offering of $55.2 million of the Company’s 8.50% Senior Notes due 2026 (the “Notes”). The Notes are senior unsecured obligations of the Company and rank equal in right of payment with the Company’s existing and future senior unsecured indebtedness. The Company received net proceeds after discounts and commissions, but before expenses and payment of the structuring fee, of approximately $53.3 million. The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes, including funding capital expenditures, future acquisitions, investments and working capital and repaying indebtedness.

Purchase of South Carolina Property

In October 2021, a subsidiary of Greenidge entered into a Purchase and Sale Agreement (the “LSC Agreement”) with a subsidiary of LSC Communications, Inc. (the “Seller”), a Delaware corporation, pursuant to which Greenidge has agreed to purchase from the seller two parcels of land containing approximately 175 acres of land located in Spartanburg, South Carolina, including over 750,000 square feet of industrial buildings (the “Property”). As previously disclosed, LSC Communications, Inc. is a portfolio company of private investment funds managed by Atlas Holdings LLC. Greenidge’s controlling shareholder consists of certain funds associated with Atlas Holdings LLC.

The purchase price of the Property is $15.0 million (the “Purchase Price”). Under the terms of the LSC Agreement, Greenidge has deposited $2.5 million in escrow, with such amount to be applied at closing to the Purchase Price. The transaction is expected to close in early December 2021. The LSC Agreement contains customary representations, warranties and covenants of the parties and closing conditions as well as other customary provisions. Greenidge expects to finance the Purchase Price with cash on hand.

Equity Purchase Agreement with B. Riley Principal Capital, LLC

As discussed in Note 9, on September 15, 2021, Greenidge entered into the Purchase Agreement with the Investor pursuant to which Greenidge has the right to “put” or sell to the Investor up to $500 million of shares of class A common stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Following the effectiveness of Greenidge’s registration statement (File No. 333-259637) on Form S-1 on October 6, 2021 relating to the resale of 3,500,000 shares of class A common stock in connection with the Purchase Agreement, the Company began selling shares of class A common stock to the Investor from time to time. Through November 12, 2021, Greenidge sold 1,977,500 shares of class A common stock to the Investor for proceeds of approximately $47.9 million, net of discounts.

ERCOT Market Data Centers

In October 2021, we entered into an agreement with a portfolio company of private investment funds managed by Atlas giving us an exclusive right of first refusal at multiple power generation sites comprising over 1,000MW of power generation assets in the ERCOT market. The agreement gives us the exclusive right of first refusal to develop data centers at any current or future power generation sites controlled by the counterparty in the ERCOT market until January 2023. Greenidge’s controlling shareholder consists of certain funds associated with Atlas Holdings LLC.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read together with the audited financial statements and the related notes thereto of Greenidge for the years ended December 31, 2020 and 2019 included in our Prospectus filed pursuant to Rule 424(b) under the Securities Act on August 10, 2021 and the unaudited interim financial statements and related notes thereto of Greenidge for the three and nine months ended September 30, 2021 and 2020 included elsewhere in this Quarterly Report on Form 10-Q. This discussion contains certain forward-looking statements that reflect plans, estimates and beliefs and involve numerous risks and uncertainties, including but not limited to those described in the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections of this Quarterly Report on Form 10-Q. Actual results may differ materially from those contained in any forward-looking statements. For purposes of this section, “the Company,” “we,” “us” and “our” refer to Greenidge Generation Holdings Inc. together with its consolidated subsidiaries). You should carefully read “Cautionary Statement Regarding Forward-Looking Statements” in this Quarterly Report on Form 10-Q.

Overview

Greenidge is the successor entity for accounting purposes to GGH as a result of the corporate restructuring consummated in January 2021. Pursuant to this restructuring, Greenidge was incorporated in the State of Delaware on January 27, 2021 and on January 29, 2021, entered into an asset contribution and exchange agreement with GGH, pursuant to which Greenidge acquired all of the ownership interests in GGH in exchange for 28,000,000 shares (on a split-adjusted basis) of Greenidge’s class B common stock. As a result of this transaction, GGH became a wholly owned subsidiary of Greenidge. The financial information presented herein are that of GGH for the periods before January 29, 2021 and Greenidge thereafter. On March 16, 2021, Greenidge effectuated a forward stock split whereby each outstanding share of class B common stock was split into four new shares of class B common stock (and each outstanding share of series A preferred stock would be convertible into four times as many shares of class B common stock as it was previously convertible into).

Cryptocurrency Mining and Power Generation Segment

Greenidge owns a vertically integrated bitcoin mining and power generation facility in the Town of Torrey, New York with an environmentally-sound approximately 106 MW natural gas power generation facility that has undergone a remarkable transformation in recent years. Greenidge enjoys significant competitive advantages including low fixed costs, an efficient mining fleet, in-house operational expertise and low power costs due to its access to the Millennium Pipeline price hub, which provides relatively low market rates for natural gas. Greenidge is currently mining bitcoin and contributing to the security and transactability of the bitcoin ecosystem while concurrently meeting the power needs of homes and businesses in its region.

As of September 30, 2021, Greenidge powered approximately 44 MW of mining capacity, substantially all of which is dedicated to bitcoin mining. Our Cryptocurrency Mining and Power Generation segment generates revenue i) through the exchange of bitcoins earned by ASICs as rewards and transaction fees for U.S. dollars and, to a much lesser extent, through revenue earned from third parties for hosting ASICs owned by third parties and providing operations, maintenance and other blockchain related services to third parties and ii) through the sale of electricity generated by our power plant, and not consumed in bitcoin mining operations, to New York State’s power grid at prices set on a daily basis through the NYISO wholesale market. Greenidge opportunistically increases or decreases the total amount of electricity sold by the power plant based on prevailing prices in the wholesale electricity market.

Greenidge’s primary business objective is to grow revenue by further leveraging its capability to own captive power resources and expand its bitcoin mining operations and blockchain services offerings. Greenidge currently internally generates all the power it requires for bitcoin mining and does not purchase power from any third-party suppliers for either its mining or power generation operations. Greenidge believes that this behind-the-meter power generation capability provides a stable, cost-effective source of power for bitcoin mining activities. Greenidge’s behind-the-meter power generation capability provides it with stable delivery due to the absence of any contract negotiation risk with third-party power suppliers, the absence of transmission and distribution cost risk and the firm delivery of gas via Greenidge’s captive pipeline. Notwithstanding the structural stability of its behind-the-meter capabilities, Greenidge does however procure natural gas through a third-party energy manager which schedules delivery of Greenidge’s natural gas needs from the wholesale market which is subject to price volatility. Greenidge procures the majority of its gas at spot prices and enter into fixed price forward contracts from time to time for the purchase of a portion of anticipated natural gas purchases based on prevailing market conditions to partially mitigate the financial impacts of natural gas price volatility. These forward contracts qualify for the normal purchases and sales exception under ASC 815, Derivatives and Hedging, as it is probable that these contracts will result in physical delivery.

Volatility in the natural gas market may impact Greenidge’s results of operations and financial performance. While natural gas prices decreased in 2020, partially due to COVID-19 related demand reduction, prices have been on an upward trajectory since June of 2021 and are expected to continue rising into 2022 due to low inventory levels. Volatility in the natural gas market may be caused by disruption in the delivery of fuel, including disruptions as a result of weather, transportation difficulties, global demand and supply dynamics, labor relations, environmental regulations or the financial viability of fuel suppliers. Greenidge procures the majority of its natural gas supply from the Millennium Pipeline price hub which provides relatively low market rates for natural gas.

Current gas prices are also consistent with Millennium East pool forward gas prices and Greenidge expects this trend to continue going forward. The most material factor that causes price volatility in Greenidge natural gas supply is cold weather related increases in demand during the winter months. Greenidge typically hedges a portion of the gas during this period in order to minimize the impact of weather-related gas price volatility on its operations by entering into physically settled natural gas forward contracts with its energy manager. Furthermore, Greenidge has procured firm natural gas transportation capacity at a fixed rate for a portion of its natural gas supply, thereby reducing its exposure to volatility in natural gas transportation costs. Gas transportation is procured through a long-term contract with an expiration date in September 2030. Greenidge believes there are no material renegotiation or counterparty risks for either gas forward contracts or firm transportation.

Support Services Segment

Our Support Services segment provides solutions and technical programs to customers delivered by home-based employees. The Support Services segment provides customer service, sales support , and technical support primarily to large corporations, businesses and professional services organizations. The Support Services segment also earns revenues for end-user software products provided through direct customer downloads and sale via partners. The Support Services segment operates primarily in the United States, but has international operations that include staff providing support services.

Expansion Opportunities

We are exploring potential new locations where we intend to replicate our vertically integrated bitcoin mining and power generation business model. Additionally, we are evaluating potential partnerships with owners of low-cost energy sources, with a particular focus on renewable sources, as a potential avenue to grow our bitcoin mining operations.

In October 2021, Greenidge announced that it had entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) for an industrial site in Spartanburg, South Carolina, including a 750,000 square foot building and 175 acres of land (the “Property”). Greenidge’s use of the property would be to develop a bitcoin mining operation, using existing electrical infrastructure at the location. The Purchase and Sale Agreement was entered into by a subsidiary of Greenidge and a portfolio company of private investment funds managed by Atlas Holdings LLC (“Atlas”). Greenidge’s controlling shareholder consists of certain funds associated with Atlas. The purchase price of the Property is $15.0 million. The transaction is expected to close in early December 2021, and Greenidge intends to commence small scale mining operations, using portable equipment, at the Spartanburg facility in late 2021 or early 2022.

Additionally, in September 2021, Greenidge entered into an exclusive agreements with a developer for multiple sites in Texas that includes at least six sites in a pipeline that Greenidge and the developer have identified as potential locations for Greenidge data centers. In total, the potential development sites have over 2,000MW of electrical capacity and include several locations surrounded by abundant wind and solar power generation.

Furthermore, in October 2021, Greenidge entered into an agreement with a portfolio company of private investment funds managed by Atlas giving it an exclusive right of first refusal at multiple power generation sites comprising over 1,000MW of power generation assets in the ERCOT market. The agreement gives Greenidge the exclusive right of first refusal to develop data centers at any current or future power generation sites controlled by the counterparty in the ERCOT market until January 2023. Greenidge’s controlling shareholder consists of certain funds associated with Atlas Holdings LLC.

Greenidge intends to develop its next commercial bitcoin mining location at either the South Carolina location or a location in Texas and is evaluating certain factors to determine which state and location is best suited.

Merger

On September 14, 2021, we consummated the transactions contemplated by the Merger Agreement, by and among Greenidge, Support and Merger Sub. As contemplated by the Merger Agreement, Merger Sub merged with and into Support, the separate corporate existence of Merger Sub ceased and Support survived as a wholly owned subsidiary of Greenidge. At the effective time of the Merger, we issued 2,998,261 shares of class A common stock in exchange for all shares of common stock, par value $0.0001, of Support and all outstanding stock option and restricted stock units of Support. Support’s results of operations and balance sheet have been consolidated effective with the Merger.

Increase in Authorized Capital

On September 13, 2021, we filed an amendment to our certificate of incorporation to increase our authorized capital stock. Following the amendment, our authorized capital stock consists of 2,400,000,000 shares of class A common stock, par value $0.0001 per share, 600,000,000 shares of class B common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

Equity Purchase Agreement with B. Riley Principal Capital, LLC

On September 15, 2021, Greenidge entered into a common stock purchase agreement (the “Purchase Agreement”) with B. Riley Principal Capital, LLC (the “Investor”) pursuant to which Greenidge has the right to “put,” or sell, to the Investor up to $500 million of shares of class A common stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Under the applicable Nasdaq rules, in no event may Greenidge issue to the Investor under the Purchase Agreement more than 19.99% of the total number of combined shares of our class A common stock and class B common stock that were outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless Greenidge obtains stockholder approval to issue shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules.

The per share purchase price for the shares of class A common stock that Greenidge elects to sell to the Investor pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of our class A common stock (“VWAP”) during the applicable purchase date on which we have timely delivered written notice to the Investor directing it to purchase shares under the Purchase Agreement, less a fixed 5% discount, which shall be increased to a fixed 6% discount at such time that Greenidge received aggregate cash proceeds of $200 million as payment for all shares of class A common stock purchased by the Investor in all prior sales of class A common stock made under the Purchase Agreement. The Investor will have no obligation to purchase shares pursuant to the Purchase Agreement to the extent that such purchase would cause the Investor to own more than 4.99% of Greenidge’s issued and outstanding shares of class A common stock.

In connection with the Purchase Agreement, Greenidge entered into a registration rights agreement with the Investor pursuant to which Greenidge agreed to prepare and file a registration statement registering the resale by the Investor of those shares of our class A common stock to be issued under the Purchase Agreement. The registration statement became effective on October 6, 2021 relating to the resale of 3,500,000 shares of class A common stock in connection with this Purchase Agreement.

Registered Notes Offering

On October 13, 2021, Greenidge completed a registered public offering of $55.2 million of the Company’s 8.50% Senior Notes due 2026 (the “Notes”). The Notes are senior unsecured obligations of the Company and rank equal in right of payment with the Company’s existing and future senior unsecured indebtedness.

The Company received net proceeds after discounts and commissions, but before expenses and payment of the structuring fee, of approximately $53.3 million. The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes, including funding capital expenditures, future acquisitions, investments and working capital and repaying indebtedness.

Miner Fleet Growth

Greenidge began mining bitcoin in 2019 with the construction of a pilot data center to operate approximately 1 MW of bitcoin mining capacity located at its power generation facility in the Town of Torrey, New York. Greenidge launched a commercial data center for bitcoin mining and blockchain services in January 2020, and as of December 31, 2020, Greenidge had approximately 6,900 miners deployed on its site capable of producing an estimated aggregate hash rate capacity of approximately 0.4 exahash per second (“EH/s”). Although the number of miners deployed provides a sense of scale of cryptocurrency mining operations as compared to Greenidge’s peers, management believes that hash rate, or the number of hashes a miner can perform in each second, typically expressed in EH/s or terahash per second (“TH/s”) and used as a measure of computational power or mining capacity used to mine and process transactions on a blockchain such as bitcoin, provides a more comparable measure of Greenidge’s fleet’s ability to process cryptocurrency transactions as compared to other bitcoin mining operations.

During the first nine months of 2021, Greenidge deployed approximately 8,300 additional miners comprised primarily of Bitmain S19 and S19 Pro Bitmain Antminers, as well as MicroBT M30 and M31 Whatsminers, bringing its estimated maximum hash rate to 1.19 EH/s consuming approximately 44 MW of the power plant’s total capacity of approximately 106 MW. As of September 30, 2021, in aggregate, Greenidge had approximately 15,300 miners deployed on its site capable of producing an estimated aggregate hash rate capacity of 1.2 EH/s and had entered into additional commitments to acquire:

•	Approximately 15,900 S19j Pro Bitmain Antminers scheduled for deployment beginning in the first quarter of 2022 and continuing through the third quarter of 2022;

•	Approximately 800 S19j Bitmain Antminers scheduled for deployment in the fourth quarter of 2021, and;

•	Approximately 500 MicroBT M30 Whatsminers scheduled for deployment in the fourth quarter of 2021.

We have ordered additional miners between September 30 and November 12, 2021 that will bring our committed total capacity to approximately 49,000 miners and 4.7 EH/s, including Greenidge’s launch order for Bitmain’s new Antminer S19 XP. These new advanced miners have substantially greater hash rate capacities and use electric power more efficiently than Greenidge’s existing miner fleet. With the deployment of the aforementioned miners due in 2021, Greenidge expects to be able to achieve a total hash rate capacity of at least 1.4 EH/s by the end of 2021.

Business Environment

The third quarter of 2021 saw a continuation of quarterly sequential revenue growth, growth of 121% as compared to the second quarter of 2021, driven by cryptocurrency mining revenue due to the miner fleet growth. Higher average hash rate capacity in the third quarter, combined with an approximate 28% lower level of mining difficulty and a slightly higher average bitcoin value during the third quarter of 2021 fueled the revenue growth as compared to the second quarter of 2021.

Significant costs associated with the completion of the Merger caused a Net loss of $16.3 million in the third quarter of 2021 compared to Net income of $3.5 million in the second quarter of 2021; however, Adjusted EBITDA increased significantly to $21.2 million in the third quarter 2021 as compared to $8.1 million in the second quarter of 2021. Adjusted EBITDA is a Non-GAAP financial measure. A reconciliation of reported amounts to adjusted amounts can be found in the “Non-GAAP Measures and Reconciliations” section of this MD&A.

Results of Operations

The following table sets forth key components of the results of operations of Greenidge during the three and nine months ended September 30, 2021 and 2020.

	Quarters Ended September 30,			Nine Months Ended September 30,
$ in thousands	2021	2020	Variance	2021	2020	Variance
Total revenue	$35,754	$6,123	483.9%	$62,993	$13,937	352.0%
Cost of revenue (exclusive of depreciation and amortization shown below)	9,659	4,072	137.2%	19,046	8,681	119.4%
Selling, general and administrative expenses	5,446	1,493	264.8%	12,017	4,131	190.9%
Merger and other costs	29,847	—		31,095	—
Depreciation and amortization	2,667	1,064	150.7%	5,531	3,227	71.4%

Loss from operations	(11,865)	(506)	N/A	(4,696)	(2,102)	N/A
Other (expense) income:
Interest expense, net	(1,009)	—	N/A	(1,377)	—	N/A
Interest expense - related party	—	—	N/A	(22)	(540)	-95.9%
Loss on sale of digital assets	18	36	-50.0%	159	11	N/A
Other (expense) income, net	(29)	181	-116.0%	(23)	165	N/A

Total other (expense) income, net	(1,020)	217	-570.0%	(1,263)	(364)	247.0%

Loss before income taxes	(12,885)	(289)	N/A	(5,959)	(2,466)	141.6%
(Benefit) provision for income taxes	(4,989)	—	N/A	(2,860)	—	N/A

Net loss	$(7,896)	$(289)	N/A	$(3,099)	$(2,466)	N/A

Adjusted Amounts (a)
Income (loss) from operations	$18,110	$(506)		$26,527	$(2,102)
Operating margin	50.7%	-8.3%		42.1%	-15.1%
Net income (loss)	$12,166	$(289)		$17,868	$(2,466)
Other Financial Data (a)
EBITDA	$(9,209)	$775		$971	$1,301
as a percent of revenues	-25.8%	12.7%		1.5%	9.3%
Adjusted EBITDA	$21,177	$775		$33,668	$1,301
as a percent of revenues	59.2%	12.7%		53.4%	9.3%

(a)

Adjusted Amounts and Other Financial Data are non-GAAP performance measures. A reconciliation of reported amounts to adjusted amounts can be found in the “Non-GAAP Measures and Reconciliations” section of this MD&A.

Revenue

	Quarters Ended September 30,			Nine Months Ended September 30,
$ in thousands	2021	2020	Variance	2021	2020	Variance
Cryptocurrency mining	$31,156	$3,043	923.9%	$54,217	$8,673	525.1%
Power and capacity	3,077	3,080	-0.1%	7,255	5,264	37.8%
Services and other	1,521	—	N/A	1,521	—	N/A

Total revenue	$35,754	$6,123	483.9%	$62,993	$13,937	352.0%

The components of revenue, expressed as a percentage of total revenue were:

	Quarters Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cryptocurrency mining	87.1%	49.7%	86.1%	62.2%
Power and capacity	8.6%	50.3%	11.5%	37.8%
Services and other	4.3%	N/A	2.4%	N/A

Total revenue	100.0%	100.0%	100.0%	100.0%

Total revenue increased $29.6 million, or 483.9%, and $49.1 million, or 352.0%, during the three and nine months ended September 30, 2021, respectively, as compared to their prior year periods. The increase in revenue was driven by the Cryptocurrency Mining and Power Generation segment, specifically cryptocurrency mining, due to our significantly expanded our miner fleet over the last year.

The acquisition of Support.com increased revenue $1.5 million during the three- and nine-month periods ended September 30, 2021, respectively.

Refer to the “Segment Discussion” of this MD&A for a more detailed discussion of revenues from the Cryptocurrency Mining and Power Generation segment and the Support Services segment. Refer to Note 14 for concentrations of revenue.

Cost of revenue (exclusive of depreciation and amortization)

	Quarters Ended September 30,			Nine Months Ended September 30,
$ in thousands	2021	2020	Variance	2021	2020	Variance
Cryptocurrency mining	$5,974	$1,027	481.7%	$11,504	$2,966	287.9%
Power and capacity	2,831	3,045	-7.0%	6,688	5,715	17.0%
Services and other	854	—	N/A	854	—	N/A

Total cost of revenue	$9,659	$4,072	137.2%	$19,046	$8,681	119.4%

As a percentage of total revenue	27.0%	66.5%		30.2%	62.3%

Total cost of revenue, exclusive of depreciation and amortization, increased 137.2% to $9.7 million in the three months ended September 30, 2021 and 119.4% to $19.0 million in the nine months ended September 30, 2021 due to the significant increase in cryptocurrency mining fleet requiring an increase in the use of MWh for cryptocurrency mining. Additionally, the cost of revenue per MWh (exclusive of depreciation and amortization) increased significantly for both cryptocurrency mining and power and capacity primarily due to a significant increase in the gas cost per dekatherm, which increased 135% in the three months ended September 30, 2021 and 80% during the nine months ended September 30, 2021 as compared to the same periods in 2020. The acquisition of Support added $0.9 million to cost of revenue, or 21.0% and 9.8% to total cost of revenue for the three and nine months ended September 30, 2021, respectively.

Total cost of revenue as a percentage of total revenue declined significantly due primarily to the change in mix of revenue. Cryptocurrency mining generates significantly higher revenue per MWh than power and capacity.

Selling, general and administrative expenses

Selling, general and administrative expenses increased $4.0 million, or 264.8%, and $7.9 million, or 190.9%, for the three and nine months ended September 30, 2021 primarily due to costs related to operating costs as a public company and costs of corporate infrastructure to support the Company’s growth, including non-cash stock compensation of $0.4 million and $1.5 million for the three and nine months ended September 30, 2021, respectively (as compared to none for the same periods in 2020).

Merger and other costs

Merger and other costs represented costs associated with the Merger, as well as professional and other fees associated with becoming a publicly traded company. The Merger-related costs included $26.6 million of noncash costs associated with issuance of equity instruments, whose issuance was contingent upon the successful completion of the Merger.

Depreciation and amortization

Depreciation and amortization increased $1.6 million, or 150.7%, and $2.3 million, or 71.4%, for the three and nine months ended September 30, 2021 primarily due to the purchase and deployment of additional miners. Additionally, the acquisition of Support increased depreciation and amortization by $0.2 million, or 20.3% and 6.7% for the three and nine months ended September 30, 2021.

Income (Loss) from operations

Greenidge reported loss from operations of $11.9 million and $4.7 million for the three and nine months ended September 30, 2021 as compared to loss from operations of $0.5 million and $2.1 million for the three and nine months ended September 30, 2020. The loss from operations during the three and nine months ended September 30, 2021, was driven by the $29.8 million and $31.1 million of Merger-related and other costs, respectively.

Adjusted income from operations was $18.1 million and $26.5 million for the three and nine months ended September 30, 2021, respectively. The improvement in adjusted operating income as compared to operating loss in the 2020 periods is primarily attributable to an increase in bitcoin mining hash rate as well as operating leverage. Adjusted income from operations is a non-GAAP performance measure. A reconciliation of reported amounts to adjusted amounts can be found in the “Non-GAAP Measures and Reconciliations” section of this MD&A.

Other (expense) income, net

During the three and nine months ended September 30, 2021, Greenidge incurred other expense as compared to other income in the same periods of 2020, primarily due to increased interest expense associated with the incurrence of debt to finance the expansion of the mining fleet.

Benefit for income taxes

Prior to January 27, 2021, the Company was treated as a partnership for federal and state income tax purposes. The Company recognized a benefit for income taxes of $5.0 million and $2.9 million during the three and nine months ended September 30, 2021, respectively, with an effective tax rate of 38.7% and 48.0%, respectively. The effective income tax rates for the three and nine months ended September 30, 2021 benefitted from a higher tax bases for the deductibility of the equity-based success fees associated with the Merger. The effective tax rate for the nine months ended September 30, 2021 also includes the recognition of a deferred tax liability caused by the reorganization from an LLC to a corporation during the first quarter of 2021.

Net Income (Loss)

As a result of the factors described above, net loss increased to $7.9 million and $3.1 million for the three and nine months ended September 30, 2021, respectively, as compared to $0.3 million and $2.5 million for the three and nine months ended September 30, 2020, respectively.

On an adjusted basis, excluding the after-tax impact of the Merger-related costs, costs associated with becoming a public company and expansions costs, adjusted net income during the three months ended September 30, 2021 would have been $12.2 million as compared to the net loss of $0.3 million in the same period in 2020, and adjusted net income during the nine months ended September 30, 2021 would have been $17.9 million as compared to the net loss of $2.5 million during the same period in 2020. Adjusted net income (loss) is a non-GAAP performance measure. A reconciliation of reported amounts to adjusted amounts can be found in the “Non-GAAP Measures and Reconciliations” section of this MD&A.

Segment Discussion

The following summary of revenue and segment adjusted EBITDA provides a basis for the discussion that follows. Greenidge evaluates the performance of its reportable segments based on Adjusted EBITDA, which excludes items not indicative of ongoing business trends. The reported amounts in the table below are from the Condensed Consolidated Statements of Operations.

	Quarters Ended September 30,			Nine Months Ended September 30,
$ in thousands	2021	2020	Variance	2021	2020	Variance
REVENUES
Cryptocurrency Mining and Power Generation	$34,233	$6,123	459.1%	$61,472	$13,937	341.1%
Support Services	1,521	—	N/A	1,521	—	N/A

Total Revenues	$35,754	$6,123	483.9%	$62,993	$13,937	352.0%

SEGMENT ADJUSTED EBITDA
Cryptocurrency Mining and Power Generation	$20,973	$775	2606.2%	$33,464	$1,301	2472.2%
Support Services	204	—	N/A	204	—	N/A

Total Adjusted EBITDA	$21,177	$775	2632.5%	$33,668	$1,301	2487.9%

Reconciliation to loss before income taxes:
Depreciation and amortization	(2,667)	(1,064)		(5,531)	(3,227)
Stock-based compensation	(411)	—		(1,474)	—
Merger and other costs	(29,847)	—		(31,095)	—
Expansion costs	(128)	—		(128)	—
Interest expense, net	(1,009)	—		(1,399)	(540)

Consolidated loss before income taxes	$(12,885)	$(289)		$(5,959)	$(2,466)

Cryptocurrency Mining and Power Generation Segment

The following table provides a summary of key metrics associated with the Cryptocurrency Mining and Power Generation segment

$ in thousands, except $ per MWh and average Bitcoin price	Quarters Ended September 30,			Nine Months Ended September 30,
	2021	2020	Variance	2021	2020	Variance
Cryptocurrency mining	$31,156	$3,043	923.9%	$54,217	$8,673	525.1%
Power and capacity	3,077	3,080	-0.1%	7,255	5,264	37.8%

Total revenue	$34,233	$6,123	459.1%	$61,472	$13,937	341.1%

MWh
Cryptocurrency mining	87,111	41,960	107.6%	199,200	90,746	119.5%
Power and capacity	44,915	89,028	-49.5%	126,990	175,602	-27.7%
Revenue per MWh
Cryptocurrency mining	$358	$73	393.2%	$272	$96	184.8%
Power and capacity	$69	$35	98.0%	$57	$30	90.6%
Cost of revenue (exclusive of depreciation and amortization)
Cryptocurrency mining	$5,974	$1,027	481.7%	$11,504	$2,966	287.9%
Power and capacity	$2,831	$3,045	-7.0%	$6,688	$5,715	17.0%
Cost of revenue per MWh (exclusive of depreciation and amortization)
Cryptocurrency mining	$69	$24	180.2%	$58	$33	76.7%
Power and capacity	$63	$34	84.3%	$53	$33	61.8%
Cryptocurrency Mining Metrics
Bitcoins mined	729	246	189.9%	1,257	919	34.4%
Average Bitcoin price	$41,937	$10,629	294.6%	$44,614	$9,287	380.4%
Average hash rate (EH/s)			188.3%			86.4%
Average difficulty			-6.6%			24.5%

Revenue

Cryptocurrency mining revenue

For its cryptocurrency mining revenue, Greenidge generates electricity on-site from its power plant and uses that electricity to power ASIC miners, generating bitcoin which it then exchanges for U.S. dollars or holds in its wallet. Greenidge’s cryptocurrency mining revenue increased by $28.1 million, or 923.9%, during the three months ended September 30, 2021 and increased by $45.5 million, or 525.1%, for the nine months ended September 30, 2021. Such increases were attributable to Greenidge’s increased mining fleet resulting in a 188.3% and 86.4% increase in the average hash rate during the three and nine months ended September 30, 2021, respectively. The increased average hash rate, along with a lower average difficulty during the third quarter of 2021 led to Greenidge mining 729 bitcoins in the third quarter of 2021 as compared to 246 bitcoins in the third quarter of 2020. In comparing the nine months ended September 30, 2021 to the same period in 2020, the number of bitcoins mined increased 34.4% to 1,255 due to the increased average hash rate from the mining fleet expansion, which was partially offset the average difficulty and the halving event that occurred in May 2020 and reduced the block reward from 12.5 bitcoin per block to 6.25 bitcoin per block. The increased number of bitcoins mined along with the significantly higher average bitcoin price in 2021 resulted in the significant growth in cryptocurrency mining revenue.

As of September 30, 2021 and September 30, 2020 Greenidge had a power capacity (when not mining) of approximately 106MW and a mining capacity of approximately 44MW and 17MW, respectively. Greenidge’s power capacity is the measure of total rated net MW output of Greenidge’s power plant and represents the maximum useful output of Greenidge’s power generation facilities, whereas mining capacity is the number of rated net MW output from Greenidge’s power generation facilities devoted to bitcoin mining activity.

Power and capacity revenue

Power and capacity revenue is earned when Greenidge sells capacity and energy and ancillary services to the wholesale power grid managed by the NYISO. Through these sales, Greenidge earns revenue in three streams, including: (1) power revenue received based on the hourly price of power, (2) capacity revenue for committing to sell power to the NYISO when dispatched and (3) other ancillary service revenue received as compensation for the provision of operating reserves. Greenidge’s power and capacity revenue of $3.1 million during the third quarter of 2021 was relatively consistent with the third quarter of 2020, but increased by $2.0 million, or 37.8%, to $7.3 million for the nine months ended September 30, 2021. Power revenue was comparatively higher in the nine months ended September 30, 2021 due to warmer weather in the month of June of 2021 as compared to 2020 and lower power demand in general in 2020 due to the COVID-19 lockdowns. For the quarter ended September 30, 2021, higher prices, signified by the higher power and capacity revenue per MWh, were offset by a decline in volume, signified by the increase in power and capacity MWh. For the nine months ended September 30, 2021, higher prices were partially offset by a decline in volume. The increase in prices were driven by higher demand caused by more extreme weather during 2021 as compared to the same periods in 2020 that the plant was online and the New York stay-at-home regulations during 2020, which reduced the demand for power. As the COVID-19 regulations are lifted, Greenidge does not anticipate further COVID-19 impacts in the future unless further COVID-19 outbreaks require further statewide shutdowns.

Segment Adjusted EBITDA

Segment adjusted EBITDA for the Cryptocurrency Mining and Power Generation segment increased to $21.0 million for the third quarter of 2021 from $0.8 million in the third quarter of 2020, and increased to $33.7 million for the nine months ended September 30, 2021 from $1.3 million for the same period in 2020. The significant increase in segment adjusted EBITDA was driven by the significant increase in cryptocurrency mining due to the expansion of our mining fleet and significantly changed the revenue mix of the segment during the 2021 periods as compared to the 2020 periods. The revenue from cryptocurrency mining has resulted in higher adjusted EBITDA margins than power and capacity revenue, as cryptocurrency mining generates higher revenue per MWh and lower cost of revenue per MWh (exclusive of depreciation and amortization) than power and capacity revenue.

Cryptocurrency mining revenue per MWh and power and capacity revenue per MWh are used by management to consider the extent to which it will generate electricity to either mine cryptocurrency or sell power to the New York wholesale power market. Cost of revenue (excluding depreciation and amortization) per MWh represents a measure of the cost of natural gas, emissions credits, payroll and benefits and other direct production costs associated with the MWhs produced to generate the respective revenue category for each MWh utilized. Depreciation and amortization costs are excluded from the cost of revenue (exclusive of depreciation and amortization) per MWh metric; therefore, not all cost of revenues for cryptocurrency mining and power and capacity are fully reflected. To the extent any other bitcoin miners are public or may go public, the cost of revenue (exclusive of depreciation and amortization) per MWh metric may not be comparable because some competitors may include depreciation in their cost of revenue figures.

Support Services Segment

Greenidge acquired Support, which constitutes the Support Services segment as of close of business on September 14, 2021. As such, there was less than a month of operations included in Greenidge’s consolidated results in 2021, resulting in Support Services revenue of $1.5 million and segment adjusted EBITDA of $0.2 million in the three and nine months ended September 30, 2021.

In October 2021, Support agreed with a major customer to terminate its contract to provide support services effective in the first quarter of 2022. This major customer represented approximately 22% and 27% of the revenues of the Support business for the three and nine months ended September 30, 2021, respectively, which includes periods prior to the Merger, which were not included in Greenidge’s consolidated results of operations.

Non-GAAP Measures and Reconciliations

The following non-GAAP measures are intended to supplement investors’ understanding of Greenidge’s financial information by providing measures which investors, financial analysts and management use to help evaluate the Company’s operating performance. Items which the Company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

	Quarters Ended September 30,		Nine Months Ended September 30,
$ in thousands	2021	2020	2021	2020
Adjusted operating income (loss)
Loss from operations	$(11,865)	$(506)	$(4,696)	$(2,102)
Add: Merger and other costs	29,847	—	31,095	—
Add: Expansion costs	128	—	128	—

Adjusted income (loss) from operations	$18,110	$(506)	$26,527	$(2,102)

Adjusted operating margin	50.7%	-8.3%	42.1%	-15.1%
Adjusted net income (loss)
Net loss	$(7,896)	$(289)	$(3,099)	$(2,466)
Add: Merger and other costs, after tax	19,969	—	20,874	—
Add: Expansion costs, after tax	93	—	93	—

Adjusted net income (loss)	$12,166	$(289)	$17,868	$(2,466)

EBITDA and Adjusted EBITDA
Net loss	$(7,896)	$(289)	$(3,099)	$(2,466)
Provision for income taxes	(4,989)	—	(2,860)	—
Interest expense, net	1,009	—	1,399	540
Depreciation and amortization	2,667	1,064	5,531	3,227

EBITDA	(9,209)	775	971	1,301
Stock-based compensation	411	—	1,474	—
Merger and other costs	29,847	—	31,095	—
Expansion costs	128	—	128	—

Adjusted EBITDA	$21,177	$775	$33,668	$1,301

EBITDA and Adjusted EBITDA

“EBITDA” is defined as earnings before interest, taxes, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management, including, but not limited to costs associated with the Merger, costs of becoming a public company (which included the costs of corporate reorganization from an LLC, public registration of shares and associated costs), business expansion costs, fair value adjustments for certain financial liabilities (including asset retirement obligations), costs associated with debt and equity transactions, and impairment charges as they are not indicative of business operations. Adjusted EBITDA is intended as a supplemental measure of Greenidge’s performance that is neither required by, nor presented in accordance with, GAAP. Greenidge believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA, Greenidge may incur future expenses similar to those excluded when calculating these measures. In addition, Greenidge’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Greenidge’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Greenidge compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate Greenidge’s business.

Liquidity and Capital Resources

On September 30, 2021, Greenidge had cash and cash equivalents of $51.1 million and short term investments of $0.5 million. To date, Greenidge has primarily relied on debt and equity financing to fund its operations and to meet ongoing working capital needs and to execute on the initial stages of its business plan. On January 29, 2021, Greenidge completed a private placement offering of 1,620,000 shares of series A preferred stock, at a price per share of $25.00, to certain individuals and investors for an aggregate amount of $40.5 million. On September 15, 2021, Greenidge entered into the Purchase Agreement with the Investor, pursuant to which Greenidge has the right to sell to the Investor up to $500 million of shares of class A common stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Through November 12, 2021, Greenidge has sold 1,977,500 shares to the Investor for proceeds of approximately $47.9 million, net of discounts. There can be no assurance that Greenidge will be able to sell additional shares of class A common stock on favorable terms, or at all.

On October 13, 2021, Greenidge completed a registered public offering of $55.2 million, in the aggregate, of the Company’s 8.50% Senior Notes due 2026 (the “Notes”). The Notes are senior unsecured obligations of the Company and rank equal in right of payment with the Company’s existing and future senior unsecured indebtedness. The Company received net proceeds after discounts and commissions, but before expenses and payment of the structuring fee, of approximately $53.3 million. The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes, including funding capital expenditures, future acquisitions, investments and working capital and repaying indebtedness.

In addition to the financings noted above, on September 14, 2021, Greenidge completed the Merger, through the issuance of class A common stock, which included cash and cash equivalents of $27.1 million and short term investments of $0.5 million.

Greenidge may seek to raise capital through alternative sources, such as a public offering, an additional private placement of its equity or debt securities or traditional or non-traditional credit type facilities. If Greenidge raises additional equity financing, its stockholders may experience significant dilution of their ownership interests, and the per share value of its class A common stock could decline. Furthermore, if Greenidge engages in additional debt financing, the debt holders would likely have priority over its stockholders, on order of payment preference.

While Greenidge held a relatively small amount of digital assets for an extended period as of September 30, 2021, Greenidge’s current business strategy is to sell digital assets within a short period after earning such assets. Greenidge may choose to change this strategy in the future. The average period between receipt of bitcoin and the subsequent conversion to cash is less than one day because at least 95% of the bitcoin mined each day is liquidated the same day it is mined. Greenidge’s liquidity is subject to volatility in both number of bitcoins mined and the underlying price of bitcoin.

Contractual Obligations and Commitments

The following table summarizes Greenidge’s contractual obligations and other commitments as of September 30, 2021, and the years in which these obligations are due:

		Less than	1 - 3
$ in thousands	Total	1 Year	Years
Notes payable (1)	$42,932	$25,229	$17,703
Leases (2)	$943	$670	$273
Natural gas commitments (3)	$9,187	$9,187	$—
Purchase commitments (4)	$103,778	$103,778	$—

(1)	The notes payable amounts presented in the above table include financed principal obligations plus estimated contractual future interest and risk premium payments.
(2)	Lease obligations include fixed monthly rental payments and exclude estimated revenue sharing payments.
(3)	Represents off balance sheet arrangements to purchase natural gas through March 1, 2022.
(4)	Represents miner purchase commitments as of September 30, 2021 reduced by deposits made as of September 30, 2021.

The notes payable are associated with equipment finance and security agreements that financed the purchase of miners that have been delivered. These notes carry an annual interest rate of between 15%—17%, and are repaid by way of blended payments of interest and principal, as well as an additional risk premium payment, with the final payment due 18 months from delivery date.

In March 2021, Greenidge entered into an equipment lease agreement for certain mining units. In conjunction with the lease agreement, Greenidge recorded a finance lease obligation of $1.2 million and a right-of-use asset of $1.4 million. The lease includes obligations for a monthly fixed payment of less than $0.1 million and a revenue sharing obligation of 10% of the revenue attributable to the miners purchased. The lease ends in August 2022, at which point the equipment transfers to Greenidge.

As of September 30, 2021 Greenidge had outstanding commitments to purchase an additional 17,200 miners with a remaining cash commitment of $103.8 million, which has been included in the table above. The Company has $5.2 million of committed financing associated with these miners that will be funded upon delivery. These purchase commitments are cancellable only by Greenidge; however, if Greenidge were to cancel, Greenidge would forfeit the equipment deposits paid. The $5.2 million of committed financing for the miner purchase commitments are generally for a term of 18 months from delivery date with interest rates between 15% to 17% and require an additional risk premium payment.

Since the end of the third quarter through November 15, 2021, Greenidge had ordered an additional 12,500 S19j Pro Bitmain Antminers. The aggregate amount of these additional purchases was approximately $24.3 million.

Greenidge announced in October 2021 that it had entered into a Purchase and Sale Agreement for land and a facility in Spartanburg, South Carolina, with a purchase price of $15.0 million.

In the next twelve months, Greenidge expects that its operations and committed financing arrangements will provide sufficient cash for its operating expenses, purchase commitments, capital expenditures, interest payments and debt repayments. This is predicated on Greenidge achieving its forecast which could be negatively impacted by items outside of its control, in particular, significant decreases in the price of bitcoin, regulatory changes concerning cryptocurrency or other macroeconomic conditions (including if further COVID-19 outbreaks require further statewide shutdowns) and the other matters identified in Part II, Item 1A. “Risk Factors” of this Quarterly Report on For 10-Q.

Summary of Cash Flow

The following table provides information about Greenidge’s net cash flow (in thousands) for the nine months ended September 30, 2021 and 2020.

	Nine Months Ended September 30,
$ in thousands	2021	2020
Net cash provided by operating activities	$26,666	$788
Net cash used in investing activities	(38,644)	(9,302)
Net cash provided by financing activities	58,075	—

Net change in cash and cash equivalents	46,097	(8,514)
Cash and cash equivalents at beginning of year	5,052	11,750

Cash and cash equivalents at end of period	$51,149	$3,236

Net cash provided by operating activities was $26.7 million for the nine months ended September 30, 2021, as compared to $0.8 million for the nine months ended September 30, 2020. The increase in the operating cash flow during the first nine months of 2021 as compared to 2020 was driven primarily by the cash generated from net income (which is the net income adjusted noncash items impacting net income, such as depreciation and amortization, equity-based Merger-related costs, deferred taxes, accretion of asset retirement obligations, stock-based compensation and loss on environmental liability), which improved by approximately $26.9 million.

Net cash used in investing activities was $38.6 million for the nine months ended September 30, 2021, as compared to $9.3 million for the nine months ended September 30, 2020. For the nine months ended September 30, 2021, purchases of and deposits for property and equipment significantly increased as compared to the prior year due to the Company’s expansion of its miner fleet for cryptocurrency mining. During the third quarter of 2021, Greenidge acquired Support through the issuance of common stock, and as a result acquired $27.1 million of cash held by Support.

Net cash provided by financing activities was $58.1 million for the nine months ended September 30, 2021, as compared to $0.0 million for the nine months ended September 30, 2020. For the nine months ended September 30, 2021, the net cash provided by financing activities consisted of $37.1 million in proceeds from issuance of preferred stock, $25.1 million from notes payable and $3.2 million from stock options and warrants exercised, offset by repayments on notes payable and finance lease obligations related to equipment finance agreements of $5.0 million and $2.3 million of costs associated with the issuance of shares for the Merger.

Emerging Growth Company Status

Greenidge qualifies as an “emerging growth company” under the Jumpstart our Business Startups Act (“JOBS Act”). As a result, it is permitted to, and intends to, rely on exemptions from certain disclosure requirements. For so long as Greenidge is an emerging growth company, it will not be required to:

•	have an auditor report on its internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Greenidge has elected to take advantage of the benefits of this extended transition period. Its financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Greenidge will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which its total annual gross revenues exceed $1.07 billion, (ii) the date that it becomes a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of its class A common stock that are held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter, or (iii) the date on which it has issued more than $1 billion in non-convertible debt during the preceding three year period.

Critical Accounting Policies and Estimates

Greenidge believes the following accounting policies are most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Goodwill and Intangible Assets

As a result of the merger with Support, Greenidge has recorded $46.3 million of goodwill and $22.7 million of intangible assets based on preliminary estimates and assumptions at the date of acquisition and are subject to revision based on final information received, including appraisals and other analyses which support underlying estimates. Acquisitions are accounted for using the acquisition method which requires allocation of the purchase price to assets acquired and liabilities assumed based on estimated fair values. Any excess of the purchase price over the fair value of the assets and liabilities acquired is recorded as goodwill.

For the period immediately prior to the effective date of the Merger, Greenridge was a private company, and Support’s stock price fluctuated significantly based on factors not representative of the value of its underlying operations; therefore, Greenidge used the average of its closing stock price for the first ten days of trading on the Nasdaq Exchange ($31.71 per share) to measure the value of the consideration paid to Support shareholders. As the Company finalizes the fair value of assets acquired and liabilities assumed, additional purchase price allocation adjustments may be recorded during the measurement period, but no later than one year from the date of the Merger. The Company will reflect measurement period adjustments in the period in which the adjustments are determined.

The Company will be required to perform a goodwill impairment test annually, which will occur in the fourth quarter, or more frequently if events or circumstances indicate that an impairment loss may have been incurred. The applicable guidance allows an entity to first assess qualitative factors to determine if it is more likely than not that the fair value of a reporting unit is less than carrying value. If it is determined that it is more likely than not that the fair value of a reporting unit is less than carrying value then the company will estimate and compare the fair value of its reporting units to their carrying value, including goodwill. If the carrying value of goodwill is not recoverable, an impairment is recognized for the difference. Fair value is determined through the use of projected future cash flows, multiples of earnings and sales and other factors. Such analysis requires the use of certain market assumptions and discount factors, which are subjective in nature.

Due to the timing of the Merger, the Company is in the early stages of our purchase accounting process. As the Company completes this process, including the finalization of the purchase price, fair value calculations, and a more detailed assessment of Support’s business projections, any measurement period adjustments will be recorded and a goodwill impairment test will be performed. In accordance with ASC 805, Support’s assets and liabilities are recorded at fair value at September 14, 2021, and accordingly, there is no cushion between Support’s fair value and carrying value. Considering that the fair value used to determine the consideration was based upon a stock that experienced significant price fluctuations, it is possible that goodwill and intangible assets may need to be impaired at that time.

Accounts Receivable

Greenidge provides credit in the normal course of business to its power customer, the NYISO, and to its customers of its Support Services segment. Greenidge performs periodic credit evaluations of its customer’s financial condition and generally does not require collateral. The NYISO makes payments, depending on the type of revenue, within seven days of usage or seven days of month end. The customers of the Support Services segment generally are invoiced monthly and make payments within 30 days of the invoice. There are currently no accounts receivable associated with cryptocurrency mining revenues.

Digital Assets

Digital assets are included in current assets in the accompanying consolidated balance sheets. Digital assets are classified as indefinite-lived intangible assets in accordance with ASC 350, Intangibles – Goodwill and Other, and are accounted for in connection with Greenidge’s revenue recognition policy disclosed below. Cryptocurrencies held are accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Events or circumstances that may trigger an impairment assessment other than annually include but are not limited to material changes in the regulatory environment, potential technological changes in digital currencies, and prolonged or material changes in the price of bitcoin below the carrying cost of the asset. Upon determining an impairment exists, the amount of the impairment is determined as the amount by which the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, Greenidge has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If Greenidge concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. Greenidge assessed these digital assets and determined no impairment existed as of September 30, 2021. As of September 30, 2021, Greenidge’s digital assets consisted of approximately 29.8 bitcoins compared to 26.1 bitcoins as of December 31, 2020.

Digital assets awarded to Greenidge through its mining activities are included within the operating activities in the accompanying consolidated statements of cash flows. Greenidge accounts for its gains or losses in accordance with the last in, first out (“LIFO”) method of accounting. Gains and losses from the sales of digital assets are recorded in other income (expense) in the accompanying consolidated statements of operations.

While management uses available information to evaluate and recognize impairment losses on digital assets, further reductions in the carrying amounts may be necessary based on the changes in the underlying value of bitcoin

Emissions Expense and Credits

Greenidge generates carbon dioxide emissions in conjunction with its energy producing activities. As a result, Greenidge incurs emissions expense and is required to purchase emission credits, which are valued at cost, to offset the liability. Greenidge participates in the Regional Greenhouse Gas Initiative (“RGGI”), which requires, by law, that Greenidge remit credits to offset 50% of Greenidge’s annual emission expense in the following year, for each of the years in the three-year control period (January 1, 2021 to December 31, 2023) with final settlement required subsequent to the three-year control period. Greenidge recognizes expense on a per ton basis, where one ton is equal to one RGGI credit. After the control period ends, Greenidge will remit credits to extinguish the remaining emission expense liability. Greenidge recognizes expense on a per ton basis, where one ton is equal to one RGGI credit. The RGGI credits are recorded on a first in, first out basis.

Asset Retirement Obligations

Asset retirement obligations are legal obligations associated with the retirement of long-lived assets. The obligations represent the present value of the estimated costs for an asset’s future retirement discounted using a credit-adjusted risk-free rate and are recorded in the period in which the liability is incurred. These liabilities recognized by Greenidge relate to its landfill and the decommissioning costs of a coal ash pond that is currently only used for water discharge.

Greenidge owns and operates a landfill located on its property in the Town of Torrey, NY. As required by the NYSDEC, landfills are required to fund a trust or provide an equivalent financial commitment to cover expenses for approximately 30 years of estimated expenses to maintain the landfill after a landfill has ceased operations. As of September 30, 2021, the landfill owned by Greenidge is a fully permitted, operational landfill and acts as a leachate treatment facility. An annual report is completed by a third-party engineering firm to provide environmental compliance and calculate combined closure and post-closure costs, discounted to current year dollars. In lieu of a trust, Greenidge has negotiated with its largest equity member to maintain a letter of credit guaranteeing the payment of the liability. In accordance with ASC 410-20, Asset Retirement Obligations, Greenidge has recorded an environmental liability of $5.0 million and $4.9 million as of September 30, 2021 and December 31, 2020, respectively. The letter of credit related to this liability was for $5.0 million at September 30, 2021.

Greenidge has an obligation associated with coal combustion residuals associated with the closure of a coal ash pond located on its property in the Town of Torrey, NY as coal combustion residuals are subject to Federal and State regulations. In accordance with Federal law and ASC 410-20, Asset Retirement Obligations, Greenidge recorded an asset retirement obligation of $2.4 million and $2.3 million as of September 30, 2021 and December 31, 2020, respectively. There were no changes to cash flow estimates related to the coal ash pond asset retirement obligation during the first nine months of 2021. Estimates are based on various assumptions including, but not limited to, closure and post-closure cost estimates, timing of expenditures, escalation factors, discount rates and methods for complying with coal combustion residuals regulations. Additional adjustments to the asset retirement obligations are expected periodically due to potential changes in estimates and assumptions.

Cryptocurrency Mining Revenue

Greenidge has entered into digital asset mining pools by executing contracts with the mining pool operators to provide computing power to the mining pool. The contracts are terminable at any time by either party and Greenidge’s enforceable right to compensation only begins when Greenidge provides computing power to the mining pool operator. In exchange for providing computing power, Greenidge is entitled to a theoretical fractional share of the cryptocurrency award the mining pool operator receives less digital asset transaction fees to the mining pool operator. Revenue is measured as the value of the fractional share of the cryptocurrency award received from the pool operator, which has been reduced by the transaction fee retained by the pool operator, for Greenidge’s pro rata contribution of computing power to the mining pool operator for the successful solution of the current algorithm.

Providing computing power in digital asset transaction verification services is an output of Greenidge’s ordinary activities. The provision of providing such computing power is the only performance obligation in Greenidge’s contracts with mining pool operators. The transaction consideration Greenidge receives, if any, is noncash consideration, which Greenidge measures at fair value on the date received, which is not materially different than the fair value at the contract inception or the time Greenidge has earned the award from the pools. The consideration is all variable. Because it is not probable that a significant reversal of cumulative revenue will not occur, the consideration is constrained until the mining pool operator successfully places a block (by being the first to solve an algorithm) and Greenidge receives confirmation of the consideration it will receive, at which time revenue is recognized.

Pool fees paid by miners to pooling operators are based on a fixed percentage of the theoretical bitcoin block reward and network transaction fees received by miners. Pooling fees are netted against daily bitcoin payouts. Greenidge does not expect any material future changes in pool fee percentages paid to pooling operators, however as pools become more competitive, these fees may trend lower over time.

Fair value of the cryptocurrency award received is determined using the quoted price on Greenidge’s primary exchange of the related cryptocurrency at the time of receipt.

There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, Greenidge may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results of operations.

Power and Capacity Revenue

Greenidge recognizes power revenue at a point in time, when the electricity is delivered to the NYISO and its performance obligation is met. Greenidge recognizes revenue on capacity agreements over the life of the contract as its series of performance obligations are met as capacity to provide power is maintained.

Sales tax, value-added tax, and other taxes Greenidge collects concurrent with revenue-producing activities are excluded from revenue. Incidental contract costs that are not material in the context of the delivery of goods and services are recognized as expense. There is no significant financing component in these transactions.

Off-Balance Sheet Arrangements

As of September 30, 2021, Greenidge had 1,965,000 mmbtu of natural gas purchased through March 1, 2022 at an average cost of $4.68 / mmbtu, which represents an aggregate commitment of $9.2 million.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

Not required for smaller reporting companies.

Item 4. Controls and Procedures

The Company’s management, including its Chief Executive Officer and Chief Financial Officer, have conducted an evaluation of the effectiveness of disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended), as of the end of the period covered by this Quarterly Report on Form 10-Q. Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded as of September 30, 2021, that the disclosure controls and procedures are effective in ensuring that all material information required to be filed in this Quarterly Report on Form 10-Q has been recorded, processed, summarized and reported when required and the information is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

There have not been any changes in the Company’s internal control over financial reporting that occurred during the third quarter of 2021 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these, or other matters, may arise and harm our business. Other than discussed below, and as set forth in Note 9 “Commitments and Contingencies – Merger-Related Litigation” of the Notes to Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report on Form 10-Q, which is incorporated herein by reference, we are currently not aware of any such legal proceedings or claims that we believe will have an adverse effect on our business, financial condition or operating results.

On December 17, 2020, certain parties filed an Article 78 petition with the Supreme Court of the State of New York, Yates County, that challenges the Town of Torrey’s site plan review for the planned expansion of our bitcoin mining data center. We were joined in the petition as a necessary party. The petition asserts two errors, by the Town of Torrey namely (1) a violation of General Municipal Law 239-m for failure to make the necessary referral to the County or Torrey Planning Committee prior to the Town’s approval of the site plan; and (2) a violation of the State of New York Environmental Quality Review Act for, among other things, failing to identify all areas of environmental concern or scrutinizing the potential environmental impacts of the planned expansion of our data center. The matter was adjourned, during which time the General Municipal Law referral issue was rectified, leaving only the SEQRA matter. We have successfully defended similar SEQRA claims brought by the same petitioners in past litigation. Nevertheless, we cannot predict the outcome of this litigation. On April 19, 2021, the Town of Torrey Planning Board once again declared that the site plan application created no significant negative environmental impacts and again approved the proposed site plan. In light of the recent Town action, the petitioners have amended their pleadings against the Town of Torrey and requested that the Court set a new return date to have their claims fully addressed. We believe that the petitioners’ claims against the Town of Torrey have no merit.

Item 1A. Risk Factors

In evaluating our company and our business, you should carefully consider the risks and uncertainties described below, together with the other information in this Quarterly Report on Form 10-Q, including our condensed consolidated financial statements and the related notes and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which case the market price of our common stock could decline. Unless otherwise indicated, reference in this section and elsewhere in this Quarterly Report on Form 10-Q to our business being adversely affected, negatively impacted or harmed will include an adverse effect on, or a negative impact or harm to, our business, reputation, financial condition, results of operations, revenue and our future prospects. The material and other risks and uncertainties summarized above in this Quarterly Report on Form 10-Q and described below are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This Quarterly Report on Form 10-Q also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. Certain statements in the Risk Factors below are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements”.

Our business is subject to numerous risks and uncertainties, which illuminate challenges that we face in connection with the successful implementation of our strategy and the growth of our business. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial.

Risks Related to Our Business

Risks Related to Our Business Generally

Our business and operating plan may be altered due to several external factors, including market conditions, the ability to procure equipment in a quantity, cost and timeline consistent with our business plan, the ability to identify and acquire additional locations to replicate the operating model in place at our existing cryptocurrency mining and power generation facility and the ability to integrate the Support Services segment within our overall business plan.

We have developed a business plan that contemplates the anticipated completion of our build out in the Town of Torrey, New York, expansion into the Spartanburg facility, as well as the acquisition of additional power generation assets where we envision replicating our existing business model. The business plan is predicated on certain assumptions regarding many factors, some of which include no disruption to current operations from regulatory changes requirements, and procurement of additional mining equipment of certain performance specifications at certain future dates and prices, as well as the acquisition of additional locations. Our business plan is subject to change to the extent we are not able to achieve the expected outcomes consistent with our current assumptions. There can be no assurance that we will realize the benefits of our growth strategy and business plan, including with respect to our significant capital expenditures relating to orders of mining equipment. Furthermore, we remain in the process of developing other sites to deploy this mining equipment, and any disruption in developing such sites may delay our deployment efforts. Any delay in developing other sites could delay our ability to deploy mining equipment that we receive, and materially adversely affect our results of operation, strategy and financial performance.

As we continue to integrate the Support Services segment within our business model, we may elect or may be required to alter our business plans or change our business strategy with respect to the segment. Any change to our business plans or strategy will present risks related to Support’s ability to execute on these changes and may require us to make additional investments in the Support Services segment, all of which could harm our results of operations and financial performance.

It may take significant time, expenditure or effort for us to grow our business, including our bitcoin mining operations, through acquisitions, and our efforts may not be successful.

The number of bitcoin and other cryptocurrency mining companies has greatly increased in recent years. As we and other bitcoin/cryptocurrency mining companies seek to grow their mining capacity or access additional sources of electricity to power their growing mining operations, the acquisition of existing cryptocurrency mining companies and standalone electricity production facilities may become an attractive avenue of growth. Currently, we source our electricity for our bitcoin mining operations from our captive 106-megawatt power generation facility located in the Town of Torrey, New York. If we determine to expand our operations, we may want to do so through the acquisition of additional bitcoin or other cryptocurrency mining businesses or electricity generating power plants. We expect that operations at a new site will commence in 2022; however, there can be no assurance that operations will commence on the timeline indicated, or that the expected benefits and advantages of such expansion will be realized. Further attractive acquisition targets may not be available to us for a number of reasons, such as growing competition for attractive targets, economic or industry sector downturns, geopolitical tensions, regulatory changes, environmental challenges, increases in the cost of additional capital needed to close business combination or operate targets post-business combination. Our inability to identify and consummate acquisitions of attractive targets could have a material and adverse impact on our long term growth prospects, which could materially adversely affect our results of operations, strategy and financial performance.

Additionally, we may engage in the acquisition of other companies, investments, joint ventures and strategic alliances outside of our Support Services segment’s current line of business to design and develop new technologies and products, to strengthen competitiveness by scaling up and to expand our existing business line into new regions. Such transactions, especially in new lines of business, inherently involve risk due to the difficulties in integrating operations, technologies, products and personnel. Integration issues are complex, time-consuming and expensive and, without proper planning and implementation, may adversely affect the existing business. We may incur significant acquisition, administrative and other costs in connection with these transactions, including costs related to integration or restructuring of acquired businesses. These investments may not provide a return or lead to an increase in our Support Services segment’s operating results, and the benefits of these investments may not be obtained. There can be no assurance that these transactions will be beneficial to our Support Services segment’s results of operations or financial condition. Even assuming these transactions are beneficial, there can be no assurance that we will be able to successfully integrate the new business lines acquired or achieve all or any of the initial objectives of these transactions.

The loss of any of our management team, an inability to execute an effective succession plan, or an inability to attract and retain qualified personnel could adversely affect our results of operations, strategy and financial performance.

Our operations, strategy and business depend to a significant degree on the skills and services of our management, including Jeffrey Kirt, our Chief Executive Officer, Dale Irwin, our President and Timothy Rainey, our Chief Financial Officer.

At present, our management team is small, and we will need to continue to grow our management in order to alleviate pressure on our existing management team and in order to continue to develop our business and execute on any future identification and expansion into other potential power generation, cryptocurrency mining and support services opportunities. If our management, including any new hires that we may make, fails to work together effectively or to execute our plans and strategies on a timely basis, our business could be harmed. Furthermore, if we fail to execute an effective contingency or succession plan with the loss of any member of management, the loss of such management personnel may significantly disrupt our business.

The loss of key members of management could inhibit our business. Our future success also depends in large part on our ability to attract, retain and motivate key management and operating personnel. As we continue to develop and expand our operations, we may require personnel with different skills and experiences, and who have a sound understanding of our business and the bitcoin industry. The market for highly qualified personnel in the industries in which we operate is very competitive, and we may be unable to attract and retain such personnel. If we are unable to attract and retain such personnel, our business could be harmed.

We have been, are currently, and may be in the future, the subject of legal proceedings, including governmental investigations, relating to our products or services.

We, or certain of our subsidiaries, have been named as a party to several lawsuits, government inquiries or investigations and other legal proceedings, and may be named in additional ones in the future. Litigation may be time consuming, expensive, and disruptive to normal business operations, and the outcome of litigation is difficult to predict. The ultimate outcome of litigation could have a material adverse effect on our and the trading price for our securities. Furthermore, litigation, regardless of the outcome, may result in significant expenditures, diversion of our management’s time and attention from the operation of the business and damage to our reputation or relationship with third parties, which could materially and adversely affect our results of operations, strategy and financial performance.

On December 17, 2020, certain parties filed an Article 78 petition with the Supreme Court of the State of New York, Yates County, that challenges the Town of Torrey’s site plan review for the planned expansion of our bitcoin mining data center. We were joined in the petition as a necessary party. The petition asserts, among other things, a violation of the State of New York Environmental Quality Review Act for failing to identify all areas of environmental concern or appropriately review the potential environmental impacts of the planned expansion of our data center. This claim could result in litigation, may be time-consuming and costly, divert management resources, require us to change, postpone or halt the construction of our planned bitcoin mining data center expansion, or have other adverse effects on our business. In addition, costly and time-consuming litigation could be necessary to enforce our approved building rights.

Since the announcement of the Merger, six complaints have been filed by alleged individual stockholders of Support against Support, the individual directors of Support and, in two of the cases, Greenidge and Merger Sub in various U.S. federal district courts. The lawsuits generally allege that the Form S-4 Registration Statement filed with the Securities and Exchange Commission in connection with the Merger on May 4, 2021 is misleading and/or omits certain material information. In addition, one of the lawsuits also alleges that the members of the Support board breached their fiduciary duties in negotiating and approving the Merger Agreement and that Greenidge and Merger Sub aided and abetted the Support directors’ alleged breaches of fiduciary duty. All six lawsuits seek, among other things, to enjoin the Merger, or in the event that an injunction is not entered and the Merger closes, rescission of the Merger and unspecified money damages, costs and attorneys’ and experts’ fees (see Note 13).

Our Support Services segment involves direct sale and licensing of services and software to consumers and small and medium sized businesses, and it typically includes customary indemnification provisions in favor of its partners in its agreements for the distribution of its services and software. As a result, we may be subject to consumer litigation and legal proceedings related to our Support Services segment’s services and software, including putative class action claims and similar legal actions, including, but not limited to, consumer litigation and legal proceedings. We may also be subject to employee litigation and legal proceedings related to our employment practices attempted on a class or representative basis. Such litigation can be expensive and time-consuming regardless of the merits of any action and could divert management’s attention from our business. The cost of defense can be large as can any settlement or judgment in an action. Any of the foregoing could have a material adverse effect on our results of operations, strategy and financial performance.

Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations.

As of December 31, 2020, Support had approximately $145.6 million in U.S. federal tax net operating loss (“NOLs”) carryforwards, the usage of which is subject to Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). If a corporation undergoes an “ownership change” within the meaning of Section 382, the corporation’s net operating loss carryforwards and certain other tax attributes arising from before the ownership change are subject to limitations on use after the ownership change. In general, an ownership change occurs if there is a cumulative change in the corporation’s equity ownership by certain stockholders that exceeds fifty percentage points over a rolling three-year period. Similar rules may apply under state tax laws. The Merger resulted in an ownership change for Support. Thus, our existing NOLs may be subject to limitations arising from the previous ownership change, and if we undergo an ownership change in connection with or after this offering, our ability to utilize NOLs could be further limited by Section 382 of the Code. Future changes in our stock ownership, some of which might be beyond our control, could result in additional ownership changes under Section 382 of the Code subjecting our ability to use our NOLs to stricter limitations. For these reasons, we may not be able to utilize a material portion of the NOL carryforwards even if we attain profitability.

We have a limited operating history, with operating losses as we have grown. If we are unable to sustain greater revenues than our operating costs of bitcoin mining and power generation, as well as expansion plans, we will resume operating losses, which could negatively impact our operations, strategy and financial performance.

We have undergone a transformation in recent years and began bitcoin mining in May 2019. We have experienced recurring losses from operations in prior years. Our bitcoin mining business is in its early stages, and bitcoin and energy pricing and bitcoin mining economics are volatile and subject to uncertainty. Our current strategy will continue to expose us to the numerous risks and volatility associated with the bitcoin mining and power generation sectors, including fluctuating bitcoin to U.S. dollar prices, the costs of bitcoin miners, the number of market participants mining bitcoin, the availability of other power generation facilities to expand operations and regulatory changes.

If, among other things, the price of bitcoin declines or mining economics become prohibitive, we could incur future losses. Such losses could be significant as we incur costs and expenses associated with recent investments and potential future acquisitions, as well as legal and administrative related expenses. While we are closely monitoring our cash balances, cash needs and expense levels, significant expense increases may not be offset by a corresponding increase in revenue or a significant decline in bitcoin prices could significantly impact our financial performance.

While we have multiple sources of revenue from our business and operations, these sources of revenue currently all depend on the single natural gas power generation facility that we operate. Any disruption to our single power plant would have a material adverse effect on our business and operations, as well as our results of operations and financial condition.

We operate a single source natural gas power generation facility that presently comprises and supports all of our business and operations. While we realize multiple sources of revenue from our business and operations, each current source of revenue is dependent on the continuing operation of our natural gas power generation facility in the Town of Torrey, New York. Power plants involve complex operations and equipment, much of which is subject to wear and tear in the normal course of operation. Further, equipment used in the operations of the power plant may also suffer breakdown or malfunction, physical disaster and sabotage. Substantially all of our power plant and bitcoin mining operations are operated with computer systems that may be subject to data security breaches, computer malfunction and viruses, and generally require continual software updates and maintenance. Repairing, replacing or otherwise fixing or addressing any of these or other issues may require the allocation of significant time, capital or other resources, such as technical capability, and during such period of time, we would be unable to operate our power plant and generate revenue. We may not have the adequate capital or other resources to fix or otherwise address these factors or issues in a timely manner or at all, and we may not have access to the necessary parts or equipment that are required to fix or otherwise address such factors or issues. Some of the parts and equipment necessary to operate the power plant may require long lead-times in order to acquire, either due to availability, production time or cycles, shipping or other factors, thereby making such parts or equipment difficult to acquire in a timely manner or on a cost-effective basis, if available at all. Any disruption to our single power plant would cause a suspension of revenue generating activity and would have a material adverse effect on our business and operations, as well as our results of operations and financial condition.

As the aggregate amount of computing power, or hash rate, in the bitcoin network increases, the amount of bitcoin earned per unit of hash rate decreases; as a result, in order to maintain our market share, we may have to incur significant capital expenditures in order to expand our fleet of miners.

The aggregate computing power of the global bitcoin network has generally grown over time and we expect it to continue to grow in the future. To the extent the global hash rate continues to increase, the market share of and the amount of bitcoin rewards paid to any fixed fleet of miners will decrease. Therefore, in order to maintain our market share, we may be required to expand our mining fleet, which may require significant capital expenditures. Such significant capital expenditures could have an adverse effect on our business operations, strategy and financial performance.

The properties utilized by us in our bitcoin mining operations may experience damage, including damage not covered by insurance.

Our current bitcoin mining operation in the Town of Torrey, New York is, and any future bitcoin mining operations that we establish will be, subject to a variety of risks relating to physical condition and operation, including:

•	the presence of construction or repair defects or other structural or building damage;

•	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;

•	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms;

•	damage caused by criminal actors, such as cyberattacks, vandalism, sabotage or terrorist attacks; and

•	claims by employees and others for injuries sustained at our properties.

Any of these could render our bitcoin mining operations and/or power generation inoperable, temporarily or permanently, and the potential impact on our business is currently magnified because we currently operate from a single location. The security and other measures we take to protect against these risks may be insufficient or unavailable. Our property insurance covers approximately $197 million per occurrence on plant, including business interruption, and $50 million for bitcoin mining equipment in all cases, subject to certain deductibles. Our insurance may not be adequate to cover the losses we suffer as a result of these risks, which could materially adversely impact our results of operations and financial condition.

Our bitcoin may be subject to loss, theft or restriction on access.

We are subject to the risk that some or all of our bitcoin could be lost or stolen. Cryptocurrencies are stored in cryptocurrency sites commonly referred to as “wallets” which may be accessed to exchange a holder’s cryptocurrency assets. Access to our bitcoin assets could also be restricted by cybercrime (such as a denial of service attack) against a service at which we maintain a hosted hot wallet. A hot wallet refers to any cryptocurrency wallet that is connected to the Internet. In general, hot wallets are easier to set up and access than wallets in cold storage, but they are also more susceptible to hackers and other technical vulnerabilities. Cold storage refers to any cryptocurrency wallet that is not connected to the Internet. Cold storage wallets are generally more secure than hot wallets, but they are not ideal for quick or regular transactions, and we may experience lag time in our ability to respond to market fluctuations in the price of our bitcoin. We currently engage a third-party provider to hold our bitcoin in multi-signature cold storage wallets, and such third party provider maintains secure backups to reduce the risk of malfeasance, but the risk of loss of our bitcoin assets cannot be wholly eliminated. We utilize hot wallets on exchanges to liquidate daily bitcoin mining rewards (and amounts held in hot wallets are limited to one day’s worth of mining revenue, to mitigate risk of loss. Any restrictions on access to our hot wallets due to cybercrime or other reasons could limit our ability to convert bitcoin to cash.

Hackers or malicious actors may attempt to steal, bitcoin, such as by attacking the bitcoin network source code, exchange miners, third-party platforms, cold and hot storage locations or software, our general computer systems or networks, or by other means. As we increase in size, we may become a more appealing target of hackers or other malicious actors. In addition, if in the future we hold more of our generated bitcoin long term for investment purposes, the threat of the loss of our bitcoin to hackers would become a more substantial risk and the potential for substantial losses would grow.

Bitcoin are controlled by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our bitcoin and such private keys may not be capable of being restored. Such events could materially adversely impact our results of operations and financial condition.

If bitcoin or other cryptocurrencies are determined to be investment securities, and we hold a significant portion of our assets in such cryptocurrency, investment securities or non-controlling equity interests of other entities, we may inadvertently violate the Investment Company Act. We could incur large losses to modify our operations to avoid the need to register as an investment company or could incur significant expenses to register as an investment company or could terminate operations altogether.

Under the Investment Company Act of 1940, as amended (the “Investment Company Act”), a company may be deemed an investment company if the value of our investment securities is more than 40% of our total assets (exclusive of government securities and cash items) on an unconsolidated basis. At the present time, the Securities and Exchange Commission (the “SEC”) does not deem the bitcoin that we own, acquire or mine as an investment security, and we do not believe any of the bitcoin we own, acquire or mine to be securities. Additionally, we do not currently hold a significant portion of our assets in bitcoin. However, SEC rules and applicable law are subject to change, especially in the evolving world of cryptocurrency, and further, the Investment Company Act analysis may not be uniform across all forms of cryptocurrency that we might mine or hold.

If the SEC or other regulatory body were to determine that bitcoin, or any other cryptocurrency that we may mine or hold in the future, constitutes an investment security subject to the Investment Company Act, and if we were to hold a significant portion of our total assets in such bitcoin or other cryptocurrency as a result of our mining activities and/or in investments in which we do not have a controlling interest, the investment securities we hold could exceed 40% of our total assets, exclusive of cash items. Such a situation could be hastened if we choose to hold more of our mined bitcoin or other cryptocurrency rather than converting our mined bitcoin or cryptocurrency in significant part to U.S. dollars.

In such an event, we could determine that we have become an investment company. Limited exclusions are available under the Investment Company Act, including an exclusion granting an inadvertent investment company a one-year grace period from registration as an investment company. In that year, we would be required to take actions to cause the investment securities held by us to be less than 40% of our total assets, which could include acquiring assets with our cash and bitcoin or other cryptocurrency on hand, liquidating our investment securities or bitcoin or seeking a no-action letter from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner. Such actions could require significant cost, disruption to our operations or growth plans and diversion of management time and attention.

If we were unable to qualify for an exemption from registration as an investment company, or fail to take adequate steps within the one-year grace period for inadvertent investment companies, we would need to register with the SEC as an investment company under the Investment Company Act or cease almost all business, and our contracts would become voidable. Investment company registration is time consuming and would require a restructuring of our business. Moreover, the operation of an investment company is very costly and restrictive, as investment companies are subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and Investment Company Act filing requirements. The cost of such compliance would result in us incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact on our operations.

There has been limited precedent set for financial accounting of digital assets and so it is unclear how we will be required to account for digital asset transactions.

While we record digital assets as indefinite-lived intangible assets in accordance with Accounting Standards Codification, or ASC, 350, there is currently no authoritative guidance under U.S. GAAP which specifically addresses the accounting for digital assets, including digital currencies.

We recognize bitcoin related revenue when bitcoins are earned. The receipt of bitcoins is generally recorded as revenue, using the spot price of a prominent exchange at the time of daily reward and bitcoins are recorded on the balance sheet at their cost basis and are reviewed for impairment annually.

A change in financial accounting standards or their interpretation could result in changes in accounting treatment applicable to our bitcoin business, which may have an adverse effect on our results of operations.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of bitcoins as property for tax purposes (in the context of when such bitcoins are held as an investment), such determination could have a negative tax consequence on us.

Current IRS guidance indicates that digital assets such as bitcoin should be treated and taxed as property, and that transactions involving the payment of bitcoin for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a bitcoin passes from one person to another, usually by means of bitcoin transactions (including off-blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which may adversely affect our results of operations.

Risks Related to the Bitcoin and Cryptocurrency Industry

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of bitcoin in a manner that adversely affects our business, prospects or operations.

As bitcoin and cryptocurrencies generally have grown in both popularity and market size, governments around the world have reacted differently to them; certain governments have deemed them illegal, and others have allowed their use and trade without restriction. Based on stated efforts to curtail energy usage on mining, to protect investors or to prevent criminal activity, and in part to redirect interest into competing government-created cryptocurrencies, recent regulations have proliferated. In March 2021, a new law was proposed in India to criminalize the mining, transferring or holding of bitcoin and other cryptocurrencies, and current rules require extensive disclosure to the government of cryptocurrency holdings. At the same time, India is rumored to be developing its own centralized national digital currency. Similarly, China has also limited some mining and trading, although not possession, of cryptocurrency, ostensibly to reduce energy usage in a country representing an estimated 65% of bitcoin mining, but reports suggest such regulation is also designed, in part, to drive appetite for China’s own digital yuan. On April 16, 2021, Turkey imposed bans on the use of cryptocurrency as payment and now requires transactions of a certain size to be reported to a government agency in the wake of alleged fraud at one of Turkey’s largest exchanges. In addition, in May 2021, Iran announced a temporary ban on cryptocurrency mining as a way to reduce energy consumption amid power blackouts. Many jurisdictions, such as the United States, subject bitcoin and other cryptocurrencies to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. Further, in January 2021, Russia adopted legislation to identify cryptocurrency as a digital asset and legitimize its trading, but also prohibit its use as a payment method; mining operations have also grown significantly in Russia since this time. Such varying government regulations and pronouncements are likely to continue for the near future.

In the U.S., the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the Commodity Futures Trading Commission, the SEC, the Financial Crimes Enforcement Network of the U.S. Treasury Department (“FinCEN”), and the Federal Bureau of Investigation) have begun to examine the operations of the bitcoin network, bitcoin users and the bitcoin exchange market. Increasing regulation and regulatory scrutiny may result in new costs for us and our management having to devote increased time and attention to regulatory matters, change aspects of our business or result in limits on the use cases of bitcoin. In addition, regulatory developments and/or our business activities may require us to comply with certain regulatory regimes. For example, to the extent that our activities cause us to be deemed a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement certain anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

Ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of bitcoin and/or materially and adversely impact our results of operation and financial condition.

We are subject to risks related to Internet disruptions, which could have an adverse effect on our ability to mine bitcoin.

In general, bitcoin and our business of mining bitcoin is dependent upon the Internet. A significant disruption in Internet connectivity could disrupt a currency’s network operations and have an adverse effect on the price of bitcoin and our ability to mine bitcoin, , which could, depending on the duration of the disruption, materially and adversely impact our results of operations.

Our future success will depend significantly on the price of bitcoin, which is subject to risk and has historically been subject to wide swings and significant volatility.

Our operating results will depend significantly on the price of bitcoin. Specifically, our revenues from our bitcoin mining operations are based principally on two factors: (1) our mining payouts from our third-party mining pools; and (2) the price of bitcoin. Accordingly, a decrease in the price of bitcoin will result in a decrease in our revenues. Moreover, the price of bitcoin has historically been subject to wide swings and significant volatility. This means that our operating results may be subject to significant volatility.

Bitcoin prices have historically been volatile and impacted by a variety of factors, including market perception, the degree to which bitcoin is accepted as a means of payment, the volume of purchases and sales of bitcoin by market participants, real or perceived competition from alternative cryptocurrencies as well as those factors discussed in this section “Risk Factors”.

We may not be able to compete effectively against other companies, some of whom have greater resources and experience.

We may not be able to compete effectively against present or future competitors. The bitcoin industry has attracted various high-profile and well-established competitors, some of whom have substantially greater liquidity and financial resources than us. With the limited resources we have available, we may experience great difficulties in expanding and improving our network of computers to remain competitive. In addition, new ways for investors and market participants to invest in bitcoin and cryptocurrencies continue to develop, and we may be adversely affected by competition from other methods of investing in bitcoin. Competition from existing and future competitors, particularly those that have access to competitively priced energy, could result in our inability to secure acquisitions and partnerships and to successfully execute our business plan. If we are unable compete effectively, our business could be negatively affected.

The impact of geopolitical and economic events on the supply and demand for bitcoin is uncertain.

Geopolitical crises may motivate large-scale purchases of bitcoin and other cryptocurrencies, which could increase the price of bitcoin and other cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates. Such risks are similar to the risks of purchasing commodities in uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as cryptocurrencies are an emerging asset class, global crises and general economic downturns may discourage investment in bitcoin as investors could focus their investment on less volatile asset classes as a means of hedging their investment risk.

Bitcoin is subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and our shareholders.

Bitcoin miners and other necessary hardware are subject to malfunction, technological obsolescence, the global supply chain and difficulty and cost in obtaining new hardware.

Our bitcoin miners are subject to malfunctions and normal wear and tear, and, at any point in time, a certain number of our bitcoin miners are typically off-line for maintenance or repair. The physical degradation of our miners will require us to replace miners that are no longer functional. Because we utilize many units of the same bitcoin miner models, if there is a model wide component malfunction whether in the hardware or the software that powers these miners, the percentage of offline miners could increase substantially, disrupting our operations. Any major bitcoin miner malfunction out of the typical range of downtime for normal maintenance and repair could cause significant economic damage to us.

Additionally, as technology evolves, we may need to acquire newer models of miners to remain competitive in the market. New miners can be costly and may be in short supply. Given the long production period to manufacture and assemble bitcoin miners and the current global semiconductor chip shortage, there can be no assurance that we can acquire enough bitcoin mining computers or replacement parts on a cost-effective basis – or at all – for the maintenance and expansion of our bitcoin mining operations. We rely on third parties, principally located in China, to supply us with bitcoin miners and shortages of bitcoin miners or their component parts, material increases in bitcoin miner costs, or delays in delivery of our orders, including due to trade restrictions and COVID-19 supply chain disruptions, could significantly interrupt our plans for expanding our bitcoin mining capacity in the near term and future.

Bitmain, a provider of bitcoin miners, adjusts its prices based on bitcoin mining revenues, so the cost of new machines is unpredictable but could be extremely high. As a result, at times, we may obtain Bitmain miners and other hardware from third parties at premium prices, to the extent they are available. Due to high demand and the limited number of suppliers, we must identify miners on terms we find attractive, negotiate to lock in the purchase and price and wait for delivery. As we wait for such miner delivery, we bear the risk of bitcoin price decreases and mining difficulty increases. Meanwhile, our competitors may be receiving and installing miners purchased at lower cost.

This upgrading and replacement process requires substantial capital investment and we may face challenges in doing so on a timely and cost-effective basis. Shortages of bitcoin mining computers could result in reduced bitcoin mining capacity and increased operating costs, which could materially delay the completion of our planned bitcoin mining capacity expansion and put us at a competitive disadvantage.

We face risks and disruptions related to the COVID-19 pandemic and supply chain issues, including in semiconductors and other necessary mining components, which could significantly impact our operations and financial results.

Our business was adversely impacted by the effects of the COVID-19 pandemic, in particular as a result of a decline in energy prices and the availability of bitcoin miners, and may continue to be adversely impacted in the future.

The COVID-19 pandemic outbreak has and may continue to adversely affect the economies of many countries, resulting in an economic downturn that may have an adverse effect on financial markets, energy and bitcoin prices, the demand for bitcoin and other factors that could impact our operating results.

China has also limited the shipment of certain products in and out of its borders, which could negatively impact our ability to receive bitcoin mining equipment from our China-based suppliers. Our third-party manufacturers, suppliers, sub-contractors and customers have been disrupted by worker absenteeism, quarantines, restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our supply chain, shipments of parts for our existing miners, as well as any new miners we purchase, may be delayed. As our miners require repair or become obsolete and require replacement, our ability to obtain adequate replacements or repair parts from our manufacturer may therefore be hampered. Supply chain disruptions could therefore negatively impact our operations.

In addition, multiple factors including some related to the COVID-19 pandemic have created a global semiconductor shortage. Since the inception of the pandemic, factory shutdowns and limitations due to employee illness or public health requirements have significantly slowed output, while global demand for products requiring chips increased. These 2020-2021 challenges worsened a pre-existing semiconductor and other supply shortage. Semiconductor supply has not yet rebounded, and manufacturers across all industries are waiting and driving up demand and costs. While we have already purchased the bitcoin miners for our 2021 plans, any delay or disruption in delivery of these purchased miners, or future miners necessary for our success and growth, may have a material and negative impact on our results of operations.

We may not adequately respond to rapidly changing technology.

Competitive conditions within the bitcoin industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product developments and evolving industry standards. New technologies, techniques or products could emerge that offer better performance than the software and other technologies that we utilize, and we may have to transition to these new technologies to remain competitive. We may not be successful in implementing new technology or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our results of operations may suffer.

A failure to properly monitor and upgrade the bitcoin network protocol could damage the bitcoin network which could, in turn, have an adverse effect on our business.

The open-source structure of the bitcoin network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. As the bitcoin network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the bitcoin network protocol. The lack of guaranteed financial incentive for contributors to maintain or develop the bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the bitcoin network may reduce incentives to address issues adequately or in a timely manner. Because our mining activities rely on the bitcoin network, negative developments with respect to that network may have an adverse effect on our results of operations and financial condition.

Over time, incentives for bitcoin miners to continue to contribute processing power to the bitcoin network may transition from a set reward to transaction fees. If the incentives for bitcoin mining are not sufficiently high, we may not have an adequate incentive to continue to mine.

In general, as the number of bitcoin rewards awarded for solving a block in a blockchain decreases, our ability to achieve profitability also decreases. Decreased use and demand for bitcoin rewards may adversely affect our incentive to expend processing power to solve blocks. If the bitcoin rewards for solving blocks and transaction fees are not sufficiently high, fewer bitcoin miners will mine. At insufficiently attractive rewards, our costs of operations in total may exceed our revenues from bitcoin mining.

To incentivize bitcoin miners to continue to contribute processing power to the bitcoin network, such network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by bitcoin miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee or by the bitcoin network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If as a result transaction fees paid for bitcoin transactions become too high, bitcoin users may be reluctant to transfer bitcoin or accept bitcoin as a means of payment, and existing users may be motivated to hold existing bitcoin and switch from bitcoin to another digital asset or back to fiat currency for transactions, diminishing the aggregate amount of available transaction fees for bitcoin miners. Such reduction would adversely impact our results of operations and financial condition.

Incorrect or fraudulent cryptocurrency transactions may be irreversible.

It is possible that, through computer or human error, theft or criminal action, our cryptocurrency could be transferred in incorrect amounts or to unauthorized third parties or accounts. In general, cryptocurrency transactions are irrevocable, and stolen or incorrectly transferred cryptocurrencies may be irretrievable, and we may have extremely limited or no effective means of recovering such cryptocurrencies. As a result, any incorrectly executed or fraudulent bitcoin transactions could adversely affect our business.

The bitcoin reward for successfully uncovering a block will halve several times in the future, and bitcoin value may not adjust to compensate us for the reduction in the rewards we receive from our bitcoin mining efforts.

Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a proof of work consensus algorithm. At a predetermined block, the bitcoin mining reward is cut in half, hence the term “halving.” For bitcoin, the reward was initially set at 50 bitcoin currency rewards per block and this was cut in half to 25 on November 28, 2012 at block 210,000, then again to 12.5 on July 9, 2016 at block 420,000. The most recent halving for bitcoin occurred on May 11, 2020 at block 630,000 and the reward was reduced to 6.25. It is expected that the next halving will likely occur in 2024. This process will reoccur until the total amount of bitcoin currency rewards issued reaches 21 million, which is expected around the year 2140. Bitcoin has had a history of price fluctuations around the halving of its rewards, and there can be no assurance that any price change will be favorable or would compensate for the reduction in bitcoin mining reward in connection with a halving. If the award of bitcoin or a proportionate decrease in bitcoin mining difficulty does not follow these anticipated halving events, the revenue we earn from our bitcoin mining operations would see a corresponding decrease, and we may not have an adequate incentive to continue bitcoin mining.

We may not be able to realize the benefits of forks, and forks in a digital asset network may occur in the future which may affect the value of bitcoin held by us.

To the extent that a significant majority of users and miners on a cryptocurrency network install software that changes the cryptocurrency network or properties of a cryptocurrency, including the irreversibility of transactions and limitations on the mining of new cryptocurrency, the cryptocurrency network would be subject to new protocols and software. However, if less than a significant majority of users and miners on the cryptocurrency network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, a “fork” of the network would occur, with one prong of the network running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the cryptocurrency running in parallel, yet lacking interchangeability and necessitating exchange-type transaction to convert currencies between the two forks. After a fork, it may be unclear which fork represents the original asset and which is the new asset.

If we hold bitcoin at the time of a hard fork into two cryptocurrencies, industry standards would dictate that we would be expected to hold an equivalent amount of the old and new assets following the fork. However, we may not be able to secure or realize the economic benefit of the new asset. Our business may be adversely impacted by forks in the bitcoin network.

The further development and acceptance of digital asset networks and other digital assets, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of digital asset systems may adversely affect an investment in us.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs cryptocurrency assets, including bitcoin, based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of bitcoin as a means of payment has not, and may never, occur. The growth of this industry in general, and the use of bitcoin in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

•	continued worldwide growth in the adoption and use of bitcoin as a medium to exchange;

•	governmental and quasi-governmental regulation of bitcoin and its use, or restrictions on or regulation of access to and operation of the bitcoin network or similar cryptocurrency systems;

•	changes in consumer demographics and public tastes and preferences;

•	the maintenance and development of the open-source software protocol of the network;

•	the increased consolidation of contributors to the bitcoin blockchain through bitcoin mining pools;

•	the availability and popularity of other cryptocurrencies and other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	the use of the networks supporting cryptocurrencies for developing smart contracts and distributed applications;

•	general economic conditions and the regulatory environment relating to cryptocurrencies;

•	environmental restrictions on the use of electricity to mine bitcoin and a resulting decrease in global bitcoin mining operations;

•	an increase in bitcoin transaction costs and a resultant reduction in the use of and demand for bitcoin; and

•	negative consumer sentiment and perception of bitcoin specifically and cryptocurrencies generally.

The outcome of any of these factors could have negative effects on our results of operations and financial condition.

It is possible that cryptocurrencies other than bitcoin could have features that make them more desirable to a material portion of the cryptocurrency user base and this could result in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and adversely affect us.

Bitcoin holds a “first-to-market” advantage over other cryptocurrencies. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use to secure their respective blockchains and transaction verification systems. More users and miners makes a cryptocurrency more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens this first-to-market advantage.

Despite the first-to-market advantage of the bitcoin network over other cryptocurrency networks, it is possible that another cryptocurrency could become comparatively more popular. If an alternative cryptocurrency obtains significant market share—either in market capitalization, mining power or use as a payment technology—this could reduce bitcoin’s market share and value. Substantially all of our mining revenue is derived from mining bitcoin and, while we may mine other cryptocurrencies in the future, we have no plans to do so currently and may incur significant costs if we choose to do so. For example, our current application-specific integrated circuit machines (i.e., our “miners”) are principally utilized for mining bitcoin and cannot mine other cryptocurrencies that are not mined utilizing the SHA-256 algorithm. As a result, the emergence of a cryptocurrency that erodes bitcoin’s market share and value could have a material adverse effect on our results of operations and financial condition.

We may be adversely affected by competition from other methods of investing in bitcoin.

We compete with other users and/or companies that are mining bitcoin or providing investors exposure to bitcoin without direct purchases of bitcoin and with other potential financial vehicles linked to cryptocurrency, including securities backed by or linked to bitcoin through entities similar to it. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in such other entities, or to invest in bitcoin or other cryptocurrency directly, as opposed to investing in us. Conversely, given the nascence of cryptocurrency market within the broader investment market, investors may associate entities involved in cryptocurrency mining, trading or related services with each other, and thus, public reports of challenges at any of such other entities may have a negative impact on our business. Finally, the emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and any negative impressions or conclusions resulting from such scrutiny could be applicable to us and impact our business. Such circumstances could have a material adverse effect on our results of operations and financial condition.

We are subject to momentum pricing risk.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. Cryptocurrency market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Momentum pricing may have resulted, and may continue to result, in speculation regarding future appreciation in the value of cryptocurrencies and bitcoin in particular, inflating and making their market prices more volatile. As a result, they may be more likely to fluctuate in value due to changing investor confidence in future appreciation (or depreciation) in their market prices, which could adversely affect the value of bitcoin mined by us, which could lead to an adverse effect on our results of operations and financial condition.

Our reliance on third-party mining pool service providers for our mining payouts may have a negative impact on our business.

We use third–party mining pools to receive our mining rewards from the network. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power used to generate each block. Should a pool operator’s system suffer downtime for any reason, including, as a result of a cyber-attack, software malfunction or other similar issues for any reason, it would negatively impact our ability to receive revenue. Furthermore, we are dependent on the accuracy of the mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given bitcoin mining application in order to assess the proportion of that total processing power we provided. While we have internal methods of tracking both our power provided and the total used by the pool, the mining pool operator uses our own record-keeping to determine our proportion of a given reward. We have little means of recourse against the mining pool operator if we determine the proportion of the reward paid out to us by the mining pool operator is incorrect, other than leaving the pool. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operators, we may experience reduced reward for our efforts, which would have an adverse effect on our results of operations and financial condition.

Banks and financial institutions may not provide bank accounts, or may cut off certain banking or other financial services, to cryptocurrency investors or businesses that engage in bitcoin-related activities or that accept bitcoin as payment.

A number of companies that engage in bitcoin and/or other cryptocurrency-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, changing governmental regulations about the legality of transferring or holding bitcoin and other cryptocurrency may prompt other banks and financial institutions to close existing bank accounts or discontinue banking or other financial services to such companies in the cryptocurrency industry, or even investors with accounts for transferring, receiving or holding their cryptocurrency. Specifically, China already restricts financial institutions from holding, trading or facilitating transactions in bitcoin. Similarly, other countries have proposed cryptocurrency legislation that could have a significant impact on the ability to utilize banking services in such countries for cryptocurrency. Both India and China, among other countries, are reportedly driving toward the development and adoption of a national digital currency – and taking legislative action that could be viewed as disadvantaging to private cryptocurrencies in the process.

Should such rules and restrictions continue or proliferate, we may not only be unable to obtain or maintain these services for our business but also experience business disruption if our necessary commercial partners, such as bitcoin mining pools or miner manufacturers, cannot conduct their businesses effectively due to such regulations. The difficulty that many businesses that provide bitcoin and/or derivatives on other cryptocurrency-related activities have and may continue to have in finding banks and financial institutions willing to provide them services may diminish the usefulness of bitcoin as a payment system and harm public perception of bitcoin. If we are unable to obtain or maintain banking services for our business as a result of our bitcoin-related activities, our results of operations and financial condition could be materially adversely affected.

Blockchain technology may expose us to specially designated nationals or blocked persons or cause us to violate provisions of law.

We are subject to the rules enforced by The Office of Financial Assets Control of the US Department of Treasury (“OFAC”), including regarding sanctions and requirements not to conduct business with persons named on its specially designated nationals list. However, because of the pseudonymous nature of blockchain transactions, we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’S specially designated nationals list.

Risks Related to our Power Generation Operations

Our operations and financial performance may be impacted by fuel supply disruptions, price fluctuations in the wholesale power and natural gas markets, and fluctuations in other market factors that are beyond our control.

Our power generation depends on our purchases of fuel and other products consumed during the production of electricity from a number of suppliers. Our operations and financial performance generally may be impacted by changes in the supply of fuel and other required products, price fluctuations in the wholesale power and natural gas markets, and other market factors beyond our control.

Delivery of these fuels to our facilities is dependent upon fuel transmission or transportation infrastructure, storage and inventory of fuel stocks, as well as the continuing financial viability of contractual counterparties. As a result, we are subject to the risks of disruptions or curtailments in the production of power at our generation facility if fuel is limited or unavailable at any price, if a counterparty fails to perform, or if there is a disruption in the fuel delivery infrastructure. Disruption in the delivery of fuel, including disruptions as a result of weather, transportation difficulties, global demand and supply dynamics, labor relations, environmental regulations or the financial viability of fuel suppliers, could adversely affect our ability to operate our facilities, which could result in lower power sales and/or higher costs to our bitcoin mining operations and thereby adversely affect our results of operations.

Separate from supply, market prices for power, capacity, ancillary services, natural gas, and oil are volatile, unpredictable and tend to fluctuate substantially. Disruptions in our fuel supplies may require us to find alternative fuel sources at higher costs, to find other sources of power to deliver to counterparties at a higher cost, or to pay damages to counterparties for failure to deliver power as contracted. Unlike most other commodities, electric power can only be stored on a very limited basis and generally must be produced concurrently with its use. As a result, power prices and our costs are subject to significant volatility due to supply and demand imbalances, especially in the day-ahead and spot markets. We buy significant quantities of fuel on a short-term or spot market basis. Prices for the natural gas that we purchase fluctuate, sometimes rising or falling significantly over a relatively short period of time. The price we can obtain for the sale of power may not rise at the same rate, or may not rise at all, to match a rise in fuel or delivery costs. Further, any changes in the costs of natural gas or transportation rates, changes in the relationship between such costs and the market prices of power, or an inability to procure fuel for physical delivery at prices that we consider favorable could all adversely affect our operations, the costs of meeting our obligations, and the profitability of our bitcoin mining, and thus, our operations and financial performance. Volatility in market prices for fuel and electricity may result from a number of factors outside of our control, including:

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changes in generation capacity in our markets, including the addition of new supplies of power as a result of the development of new plants, expansion of existing plants, the continued operation of uneconomic power plants due to state subsidies, or additional transmission capacity;

•	disruption to, changes in or other constraints or inefficiencies of electricity, fuel or natural gas transmission or transportation;

•	electric supply disruptions, including plant outages and transmission disruptions;

•	changes in market liquidity;

•	weather conditions, including extreme weather conditions and seasonal fluctuations, including the effects of climate change;

•	changes in commodity prices and the supply of commodities, including but not limited to natural gas and oil;

•

changes in the demand for power or in patterns of power usage, including the potential development of demand-side management tools and practices, distributed generation, and more efficient end-use technologies;

•	development of new fuels, new technologies and new forms of competition for the production of power;

•	fuel price volatility;

•	changes in capacity prices and capacity markets.

•	federal, state and foreign governmental environmental, energy and other regulation and legislation, including changes therein and judicial decisions interpreting such regulations and legislation;

•	the creditworthiness and liquidity of fuel suppliers and/or transporters and their willingness to do business with us; and•general economic and political conditions.

Such factors and the associated fluctuations in power and natural gas prices have affected our wholesale power generation profitability and cost of power for bitcoin mining activities in the past and will continue to do so in the future.

Changes in technology may negatively impact the value of our Town of Torrey, New York power plant and any future power plants.

Research and development activities are ongoing in the industry to provide alternative and more efficient technologies to produce power. There are alternate technologies to supply electricity, most notably fuel cells, micro turbines, batteries, windmills and photovoltaic (solar) cells, the development of which are currently being subsidized and expanded by the State of New York, where we currently operate (as well as by state or local governments in areas where we may operate in the future), to address global climate change concerns. It is possible that technological advances will reduce the cost of alternative generation to a level that is equal to or below that of certain central station production. Also, as new technologies are developed and become available, the quantity and pattern of electricity usage by customers could decline, with a corresponding decline in revenues derived by generators. These alternative energy sources could result in a decline to the dispatch and capacity factors of our power plant located in the town of Torrey, New York. As a result of these factors, the value of our generation facilities could be significantly reduced.

We sell capacity, energy and ancillary services to the wholesale power grid managed by the NYISO. Our business may be affected by the actions of nearby states or other governmental actors in the competitive wholesale marketplace.

We sell capacity, energy and ancillary services to the wholesale power grid managed by the NYISO. The competitive wholesale marketplace may be impacted by out-of-market subsidies provided by states or state entities, including bailouts of uneconomic nuclear plants, imports of power from Canada, renewable mandates or subsidies, mandates to sell power below our cost of acquisition and associated costs, as well as out-of-market payments to new or existing generators. These out-of-market subsidies to existing or new generation undermine the competitive wholesale marketplace, which can lead to decreased energy market revenues or premature retirement of existing facilities, including those owned by us. If these measures continue, capacity and energy prices may be suppressed, and we may not be successful in our efforts to insulate the competitive market from this interference. Our wholesale power revenue may be materially impacted by rules or regulations that allow regulated utilities to participate in competitive wholesale markets or to own and operate rate-regulated facilities that provide capacity, energy and ancillary services that could be provided by competitive market participants.

The availability and cost of emission allowances could adversely impact our costs of operations.

We are required to maintain, through either allocations or purchases, sufficient emission allowances for SO2, CO2 and NOx to support our operations in the ordinary course of operating our power generation facilities. These allowances are used to meet the obligations imposed on us by various applicable environmental laws. If our operational needs require more than our allocated allowances, we may be forced to purchase such allowances on the open market, which could be costly. If we are unable to maintain sufficient emission allowances to match our operational needs, we may have to curtail our operations so as not to exceed our available emission allowances or install costly new emission controls. As we use the emission allowances that we have purchased on the open market, costs associated with such purchases will be recognized as operating expense. If such allowances are available for purchase, but only at significantly higher prices, the purchase of such allowances could materially increase our costs of operations in the affected markets.

Our financial performance could be materially and adversely affected if energy market participants continue to construct additional generation facilities (i.e., new-build) or expand or enhance existing generation facilities despite relatively low power prices and such additional generation capacity results in a reduction in wholesale power prices or more competition from bitcoin mining competitors with access to cheaper supplies of electricity.

Given the overall attractiveness of the markets in which we operate, and certain tax benefits associated with renewable energy, among other matters, energy market participants have continued to construct new generation facilities (i.e., new-build) or invest in enhancements or expansions of existing generation facilities despite relatively low wholesale power prices. If this market dynamic continues, and/or if our bitcoin mining competitors begin to build or acquire their own power plants to fuel their bitcoin mining operations, our results of operations and financial condition could be materially and adversely affected if such additional generation capacity results in a cheaper supply of electricity to our bitcoin mining competitors or lower prices at which we sell capacity, energy or ancillary services to the wholesale power grid.

Maintenance, expansion and refurbishment of power generation facilities involve significant risks that could result in unplanned power outages or reduced output and could have a material adverse effect on our revenues, results of operations, cash flows and financial condition.

Our facilities require periodic maintenance and repair. Any unexpected failure, including failure associated with breakdowns or forced outages, and any related unanticipated capital expenditures could result in reduced profitability from both loss of bitcoin mining operations and power generation. Such unexpected outages have occurred in the past and may occur in the future, due to factors both within and outside of our control. We can give no assurances that outages involving our power plant will not occur in the future, or that any such outage would not have a negative effect on our business and results of operations. In addition, we cannot be certain of the level of capital expenditures that will be required due to changing environmental laws (including changes in the interpretation or enforcement thereof), needed facility repairs and unexpected events (such as natural disasters or terrorist attacks). Unexpected capital expenditures could have a material adverse effect on our liquidity and financial condition. If we significantly modify power generation equipment, we may be required to install the best available control technology or to achieve the lowest achievable emission rates as such terms are defined under the new source review provisions of the Clean Air Act of 1963, which would likely result in substantial additional capital expenditures.

Operation of power generation facilities involves significant risks and hazards that could disrupt or have a material adverse effect on our revenues and results of operations, and we may not have adequate insurance to cover these risks and hazards. Our employees, contractors, customers and the general public may be exposed to a risk of injury due to the nature of our operations.

The conduct of our operations, including operation of our power plant, information technology systems and other assets is subject to a variety of inherent risks. These risks include the breakdown or failure of equipment, accidents, potential physical injury, hazardous spills and exposures, fires, property damage, security breaches, viruses or outages affecting information technology systems, labor disputes, obsolescence, delivery/transportation problems and disruptions of fuel supply, performance below expected levels or other financial liability, and may be caused to or by employees, customers, contractors, vendors, contractual or financial counterparties, other third parties, weather events or acts of God.

Operational disruptions or similar events may impact our ability to conduct our businesses efficiently and lead to increased costs, expenses or losses. Planned and unplanned outages at our power plants may require us to curtail operation of the plant. Any reduced power supply could also have a negative impact on the cost structure of our bitcoin mining operations.

These and other hazards can cause significant personal injury or loss of life, severe damage to and destruction of property, plant and equipment, contamination of, or damage to, the environment and suspension of operations. Further, the employees and contractors of our operating affiliates work in, and customers and the general public may be exposed to, potentially dangerous environments at or near our operations. As a result, employees, contractors, customers and the general public are at risk for serious injury, including loss of life.

The occurrence of one or more of these events may result in us or our affiliates being named as a defendant in lawsuits asserting claims for substantial damages, including for environmental cleanup costs, personal injury and property damage and fines and/or penalties. We maintain an amount of insurance protection that we consider adequate, but we cannot provide any assurance that our insurance will be sufficient or effective under all circumstances and against all hazards or liabilities to which we may be subject and, even if we do have insurance coverage for a particular circumstance, we may be subject to a large deductible and maximum cap. A successful claim for which we are not fully insured could hurt our financial results and materially harm our financial condition. Further, due to rising insurance costs and changes in the insurance markets, we cannot provide any assurance that our insurance coverage will continue to be available at all or at rates or on terms similar to those presently available. Any losses not covered by insurance could have a material adverse effect on our financial condition, results of operations or cash flows.

Our business is subject to substantial energy regulation and may be adversely affected by legislative or regulatory changes relating to climate change or policies regarding cryptocurrency mining, as well as liability under, or any future inability to comply with, existing or future energy regulations or requirements.

Our business is subject to extensive U.S. federal, state and local laws. Compliance with, or changes to, the requirements under these legal and regulatory regimes may cause us to incur significant additional costs or adversely impact our ability to continue operations as usual or compete on favorable terms with competitors. Failure to comply with such requirements could result in the shutdown of a non-complying facility, the imposition of liens, fines, and/or civil or criminal liability and or costly litigations before the agencies and/or in state of federal court. Changes to these laws and regulations could result in temporary or permanent restrictions on certain operations at our facilities, including power generation or use in connection with cryptocurrency mining, and compliance with, or opposing such regulation, may be costly.

The regulatory environment has undergone significant changes in the last several years due to state and federal policies affecting wholesale competition and the creation of incentives for the addition of large amounts of new renewable generation and, in some cases, transmission. These changes are ongoing, and we cannot predict the future design of the wholesale power markets or the ultimate effect that the changing regulatory environment will have on our business. In addition, in some of these markets, interested parties have proposed material market design changes, including the elimination of a single clearing price mechanism, as well as proposals to reinstate the vertically-integrated monopoly model of utility ownership or to require divestiture by generating companies to reduce their market share. If competitive restructuring of the electric power markets is reversed, discontinued, delayed or materially altered, our business prospects and financial results could be negatively impacted. In addition, since 2010, there have been a number of reforms to the regulation of the derivatives markets, both in the United States and internationally. These regulations, and any further changes thereto, or adoption of additional regulations, including any regulations relating to position limits on futures and other derivatives or margin for derivatives, could negatively impact our ability to hedge our portfolio in an efficient, cost-effective manner by, among other things, potentially decreasing liquidity in the forward commodity and derivatives markets or limiting our ability to utilize non-cash collateral for derivatives transactions.

Obtaining and complying with required government permits and approvals may be time-consuming and costly.

We and our affiliates are required to obtain, and to comply with, numerous permits and licenses from federal, state and local governmental agencies. The process of obtaining and renewing necessary permits and licenses can be lengthy and complex, requiring up to months or years for approval depending on the nature of the permit or license and such process could be further complicated or extended in the event regulations change. In addition, obtaining such permit or license can sometimes result in the establishment of conditions that create a significant ongoing impact to the nature or costs of operations or even make the project or activity for which the permit or license was sought unprofitable or otherwise unattractive. In addition, such permits or licenses may be subject to denial, revocation or modification under various circumstances. Failure to obtain or comply with the conditions of permits or licenses, or failure to comply with applicable laws or regulations, may result in the delay or temporary suspension of our operations and electricity sales or the curtailment of our delivery of electricity to our customers and may subject us to penalties and other sanctions. Although various regulators routinely renew existing permits and licenses, renewal of our existing permits or licenses could be denied or jeopardized by various factors, including failure to provide adequate financial assurance for closure, failure to comply with environmental, health and safety laws and regulations or permit conditions, local community, political or other opposition and executive, legislative or regulatory action.

Our inability to procure and comply with the permits and licenses required for these operations, or the cost to us of such procurement or compliance, could have a material adverse effect on us. In addition, new environmental legislation or regulations, if enacted, or changed interpretations of existing laws, may cause activities at our facilities to need to be changed to avoid violating applicable laws and regulations or eliciting claims that historical activities at our facilities violated applicable laws and regulations. In addition to the possible imposition of fines in the case of any such violations, we may be required to undertake significant capital investments and obtain additional operating permits or licenses, which could have a material adverse effect on us.

Our cost of compliance with existing and new environmental laws could have a material adverse effect on us.

We and our affiliates are subject to extensive environmental regulation by governmental authorities, including the United States Environmental Protection Agency (the “EPA”), and state environmental agencies and/or attorneys general. We may incur significant additional costs beyond those currently contemplated to comply with these regulatory requirements. If we fail to comply with these regulatory requirements, we could be forced to reduce or discontinue operations or become subject to administrative, civil or criminal liabilities and fines. Existing environmental regulations could be revised or reinterpreted, new laws and regulations could be adopted or become applicable to us or our facilities, and future changes in environmental laws and regulations could occur, including potential regulatory and enforcement developments related to air emissions, all of which could result in significant additional costs beyond those currently contemplated to comply with existing requirements. Any of the foregoing could have a material adverse effect on results of operations and financial condition.

The EPA has recently finalized or proposed several regulatory actions establishing new requirements for control of certain emissions from certain sources, including electricity generation facilities. In the future, the EPA may also propose and finalize additional regulatory actions that may adversely affect our existing generation facilities or our ability to cost-effectively develop new generation facilities. There is no assurance that the currently installed emissions control equipment at the natural gas-fueled generation facilities owned and operated by us will satisfy the requirements under any future EPA or state environmental regulations. Future federal and/or state regulatory actions could require us to install significant additional emissions control equipment, resulting in potentially material costs of compliance for our generation units, including capital expenditures, higher operating and fuel costs and potential production curtailments. These costs could have a material adverse effect on results of operations and financial condition.

We may not be able to obtain or maintain all required environmental regulatory approvals. If there is a delay in obtaining any required environmental regulatory approvals, if we fail to obtain, maintain or comply with any such approval or if an approval is retroactively disallowed or adversely modified, the operation of our generation facilities could be stopped, disrupted, curtailed or modified or become subject to additional costs. Any such stoppage, disruption, curtailment, modification or additional costs could have a material adverse effect on results of operations and financial condition.

In addition, we may be responsible for any on-site liabilities associated with the environmental condition of facilities that we have acquired, leased, developed or sold, regardless of when the liabilities arose and whether they are now known or unknown. In connection with certain acquisitions and sales of assets, we may obtain, or be required to provide, indemnification against certain environmental liabilities. Another party could, depending on the circumstances, assert an environmental claim against us or fail to meet its indemnification obligation to us. Such events could have an adverse effect on our results of operations and financial condition

We could be materially and adversely affected if current regulations are implemented or if new federal or state legislation or regulations are adopted to address global climate change, or if we are subject to lawsuits for alleged damage to persons or property resulting from greenhouse gas emissions.

There is attention and interest nationally and internationally about global climate change and how greenhouse gas emissions, such as CO2, contribute to global climate change. Over the last several years, the U.S. Congress and state and federal authorities have considered and debated several proposals intended to address climate change using different approaches, including a cap on carbon emissions with emitters allowed to trade unused emission allowances (cap-and-trade), a tax on carbon or greenhouse gas emissions, limits on the use of generated power in connection with cryptocurrency mining, incentives for the development of low-carbon technology and federal renewable portfolio standards. A number of federal court cases have been filed in recent years asserting damage claims related to greenhouse gas emissions, and the results in those proceedings could establish adverse precedent that might apply to companies (including us) that produce greenhouse gas emissions. Our results of operations and financial condition could be materially and adversely affected if new federal and/or state legislation or regulations are adopted to address global climate change or if we are subject to lawsuits for alleged damage to persons or property resulting from greenhouse gas emissions.

Risks Related to Our Support Services Segment

Our Support Services segment’s financial condition and results of operations may vary from quarter to quarter

Support’s quarterly results of operations have fluctuated in the past and could do so in the future. Fluctuations in results of operations of our Support Services segment may be due to a number of factors, including, but not limited to, those listed below and those identified throughout this section:

•	The performance of its partners, including the success of its partners in attracting end users of its products, which can impact the amount of revenue it derives;

•	Change, or reduction in or discontinuance of its programs with clients and partners;

•	Cancellations, rescheduling or deferrals of significant customer products or service programs;

•	Its reliance on a small number of partners for a substantial majority of its revenue;

•	Its ability to successfully license and grow revenue related to its SUPERAntiSpyware® software, Guided Paths®, Support.com Cloud and its service offerings;

•

The timing of its sales to its clients and its partners’ resale of its products to end users and its ability to enter into new sales with partners and renew existing programs with its clients and partners;

•	The availability and cost-effectiveness of advertising placements for its software products and services and its ability to respond to changes in the advertising markets in which it participates;

•	The efficiency and effectiveness of its technology specialists;

•	Its ability to effectively match staffing levels with service volumes on a cost-effective basis;

•	Its ability to manage contract labor;

•

Its ability to hire, train, manage and retain its home-based customer support specialists and enhance the flexibility of its staffing model in a cost-effective fashion and in quantities sufficient to meet forecast requirements;

•	Its ability to manage costs under its self-funded health insurance program;

•	Usage rates on the subscriptions it offers;

•	Its ability to maintain a competitive cost structure for its organization;

•	The rate of expansion of its offerings and its investments therein;

•

Changes in the markets for computers and other technology devices relating to unit volume, pricing and other factors, including changes driven by declines in sales of personal computers and the growing popularity of tablets, and other mobile devices and the introduction of new devices into the connected home;

•	Its ability to adapt to its clients’ needs in a market space defined by frequent technological change;

•	Severe financial hardship or bankruptcy of one or more of its major clients;

•	The amount and timing of operating costs and capital expenditures in its business;

•	Failure to protect its intellectual property; and

•	Public health or safety concerns, medical epidemics or pandemics, such as COVID-19, and other natural- or man-made disasters;

A substantial portion of revenue generated by our Support Services segment is attributable to a limited number of clients. The loss or reduction in business from any of these clients could adversely affect its business and results of operations.

Our Support Services segment receives a significant amount of its revenue from a limited number of customers. For the years ended December 31, 2020 and 2019, which was prior to the Merger and not included in the results of operations of Greenidge, its largest customer accounted for over 44% and 63% of Support’s total revenue, respectively. For the years ended December 31, 2020 and 2019, its second largest customer accounted for 43% and 25% of Support’s total revenue, respectively. For the nine months ended September 30, 2021, of which only a small portion was included in the results of operations of Greenidge, its largest and second largest customer accounted for 55% and 27% of Support’s total revenue, respectively. There were no other customers that accounted for 10% or more of Support’s total revenue in any of the periods presented. In October 2021, Support agreed with a subsidiary of Comcast Corporation, its second largest customer to terminate its contract to provide support services to Comcast (the “Comcast Contract”), effective the first quarter of 2022. The Comcast Contract represented approximately $2 million and $7 million of Support’s revenues for the three and nine months ended September 30, 2021, respectively, of which, only a small portion occurred since the Merger and was included in Greenidge’s results of operations. Support’s operating income from the Comcast Contract for each of the aforementioned periods was negative.

In the past, sales to Support’s largest customers have fluctuated significantly from period to period and year to year and will likely continue to fluctuate in the future. The loss of these or other significant relationships, the change of the terms or terminations of its arrangements with any of these customers, the reduction or discontinuance of programs or billable hours with any of these customers, or the failure of any of these customers to achieve their targets has in the past adversely affected and could in the future adversely affect our Support Services segment.

Our Support Services segment’s business is based on a relatively new and evolving business model.

Our Support Services segment provides customer support services by professionals who work from their homes, creating a robust, timely and innovative library of Guided Path® self-support tools, licensing the Support.com Cloud application, and providing end-user consumer software products. We may not be able to offer these services and software products successfully. Our customer support professionals are generally home-based, which requires a high degree of coordination and quality control of employees working from diverse and remote locations. Based on the relatively new and evolving business model of our Support Services segment, as well as its recent integration within our business as a whole, the future revenue and income potential of the Support Services segment is uncertain. Some of these risks and uncertainties related to our Support Services segment concern its ability to, among other things, maintain current relationships and service programs, develop new relationships, reach prospective customers in a cost-effective manner, reduce its dependence on a limited number of partners, successfully license and grow revenue related to its product and service offerings, adapt to changes in the market it serves, respond to government regulations, and manage and respond to present, threatened or future litigation. If we are unable to address these risks, our Support Services segment business, results of operations and prospects could suffer.

Support is a party to a Consent Order with the Federal Trade Commission which imposes ongoing obligations.

On November 6, 2018, Support entered into a Stipulation to Entry of Order for Permanent Injunction and Monetary Judgment (the “Consent Order”), with the Federal Trade Commission (“FTC”), resolving a multi-year FTC investigation relating to PC Healthcheck, an obsolete software program that Support developed on behalf of a third party for their use with their customers. As part of the Consent Order, Support agreed to pay $10 million and to implement certain new procedures and enhance certain existing procedures. Any violation or alleged violation of the terms of the Consent Order could impose additional financial liability in the form of regulatory fines and/or legal fees, as well as harm Support’s reputation with customers or prospective customers and adversely affect our Support Services segment’s results of operations.

We may face intellectual property infringement claims that could be costly to defend and result in its loss of significant rights.

Our Support Services segment relies on the use and licensing of technology. Other parties may assert intellectual property infringement claims against Support or our customers, and our products may infringe the intellectual property rights of third parties. For example, Support’s products may infringe patents issued to third parties. In addition, as is increasingly common in the technology sector, Support may be confronted with the aggressive enforcement of patents by companies whose primary business activity is to acquire patents for the purpose of offensively asserting them against other companies. From time to time, Support has received allegations or claims of intellectual property infringement, and it may receive more claims in the future. Support may also be required to pursue litigation to protect is intellectual property rights or defend against allegations of infringement. Intellectual property litigation is expensive and time-consuming and could divert management’s attention from our business. The outcome of any litigation is uncertain and could significantly impact our financial results. If there is a successful claim of infringement, we may be required to develop non-infringing technology or enter into royalty or license agreements which may not be available on acceptable terms, if at all. Our failure to develop non-infringing technologies or license proprietary rights on a timely basis could harm our Support Services segment.

If we are unable to protect or enforce intellectual property rights, related to our Support Services segment, or we lose our ability to utilize the intellectual property of others, our Support Services segment could be adversely affected.

The success of our Support Services segment depends, in part, upon our ability to obtain intellectual property protection for Support’s proprietary processes, software and other solutions. Support relies upon confidentiality policies, nondisclosure and other contractual arrangements, and patent, trade secret, copyright and trademark laws to protect its intellectual property rights. These laws are subject to change at any time and could further limit Support’s ability to obtain or maintain intellectual property protection. There is uncertainty concerning the scope of patent and other intellectual property protection for software and business methods, which are fields in which Support relies on intellectual property laws to protect its rights. Even where Support obtains intellectual property protection, its intellectual property rights may not prevent or deter competitors, former employees, or other third parties from reverse engineering its solutions or software. Further, the steps Support takes in this regard might not be adequate to prevent or deter infringement or other misappropriation of its intellectual property by competitors, former employees or other third parties, and it may not be able to detect unauthorized use of, or take appropriate and timely steps to enforce, its intellectual property rights. Enforcing Support’s rights might also require considerable time, money and oversight, and it may not be successful. Further, Support relies on third-party software in providing some of its services and solutions. If Support loses its ability to continue using any such software for any reason, including because it is found to infringe the rights of others, it will need to obtain substitute software or find alternative means of obtaining the technology necessary to continue to provide its solutions. Support’s inability to replace such software, or to replace such software in a timely or cost-effective manner, could materially adversely affect the results of operations of our Support Services segment.

Our Support Services segment must comply with a variety of existing and future laws and regulations that could impose substantial costs on it and may adversely impact its business.

We are subject to a variety of laws and regulations, which may differ among jurisdictions, affecting our Support Services segment’s operations in areas including, but not limited to: intellectual property ownership and infringement; tax; anti-corruption such as the Foreign Corrupt Practices Act and the UK Bribery Act; foreign exchange controls and cash repatriation restrictions; data privacy requirements such as the European Economic Area Privacy Regulation, the General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act (“CCPA”); competition; consent order terms (for example, the recent Consent Order Support entered into with the FTC); advertising; employment; product regulations; health and safety requirements; and consumer laws. If we fail to continue to comply with these regulations, we may be unable to provide products or services to certain customers within our Support Services segment, or we may incur penalties or fines. We are unable to predict the outcome or effects of any of these potential actions or any other legislative or regulatory proposals on our business. Any changes to the legal and regulatory framework applicable to our Support Services segment could have an adverse impact on the results of its operations. Although Support’s management systems are designed to maintain compliance, if we violate or fail to comply with any laws or regulations, applicable consent orders or decrees, a range of consequences could result, including fines, sales limitations, criminal and civil liabilities or other sanctions. The costs of complying with these laws (including the costs of any investigations, auditing and monitoring) could adversely affect our Support Services segment’s current or future business.

Our product and service offerings are in their early stages and failure to market, sell and develop the offerings effectively and competitively could result in a lack of growth.

A number of competitive offerings exist in the market, providing various features that may overlap with our Support.com offerings today or in the future. Some competitors in these markets far exceed its spending on sales and marketing activities and benefit from greater existing brand awareness, channel relationships and existing customer relationships. We may not be able to reach the market effectively and adequately or convey our differentiation as needed to grow our customer base. To reach our target market effectively, we may be required to continue to invest substantial resources in sales and marketing and engineering and IT activities, which could have an adverse effect on our Support Services segment’s financial results. In addition, if we fail to develop and maintain competitive features, deliver high-quality products and satisfy existing customers, our Support.com offerings could fail to grow. Disruptions in infrastructure operations could impair our ability to deliver Support.com offerings to customers, thereby affecting our reputation with existing and prospective customers and possibly resulting in monetary penalties or financial losses.

The Support Services segment operates in a highly competitive industry, with intense price competition, which may intensify as its competitors expand their operations.

The industry in which our Support Services segment operates is highly competitive and includes numerous small companies capable of competing effectively in it markets on a local basis, as well as several large companies that possess substantially greater financial resources than we do. Contracts are traditionally awarded on the basis of competitive bids or direct negotiations with customers.

The competitive factors in these markets include, amongst others, product and service quality and availability, responsiveness, experience, technology, equipment quality, reputation for retaining highly skilled agents and price. The competitive environment has intensified as mergers among industry partners have reduced the number of available customers and mergers amongst our competitors have created larger companies for us to compete against. Some of our current and potential competitors have greater resources, longer histories, more customers, and/or greater brand recognition. They may secure better terms from vendors, adopt more aggressive pricing, and devote more resources to technology, infrastructure, fulfillment, and marketing.

Competition may intensify, including with the development of new business models and the entry of new and well-funded competitors, and as our competitors enter into business combinations or alliances and established companies in other markets expand to become competitive with our business. Furthermore, we cannot be sure that its competitors will not develop competing products, systems, services or technologies that gain market acceptance in advance of our products, systems, services or technologies, or that our competitors will not develop new products, systems, services or technologies that cause our existing products, systems, services or technologies to become non-competitive or obsolete, which may adversely affect our Support Services segment’s results of operations through the potential reduction of sales and profits.

Our Support Services segment’s business is highly dependent upon its brand recognition and reputation, and the failure to maintain or enhance its brand recognition or reputation would likely have a material adverse effect on its business.

Support’s brand recognition and reputation are critical aspects of our Support Services segment. We believe that maintaining and further enhancing our Support.com brand as well as our reputation will be critical to retaining existing customers and attracting new customers. We also believe that the importance of Support’s brand recognition and reputation will continue to increase as competition in its markets continues to develop. Support’s success in this area will be dependent on a wide range of factors, some of which are out of our control, including the following:

•	the efficacy of our marketing efforts;

•	its ability to retain existing and obtain new customers and strategic partners;

•	the quality and perceived value of our services;

•	actions of its competitors, its strategic partners, and other third parties;

•	positive or negative publicity, including material on the Internet;

•	regulatory and other governmental related developments; and

•	litigation related developments.

Any of the foregoing could have an adverse effect on our Support Services segment’s results of operations.

Our Support Services segment’s success depends upon our ability to attract, develop and retain highly qualified employees while also controlling its labor costs in a competitive labor market.

Support’s customers expect a high level of customer support and product knowledge from its employees. To meet the needs and expectations of Support’s customers, it must attract, develop and retain a large number of highly qualified employees while at the same time control labor costs. Support’s ability to control labor costs is subject to numerous external factors, including prevailing wage rates and health and other insurance costs, as well as the impact of legislation or regulations governing labor relations, minimum wage, or healthcare benefits. An inability to provide wages and/or benefits that are competitive within the markets in which our Support Services segment operates could adversely affect our ability to retain and attract employees. In addition, Support competes with other retail businesses for many of its employees in hourly positions, and it invests significant resources in training and motivating them to maintain a high level of job satisfaction. These positions have historically had high turnover rates, which can lead to increased training and retention costs, particularly in a competitive labor market. Effective succession planning is also important to our long-term success. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees and executive management could hinder Support’s strategic planning and execution. There is no assurance that Support will be able to attract or retain highly qualified employees in the future. As such, our Support Services segment’s ability to develop and deliver successful products and services may be adversely affected.

Disruptions in Support’s information technology and service delivery infrastructure and operations could impair the delivery of its services and harm our Support Services segment’s business.

Support depends on the continuing operation of its information technology and communication systems and those of its third-party service providers. Any interruption or failure of its internal or external systems could prevent Support or its service providers from accepting orders and delivering services, or cause company and consumer data to be unintentionally lost, destroyed or disclosed. Support’s continuing efforts to upgrade and enhance the security and reliability of its information technology and communications infrastructure could be very costly, and it may have to expend significant resources to remedy problems such as a security breach or service interruption. Interruptions in its services resulting from labor disputes, telephone or Internet failures, power or service outages, natural disasters or other events, or a security breach could reduce its revenue, increase its costs, cause customers and partners and licensees to fail to renew or to terminate their use of its offerings, and harm its reputation and its ability to attract new customers.

Costs related to software defects or other errors in Support’s products could have a material adverse effect on our Support Services segment.

From time to time, Support may experience software defects, bugs and other errors associated with the introduction and/or use of its complex software products. Despite Support’s testing procedures, errors may occur in new products or releases after commencement of commercial deployments in the future. Such errors could result in:

•	Loss of or delay in market acceptance of its products;

•	Material recall and replacement costs;

•	Delay in revenue recognition or loss of revenue;

•	The diversion of the attention of its engineering personnel from product development efforts;

•	Support having to defend against litigation related to defective products; and

•	Damage to Support’s reputation in the industry that could adversely affect its relationships with its customers.

In addition, the process of identifying a software error in software products that have been widely distributed may be lengthy and require significant resources. Support may have difficulty identifying the end customers of the defective products in the field, which may cause it to incur significant replacement costs, contract damage claims from its customers and further reputational harm. Any of these problems could materially and adversely affect our Support Services segment’s results of operations. Despite Support’s best efforts, security vulnerabilities may exist with respect to its products. Mitigation techniques designed to address such security vulnerabilities, including software and firmware updates or other preventative measures, may not operate as intended or effectively resolve such vulnerabilities. Software and firmware updates and/or other mitigation efforts may result in performance issues, system instability, data loss or corruption, unpredictable system behavior, or the theft of data by third parties, any of which could significantly harm Support’s business and reputation.

Support’s systems collect, access, use, and store personal customer information and enable customer transactions, which poses security risks, requires it to invest significant resources to prevent or correct problems that may be caused by security breaches, and may harm our Support Services segment’s business.

A fundamental requirement for online communications, transactions and support is the secure collection, storage and transmission of confidential information. Support’s systems collect and store confidential and personal information of its individual customers as well as its partners and their customers’ users, including personally identifiable information and payment card information, and its employees and contractors may access and use that information in the course of providing services. In addition, Support collects and retain personal information of its employees in the ordinary course of its business. Support and its third-party contractors use commercially available technologies to secure this information. Despite these measures, parties may attempt to breach the security of Support’s data or that of its customers. In addition, errors in the storage or transmission of data could breach the security of that information. Support may be liable to its customers for any breach in security and any breach could subject it to governmental or administrative proceedings or monetary penalties, damage its relationships with partners and harm its business and reputation. Also, computers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. We may be required to expend significant capital and other resources to comply with mandatory privacy and security standards required by law, industry standard, or contract, and to further protect against security breaches or to correct problems caused by any security breach.

A breach of Support’s security systems may have a material adverse effect on our Support Services segment’s business.

Support’s security systems are designed to maintain the physical security of its facilities and protect its customers’ and employees’ confidential information, as well as its own proprietary information. However, Support is also dependent on a number of third-party cloud-based and other service providers of critical corporate infrastructure services relating to, among other things, human resources, electronic communication services and certain finance functions, and Support is, of necessity, dependent on the security systems of these providers. Accidental or willful security breaches or other unauthorized access by third parties or Support’s employees or contractors of its facilities, its information systems or the systems of its cloud-based or other service providers, or the existence of computer viruses or malware in its or their data or software could expose it to a risk of information loss and misappropriation of proprietary and confidential information, including information relating to its products or customers and the personal information of its employees. In addition, Support has, from time to time, also been subject to unauthorized network intrusions and malware on its own IT networks. Any theft or misuse of confidential, personal or proprietary information as a result of such activities could result in, among other things, unfavorable publicity, damage to Support’s reputation, loss of its trade secrets and other competitive information, difficulty in marketing its products, allegations by its customers that Support has not performed its contractual obligations, litigation by affected parties and possible financial obligations for liabilities and damages related to the theft or misuse of such information, as well as fines and other sanctions resulting from any related breaches of data privacy regulations, any of which could have a material adverse effect on its reputation, business, profitability and financial condition. Since the techniques used to obtain unauthorized access or to sabotage systems change frequently and are often not recognized until launched against a target, We may be unable to anticipate these techniques or to implement adequate preventative measures.

Data privacy regulations are expanding and compliance with, and any violations of, these regulations may cause us to incur significant expenses.

Support’s software and services contain features that allow its technology specialists and other personnel to access, control, monitor, and collect information from computers and other devices. Privacy legislation, enforcement and policy activity in this area are expanding rapidly in many jurisdictions and creating a complex regulatory compliance environment. Costs to comply with and implement these privacy-related and data protection measures could be significant. Even the perception of privacy concerns, whether or not valid, may harm Support’s reputation and inhibit adoption of its solutions by current and future customers. In addition, Support may face claims about invasion of privacy or inappropriate disclosure, use, storage, or loss of information obtained from its customers. In addition, even Support’s inadvertent failure to comply with federal, state or international privacy-related or data protection laws and regulations could result in proceedings against Support by governmental entities or others, and substantial fines and damages. The theft, loss or misuse of personal data collected, used, stored or transferred by Support to run Support’s business could result in significantly increased business and security costs or costs related to defending legal claims.

Our Support Services segment relies on third-party technologies in providing certain of its software and services. Our inability to use, retain or integrate third-party technologies could delay service or software development and could harm the Support Services segment’s business.

Support licenses technologies from third parties, which are integrated into its services, technology and end user software. Support’s use of commercial technologies licensed on a non-exclusive basis from third parties poses certain risks. Some of the third-party technologies Support licenses may be provided under “open source” licenses, which may have terms that require it to make generally available its modifications or derivative works based on such open source code. Support’s inability to obtain or integrate third-party technologies with its own technology could delay service development until equivalent compatible technology can be identified, licensed and integrated. These third-party technologies may not continue to be available to Support on commercially reasonable terms or at all. If Support’s relationship with third parties were to deteriorate, or if such third parties were unable to develop innovative and saleable products, or component features of its products, it could be forced to identify a new developer and its future revenue could suffer. Support may fail to successfully integrate any licensed technology into its services or software, or maintain it through its own development work, which could harm the business and operating results of our Support Services segment.

Risks Related to the Ownership of Our Securities

Because we are a “controlled company” within the meaning of the Nasdaq listing rules, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

So long as more than 50% of the voting power for the election of our directors is held by an individual, a group or another company, we will qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards. As of November 11, 2021, Atlas and its affiliates control 88.8% of the voting power of our outstanding capital stock. As a result, we are a “controlled company” within the meaning of Nasdaq’s corporate governance standards and will not be subject to the requirements that would otherwise require us to have: (i) a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iii) director nominees selected or recommended for our board either by a majority of the independent directors or a nominating committee comprised solely of independent directors. Because we are a “controlled company”, our stockholders may not have these corporate governance protections that are available to stockholders of companies that are not controlled companies.

Atlas and its affiliates may have their interest in us diluted as a result of future equity issuances or their own actions in selling shares of our common stock, in each case, which could result in a loss of the “controlled company” exemption under the Nasdaq listing rules. We would then be required to comply with those provisions of the Nasdaq listing requirements.

The dual class structure of our common stock will have the effect of concentrating voting power with Atlas and its affiliates, which may depress the market value of the class A common stock and will limit a stockholder or a new investor’s ability to influence the outcome of important transactions, including a change in control.

While the economic rights of our common stock are the same, the class A common stock have one (1) vote per share, while class B common stock have ten (10) votes per share. As of September 16, 2021, our class B common stockholders represent approximately 97% of our voting power. Given the 10:1 voting ratio, even a significant issuance of class A common stock, and/or a transaction involving class A common stock as consideration, may not impact Atlas’ significant majority voting position in us.

We have enacted a dual class voting structure to ensure the continuity of voting control in us for the foreseeable future. As a result, for the foreseeable future, Atlas and its affiliates will be able to control matters submitted to stockholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions.

Atlas and its affiliates may have interests that differ from other stockholders and may vote their class B common stock in a way with which other stockholders may disagree or which may be adverse to such other stockholders’ interests. In addition, this concentrated control will have the effect of delaying, preventing or deterring a change in control of Greenidge, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of Greenidge, and might have a negative effect on the market price of shares of our class A common stock.

The market price, trading volume and marketability of our class A common stock may be significantly affected by numerous factors beyond our control.

The market price and trading volume of our class A common stock may fluctuate and/or decline significantly. Many factors that are beyond our control may materially adversely affect the market price of our class A common stock, the marketability of our class A common stock and our ability to raise capital through equity financings. These factors include the following:

•	the underlying volatility in pricing of, and demand for, energy and/or bitcoin.

•	price and volume fluctuations in the stock markets generally which create highly variable and unpredictable pricing of equity securities;

•

significant volatility in the market price and trading volume of securities of companies in the sectors in which our business operates, which may not be related to the operating performance of these companies and which may not reflect the performance of our businesses;

•	differences between our actual financial and operating results and those expected by investors;

•	fluctuations in quarterly operating results;

•	loss of a major funding source;

•	operating performance of companies comparable to us;

•	changes in regulations or tax law, including those affecting the holding, transferring or mining of cryptocurrency;

•	share transactions by principal stockholders;

•	recruitment or departure of key personnel;

•	general economic trends and other external factors including inflation and interest rates; and

•	investor perception of any of the foregoing.

We may need to raise additional capital to grow our business and may not be able to do so on favorable terms, if at all. Future issuances of equity or debt securities may adversely affect the value of our common stock.

We may need to raise additional capital in the future, including to expand our operations and pursue our growth strategies, to respond to competitive pressures or to meet capital needs in response to operating losses or unanticipated working capital requirements. We may not be able to obtain additional debt or equity financing on favorable terms in the future, if at all, which could impair our growth and adversely affect our existing operations. Similarly, in connection with the Purchase Agreement entered into between us and the Investor, because the purchase price per share to be paid by the Investor for the shares of class A common stock that we may elect to sell to the Investor fluctuates based on the market prices of our class A common stock at the time we elect to sell shares, we may not be able to continue to sell shares of class A common stock on favorable terms, or at all.

If we conduct an equity offering, or exercise our right to sell shares of class A common stock to the Investor under the Purchase Agreement, to raise capital or to take advantage of strong capital markets, our stockholders may experience significant dilution of their ownership interests, and the per share value of our class A common stock could materially decline. Furthermore, if we engage in further debt financing, the holders of debt likely would have priority over the holders of our common stock, including the class A common stock, with respect to order of payment. Upon a bankruptcy or liquidation, holders of any such debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of class A common stock.

Moreover, if we issue preferred stock in the future, the holders of such preferred stock could also be entitled to preferences over holders of class A common stock in respect of the payment of dividends and the payment of liquidating distributions. Further, such securities could require us to accept terms that restrict our ability to incur additional indebtedness, take other actions including terms that require us to maintain specified liquidity or other ratios that could otherwise not be in the interests of our stockholders.

We cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings.

Our obligations associated with being a public company requires significant resources and management attention. We will incur increased costs as a result of being a public company.

As a public company, we are subject to the reporting requirements of the Exchange Act, which requires that we timely file annual, quarterly and current reports with respect to our business and financial condition, and are subject to the rules and regulations implemented by the SEC, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the Public Company Accounting Oversight Board, and the listing requirements of Nasdaq, each of which imposes additional reporting and other obligations on public companies. As a public company, we face increased legal, accounting, administrative and other costs and expenses that we have not previously incurred as a private company, and we may need to hire additional financial and accounting personnel and other experienced staff with the expertise to address complex matters applicable to public companies. In addition, we are required to, among other things:

•	prepare and distribute periodic reports, proxy statements and other stockholder communications in compliance with the federal securities laws, the Nasdaq listing rules and Delaware law;

•	expand the roles and duties of our board of directors and committees thereof and management;

•	institute more comprehensive financial reporting and disclosure compliance procedures;

•	involve and retain, to a greater degree, outside counsel and accountants to assist us with the activities listed above;

•	build and maintain an investor relations function; and

•	establish new internal policies, including those relating to trading in our securities and disclosure controls and procedures.

These rules and regulations, and any future changes thereto, will increase—potentially materially—our legal and financial compliance costs compared to our prior operations and require significant time and attention from our management.

As a public company, it may also be more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These increased costs may require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives.

We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish an assessment by management on, among other things, the effectiveness of our internal control over financial reporting in the second annual report we file with the SEC. This assessment will need to include disclosure of any material weaknesses identified by management in our internal control over financial reporting. However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until we are no longer a smaller reporting company or no longer an emerging growth company.

We are in the early stages of the costly and challenging process of compiling the system and process documentation necessary to perform the evaluation needed to comply with Section 404. In this regard, we will need to continue to dedicate internal resources (including the potential hiring of additional finance staff), engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will need to remediate any future material weaknesses and, if we are unable to do so, we may be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, or if our auditors are unable to express an opinion on the effectiveness of our internal controls when they are required to issue such opinion, investors could lose confidence in the accuracy and completeness of our financial reports, which could harm our business and the price of our common stock.

Our management team has limited experience managing a public company.

While certain members of our management team have some experience serving as board members of a public company and interacting with public company investors, these management team members have not previously served as management of a publicly traded company and may not have experience complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our immediate transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws as well as the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business and financial performance.

We are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies or smaller reporting companies, and stockholders could receive less information than they might expect to receive from larger or more mature public companies.

We qualify to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) and a “smaller reporting company” (as defined in SEC rules) under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	being permitted to include two, not three, years of audited financials in our Forms 10-K and other reduced financial disclosures;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means that an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period and so our financial statements may not be comparable to those of companies that comply with such new or revised accounting standards.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company or smaller reporting company. We can remain an emerging growth company for up to five years, although if the market value of our class A common stock that is held by non-affiliates exceeds $700 million or more as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31. We will qualify as a smaller reporting company until our public float, as of the last day of our second fiscal quarter, exceeds $250 million; because our common stock held by our directors, executive officers and Atlas and its affiliates are excluded from the calculation of public float, we anticipate qualifying as a smaller reporting company for the near future.

Because we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies or smaller reporting companies, stockholders could receive less information than they might expect to receive from more mature or larger public companies, and the class A common stock may experience less active trading or more price volatility as a result.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us more difficult, and limit attempts by stockholders to replace or remove current management.

Provisions in our amended and restated certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management, including provisions that:

•	establish a dual-class common stock structure with ten (10) votes per share for the class B common stock;

•	vest solely in our board the power to fix the board and fill any vacancies and newly created directorships;

•	provide that directors may only be removed by the majority in voting power of the shares of stock then outstanding and entitled to vote thereon;

•	establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by our stockholders at annual stockholder meetings; and

•

require, among other things, advance board approval or subsequent approval by the board and holders of 66 2/3% of the outstanding voting stock not owned by the interested stockholder for any business combination with an interested stockholder, which is defined as a person or entity owning 15% or more of our outstanding voting stock or an affiliate or associate of us that owned 15% or more of the voting power of the outstanding voting stock at any time within a period of three years prior to the date of such determination, subject to certain exceptions.

These provisions may frustrate or prevent any attempts by our stockholders to effect a change in control, or to replace or remove our current management by making it more difficult for our stockholders to replace members of the board of directors, which is responsible for appointing the members of management.

Future sales of class A common stock may affect the market price of our class A common stock.

We may raise capital by continuing to exercise our rights under the Purchase Agreement to sell shares of class A common stock to the Investor or through other future equity offerings.

Pursuant to the Purchase Agreement, we have the right to sell to the Investor up to $500,000,000 of shares of class A common stock, subject to certain limitations and conditions, from time to time during the term of the Purchase Agreement, however, under the applicable Nasdaq rules, in no event may we issue a number of shares of class A common stock that exceeds the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules. We may ultimately decide to sell to the Investor all, some or none of the shares of our class A common stock that may be available for us to sell to the Investor pursuant to the Purchase Agreement. Depending on market liquidity at the time, resales of those shares by the Investor may cause the public trading price of our class A common stock to decrease.

We cannot predict what effect, if any, actual or potential future sales of our class A common stock will have on the market price of our class A common stock. Sales of substantial amounts of our class A common stock in the public market, or the perception that such sales could occur, could materially adversely affect the market price of our class A common stock.

We may incur additional indebtedness.

Despite our current level of indebtedness, we and our subsidiaries may be able to incur significant additional indebtedness. The indenture governing our Notes allows us and our subsidiaries to incur additional indebtedness. If new indebtedness is added to our and our subsidiaries’ current debt levels, the related risks that we face would be increased, and we may not be able to meet all our debt obligations, including repayment of the Notes, in whole or in part. If we incur any additional debt that is secured, the holders of that debt will be entitled to share in the proceeds distributed in connection with any enforcement against the collateral or an insolvency, liquidation, reorganization, dissolution or other winding-up of the applicable obligor prior to applying any such proceeds to the notes. As of October 31, 2021, we had $82.9 million of indebtedness, $55.2 million of which was unsecured.

Our amended and restated certificate of incorporation designates the Delaware Court of Chancery as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders and provides that claims relating to causes of action under U.S. federal securities laws may only be brought in U.S. federal district courts, which could limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us, our directors, officers or employees, if any, and could discourage lawsuits against us and our directors, officers and employees, if any.

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the laws of the State of Delaware. Our amended and restated certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the U.S. federal district courts shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under U.S. federal securities laws. Support’s governing documents do not contain any exclusive forum provisions.

These exclusive forum provisions may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors, officers, or employees, if any, which may discourage such lawsuits against us and our directors, officers, and employees, if any. Alternatively, if a court were to find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition, and operating results.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

On September 13, 2021, we issued 562,174 shares of our class A common stock to 210 Capital, LLC as a consulting fee in connection with the Merger.

On September 14, 2021, we issued 5,760,000 shares of our class A common stock and 720,000 shares of our class B common stock upon conversion of the 6,480,000 shares of series A preferred stock.

On September 15, 2021, we entered into a purchase agreement (the “Purchase Agreement”), with B. Riley Principal Capital, LLC (“BRPC”) pursuant to which we have the right to sell to BRPC up to $500 million in shares of class A common stock, subject to certain limitations and the satisfaction of specified conditions in the Purchase Agreement, from time to time over the 24-month period commencing on October 6, 2021. From October 6, 2021 to November 12, 2021, we issued 1,977,500 shares of our class A common stock to BRPC under the Purchase Agreement. We intend to use the net proceeds for general corporate purposes, including funding capital expenditures, future acquisitions, investments and working capital and repaying indebtedness.

On September 16 2021, we issued 344,800 shares of our class A common stock to B. Riley Securities, Inc. upon its exercise of our outstanding warrants at an exercise price of $6.25 per share.

The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions and appropriate legends were placed upon the stock certificates issued in these transactions.

From July 27, 2021 to October 14, 2021 (the date of the filing of our registration statement on Form S-8, File No. 333-260257), we granted stock options to purchase an aggregate of 37,000 shares of our Class A common stock to our [employees] at an exercise price of $7.18 per share under our 2021 Equity Incentive Plan. The offers, sales, and issuances of the securities described in this paragraph were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under the Securities Act as transactions by an issuer not involving a public offering or under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All recipients had adequate access through their relationships with us, or otherwise to information about us. The issuances of these securities were made without any general solicitation or advertising.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

On November 12, 2021, the Company and Timothy Rainey, the Company’s current Chief Financial Officer, mutually agreed to transition his role with the Company to Treasurer of the Company and Chief Financial Officer of Greenidge Generation Holdings LLC, a subsidiary of the Company, effective January 1, 2022 (the “Transition Date”). Mr. Rainey will continue to serve as the Company’s Chief Financial Officer until the Transition Date.

On November 12, 2021, the Company also appointed Robert Loughran as the Company’s Chief Financial Officer, effective the Transition Date. Mr. Loughran has been providing consulting services to the Company’s finance department and will continue to do so until the Transition Date.

Prior to joining the Company, Mr. Loughran, 57, was employed as Vice President, Corporate Controller at Tronox Holdings plc, a preeminent titanium dioxide pigment, titanium ore and zircon producer. Prior to Tronox, Mr. Loughran was employed as Group Vice President, Chief Accounting Officer at Avon Products, Inc., a multinational cosmetics, skin care, fragrance and personal care company. There are no understandings or arrangements between Mr. Loughran and any other person pursuant to which Mr. Loughran was selected to serve as Chief Financial Officer. There are no existing relationships between Mr. Loughran and any person that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationships that would require disclosure under Item 401(d) of Regulation S-K.

In connection with these changes, on November 12, 2021, the Board of Directors of the Company approved and the Company entered into employment agreements with each of Messrs. Rainey and Loughran on November 15, 2021.

Mr. Rainey’s employment agreement (the “Rainey Employment Agreement”), provides that Mr. Rainey will be eligible for (i) an annual base salary of $210,000; (ii) a one-time payment of $450,000 as compensation for Mr. Rainey’s assistance with the Company’s successful listing on the Nasdaq stock exchange, payable on March 31, 2022, subject to Mr. Rainey’s continued employment with the Company through the payment date (the “Listing Achievement Bonus”); and (iii) a target annual bonus opportunity of $387,500 starting with the 2022 fiscal year, subject to such terms and performance conditions as determined by the Company and Mr. Rainey’s continued employment by the Company through the applicable payment date. The term of the Rainey Employment Agreement continues until December 31, 2025, unless earlier terminated pursuant to its terms.

If Mr. Rainey’s employment is terminated by the Company without Cause or Mr. Rainey resigns with Good Reason (as each term is defined in the Rainey Employment Agreement), in addition to any accrued base salary through and including the date of termination and any amounts or benefits required to be paid or provided under applicable law or accrued and vested under the benefit plans of the Company (the “Accrued Amounts”), Mr. Rainey will be entitled to receive, subject to execution of a release and compliance with restrictive covenants: (i) continued payment of his base salary for a period of 12 months following the date of termination; (ii) Company-subsidized COBRA coverage equal to the same portion of the monthly premium the Company pays for active employees until the earlier of (x) the one-year anniversary of the date of termination or (y) the date Mr. Rainey becomes eligible for health insurance coverage under the health plan of another employer; (iii) an amount equal to 50% of Mr. Rainey’s target annual bonus opportunity for the fiscal year in which the termination of employment occurs, payable on the first anniversary of the date of termination; (iv) any earned but unpaid annual bonus for the completed fiscal year that ended prior to the fiscal year in which the termination of employment occurs, payable on the date such annual bonuses are paid to similarly situated employees of the Company; (v) the Listing Achievement Bonus if unpaid, payable within 30 days of the date of termination; and (vi) accelerated vesting of all outstanding unvested stock options granted to Mr. Rainey prior to the execution of the Rainey Employment Agreement (which are scheduled to vest on February 21, 2022) and extended exercisability for up to 18 months after the date of termination. If Mr. Rainey’s employment is terminated due to health or Disability (as defined in the Rainey Employment Agreement), Mr. Rainey will be entitled to receive, subject to the execution of a release and compliance with restrictive covenants, the Accrued Amounts and the items set forth in clauses (v) and (vi) above.

Mr. Loughran’s employment agreement (the “Loughran Employment Agreement”) provides that Mr. Loughran will be eligible for (i) an annual base salary of $400,000, (ii) a target annual bonus opportunity of up to 100% of Mr. Loughran’s annual base salary, 50% of which will be paid in restricted stock units under the Company’s equity incentive plan (“RSUs”), vesting in equal annual installments on the first three anniversaries of the grant date, subject to Mr. Loughran’s continued employment through each vesting date and otherwise subject to approval by the board of directors of the Company and the terms and conditions of the Company’s equity incentive plan and (iii) a promotion grant of RSUs with respect to 15,000 shares of the Company, vesting in equal annual installments on the first three anniversaries of the grant date.

If Mr. Loughran’s employment with the Company is terminated by the Company without Cause or Mr. Loughran resigns with Good Reason (as each term is defined in the Loughran Employment Agreement), in addition to the Accrued Amounts, Mr. Loughran will be entitled to receive, subject to execution of a release and compliance with restrictive covenants: (i) continued payment of his annual base salary for a period of 12 months following the date of termination; (ii) Company-subsidized COBRA coverage equal to the same portion of the monthly premium the Company pays for active employees until the earlier of (x) the one-year anniversary of the date of termination or (y) the date Mr. Loughran becomes eligible for health insurance coverage under the health plan of another employer; (iii) an amount equal to 100% of Mr. Loughran’s target annual bonus opportunity for the fiscal year in which the termination of employment occurs, payable on the first anniversary of the date of termination; (iv) any earned but unpaid annual bonus for the completed fiscal year that ended prior to the fiscal year in which the termination of employment occurs, payable on the date such annual bonuses are paid to similarly situated employees of the Company; and (v) continued vesting of any time-vesting RSUs that would have vested in the 12-month period following the date of termination. If Mr. Loughran’s employment is terminated due to death or Disability (as defined in the Loughran Employment Agreement), Mr. Loughran will be entitled to receive, subject to execution of a release and compliance with restrictive covenants, the Accrued Amounts and pro rata vesting of any time-vesting RSUs based on the period employed prior to termination.

The Rainey Employment Agreement is furnished herewith as Exhibit 10.2 and the Loughran Employment Agreement is furnished herewith as Exhibit 10.3 and each is incorporated by reference herein. The foregoing descriptions of the Rainey Employment Agreement and the Loughran Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each agreement.

Item 6. Exhibits

The exhibits listed on the Exhibit Index are filed or furnished as part of this Quarterly Report.

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Greenidge Generation Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed on May 4, 2021)

3.2	Amended and Restated Bylaws of Greenidge Generation Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 filed on July 16, 2021)

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Greenidge Generation Holdings Inc., dated September13, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K furnished on September 15)

4.1	Indenture dated as of October 13, 2021 between Greenidge Generation Holdings Inc. and Wilmington Savings Fund Society, FSB, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 13, 2021)

4.2	First Supplemental Indenture dated as of October 13, 2021 between Greenidge Generation Holdings Inc. and Wilmington Savings Fund Society, FSB, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 13, 2021)

4.3	Form of 8.50% Senior Note due 2026 (included as Exhibit A to Exhibit 4.2 above)

4.4	Stock Purchase Warrant, dated September 14, 2021

4.5	Form of Registration Compliance Agreement dated September 1, 2021 (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 filed on September 1, 2021)

4.6	Investor Agreement by and between 210 Capital, LLC and Greenidge Generation Holdings Inc. filed on September 9, 2021 (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1 filed on September 14, 2021)

10.1+	Purchase and Sale Agreement, dated October 21, 2021, between LSC Communications MCL LLC and 300 Jones Road LLC.

10.2†	Employment Agreement, dated November 12, 2021, between Greenidge Generation Holdings Inc. and Timothy Rainey

10.3†	Executive Employment Agreement, dated November 12, 2021, between Greenidge Generation Holdings Inc. and Robert Loughran

10.4	Purchase Agreement, dated September 15, 2021, between Greenidge Generation Holdings Inc. and B. Riley Principal Capital, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K furnished on September 15, 2021)

10.5	Registration Rights Agreement, dated as of September 15, 2021, between Greenidge Generation Holdings Inc. and B. Riley Principal Capital, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K furnished on September 15, 2021)

10.6†	Form of Indemnification Agreement with the Directors and Officers of Greenidge Generation Holdings Inc.

10.7†	Form of Restricted Stock Unit Award Agreement for the Greenidge Generation Holdings Inc. 2021 Equity Incentive Plan

31.1	Certification of Jeffrey E. Kirt, Chief Executive Officer Pursuant to Rule 13a-14(a) of the Securities Exchange Act

31.2	Certification of Timothy Rainey, Chief Financial Officer Pursuant to Rule 13a-14(a) of the Securities Exchange Act

32.1*	Certification of Jeffrey E. Kirt, Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2*	Certification of Timothy Rainey, Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101	Interactive data files pursuant to Rule 405 of Regulation S-T: (i) the Balance Sheets, (ii) the Statements of Operations, (iii) the Statements of Cash Flows and (iv) the Notes to Unaudited Condensed Interim Consolidated Financial Statements.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Furnished herewith.
+

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. We hereby undertake to furnish copies of the omitted schedule or exhibit upon request by the Securities and Exchange Commission.

†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Greenidge Generation Holdings Inc.

Date: November 15, 2021	By:	/s/ Jeffrey E. Kirt
Jeffrey E. Kirt
Chief Executive Officer

Date: November 15, 2021	By:	/s/ Timothy Rainey
Timothy Rainey
Chief Financial Officer

Exhibit 4.4

Issue Date: September 14, 2021

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

GREENIDGE GENERATION HOLDINGS, INC.

STOCK PURCHASE WARRANT

THIS CERTIFIES that B. Riley Securities, Inc. (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from Greenidge Generation Holdings, Inc., a Delaware corporation (the “Company”), up to 344,800 shares of Common Stock (or other securities as to which purchase rights under this Warrant exist) (the “Shares”) at an exercise price of $6.25 per share (the “Exercise Price”). The Exercise Price and the Shares purchasable hereunder are subject to adjustment as set forth in Section 8. This Warrant was issued to Holder pursuant to that certain Engagement Letter dated March 16, 2021, by and between the Company and Holder (the “Agreement”), and Holder hereby acknowledges and agrees that (i) this Warrant satisfies all of the Company’s obligations pursuant to Section 3(b) thereof relating to the Options (as defined in the Agreement) and (ii) the number of Shares issuable under this Warrant and the Exercise Price have been adjusted to reflect the 4-for-1 forward stock split effected by the Company on March 16, 2021. This Warrant may be exercised for the Shares at any time on or after the date hereof and on or prior to the close of business on September 14, 2022 (the “Expiration Date”).

1. Definitions.

a. “Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

b. “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

c. “Change of Control” means (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any person that is not a subsidiary of the Company; (b) the date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company; (c) the acquisition by any person of Beneficial Ownership of more than 50% (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Warrant, the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (d) of this definition or (D) any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder); or (d) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

d. “Common Stock” shall mean the Company’s class A common stock, $0.0001 par value per share.

2

e. “Securities” shall mean this Warrant and the Shares issuable upon exercise of this Warrant.

f. “Securities Act” shall mean the Securities Act of 1933, as amended.

2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

3. Nonassessable. The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). If certificated, certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the Holder.

5. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

6. Loss, Theft, Destruction or Mutilation of Warrant. On receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

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7. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

8. Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as set forth in this Section 8.

a. Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 8.

b. Subdivision or Combination of Shares. In the event that the Company shall at any time subdivide the outstanding securities as to which purchase rights under this Warrant exist, or shall issue a stock dividend on the securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

c. Cash Distributions. No adjustment on account of cash dividends or interest on the securities as to which purchase rights under this Warrant exist will be made to the Exercise Price under this Warrant.

d. Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 8(a) or 8(b) hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 8(a) or 8(b), then such adjustment shall be made pursuant to Sections 8(a), 8(b) and this Section 8(d). The provisions of this Section 8(d) shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

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9. Restrictions on Transferability of Securities.

a. Restrictions on Transferability. The Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 9.

b. Restrictive Legend. Upon exercise of this Warrant each certificate representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 9(c)) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

Each holder of Securities and each subsequent transferee consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Section 9.

c. Notice of Proposed Transfers. Each holder of a warrant or stock certificate, as the case may be, representing the Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 9(c). Such holder agrees not to make any disposition of all or any portion of the Securities unless and until (X) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (Y) such holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act.

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10. Investment Representations of the Holder. With respect to the acquisition of any of the Securities, the Holder hereby represents and warrants to the Company as follows:

a. Purchase Entirely for Own Account. This Warrant is made with the Holder in reliance upon the Holder’s representation to the Company, which by the Holder’s execution of this Warrant the Holder hereby confirms, that the Securities will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Securities.

b. Reliance upon Holders’ Representations. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, and that the Company’s reliance on such exemption is predicated on the Holder’s representations set forth herein.

c. Investment Experience; Economic Risk. The Holder understands that the Company has a limited financial and operating history and that an investment in the Company involves substantial risks. The Holder is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to that of the Company and acknowledges that the Holder is able to fend for itself. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the investment in the Securities. The Holder can bear the economic risk of the Holder’s investment and is able, without impairing the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

d. Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated under the Securities Act. If other than an individual, the Holder also represents that it has not been organized for the purpose of acquiring the Securities.

e. Residency. The state of the Holder’s principal place of business is Texas.

f. Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Holder represents that it is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

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11. Notices. In the event (i) the Company shall take a record of the holders of the securities at the time receivable upon the exercise of this Warrant for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, (ii) of any capital reorganization of the Company, (iii) of any reclassification of the capital stock of the Company, or (iv) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of the securities at the time receivable upon the exercise of this Warrant shall be entitled to exchange such securities for the securities or other property deliverable upon such reorganization, reclassification, dissolution, liquidation or winding-up. Such notice shall be given at least ten (10) days prior to the date therein specified.

12. Miscellaneous.

a. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

b. Waivers and Amendments. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

c. Assignment. This Warrant may be assigned or transferred by the Holder only with the prior written approval of the Company. This Warrant shall be binding upon any successors or assigns of the Company.

d. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by commercial delivery service, mailed by registered or certified mail (return receipt requested), sent via facsimile (with confirmation of receipt) or electronic mail to the parties at the address for each party as set forth on the signature page hereto (or at such other address for a party as such party may designate pursuant to this Section 14).

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipients normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices by facsimile shall be confirmed by the sender promptly after transmission via certified mail or personal delivery.

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Any party may change any address to which notice is to be given to it by giving notice as provided above or such change of address.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent with return receipt requested to the electronic mail address specified by the receiving party in a signed writing in a nonelectronic form. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice. This Warrant may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

e. Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

GREENIDGE GENERATION HOLDINGS, INC.

By:	/s/ Jeffrey E. Kirt
Jeffrey E. Kirt, Chief Executive Officer

Address:
590 Plant Road
Dresden, New York 14441
Attn: Chief Executive Officer
Email:

AGREED AND ACKNOWLEDGED:

“Holder”

/s/ Jimmy Baker
(Signature)

Jimmy Baker
(Print Name)

President, Head of Capital Markets
(Title if signing of behalf of an entity)

Address*:
B. Riley Securities

11100 Santa Monica Blvd. Suite 800

Los Angeles, CA 90025

Facsimile #:

Email: jbaker@brileyfin.com; pchoi@brileyfin.com

*	Please indicate address for notice purposes.

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NOTICE OF EXERCISE

TO: Greenidge Generation Holdings, Inc.

590 Plant Road

Dresden, New York 14441

ATTN: Secretary

1. The undersigned hereby elects to purchase ______________ shares of the _________________ Stock (the “Shares”) of Greenidge Generation Holdings, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)
Address:

3. The undersigned confirms that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Shares.

(Date)	(Signature)

(Print Name)

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Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the Effective Date (as defined on the Title Company Agreement and Receipt attached hereto), by and between LSC Communications MCL LLC, a Delaware limited liability company (“Seller”) and 300 Jones Road LLC, a Delaware limited liability company, or its permitted assigns (“Purchaser”).

ARTICLE 1. PROPERTY AND PURCHASE PRICE

1.1 Property. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following:

(a) Two parcels of land containing approximately 175.65 total acres of land, owned by Seller located in Spartanburg County, South Carolina, comprised of an approximately 128.09 acre parcel designated as Spartanburg County Tax Map Parcel Number 3-08-00-090.00, more particularly described as Tract 3, Tract 4, and Tract 5 on Exhibit A attached hereto and made a part hereof (“Parcel 1”), and an approximately 47.56 acre parcel designated as Spartanburg County Tax Map Parcel Number 3-08-00-085.00, more particularly described as Tract 1 and Tract 2 on Exhibit A attached hereto and made a part hereof (“Parcel 2”), together with all rights and interests appurtenant thereto, (ii) all of Seller’s rights, title and interest in and to all minerals, oil, gas and other hydrocarbon substances thereon or thereunder, to the extent owned by Seller, and (iii) all of Seller’s rights, title and interest in and to all access, air, water, riparian, development, utility and solar rights related thereto (collectively, “Real Property”).

(b) All buildings and other improvements located on the Real Property, together with any and all fixtures of any kind owned by Seller and attached to or used in connection with the ownership, maintenance, or operation of the Real Property or improvements located thereon, together with all rights, title and interest appurtenant thereto (collectively, the “Improvements”).

(c) Subject to the terms and conditions of this Section 1.1, all tangible personal property owned by Seller and located on, used in connection with the management, operation, or repair of the Real Property or attached to the Real Property, including (i) mechanical systems and the fixtures and equipment related thereto comprising part of or attached to or located upon the Improvements, including, but not limited to, electrical systems, plumbing systems, heating systems, air conditioning systems, (ii) appliances owned by Seller; (iii) maintenance equipment, supplies and tools owned by Seller and used in connection with the Improvements and located at the Real Property; and (iv) other machinery, equipment, fixtures, and supplies (“Personal Property”).

(d) To the extent assignable, all of Seller’s rights, title and interest in all Operating Contracts (as hereinafter defined), subject to the limitations of Section 9.2 below.

(e) To the extent assignable, all of Seller’s rights, title and interest in and to (i) all plans, surveys, specifications, drawings, architectural and engineering drawings, and other rights relating to the development of all or any portion of the Real Property or the Improvements and (ii) all permits, licenses, certificates of occupancy, warranties, architectural or engineering plans and specifications, and governmental approvals which relate to the Real Property, the Improvements or the Personal Property, including, without limitation, the Title V Operating Permits issued by the South Carolina Department of Health and Environmental Control (hereinafter collectively referred to as the “General Intangibles”).

The above listed items are herein collectively called the “Property”. All of the Property shall be conveyed, assigned, and transferred to Purchaser at Closing (as hereinafter defined), free and clear of all liens, claims, easements, and encumbrances whatsoever, except for the Permitted Exceptions (as hereinafter defined). Notwithstanding anything contained herein to the contrary, Purchaser acknowledges and agrees that Seller has the right, prior to the expiration of the Due Diligence Period, to remove any and all Production Equipment and Production Infrastructure of Seller as such terms are defined in Exhibit F (collectively, the “Excluded Assets”).

1.2 Purchase Price. The purchase price (the “Purchase Price”) of the Property shall be Fifteen Million and 00/100 Dollars ($15,000,000.00).

1.3 Earnest Money. Contemporaneously with the deposit of three (3) fully executed counterparts of this Agreement with National Land Tenure Company LLC, 950 Franklin Avenue, 2nd Floor, Garden City, NY 11530, Attention: Jessica Bellacicco (the “Title Company”), Purchaser shall deliver to the Title Company immediately available funds in the amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000) (the “Earnest Money”), which the Title Company shall immediately deposit into an interest bearing account. The Earnest Money will be non-refundable except as otherwise provided for in this Agreement. The interest derived from the Earnest Money shall become part of the Earnest Money and shall be paid to the party entitled to the Earnest Money in accordance with the terms hereof. The Title Company shall credit the full amount of the Earnest Money against the Purchase Price at Closing or, if this Agreement is terminated prior to Closing, the Title Company shall deliver the Earnest Money to the party entitled to receive the Earnest Money in accordance with the terms and conditions of this Agreement and the parties shall execute such escrow instructions, certificates and other written confirmations as the Title Company may reasonably require in connection therewith.

ARTICLE 2. DUE DILIGENCE

2.1 Property Information. Within five (5) days after the Effective Date, Seller shall provide Purchaser with copies of the following to the extent same are within Seller’s possession or control and pertain to the Property (collectively, the “Property Information”): (i) the latest real and personal property tax bills and value renditions from all taxing authorities; (ii) any environmental reports; (iii) any written notices, reports, citations, orders, decisions, correspondence, or memoranda from any governmental authority addressed to Seller (including, but not limited to, copies of any zoning letters) and applications by Seller to any governmental authority; (iv) copies of any service agreements and contracts relating to the upkeep, repair, maintenance or operation of the Property, including the Improvements and the Personal Property (collectively, the “Operating Contracts”); (v) all permits issued by any governmental authority relating to the operation of the Property and any agreements with any governmental agency or authority; (vi) a copy of any existing surveys or recorded plats of the Property in Seller’s possession; (vii) all plans, surveys, specifications, drawings, architectural and engineering drawings; (viii) a copy of the lease and/or easement agreement with Duke Energy and all documents related thereto; and (iv) all contracts with utility providers including water, sewer, power, electrical, gas and internet. Upon Seller’s receipt or production of any Property Information after the initial delivery date specified above, Seller shall promptly furnish such Property Information to Purchaser and shall continue to provide the same during the pendency of this Agreement. All of the Property Information is provided simply as an accommodation to Purchaser, and Seller makes no representations as to its accuracy or completeness. Purchaser understands that some of the foregoing documents were provided by others to Seller and were not prepared by or verified by Seller. In no event shall Seller be obligated to deliver or make available to Purchaser any of Seller’s internal memoranda, attorney-client privileged materials or appraisals of the Property, if any.

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In the event the transaction contemplated hereby shall fail to close for any reason, other than due to a Seller default, Purchaser shall, at its expense, promptly deliver to Seller (a) all existing originals and copies of the Property Information supplied to Purchaser by Seller or its agents and (b) true and complete copies of any written information concerning the Property prepared by third parties on behalf of Purchaser in connection with its investigations hereunder (including any reports, audits and appraisals). Seller shall not hold Purchaser responsible for the accuracy of any information prepared by third parties which is delivered to Seller in connection with this Section 2.1. The terms of this Section 2.1 shall survive the termination of this Agreement.

2.2 Due Diligence Period. The term “Due Diligence Period” shall mean the period ending at 5:00 p.m., Eastern time on October 31, 2021.

2.3 Right of Access and Investigation. Purchaser shall have the right, at any time or times during the Due Diligence Period upon reasonable notice (but not less than 48 hours) to Seller, to investigate and inspect the Property to determine whether the Property is suitable for Purchaser’s intended use. Among the factors that may be considered by Purchaser are, without limitation, the zoning and other restrictions on the use of the Property, availability of utilities, access to and from the Property, environmental condition, soil and subsoil conditions, drainage, market studies, the economic feasibility of any future development of the Property and any or all other matters which Purchaser may deem relevant in its sole and absolute discretion. Seller hereby grants to Purchaser, its agents and contractors, reasonable access to the Property for the purpose of conducting surveys, architectural, engineering, geotechnical, and environmental inspections and tests, feasibility studies, and any other inspections, studies or tests reasonably required by Purchaser in connection with Purchaser’s due diligence. If the Purchaser desires to do any invasive testing at the Property, Purchaser shall submit a work plan outlining the scope of the work to be performed and obtain Seller’s prior written consent to conduct such invasive testing, such consent not to be unreasonably withheld, conditioned or delayed. Purchaser shall permit Seller or its representative to be present to observe any testing or other inspection or due diligence review performed on or at the Property. If any inspection or test performed by Purchaser or its authorized agents and contractors disturbs the Property, Purchaser will restore the Property to the same condition as existed immediately prior to any such inspection or test. Notwithstanding anything to the contrary contained herein, Purchaser shall not contact any governmental authority or the Tenant without first obtaining the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion, and Seller, at Seller’s election, shall be entitled to have a representative participate in any telephone or other contact made by Purchaser to a governmental authority and present at any meeting by Purchaser with a governmental authority.

Purchaser and Purchaser’s agents, consultants, representatives and contractors shall maintain at all times during their entry upon the Property, comprehensive general liability insurance with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit, bodily injury, death and property damage insurance per occurrence. Each policy of insurance shall name Seller as an additional insured party, with such coverage being primary whether or not the Seller holds other policies of insurance. If requested by Seller, Purchaser and Purchaser’s agents, consultants, representatives and contractors shall deliver a certificate issued by the insurance carrier of each such policy to Seller prior to entry upon the Property.

Purchaser agrees to keep the Property free and clear of any liens filed against the Property and to protect, indemnify, defend and hold Seller and its partners, agents, officers, contractors and employees harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys’ fees), damages, liens or injuries arising out of or resulting from the inspection of, or entry on, the Property by Purchaser or its agents or consultants. This indemnity shall not extend to, and Seller hereby releases Purchaser from liability for, any claims, damages or other liability resulting from or related to: (a) any existing environmental contamination on the Property, or other deficiencies in the Property, that may be discovered by Purchaser as a result of its investigations except to the extent that contamination or other deficiencies are exacerbated by Purchaser, or (b) any disclosure of such matters by Purchaser or its consultants to a governmental agency that may be required by applicable law. Such obligation to indemnify and hold harmless Seller shall survive any termination of this Agreement. For the avoidance of doubt, the release contained in (a) is only intended to apply during the Due Diligence period and shall be superseded by Section 2.8 upon Closing.

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2.4 Termination. If Purchaser determines, in its sole judgment and discretion, that the Property is not suitable for Purchaser’s intended use or is otherwise unacceptable for any reason (or for no reason) in Purchaser’s sole judgment and discretion, Purchaser or its counsel shall give Seller written notice of termination on or before the end of the Due Diligence Period. If such termination notice from Purchaser is not timely given, this Agreement shall continue in full force and effect pursuant to the terms hereof and the Earnest Money shall be deemed nonrefundable to Purchaser except as otherwise specifically provided herein to the contrary. Notwithstanding anything in this Section 2.4 to the contrary, nothing herein shall be construed to be nor is it intended to be a waiver by Purchaser of any other rights of Purchaser to terminate this Agreement and receive a full refund of the Earnest Money pursuant to an express, unexpired right to do so under this Agreement.

2.5 Intentionally Deleted.

2.6 Return of Earnest Money. If Purchaser timely notifies Seller of its decision to terminate this Agreement pursuant to the terms hereof, all of the Earnest Money, less $100 as independent contract consideration (the “Independent Contract Consideration”) to be paid to the Seller, shall be refunded to Purchaser immediately upon request, and all further rights and obligations of the parties under this Agreement shall terminate except for all indemnity obligations of the parties hereto or other provisions of this Agreement that expressly survive the termination of this Agreement. Seller acknowledges that Purchaser may, but is not obligated to, expend time, money, and other resources in connection with the examination and investigation of the Property, and that, notwithstanding the fact that this Agreement may terminate, the payment of the Independent Contract Consideration, together with such time, money, and other resources that may be expended, constitute adequate consideration for Seller’s execution of and entry into this Agreement.

2.7 As-Is Purchase. Purchaser acknowledges that Purchaser will have independently and personally inspected the Property and that Purchaser has entered into this Agreement based upon its ability to make such examination and inspection. THE PROPERTY IS BEING SOLD IN AN “AS IS” CONDITION AND “WITH ALL FAULTS” AS OF THE DATE OF THIS AGREEMENT (SUBJECT TO SECTION 1.1) AND AS OF THE CLOSING DATE. EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE OR ARE MADE AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED BY SELLER OR BY ANY DIRECTOR, OFFICER, PERSON, FIRM, AGENT OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER AS TO THE CONDITION OR REPAIR OF THE PROPERTY OR THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL THEREOF OR AS TO ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE PROPERTY OR THE CONDITION, REPAIR, VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, (I) MATTERS OF TITLE (OTHER THAN THE SPECIAL WARRANTY OF TITLE SET FORTH IN THE DEED), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSURFACE CONDITIONS, (IV) DRAINAGE, (V) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VI) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION

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THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (VII) USAGES OF ADJOINING PROPERTY, (VIII) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (IX) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, (X) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XI) TAX CONSEQUENCES OR (XII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE. THE PARTIES AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THEM OR THEIR RESPECTIVE AGENTS OR REPRESENTATIVES ARE MERGED IN THIS AGREEMENT, OTHER THAN AS EXPRESSLY SET FORTH HEREIN, THE EXHIBITS ATTACHED HERETO, AND ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT THE CLOSING, WHICH ALONE FULLY AND COMPLETELY EXPRESS THEIR AGREEMENT. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT HAS BEEN ENTERED INTO AFTER FULL INVESTIGATION, OR WITH THE PARTIES SATISFIED WITH THE OPPORTUNITY AFFORDED FOR INVESTIGATION, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION BY THE OTHER UNLESS SUCH STATEMENT OR REPRESENTATION IS SPECIFICALLY EMBODIED IN THIS AGREEMENT OR THE EXHIBITS ATTACHED HERETO, AND/OR ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT THE CLOSING. EXCEPT AS SET FORTH HEREIN, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO WHETHER THE PROPERTY CONTAINS ASBESTOS OR HARMFUL OR TOXIC SUBSTANCES OR PERTAINING TO THE EXTENT, LOCATION OR NATURE OF SAME. FURTHER, TO THE EXTENT THAT SELLER HAS PROVIDED OR HEREAFTER MAY PROVIDE TO PURCHASER INFORMATION FROM ANY INSPECTION, ENGINEERING OR ENVIRONMENTAL REPORTS CONCERNING ASBESTOS OR HARMFUL OR TOXIC SUBSTANCES, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACCURACY OR COMPLETENESS, METHODOLOGY OF PREPARATION OR OTHERWISE CONCERNING THE CONTENTS OF SUCH REPORTS. PURCHASER ACKNOWLEDGES THAT SELLER HAS REQUESTED PURCHASER TO INSPECT FULLY THE PROPERTY AND INVESTIGATE ALL MATTERS RELEVANT THERETO AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE EXHIBITS ATTACHED HERETO AND ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT THE CLOSING, TO RELY SOLELY UPON THE RESULTS OF PURCHASER’S OWN INSPECTIONS OR OTHER INFORMATION OBTAINED OR OTHERWISE AVAILABLE TO PURCHASER, RATHER THAN ANY INFORMATION THAT MAY HAVE BEEN PROVIDED BY SELLER TO PURCHASER. THE RISK THAT ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS MAY NOT HAVE BEEN REVEALED OR DISCOVERED AND MAY NOT BE DISCOVERABLE BY SUCH INVESTIGATIONS SHALL BE UPON AND WITH PURCHASER. EXCEPT AS SET FORTH HEREIN, PURCHASER HEREBY WAIVES AND RELEASES SELLER AND ITS PARTNERS, AGENTS, REPRESENTATIVES, AFFILIATES, OFFICERS AND EMPLOYEES (TOGETHER WITH SELLER, THE “SELLER RELATED PARTIES”) FROM ANY PRESENT OR FUTURE CLAIMS ARISING FROM OR RELATING TO THE PRESENCE OR ALLEGED PRESENCE OF ASBESTOS OR HARMFUL OR TOXIC SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY CLAIMS UNDER OR ON ACCOUNT OF (I) ANY FEDERAL, STATE OR LOCAL STATUTE, LAW, RULE, REGULATION, ORDINANCE, CODE, GUIDE, WRITTEN POLICY, DIRECTIVE AND RULE OF COMMON LAW IN EFFECT APPLICABLE TO THE PROPERTY AND IN EACH CASE AS AMENDED, AND ANY JUDICIAL OR ADMINISTRATIVE ORDER, CONSENT DECREE OR JUDGMENT, RELATING TO (X) THE

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ENVIRONMENT OR NATURAL RESOURCES, (Y) ANY PETROLEUM OR PETROLEUM PRODUCTS, RADIOACTIVE MATERIALS, ASBESTOS IN ANY FORM, POLYCHLORINATED BIPHENYLS, AND, TO THE EXTENT ONLY IT EXISTS AT LEVELS CONSIDERED HAZARDOUS TO HUMAN HEALTH, RADON GAS OR (Z) ANY CHEMICALS, MATERIALS OR SUBSTANCES DEFINED AS OR INCLUDED IN THE DEFINITION OF “HAZARDOUS SUBSTANCES”, HAZARDOUS WASTE”, “HAZARDOUS MATERIALS”, “EXTREMELY HAZARDOUS SUBSTANCES”, “TOXIC SUBSTANCES”, “TOXIC POLLUTANTS”, “CONTAMINANTS” OR “POLLUTANTS” UNDER ANY APPLICABLE ENVIRONMENTAL LAWS INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, 42 U.S.C. § 9601 ET SEQ.; SOLID WASTE DISPOSAL ACT, 42 U.S.C. § 6901 ET SEQ.; THE FEDERAL WATER POLLUTION CONTROL ACT, 33 U.S.C. § 1251 ET SEQ.; THE TOXIC SUBSTANCES CONTROL ACT, 15 U.S.C. § 7401 ET SEQ.; THE CLEAN AIR ACT, 42 U.S.C. § 7401 ET SEQ.; THE SAFE DRINKING WATER ACT, 42 U.S.C. § 3803 ET SEQ.; THE OIL POLLUTION ACT OF 1990, 33 U.S.C. § 2701 ET SEQ.; FEDERAL INSECTICIDE, FUNGICIDE, AND RODENTICIDE ACT, 7 U.S.C. § 136 ET SEQ., AND THE REGULATIONS PROMULGATED PURSUANT THERETO AND ANY STATE AND LOCAL COUNTERPARTS OR SUBSTANTIAL EQUIVALENTS THEREOF (COLLECTIVELY, “HAZARDOUS SUBSTANCES”), OR (II) THE COMMON LAW. FURTHERMORE, EXCEPT AS SET FORTH HEREIN, PURCHASER HEREBY RELEASES THE SELLER RELATED PARTIES FROM ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES WHICH PURCHASER OR ANY PARTY RELATED TO OR AFFILIATED WITH PURCHASER HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO THE PROPERTY OR THE PHYSICAL CONDITION OF THE PROPERTY, ANY CONSTRUCTION DEFECTS AND ANY ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY AND PURCHASER WILL NOT LOOK TO ANY OF THE SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE INCLUDES CLAIMS OF WHICH PURCHASER IS PRESENTLY UNAWARE OR WHICH PURCHASER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY PURCHASER, WOULD MATERIALLY AFFECT PURCHASER’S RELEASE TO SELLER. THIS RELEASE WILL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE (AS HEREINAFTER DEFINED) REFLECTS THE “AS-IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. PURCHASER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. THE TERMS AND PROVISIONS OF THIS SECTION 2.7 SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

2.8 Indemnity Purchaser hereby agrees to protect, defend, indemnify and hold Seller and the Seller Related Parties harmless from and against any and all liabilities, claims, losses and damages, demands, judgments and out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) which Seller or any of the Seller Parties may incur as a result of or in connection with any claims, including third-party claims, resulting from, relating to or arising out of the presence of any Hazardous Substances existing on, in, under or migrating from the Property. Seller and Purchaser agree that the provisions of this Section 2.8 shall survive the Closing.

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ARTICLE 3. TITLE AND SURVEY

3.1 Delivery of Title Commitment and Survey. Seller, at its expense, shall obtain and deliver to Purchaser within ten (10) days after the Effective Date, (i) a current, effective commitment for title insurance (the “Title Commitment”) issued by the Title Company, in the amount of the Purchase Price, naming Purchaser as the proposed insured, and accompanied by true, complete, and legible copies of all documents referred to in the Title Commitment; and (ii) a copy of the on-the-ground survey of the Property prepared by Bock & Clark Corporation based upon Title Commitment of Chicago Title Insurance Company bearing an effective date of November 12, 2020 (the “Survey”). Purchaser, at its expense, shall have the right to update the Survey if it so chooses.

3.2 Title Review and Cure. Purchaser shall notify Seller in writing (the “Title Notice”) at least five (5) days prior to the expiration of the Due Diligence Period, which exceptions to title (including Survey matters), if any, will not be accepted by Purchaser (the “Title Review Period”). If Purchaser fails to notify Seller in writing of its disapproval of any exceptions to title prior to the expiration of the Title Review Period, Purchaser shall be deemed to have approved the condition of title (including Survey matters) to the Property as then reflected in the Title Commitment and on the Survey, excluding all Monetary Liens (hereinafter defined). Seller shall notify Purchaser in writing within five (5) business days after its receipt of the Title Notice, indicating which objections to title (and Survey) Seller will cure (the “Cure Notice”). If Seller fails to timely deliver the Cure Notice to Purchaser, Seller shall be deemed to have elected not to cure any of the objections specified in the Title Notice at or prior to Closing. Seller shall have no obligation to cure title objections except liens of an ascertainable amount created by, under or through Seller and any mechanics’ and materialmen’s liens (or, at Seller’s election, bond around in accordance with applicable State law and Title Company requirements if the same is being validly contested in good faith) filed against the Property, unless the same arise by, through or under Purchaser, its employees, agents or contractors (“Monetary Liens”). Purchaser shall have until the expiration of the Due Diligence Period to provide Seller with written notice indicating that either (A) Purchaser waives the objections that Seller has not agreed to cure (whereby such exceptions shall be deemed Permitted Exceptions); or (B) Purchaser elects to terminate this Agreement in which event Purchaser shall receive a prompt refund of the Earnest Money and neither party hereto shall have any further obligations hereunder except for any indemnity provisions or other provisions of this Agreement that specifically survive the termination of this Agreement. If Seller does not receive such a notice from Purchaser then Purchaser shall be deemed to have elected option (A) above. Seller agrees to remove any exceptions or encumbrances to title which are created by, under or through Seller after the date of this Agreement and which are not permitted by the terms of this Agreement. As used in this Agreement, the term “Permitted Exceptions” shall mean:

(a) those matters that either are not objected to in writing within the time period provided in this Section 3.2, or if objected to in writing by Purchaser, are those which Seller has elected not to remove or cure, excluding all Monetary Liens, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property;

(b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing, subject to adjustment as herein provided;

(c) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

(d) the standard pre-printed exceptions to title customarily excepted by title companies in similar transactions.

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3.3 Delivery of Title Policy at Closing. At the Closing, Purchaser shall have the right to obtain a ALTA form Owner Policy of Title Insurance (“Title Policy”) issued by the Title Company, dated the date and time of the recording of the Deed (as hereinafter defined) in the amount of the Purchase Price, insuring Purchaser as owner of good and indefeasible fee simple title to the Property, free and clear of all liens, claims, easements and encumbrances whatsoever, subject only to the Permitted Exceptions. Seller shall execute, at Closing, an affidavit satisfactory to Purchaser and to the Title Company in order for the Title Company to delete its standard printed exception as to parties in possession, unrecorded liens, and similar matters. The Title Policy must contain any endorsements that the Title Company has agreed to issue during the Due Diligence Period if the requirements for issuance are satisfied. The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment promptly after the Closing Date.

3.4 Title and Survey Costs. The cost of the Survey shall be paid by Seller with any cost of updating the Survey to be paid by the Purchaser. The premium for the Title Policy, including the premium for extended coverage (including the cost for the survey deletion) and any endorsements thereto requested by Purchaser or its lender, shall be paid by Purchaser.

ARTICLE 4. CONDITIONS TO CLOSING

4.1 Purchaser’s Obligation to Close: Purchaser shall not be obligated to close this transaction until all of the following requirements and conditions have been performed

(a) Seller shall have complied in all material respects with its obligations under this Agreement, and all of the representations and warranties contained in Section 6.1 hereof shall be true and correct in all material respects on the Closing Date.

(b) The Title Company shall be irrevocably committed to issue the Title Policy.

(c) All documents identified in Section 5.2 shall have been delivered to the Title Company.

(d) The electrical equipment and infrastructure located on the Land shall be in the same condition as it was at the expiration of the Due Diligence Period, subject to the terms and conditions of Section 1.1.

4.2 Failure to Satisfy Conditions. If any of the conditions in this Article 4 are not satisfied by the date stated therein, then Purchaser may, as its sole and exclusive remedy, (i) terminate this Agreement by written notice to Seller and receive a refund of all of the Earnest Money from the Title Company in the manner provided in Section 2.6, in which event all further rights and obligations of the parties under this Agreement shall terminate; (ii) waive such condition (and failure to give notice pursuant to clause (i) above shall constitute such waiver); or (iii) extend the Closing Date for up to fifteen (15) days in order to allow Seller to satisfy the remaining conditions precedent to Closing.

ARTICLE 5. CLOSING

5.1 Closing. The consummation of the transaction contemplated herein (the “Closing”) shall occur at the Title Company or at such other location to which the parties may mutually agree, and shall take place on December 7, 2021 (the “Closing Date”).

5.2 Seller’s Deliveries in Escrow. At the Closing, Seller shall deliver to the Title Company the following documents:

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(a) Deed. A Special Warranty Deed in the form attached hereto as Exhibit “C” and incorporated herein by reference for all purposes (the “Deed”), executed and acknowledged by Seller, conveying to Purchaser good and marketable fee simple title to the Property, subject only to the Permitted Exceptions.

(b) Bill of Sale. A bill of sale, fully executed and acknowledged by Seller, in the form attached hereto as Exhibit “D” and incorporated herein by reference for all purposes, conveying to Purchaser the Personal Property free and clear of all liens, claims and encumbrances.

(c) General Assignment and Assumption Agreement. A general assignment and assumption agreement in the form attached hereto as Exhibit “E” and incorporated herein by reference for all purposes (the “General Assignment”), conveying to Purchaser, to the extent assignable, the Operating Contracts which Purchaser has elected to assume and the General Intangibles, including, without limitation, the Title V Operating Permits issued by the South Carolina Department of Health and Environmental Control related to the Property, free and clear of all liens, claims and encumbrances.

(d) Authority. Evidence of existence, organization, and authority of Seller and the authority of the person executing documents on behalf of Seller, reasonably satisfactory to the Title Company.

(e) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller. If Seller fails to provide the necessary affidavit and/or documentation of exemption on the Closing Date, Purchaser may proceed with withholding provisions as provided by law.

(f) Seller’s Affidavit. A seller’s affidavit or similar certification as may be required by the Title Company to issue the Title Policy.

(g) State Law Disclosures. Such disclosures and reports required by applicable local law in connection with the conveyance of real property, including without limitation, A South Carolina Form I-295 non-resident seller withholding tax affidavit in the form required by the South Carolina Department of Revenue.

(h) Tax Compliance. A certificate of tax compliance from the South Carolina Department of Revenue, or an affidavit stating that the sale of the Property is less than a majority of the Seller’s assets.

(i) Additional Documents. Any additional documents that the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

5.3 Purchaser’s Deliveries in Escrow. At the Closing, Purchaser shall deliver to the Title Company the following:

(a) Purchase Price. The Purchase Price, plus or minus applicable prorations and less a credit for the full amount of the Earnest Money, deposited by Purchaser with the Title Company in immediate, same day federal funds (all or any part of which may be the proceeds of a loan) wired for credit into such account as the Title Company may designate. .

(b) General Assignment. An executed counterpart of the General Assignment.

(c) Authority. Evidence of existence, organization, and authority of Purchaser and the authority of the person executing documents on behalf of Purchaser, reasonably satisfactory to the Title Company.

(d) State Law Disclosures. Such disclosures and reports required by applicable State and local law in connection with the conveyance of real property.

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(e) Additional Documents. Any additional documents that the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

5.4 Closing Statements/Escrow Fees. At the Closing, Seller and Purchaser shall execute closing statements consistent with this Agreement in form required by the Title Company. Seller and Purchaser agree to pay closing costs as indicated in this Agreement. The Title Company’s escrow fee shall be paid one-half by Purchaser and one-half by Seller. Seller shall pay all transfer taxes and deed recording fees. Except as otherwise provided for in this Agreement, Seller and Purchaser will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein. Any other closing costs not specifically designated as the responsibility of either Purchaser or Seller in this Agreement shall be paid by Seller and Purchaser according to the usual and customary allocation of the same in Spartanburg County, South Carolina.

5.5 Possession. At Closing, Seller shall deliver possession of the Property to Purchaser in the condition existing as of the date of this Agreement, subject only to the Permitted Exceptions.

5.6 Closing Adjustments and Prorations. Except as otherwise provided in this Section 5.6, all adjustments and prorations to the Purchase Price payable at Closing shall be computed as of the end of the day preceding the Closing Date. Seller shall be entitled to receive all revenues and shall be charged with all expenses relating to the ownership and operation of the Property through the day preceding the Closing Date. Prior to the Closing, Seller shall determine the amounts of the prorations in accordance with this Section 5.6 and shall notify Purchaser thereof. Purchaser shall review and approve such determination promptly and prior to the Closing, such approval not to be unreasonably withheld or delayed. Thereafter and on or prior to the Closing, Seller and Purchaser shall inform the Title Company of such amounts and, in accordance therewith, the Title Company shall prorate such items between the parties (and the parties shall deposit funds therefor with the Title Company or shall instruct the Title Company to debit against sums held by the Title Company owing to such party) in accordance with this Section 5.6. Such adjustments and prorations shall include the following:

(a) Utility Charges. Electric, water, sewer, gas, fuel, waste collection and removal and other utility and operating expenses relating to the Property shall be prorated as of the day preceding the Closing Date. It shall be assumed that the utility charges were incurred uniformly during the billing period in which the Closing occurs. If bills for the applicable period are unavailable, the amounts of such charges will be estimated based upon the latest known bills. Notwithstanding the foregoing, to the extent possible, Seller and Purchaser shall request the utility companies to read the meters as of the date preceding the Closing Date, and Seller shall be responsible for all charges incurred through the day preceding the Closing Date. All prepaid deposits for utilities shall be refunded to Seller at the time of Closing by the utility companies, and it shall be Purchaser’s responsibility to make any utility deposits required for service.

(b) Taxes and Special Assessments. State, County and City ad valorem taxes, including any community association assessments (collectively, “Taxes”) for the Property for the then current calendar year or other applicable tax period shall be apportioned or prorated between Seller and Purchaser as provided herein (with Purchaser paying the Taxes for the Closing Date). If final tax statements for the calendar year or other applicable tax period in which the Closing occurs are not available at Closing, Purchaser and Seller shall prorate Taxes for such calendar year or other applicable tax period based upon the most recent ascertainable assessed values and tax rates. All prorations shall be based upon a fraction determined by dividing the number of days elapsed up through the date of the Closing Date by 365 (or, if applicable, 366). The parties shall make the appropriate adjusting payment between them when the final tax statements are available. All taxes and interest that become due as a penalty, whether retroactive or not, imposed due to the transfer of the Property or a change in the use of the Property after Closing, from the use prior to the Closing, shall be paid by Purchaser. The terms of this Section 5.6 shall survive the Closing.

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5.7 Delivery of Books and Records. Within one (1) business day after the Closing, Seller shall deliver to Purchaser, to the extent in Seller’s possession: all Operating Contracts; maintenance records and warranties; permits; copies or originals of all books and records of account, keys; and other items, if any, used in the operation of the Property.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES

6.1 Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:

(a) Organization and Authority. Seller has been duly organized and is validly existing as a Delaware limited liability company. Seller has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement. The persons signing this Agreement on behalf of Seller are authorized to do so. This Agreement has been, and the documents to be executed by Seller pursuant to this Agreement will be, authorized and properly executed and does and will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

(b) Conflicts. There is no agreement to which Seller is a party or, to Seller’s knowledge, binding on Seller, which is in conflict with this Agreement or which would be breached by, or would materially impair, Seller’s performance of this Agreement.

(c) Pending Actions. There is no action, lawsuit or other proceeding pending or, to Seller’s knowledge, threatened against Seller, or the Property or which challenges or impairs Seller’s ability to execute, deliver or perform this Agreement.

(d) Condemnation. To Seller’s knowledge, no condemnation proceedings are pending or threatened with regard to the Property.

(e) Contracts. Except for the Operating Contracts, if any, there are no contracts encumbering any part of the Property.

(f) Violations. As of the Effective Date Seller has not received from any governmental authority written notice of any material violation of any laws, rules, regulations, codes, statutes or ordinances applicable (or alleged to be applicable) to the Real Property, or any part thereof, that has not been corrected, except as may be reflected by the Property Information or otherwise disclosed in writing to Purchaser.

(g) Purchase Rights. To Seller’s knowledge, no party has a purchase option, right of first refusal or other right to purchase the Property.

When used herein, the phrase “to Seller’s knowledge” or derivations thereof shall mean the current actual knowledge of Jennifer Riley, acting in his/their capacity as Chief Risk Officer and Legal Counsel of Seller (the “Seller Representative”). Purchaser acknowledges that the Seller Representative is named solely for the purpose of defining and limiting the scope of Seller’s knowledge, and no Seller Representative shall have any personal liability under this Agreement.

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Notwithstanding the foregoing provisions of this Section 6.1, in the event that (a) any of Seller’s representations is made “to the knowledge of Seller” and (b) subsequent to the Effective Date information (collectively, the “New Information”) is discovered and presented to Seller, which New Information, if in the possession of Seller on the date hereof, would have rendered such Seller’s representation false in a material respect (i.e., if Seller had actual knowledge of the New Information on the Effective Date then such Seller’s representation, as made by Seller, would have been false in a material respect) then, provided that Seller discloses such New Information to Purchaser prior to the Closing Date: (i) such Seller’s representation shall be deemed to have been remade as of the date such disclosure is made to take such New Information into account, and (ii) such remaking of such Seller’s representation shall not be deemed a breach of such Seller’s representation by Seller; provided, however, that such remaking of such Seller’s representation shall give the Purchaser the right to terminate this Agreement, so long as written notice of the same is delivered within three (3) days after Purchaser’s receipt of the New Information and, in such event, Purchaser shall be entitled to a refund of the Earnest Money as its sole and exclusive remedy.

The representations and warranties set forth in Section 6.1 are made as of the Effective Date and, except where expressly limited to the Effective Date, are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of one (1) year (the “Survival Period”). Purchaser shall have the right to bring an action against Seller on the breach of a representation or warranty hereunder, but only on the following conditions: (i) Purchaser first learns of the breach after Closing and delivers written notice containing a description of the specific nature of such breach to the breaching party within the Survival Period and commences such action for breach within two (2) years of Closing, and (ii) Purchaser shall not have the right to bring a cause of action for a breach of a representation or warranty unless the damage to Purchaser on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $25,000.00. Seller shall not have any liability after Closing for the breach of a representation or warranty hereunder of which the Purchaser had actual knowledge as of Closing. The provisions of this Section 6.1 shall survive the Closing.

6.2 Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

(a) Conflicts. There is no agreement to which Purchaser is a party or, to Purchaser’s actual knowledge, binding on Purchaser which is in conflict with this Agreement or which would be breached by, or would materially impair, Purchaser’s performance of this Agreement.

(b) Pending Actions. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser or the Property or which challenges or impairs Purchaser’s ability to execute, deliver or perform this Agreement.

(c) Commissions. Purchaser has not dealt with any real estate brokers, salespersons or finders in connection with this transaction that would give rise to any liability or obligation to any party hereunder except as set forth in Section 10.2.

The representations and warranties set forth in Section 6.2 are made as of the Effective Date and, except where expressly limited to the Effective Date, are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing until the expiration of the Survival Period. Seller shall have the right to bring an action against Purchaser on the breach of a representation or warranty hereunder, but only on the following conditions: (i) Seller first learns of the breach after Closing and delivers written notice containing a description of the specific nature of such breach to the breaching party within the Survival Period and commences such action for breach within two (2) years of Closing, and (ii) Seller shall not have the right to bring a cause of action for a breach of a representation or warranty unless the damage to Seller on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $25,000.00. Purchaser shall not have any liability after Closing for the breach of a representation or warranty hereunder of which the Seller had actual knowledge as of Closing. The provisions of this Section 6.2 shall survive the Closing.

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ARTICLE 7. CONDEMNATION

7.1 Condemnation. In the event of any threatened, contemplated, commenced or consummated proceedings in eminent domain prior to the Closing (notice of which shall be given to Purchaser by Seller immediately) respecting any material portion of the Property, Purchaser may, at its option, by notice to Seller given within ten (10) days after Purchaser is notified of such actual or possible proceedings (but before the Closing): (i) unilaterally terminate this Agreement and all of the Earnest Money shall be immediately returned to Purchaser and all further rights and obligations of the parties under this Agreement shall terminate except as otherwise provided herein; or (ii) proceed under this Agreement, in which event Seller shall, at the Closing, assign or cause the owner of the Property to assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the right during the pendency of this Agreement to assist in the negotiations and otherwise deal with the condemning authority in respect of such matter.

7.2 Casualty Loss. If, prior to the Closing Date, all or part of the Property is damaged by fire or by any other cause whatsoever, Seller shall promptly give Purchaser written notice of such damage. If there is material damage to any portion of the Property, Purchaser may, at its option, by notice to Seller given within ten (10) days after Purchaser is notified of such damage (but before the Closing): (i) unilaterally terminate this Agreement and all of the Earnest Money shall be immediately returned to Purchaser and all further rights and obligations of the parties under this Agreement shall terminate except as otherwise provided herein; or (ii) proceed under this Agreement.

ARTICLE 8. REMEDIES

8.1 Earnest Money as Liquidated Damages. If all of the conditions to Purchaser’s obligation to purchase the Property have been satisfied or waived or deemed waived by Purchaser and if Purchaser should fail to consummate this transaction for any reason other than Seller’s default, or the exercise by Purchaser of an express right of termination granted herein, or if Purchaser otherwise defaults in any of its obligations hereunder prior to the Closing, Seller’s sole and exclusive remedy in such event shall be to terminate this Agreement and to retain $500,000 of the Earnest Money as liquidated damages (the “Liquidated Damages Amount”), Seller waiving all other rights or remedies in connection with Purchaser’s failure to consummate the transaction or a Purchaser default as provided above. The parties acknowledge that Seller’s actual damages in the event of a failure to consummate the transaction by Purchaser or a Purchaser default under this Agreement will be difficult to ascertain, and that the Liquidated Damages Amount represents the parties’ best estimate of such damages. For the avoidance of doubt, nothing in the foregoing sentence shall limit Seller’s right to retain all or portion of the Earnest Money as provided in Section 9.4.

8.2 Purchaser’s Damages. In the event the sale of the Property as contemplated hereunder is not consummated due to Seller’s default hereunder, and such default continues for more than ten (10) days after written notice from Purchaser, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of all of the Earnest Money, which return shall operate to terminate this Agreement and release Purchaser and Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller’s obligation to convey the Property to Purchaser in accordance with the terms of this Agreement. Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back all of the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before two (2) years following the date upon which Closing was to have occurred.

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8.3 Indemnity. Notwithstanding Sections 8.1 and 8.2 hereof, in no event shall the provisions of Sections 8.1 and 8.2 limit the damages recoverable by either party against the other party due to the other party’s obligation to indemnify such party in accordance with this Agreement.

ARTICLE 9. SELLER’S COVENANTS

Seller agrees that during the period from the date hereof through the Closing Date Seller will perform the following covenants:

9.1 Operation. Except as Purchaser may otherwise consent in writing, until the Closing Date, unless this Agreement is sooner terminated, Seller shall not grant to any third party any interest in the Property or any part thereof or further voluntarily encumber the Property.

9.2 Operating Contracts. Seller will not, without the prior written consent of Purchaser (which consent may be withheld in Purchaser’s sole discretion), (i) enter into any Operating Contract that will not be fully performed by Seller on or before the Closing Date, or (ii) amend, modify or supplement any existing Operating Contract or permit in any material respect (but Seller shall terminate any of the same which Purchaser does not approve). Purchaser will have been deemed to have assumed all of the Operating Contracts at Closing unless Purchaser advises Seller in writing prior to the expiration of the Due Diligence Period of which Operating Contracts it desires to terminate. Seller shall deliver at Closing notices of termination of all Operating Contracts that are not so assumed. Purchaser must assume the obligations arising from and after the Closing under those Operating Contracts that Purchaser has agreed to assume. Purchaser shall not be liable for any termination fees and other fees due for the period after the Closing with respect to any Operating Contracts Seller is obligated to terminate at Closing.

9.3 Removal of Petroleum and other Hazardous Materials. Prior to the expiration of the Due Diligence Period, Seller shall remove from the Property any petroleum products, chemicals, pesticides, solvents or other hazardous substances, hazardous waster, toxic substances, pollutants or other hazardous materials (collectively, “Hazardous Materials”) (excluding (i) fertilizer, cleaning agents and other chemical products used in the ordinary course of the business of Seller in compliance with applicable laws and (ii) oil, ink or other chemical residue in the existing wet lines and vessels located on the Property) which to Seller’s knowledge are present on the Property as of the Effective Date. Seller and Purchaser are aware of the existence on the Property of a number of 55 gallon drums that contain Hazardous Materials and which will be or have been removed in accordance with the foregoing sentence. Seller will permit Purchaser to inspect the Property for compliance with this provision prior to the expiration of the Due Diligence Period and shall provide Purchaser with documentary evidence of the removal of all Hazardous Materials subject to this provision. At or prior to the Closing, Seller will deliver to Purchaser any and all records of Seller, its affiliates or predecessors, relating to the acquisition, storage, maintenance, use, disposal, removal or destruction of Hazardous Materials at the Property. The covenant of Seller contained in this Section 9.3 shall terminate at Closing and shall not survive Closing.

9.4 Pre-Closing Occupancy. From the expiration of the Due Diligence Period until the earlier to occur of Closing or the termination of this Agreement, Seller will permit Purchaser to occupy the Property on a rent free, exclusive basis pursuant to the terms of a short term lease or license agreement in a form to be agreed between the parties prior to the expiration of the Due Diligence Period (“Occupancy Agreement”). The Occupancy Agreement shall permit the Purchaser to enter onto and occupy the Property, perform work on the Property and Improvements in anticipation of its post-Closing use and operation of the Property and Improvements and to store and install equipment, fixtures and other tangible personal

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property on the Property and Improvements and make modifications to the electrical infrastructure and equipment within the Property, all in Purchaser’s sole discretion. If for any reason other than a default by Seller, Closing fails to occur on the Closing Date, at Seller’s election, Purchaser, at Purchaser’s sole cost and expense, shall restore the Property and Improvements to the condition that existed immediately prior to the expiration of the Due Diligence Period and Purchaser shall promptly remove any and all equipment, fixtures and other tangible personal property located on or at the Property and Improvements. Except in the event of a Seller default and in addition to Seller’s right to retain the Liquidated Damages Amount in accordance with Section 8.1, Seller may retain the Earnest Money until Purchaser has vacated and restored the Property and Improvements to the condition that existed immediately prior to the expiration of the Due Diligence Period. Should Purchaser fail to restore the Property and Improvements to said condition within forty-five (45) days from the termination of this Agreement, and in addition to any amounts Seller may retain in accordance with Section 8.1, Seller may deduct the actual cost of repair and restoration from the Earnest Money and shall return the remainder to Purchaser. To the extent that the actual cost of repair and restoration is in excess of the Earnest Money (less the amount retained pursuant to Section 8.1), Seller shall be responsible for such excess amounts.

9.5 Duke Lease. Seller shall use commercially reasonable efforts to obtain an Estoppel Certificate from Duke Energy confirming that its lease is in full force and effect and that, to the knowledge of tenant, there are no default or breaches thereunder.

ARTICLE 10. MISCELLANEOUS

10.1 Listing and Other Offers. During the pendency of this Agreement, Seller may list the Property with any broker or solicit or accept any offers to purchase the Property, or engage in any discussions or negotiations with any third party with respect to the sale of the Property.

10.2 Commissions. If and only if, this transaction is closed, Seller shall pay to Jones Lang LaSalle (the “Broker”) a sales commission pursuant to a separate commission agreement between Seller and Broker. Purchaser shall not be liable or responsible for any brokerage fees or commissions to Broker. If this transaction fails to close for any reason, including the default of either party, no commission shall be deemed to have been earned by or payable to Broker. Each of the parties represents to each other that it has not retained or used the services of a broker or agent in connection with this transaction other than Broker. Each party agrees to indemnify and hold the other harmless from any claims of any other brokers or agents for fees or commissions arising out of this transaction attributable to a breach by such party of its representation in the immediately preceding sentence.

10.3 Parties Bound. This Agreement may not be assigned by Purchaser directly or indirectly (including changes in control of Purchaser) to any party without the prior written consent of Seller; provided that Purchaser may assign its rights under this Agreement to an affiliate of Purchaser without obtaining Seller’s consent so long as Purchaser gives Seller and the Title Company written notice of any such assignment at least five (5) days prior to the Closing Date. For the purpose of this Section 10.3, an “affiliate of Purchaser” shall mean any entity controlling, controlled by, or under common control with Purchaser. Subject to the foregoing, this Agreement and all provisions hereof, including, without limitations, all representations and warranties made hereunder, shall extend to, be obligatory upon and inure to the benefit of the respective heirs, devisees, legal representatives, successors, assigns, and beneficiaries of the parties hereto. No assignment by either party shall relieve such party of any obligation under this Agreement whether arising before or after such assignment.

10.4 Headings. The article and paragraph headings of this Agreement are for convenience only and do not limit or enlarge the scope or meaning of the language hereof.

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10.5 Provisions Survive. The provisions of this Agreement that contemplate performance after Closing shall survive the Closing and shall not be merged into the instruments of Closing.

10.6 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall be deemed not to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision.

10.7 Governing Law/Jurisdiction/Venue/Jury Waiver. This Agreement shall be construed and the rights and obligations of Seller and Purchaser hereunder determined in accordance with the internal laws of the State of South Carolina without regard to the principles of choice of law or conflicts of law. In recognition of the benefits of having any disputes with respect to this Agreement resolved by an experienced and expert person, Seller and Purchaser hereby agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party on or with respect to this Agreement or which in any way relates, directly or indirectly, to this Agreement or any event, transaction, or occurrence arising out of or in any way connected with this Agreement or the Property, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE PARTIES HERETO, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF SOUTH CAROLINA OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREE THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN SPARTANBURG COUNTY, SOUTH CAROLINA, (C) SUBMIT TO THE JURISDICTION OF SUCH COURTS, AND, (D) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREE THAT NONE OF THEM WILL BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

10.8 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

10.9 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

10.10 Execution in Counterparts. For the convenience of the parties any number of counterparts hereof may be executed, and each such executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Facsimile or .PDF transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, and such facsimile or .PDF signatures shall be deemed original signatures for purposes of enforcement and construction of this Agreement.

10.11 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller to Purchaser at the Closing, Seller agrees to perform, execute and/or deliver or cause to be delivered, executed and/or delivered, but without any obligation to incur any additional liability or expense, after the Closing any and all further acts, deeds and assurances as may be reasonably necessary to consummate the transactions contemplated hereby and/or to further perfect and deliver to Purchaser the conveyance, transfer and assignment of the Property and all rights related thereto.

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10.12 Time. Time is of the essence in the performance of each and every term, condition and covenant contained in this Agreement.

10.13 Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party losing in any final judgment agrees to pay the prevailing party all reasonable costs, charges and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith.

10.14 Use of Pronouns. The use of the neuter singular pronoun to refer to Seller and Purchaser shall be deemed a proper reference, even though Seller or Purchaser may be an individual, partnership or a group of two or more individuals. The necessary grammatical changes required to make the provisions of this Agreement apply in the plural sense where there is more than one seller or purchaser and to either partnerships or individuals (male or female) shall in all instances be assumed as though in each case fully expressed.

10.15 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

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If to Purchaser: 300 Jones Road LLC

c/o Christian Mulvihill

100 Northfield Street

Greenwich, CT 06830

Telephone: (603) 531-8659

e-Mail: cmulvihill@greenidge.com

With a copy to: David F. Gieg

Buist Byars & Taylor LLC

652 Coleman Blvd., Ste 200

Mt Pleasant, SC 29464

Tel: 843.284.1446

e-Mail: david.gieg@buistbyars.com

If to Seller: LSC Communications MCL LLC

Attn: Erin Caimano

4101 Winfield Road

Warrenville, Illinois

Telephone: (404) 387-8486

e-Mail: erin.caimano@lsccom.com

With a copy to: Jason M. Peters

King & Spalding LLP

1100 Louisiana, Suite 4100

Houston, Texas 77002

Telephone: (713) 751-3257

e-Mail: jpeters@kslaw.com

Any such notices shall be either (i) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered on the day three (3) business days after deposit, postage prepaid in the U.S. Mail, (ii) sent by overnight delivery using a nationally recognized overnight courier, in which case it shall be deemed delivered on the day after deposit with such courier, (iii) sent by personal delivery, or (iv) by email, in which case notice shall be deemed delivered upon receipt of same. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

10.16 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.17 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designed period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday (such day which is neither Saturday, Sunday or legal holiday, a “business day”), in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday, in the state in which the Property is located.

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10.18 No Waiver. Except as otherwise expressly provided herein, no waiver by Purchaser of any of its rights under this Agreement shall be valid unless in writing signed by Purchaser.

10.19 Section 1031 Exchange.

(a) Seller may structure the disposition of the Property as a like-kind exchange under Internal Revenue Code Section 1031 at Seller’s sole cost and expense. Purchaser shall reasonably cooperate therein, provided that Purchaser shall incur no material costs, expenses or liabilities in connection with Seller’s exchange. Seller shall indemnify, defend and hold Purchaser harmless therefrom and Purchaser shall not be required to take title to or contract for purchase of any other property. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser.

(b) Purchaser may structure the disposition of the Property as a like-kind exchange under Internal Revenue Code Section 1031 at Purchaser’s sole cost and expense. Seller shall reasonably cooperate therein, provided that Seller shall incur no material costs, expenses or liabilities in connection with Purchaser’s exchange. Purchaser shall indemnify, defend and hold Seller harmless therefrom and Seller shall not be required to take title to or contract for purchase of any other property. If Purchaser uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Purchaser hereunder shall not relieve, release or absolve Purchaser of its obligations to Seller.

10.20 Confidentiality.

(a) Prior to Closing, Purchaser and Seller shall each maintain as confidential any and all material obtained about the other or, in the case of Purchaser, about the Property, this Agreement or the transactions contemplated hereby, and shall not disclose such information to any third party, except that Purchaser may disclose the existence of this Agreement and provide a redacted copy, approved in writing by Seller, to Duke Energy as necessary to enter into contract negotiations regarding Purchaser’s proposed use of the Property. Except as may be required by law, Purchaser will not divulge any such information to other persons or entities, including, without limitation, appraisers, real estate brokers, or competitors of Seller. Notwithstanding the foregoing, Purchaser shall have the right to disclose information with respect to the Property to its officers, directors, employees, attorneys, accountants, environmental auditors, appraisers, engineers, potential lenders, and permitted assignees under this Agreement and other consultants to the extent necessary for Purchaser to evaluate its acquisition of the Property provided that all such persons are told that such information is confidential and agree to keep such information confidential. The foregoing restrictions shall not apply to information that was in Purchaser’s possession prior to disclosure by Seller or is generally available to the public (other than as a result of Purchaser’s wrongful disclosure thereof).

(b) After Closing, Seller and Purchaser each shall maintain the confidentiality of this sale and purchase and shall not, except as required by law or governmental regulation applicable to the Property and except in connection with any action or suit under this Agreement, disclose the terms of this Agreement or of such sale and purchase to any third parties whomsoever other than investors or prospective investors in Seller or Purchaser and such other persons whose assistance is required in carrying out the terms of this Agreement. Seller and Purchaser shall not at any time announce the sale, issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication has received the prior approval of Seller and Purchaser.

[END OF TEXT]

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SIGNATURE PAGE TO

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

LSC COMMUNICATIONS MSC LLC

AND

300 JONES ROAD LLC

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

“Seller”

LSC COMMUNICATIONS MCL LLC

By:
Name:
Title:

“ Purchaser ” 300 JONES ROAD LLC

By:
Name:
Title:

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TITLE COMPANY’S AGREEMENT AND RECEIPT:

On this ___ day of __________, 2021 (the “Effective Date”), ____________________________ as the Title Company named in the foregoing Agreement, hereby acknowledges receipt of (i) three (3) counterparts of this Agreement executed by Seller and Purchaser and (ii) the sum of $__________ in cash or immediately available federal funds as the Earnest Money deposit required under Section 1.3 of this Agreement and hereby agrees to act as Title Company in strict accordance with the terms of this Agreement.

By:
Name:
As Agent for the Title Company

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EXHIBIT A

PROPERTY

Tract 1

All that lot, piece or parcel of land lying and being in Spartanburg County, South Carolina, located on a County Road four miles Northeast of Spartanburg and more particularly describes as follows:

Beginning at a new nail and cap in the center of a County Road; thence with the center of said road N. 79°52’ E. 355.4 feet to a new nail and cap; thence S. 84°32’ E. 149.1 feet to a new nail and cap; thence S. 57°51’ W. 102.6 feet to a new nail and cap; thence S. 56°26’ E. 153.2 feet to a new nail and cap; thence S. 60°23’E. 208.7 feet to a new nail and cap; thence S. 70°54’E. 29.0 feet to a new nail and cap; thence N. 81°26’ W. 130.6 feet to an old iron pin; thence S. 50°41’E. 121.7 feet to an old iron pin; thence S. 23°30’ W. 1486.3 feet to an iron pin; thence N. 88°08’W. 229.9 feet to an iron pin; thence S. 46°28’ W. 329.8 feet to a old iron pin; thence N. 35°00’ W. 391.7 feet to an iron pin; thence N. 14°42’E. 1575.1 feet through a new iron pin at 1550.1 feet to the beginning corner as shown upon a plat of survey for R. R. Donnelley & Sons Company, made by Neil R. Phillips, RLS, dated March 7,1979, recorded in the Register of Deeds for Spartanburg County in Plat Book 83, Page 5, and to which reference is made in aid of description, and consisting of 32.69 acres, more or less.

Tract 2

All that certain tract, piece or parcel of land lying and being in Spartanburg County, South Carolina, located four miles Northeast of Spartanburg and being more particularly describes as containing 15.62 acres, more or less, as follows:

Beginning at an iron pin at the common corner with Phillip S. Cecil, Jr. and Holston Land Co., Inc.; thence N. 5°51’ W. 774.3 feet to an old iron pin; thence N. 72°42’ E. 479.8 feet to an old iron pin; thence N. 28°36’ E. 190.1 feet to an old iron pin; thence N. 58°31’ E. 547.1 feet to a new iron pin; thence S. 35°00’ E. 391.7 feet to an old iron pin; thence S. 48°02’ W. 1562.3 feet to an old iron pin, the beginning corner as shown upon a plat of survey for R. R. Donnelley & Sons Company, made by Neil R Phillips, RLS, dated March 13, 1979, recorded in the Register of Deeds for Spartanburg County in Plat Book 83, Page 6, and to which reference is made in aid of description.

Tract 3

All that certain lot or tract of land lying in School District No. 3, Spartanburg County, South Carolina, on the South side of Jones Road and on the Northwest side of Clinch field Railroad Company, containing 138.66 acres, more or less, and being more particularly shown and described as Tract C on a plat of survey for R. R. Donnelley & Sons Company by Neil R. Phillips, Surveyor, dated March 16, 1979, and recorded in Plat Book 83, Page 180, RMC Office for Spartanburg County. Reference is specifically made to said plat and the record thereof for a complete and detailed description of the property hereby conveyed, and the courses, distances, metes and bounds as shown on said plat are incorporated herein by reference.

Tract 4

All that certain lot or parcel of land in School District No. 3, Spartanburg County, South Carolina, lying on the South side of Jones road and adjoining property being conveyed simultaneously herewith by Holston Land Company, Incorporated to R. R. Donnelley & Sons Company, containing 28/100ths of an acre, more or less, and being more particularly shown and described on the attached plat of a survey for Holston Land Company, Incorporated, by Neil R. Phillips, dated March 19, 1979, recorded in the Register of Deeds for Spartanburg County in Plat Book 83, Page 206, and to which reference is made in aid of description.

Tract 5

This page is only a part of a 2016 ALTA® Commitment for Title Insurance issued by Chicago Title Insurance Company. This Commitment is not valid without the Notice; the Commitment to Issue Policy; the Commitment Conditions; Schedule A; Schedule B, Part I-Requirements; Schedule, Part ll-Exceptions; and a counter-signature by the Company or its issuing agent that may be in electronic form.

Copyright American Land Title Association. All rights reserved.

The use of this Form (or any derivative thereof) is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

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All that lot, piece or parcel of land located in Spartanburg County, State of South Carolina shown and designated as Lot B on a plat of survey prepared for “Donnelley & Sons, et al” by Neil R. Phillips, RLS, dated September 4, 1979 and recorded in Plat Book 84 at Page 139 in the Register of Deeds for Spartanburg County to which reference is made for a more perfect description.

Less and Excepting:

1. All that certain tract, piece or parcel of land containing 1.73 acres conveyed to Shirley M. Tillotson by R. R. Donnelley & Sons Company by Deed recorded in the RMC Office for Spartanburg County in Deed Book 46X at Page278.

2. All that certain tract, piece or parcel of land containing 0.35 acres conveyed to South Carolina Department of Highway and Transportation by R. R. Donnelley & Sons Company by Deed recorded in the RMC Office for Spartanburg County in Deed Book 59-Fat Page 946.

3. All that certain tract, piece or parcel of land containing 9.60 acres conveyed to Piedmont Metal Fabrication, Inc., by deed recorded in the Register of Deeds for Spartanburg County in Deed Book 68-K, page 693, shown on plat recorded in Plat Book 142, Page 330.

Derivation: Being the same property conveyed to LSC Communications US, LLC by virtue of Title to Real Estate (Limited Warranty Deed - For Fliot Transaction) from Spartanburg County, South Carolina, dated November 9, 2020, recorded November 17, 2020 in Book 129-Z, Page 807, in the Register of Deeds office for Spartanburg County, South Carolina records.

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EXHIBIT B

INTENTIONALLY DELETED

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EXHIBIT C

FORM OF SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

THE STATE OF SOUTH CAROLINA §

§ KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF SPARTANBURG §

That LSC COMMUNICATIONS MCL LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of $10 and other good and valuable consideration to it in hand paid by 300 JONES ROAD LLC, a Delaware limited liability company (“Grantee”), the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED and by these presents does GRANT, BARGAIN, SELL and CONVEY unto the Grantee, whose address is 300 Jones Road, Spartanburg, South Carolina 29307, the property described on Exhibit A attached hereto (the “Land”) together with (i) any and all appurtenances belonging or appertaining thereto; (ii) any and all improvements located thereon; (iii) any and all appurtenant easements or rights of way affecting said real property and any of Grantor’s rights to use same; (iv) any and all rights of ingress and egress to and from said real property and any of Grantor’s rights to use same; (v) all minerals, oil, gas, and other hydrocarbon substances thereon, (vi) all air, riparian, development, utility, and solar rights related thereto, (vii) any and all rights to the present or future use of wastewater, wastewater capacity, drainage, water or other utility facilities to the extent same pertain to or benefit said real property or the improvements located thereon, including without limitation, all reservations of or commitments or letters covering any such use in the future, whether now owned or hereafter acquired; and (viii) all right, title and interest of Grantor, if any, in and to (a) any and all roads, streets, alleys and ways (open or proposed) affecting, crossing, fronting or bounding said real property, including any awards made or to be made relating thereto including, without limitation, any unpaid awards or damages payable by reason of damages thereto or by reason of a widening of or changing of the grade with respect to same, (b) any and all strips, gores or pieces of property abutting, bounding or which are adjacent or contiguous to said real property (whether owned or claimed by deed, limitations or otherwise), (c) any and all air rights relating to said real property and (d) any and all reversionary interests in and to said real property (said real property together with any and all of the related improvements, appurtenances, rights and interests referenced in items (i) through (viii) above are herein collectively referred to as the “Property”). Notwithstanding anything contained herein to the contrary, however, with respect to the rights and interests described in (iv), (v), (vii) and (viii) directly above, Grantor is hereby only granting, selling and conveying any of Grantor’s right, title and interest in and to same without warranty (whether statutory, express or implied).

TO HAVE AND TO HOLD the Property together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns, forever, subject to the restrictions set forth hereinafter and the other matters described on Exhibit B attached hereto (collectively, the “Permitted Exceptions”); and Grantor does hereby bind itself and its successors, to warrant and forever defend all and singular the Land, subject to Permitted Exceptions unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise (the “Warranty of Title”).

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This conveyance is made on an “As Is”, “Where Is” and “With All Faults” basis. The Property is sold in its present condition, AS IS and no warranties, express or implied, are made or inferred by virtue of this conveyance, except for the Warranty of Title and those representations and warranties with respect to the Property made by Grantor to Grantee in that certain Purchase and Sale Agreement dated October ____, 2021.

All ad valorem taxes and assessments for the Property for the year in which this Deed is executed have been prorated by the parties hereto and Grantee hereby expressly assumes liability for the payment thereof. If such proration was based upon an estimate of such taxes and assessments for such year, then upon demand the parties hereto shall promptly and equitably adjust all such taxes and assessments as soon as actual figures for the Property for such year are available.

[END OF TEXT]

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EXECUTED on the date of the acknowledgment set forth below to be effective for all purposes as of the _____ day of _________, 20___.

LSC COMMUNICATIONS MCL LLC

By:
Name:
Title:

THE STATE OF §

§

COUNTY OF §

This instrument was acknowledged before me on the ___ day of ________, 2021, by ______________, ________________ of LSC Communications MCL LLC, a Delaware limited liability company on behalf of said limited liability company.

Notary Public in and for the State of

My Commission Expires:

27

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

28

EXHIBIT B

PERMITTED EXCEPTIONS

29

EXHIBIT D

FORM OF BILL OF SALE

BILL OF SALE

THE STATE OF SOUTH CAROLINA §

§ KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF SPARTANBURG §

THAT LSC COMMUNICATIONS MCL LLC, a Delaware limited liability company (“Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Seller in hand paid by 300 JONES ROAD LLC, a Delaware limited liability company (“Purchaser”), the receipt of which is hereby acknowledged, has Sold, Delivered and Assigned, and by these presents does Sell, Deliver and Assign, unto Purchaser all of its right, title and interest in and to the following described property, to-wit:

All tangible personal property owned by Seller and located on, used in connection with the management, operation, or repair of the Real Property (as defined in the Agreement) or attached to the Real Property (“Personal Property”).

TO HAVE AND TO HOLD the Personal Property unto Purchaser and Purchaser’s successors and assigns forever.

PURCHASER ACKNOWLEDGES AND AGREES THAT THE PERSONAL PROPERTY IS CONVEYED “AS IS, WHERE IS” AND IN ITS PRESENT CONDITION WITH ALL FAULTS, AND THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE PERSONAL PROPERTY, THE INCOME TO BE DERIVED THEREFROM, OR THE QUALITY, ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PERSONAL PROPERTY, except for a Warranty of Title and those representations and warranties made by Seller to Purchaser in that certain Purchase and Sale Agreement dated October _____, 2021 (the “Agreement”).

Notwithstanding the foregoing to the contrary, Seller warrants that as of the execution date of this Bill of Sale, it is the owner of the Personal Property, that the Personal Property is free from all liens and encumbrances, and that Seller has the right to transfer title and deliver possession of the Personal Property to the Purchaser.

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EXECUTED this ____ day of ___________, 2021.

SELLER:

LSC COMMUNICATIONS MCL LLC

By:
Name:
Title:

31

EXHIBIT A

LEGAL DESCRIPTION

32

EXHIBIT E

FORM OF GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

THE STATE OF SOUTH CAROLINA §

§

COUNTY OF SPARTANBURG §

THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), made effective as of the _____ day of __________, 2021, by and between LSC Communications MCL LLC, a Delaware limited liability company (“Assignor”) and 300 Jones Road LLC, a Delaware limited liability company (“Assignee”).

RECITALS:

Assignor has this day conveyed the real property (and improvements thereon) described on Exhibit A attached hereto and made a part hereof (such real property and improvements being hereinafter called the “Premises”) to Assignee. Assignor desires to convey all of its right, title and interest in and to the incidental rights and appurtenances relating to the Premises as more fully described below.

AGREEMENTS:

For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET-OVER and DELIVER unto Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the following (collectively, the “Assigned Property”):

1. All permits, licenses, certificates of occupancy, warranties, telephone exchange numbers, architectural or engineering plans and specifications and governmental approvals which relate to the Premises, the improvements or the personal property located thereon or related thereto; and

2. The service, maintenance, supply, operating contracts or other agreements more particularly described on Exhibit B attached hereto and made a part hereof (the “Contracts”).

TO HAVE AND TO HOLD the above rights and interests unto Assignee, its successors and assigns, forever and Assignor does hereby bind itself and its successors and assigns, to warrant and forever defend, all and singular the rights of Assignor under the above described interests unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim same or any part thereof by, through or under Assignor, but not otherwise.

Assignee hereby accepts the foregoing assignment of the Contracts and hereby assumes all duties and obligations of Assignor thereunder, to the extent such duties and obligations arise or accrue from and after the date of this Assignment.

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ASSIGNEE ACKNOWLEDGES AND AGREES THAT THE ASSIGNED PROPERTY IS CONVEYED “AS IS, WHERE IS” AND IN ITS PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE ASSIGNED PROPERTY, THE INCOME TO BE DERIVED THEREFROM, OR THE QUALITY, ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ASSIGNED PROPERTY.

This Assignment may be executed in one or more counterparts (by facsimile or otherwise), each such counterpart being an original hereof and all such counterparts taken together constituting but one and the same instrument and agreement.

All of the covenants, terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

ASSIGNOR:

LSC Communications MCL LLC

By:
Name:
Title:

ASSIGNEE:

300 Jones Road LLC

By:
Name:
Title:

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EXHIBIT A

LEGAL DESCRIPTION

35

EXHIBIT B

LIST OF CONTRACTS

36

EXHIBIT F

Excluded Assets

Production Equipment. As used in this Agreement, “Production Equipment” shall mean:

(a) cylinder making equipment;

(b) presses;

(c) finishing and bindery equipment;

(d) automation and controls for the production equipment operation;

(e) material handling equipment;

(f) palletizers; and

(g) lifting equipment.

Production Infrastructure. As used in this Agreement, “Production Infrastructure” shall mean:

(a) solvent recovery system;

(b) ink systems and piping; and

(c) wastewater treatment systems.

For the avoidance of doubt, Production Infrastructure does not include:

(a) HVAC;

(b) boilers and associated steam lines;

(c) compressors;

(d) electrical infrastructure;

(e) sub transformers;

(f) switchgear;

(g) chillers; and

(h) cooling towers.

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Exhibit 10.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of November 12, 2021 (the “Effective Date”), is by and between Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), and Tim Rainey (“Employee”) (the Company and Employee collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Employee currently provides services to the Company in the role of Chief Financial Officer;

WHEREAS, the Company and Employee have agreed that Employee shall transition to the roles of Treasurer of the Company and Chief Financial Officer of Greenidge Generation Holdings LLC, a subsidiary of the Company, effective as of January 1, 2022;

WHEREAS, in consideration of this Agreement and the mutual promises herein, the Company and Employee have executed the general waiver and release of claims attached hereto as Exhibit A (the “Release Agreement”); and

WHEREAS, the Company desires to assure itself of the continued employment of Employee and Employee desires to continue to provide services to the Company pursuant to the terms and conditions of this Agreement, which will supersede all prior commitments and agreements between the Company and Employee with respect to the subject matter hereof.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Term; Employment and Duties.

a. Term. The term of this Agreement commences on the date this Agreement and the Release Agreement are both fully executed, and the term continues through December 31, 2025 (the “Term”), unless terminated earlier pursuant Section 3 below.

b. Position and Duties. Subject to the terms and conditions hereof, Employee shall serve as the Treasurer of the Company and the Chief Financial Officer of Greenidge Generation Holdings LLC, a subsidiary of the Company, in each case reporting to the Chief Financial Officer (the “CFO”) of the Company. Employee shall have such duties and responsibilities commensurate with Employee’s role and as may be assigned to Employee from time to time by the CFO. Employee’s principal place of employment shall be as directed by the Company, and initially at the principal offices of the Company currently located in Dresden, New York, subject to travel in the performance of Employee’s duties and the business of the Company.

c. Exclusive Services. For so long as Employee is employed by the Company, Employee shall devote Employee’s full business working time, attention and efforts to Employee’s duties to the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and good faith directions and instructions given to Employee by the Chief Executive Officer (“CEO”) of the Company or the CFO and shall use Employee’s best efforts to promote and serve the interests of the Company. Further, Employee shall not, while employed by the Company, directly or indirectly, render services to any other person or organization without the prior written consent of the Company or otherwise engage in activities that would interfere

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with the faithful performance of Employee’s duties to the Company. Notwithstanding the foregoing, Employee may (i) serve on corporate, civic or charitable boards; provided that Employee receives the prior written consent of the CEO to serve on such boards, (ii) manage personal investments and engage in charitable activities and (iii) continue to engage in the activities set forth on Schedule 1 to this Agreement; provided that each of the foregoing activities do not contravene the first sentence of this Section 1(c).

2. Compensation and Other Benefits. Subject to the provisions of this Agreement, during the Term, the Company shall pay and provide the following compensation and other benefits to Employee as compensation for services rendered hereunder:

a. Base Salary. The Company shall pay to Employee a base salary at the annual rate of $210,000 (the “Base Salary”), payable in accordance with the Company’s ordinary payroll practices as established from time to time. The Board of Directors of the Company (the “Board”) or its delegate may review and increase, but not decrease (other than in connection with either (i) Company-wide reductions in compensation or (ii) reductions in compensation impacting similarly situated employees of the Company), Employee’s Base Salary in its sole discretion.

b. Annual Bonus. For each fiscal year during the Term, Employee shall be eligible for an annual bonus (the “Annual Bonus”) with a target opportunity of $387,500, subject to such terms and performance conditions as determined by the Company and payable on the date annual bonuses are paid to similarly situated employees of the Company, subject to Employee’s continued employment by the Company through the applicable payment date. Notwithstanding anything to the contrary, the Achievement Bonus (defined below) includes any amounts payable to Employee for the Annual Bonus for the 2021 fiscal year and Employee shall not be eligible to receive any other amounts in respect of an annual bonus for the Company’s 2021 fiscal year.

c. Listing Achievement Bonus. The Company shall pay Employee a one-time bonus of $450,000 (the “Achievement Bonus”), payable on March 31, 2022, subject to Employee’s continued employment by the Company through March 31, 2022.

d. Benefit Plans. During the Term, Employee shall be entitled to participate in the employee benefit plans and programs maintained by the Company for similarly situated employees of the Company, in accordance with the terms of the plans, as may be amended from time to time.

e. Expenses. The Company shall reimburse Employee for reasonable travel and other business-related expenses incurred by Employee in the fulfillment of Employee’s duties to the Company upon presentation of written documentation thereof, in accordance with the business expense reimbursement policies and procedures of the Company as in effect from time to time.

3. Termination of Employment.

a. Termination for Any or No Reason. Employee’s employment with the Company shall at all times be on an “at-will” basis and nothing in this Agreement shall provide Employee the right to employment for any specified period. The Company and Employee shall each have the right to terminate Employee’s employment at any time for any reason or for no reason. Upon termination of Employee’s employment for any reason, whether by the Company or Employee, Employee will receive (i) Employee’s accrued Base Salary through and including the date of termination and (ii) any other amounts or benefits required to be paid or provided to Employee by applicable law or accrued and vested for the benefit of Employee under the benefit plans of the Company (collectively, the “Accrued Amounts”).

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b. Termination without Cause; Resignation for Good Reason. If Employee’s employment with the Company is terminated by the Company without Cause (as defined below) or by Employee for Good Reason (as defined below), and subject to timely execution and non-revocation of a General Release (as defined below) and compliance with Section 4, and in lieu of any other severance benefits otherwise payable under any Company plan or policy, Employee shall be entitled to, in addition to the Accrued Amounts: (i) continued payment of Employee’s Base Salary for a period of 12 months immediately following the date of Employee’s termination of employment; (ii) if Employee timely elects coverage under the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”), Company-subsidized coverage (equal to the same portion of the monthly premium the Company pays for active employees) until the earliest of (x) the one-year anniversary of the date of Employee’s termination of employment or (y) the date Employee becomes eligible for health insurance under the health plans of another employer; (iii) an amount equal to 50% of the target amount of the Annual Bonus for the fiscal year in which the Employee’s termination of employment occurs, payable as a lump sum cash payment at the end of the Restricted Period (as defined in Section 4); (iv) any Annual Bonus for the completed fiscal year that ended prior to fiscal year in which Employee’s termination of employment occurred but for which the right payment thereof has not vested in accordance with Section 2(b), shall be deemed vested in an amount in accordance with the terms of Section 2(b) and payable at the same time annual bonuses are paid to similarly situated employees of the Company; (v) if Employee’s termination occurs before payment of the Achievement Bonus, payment of the Achievement Bonus on the 30th day following the date of Employee’s termination of employment; and (vi) the vesting of all outstanding and unvested stock options granted to Employee on February 21, 2021, and held by Employee on the date of Employee’s termination of employment shall accelerate and vest in full on the date of Employee’s termination of employment and all outstanding and vested stock options held by Employee on the date of Employee’s termination of employment (including any stock options vesting in accordance with this clause (vi)) shall be exercisable until the earlier of (x) the 18-month period following Employee’s termination or (y) February 21, 2031. The amounts payable pursuant to clauses (i)–(vi) shall be payable in accordance with Company policies and practices unless provided otherwise in this Section 3(b).

c. Termination due to Death or Disability. Employee’s employment with the Company will automatically terminate upon Employee’s death and may be terminated by the Company upon Employee’s Disability (as defined below). If Employee’s employment with the Company is terminated by reason of Employee’s death or Disability, and subject to timely execution and non-revocation of a General Release and compliance with Section 4, and in lieu of any other severance benefits otherwise payable under any Company plan or policy, Employee shall be entitled to, in addition to the Accrued Amounts: (i) if Employee’s termination occurs before payment of the Achievement Bonus, payment of the Achievement Bonus on the 30th day following the date of Employee’s termination of employment and (ii) the vesting of all outstanding and unvested stock options granted to Employee on February 21, 2021, and held by Employee on the date of Employee’s termination of employment shall accelerate and vest in full on the date of Employee’s termination of employment and all outstanding and vested stock options held by Employee on the date of Employee’s termination of employment (including any stock options vesting in accordance with this clause (ii)) shall be exercisable until the earlier of (x) the 18-month period following Employee’s termination or (y) February 21, 2031.

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d. Termination for Cause; Resignation. If Employee’s employment with the Company is terminated by the Company for Cause or as a result of Employee’s resignation for any reason (other than for Good Reason), Employee shall only be entitled to payment of the Accrued Amounts, payable in accordance with Company policies and practices, and Employee shall have no further right to receive any other compensation or benefits from the Company or any member of the Company Group (as defined below).

e. Execution and Delivery of General Release; Compliance with Covenants. The Company shall not be required to make the payments and provide the benefits provided for under Sections 3(b) or 3(c) unless Employee timely executes and delivers to the Company a general waiver and release of claims in a form substantially similar to the form attached as Exhibit B (the “General Release”) and the General Release has become effective and irrevocable in its entirety. Employee’s failure or refusal to sign the General Release (or Employee’s revocation of the General Release) shall result in the forfeiture of the payments and benefits (other than the Accrued Amounts). Additionally, the Company’s obligation to make any payments or provide benefits to Employee pursuant to this Section 3 (other than the Accrued Amounts) shall be subject to Employee’s continued compliance with all restrictive covenants Employee is subject to, including those set forth in Section 4.

f. Notice of Termination. Any termination of Employee’s employment by the Company or by Employee shall be communicated by a written notice of termination to the other Party given in accordance with Section 18. Such notice shall specify the date of termination, and, in the event of a resignation by Employee, such date shall not be less than 30 days after the giving of such notice to the Company.

g. Resignation from Positions. The termination of Employee’s employment for any reason shall constitute and be deemed as Employee’s resignation from (i) all director, officer or employee positions Employee has with the Company or any of its subsidiaries or affiliates (the “Company Group”) and (ii) all fiduciary positions (including as a trustee) Employee may hold with respect to any employee benefit plans or trusts established by the Company Group, without any further actions required by the Parties.

h. Cause. For purposes of this Agreement, “Cause” shall mean the termination of Employee’s employment due to: (i) Employee’s indictment for, or entry of a plea of guilty or no contest or nolo contendere to, any felony (other than a traffic violation) under any state, federal or foreign law or any other crime involving moral turpitude; (ii) Employee’s commission of an act of fraud, embezzlement, misappropriation of funds, misrepresentation, malfeasance, breach of fiduciary duty or other willful and material act of misconduct; (iii) Employee’s gross negligence with respect to any member of the Company Group; (iv) Employee’s conduct that results in or is reasonably likely to result in harm to the reputation or business of any member of the Company Group or breach of any material Company policy; (v) Employee’s willful failure to substantially perform Employee’s material job functions for the Company or to carry out or comply with a lawful and reasonable directive of the Board; (vi) Employee’s unlawful use (including being under

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the influence) or possession of illegal drugs on the premises of any member of the Company Group or while performing Employee’s duties and responsibilities for the Company; or (vii) Employee’s breach of this Agreement or any other material breach of a written agreement between Employee and any member of the Company Group; provided, however, that no event, condition, conduct or action described in clauses (v) or (vii) shall constitute Cause unless (x) the Company gives Employee written notice of termination of employment for Cause and the grounds for such termination and (y) such grounds for termination are not corrected by Employee within 30 days of Employee’s receipt of such notice; provided, further, that with respect to any event, condition, conduct or action by Employee described in clauses (v) or (vii), which is substantially similar to prior events, conditions, conduct or actions by Employee and which the Company has previously notified Employee it believes constitutes Cause and which Employee was given the opportunity to cure, Employee shall not be provided with the opportunity to cure such event, condition, conduct or action. For the avoidance of doubt, other clauses (v) and (vii), Employee shall not have an opportunity to cure conduct described in this Cause definition.

i. Good Reason. For purposes of this Agreement, “Good Reason” shall mean, without the Employee’s written consent: (i) relocation of Employee’s principal place of employment with the Company to a location greater than fifty (50) miles from the Company’s current location in Dresden, NY or Employee’s current remote work location; (ii) the Company’s material breach of this Agreement; or (iii) a decrease in Employee’s Base Salary (other than in connection with either (x) Company-wide reductions in compensation or (y) reductions in compensation impacting similarly situated employees of the Company) or Annual Bonus target opportunity. Notwithstanding the foregoing, Employee may not resign Employee’s employment for Good Reason unless (A) within 30 days following the initial occurrence of the event constituting Good Reason, Employee has provided the Company with prior written notice of Employee’s intent to resign for Good Reason and has set forth in reasonable detail the conduct that constitutes Good Reason and the specific provisions of this Agreement on which Employee relies; (B) the Company does not cure the conduct that constitutes Good Reason within 30 days after receipt of such notice; and (C) Employee actually terminates Employee’s employment within 30 days after the expiration of the remedy period without remedy by the Company of the conduct that constitutes Good Reason.

j. Disability. For purposes of this Agreement, “Disability” shall be defined in the same manner as such term or a similar term is defined in the Company’s long-term incentive plan.

4. Covenants of Employee.

a. Confidential Information. During Employee’s employment, the Company will continue to provide Employee with access to Confidential Information (as defined below). Employee acknowledges that Confidential Information is the sole and exclusive property of the Company Group. Employee acknowledges and agrees that Employee occupies a position of trust and confidence with respect to the Company Group’s affairs and business and the Confidential Information. Employee acknowledges and agrees that the interests afforded protection by this Agreement are the Company Group’s legitimate business interests, deserving of legal protection. Employee agrees to take the following steps to preserve the confidential and proprietary nature of the Confidential Information: (i) During and after Employee’s employment with the Company

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Group, Employee will not use, or permit others to use, misappropriate or disclose any Confidential Information, directly or indirectly, to any other person, or use Confidential Information in any way without the prior written consent of an authorized executive officer of the Company (other than Employee); provided that Employee may use the Confidential Information only for the Company’s benefit and only in the course of Employee’s employment with the Company. Employee further agrees that the Confidential Information includes information or material received by the Company Group from other parties with the intention that it be kept in confidence by its recipients. (ii) Employee shall use Employee’s best efforts and take all reasonable precautions to prevent inadvertent or accidental disclosure of Confidential Information to any third party. Employee represents and warrants that Employee has not disclosed and shall not disclose to the Company any trade secrets or other confidential or proprietary information that may not lawfully be so disclosed by Employee, by virtue of the ownership of the same by another person or entity or otherwise. (iii) Employee acknowledges and agrees that all Confidential Information, whether prepared by Employee (either alone or in cooperation with others) or otherwise coming into Employee’s possession, shall remain the exclusive property of the Company. Employee will not remove any Confidential Information from the Company’s premises except for use in the Company’s business. Notwithstanding the foregoing, Confidential Information of the Company may be disclosed (A) where required by law or order of a court of competent jurisdiction or (B) where Employee has the legally protected right to disclose to any federal, state or local government agency under any whistleblower or similar statute; provided that, in the case of (A) and (B), to the extent reasonably practicable, Employee first gives to the Company reasonable prior written notice of such disclosure and affords the Company, to the extent reasonably practicable, the reasonable opportunity for the Company to obtain protective or similar orders, where available. In the event that such protective order or other remedy is not obtained, or if the Company waives compliance with the terms hereof, Employee shall disclose only that portion of the Confidential Information which, based on the advice of Employee’s legal counsel, is legally required to be disclosed and shall exercise reasonable efforts to provide that the receiving person shall agree to treat such Confidential Information as confidential to the extent possible (and permitted under applicable law) in respect of the applicable proceeding or process, and the Company shall be given an opportunity to review the Confidential Information prior to disclosure thereof. Employee understands and acknowledges that Employee has the right under U.S. federal law to certain protections for cooperating with or reporting legal violations to the Securities and Exchange Commission (the “SEC”) or its Office of the Whistleblower, as well as certain other governmental entities. No provisions in this Agreement are intended to prohibit Employee from disclosing this Agreement to, or from cooperating with or reporting violations to, the SEC or any other such governmental entity, and Employee may do so without disclosure to the Company. The Company may not retaliate against Employee for any of these activities. Further, nothing in this Agreement precludes Employee from filing a Charge of Discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency. Furthermore, Employee acknowledges that pursuant to the Defend Trade Secrets Act of 2016, Employee may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret (x) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal or (z) made to Employee’s attorney or used in a court proceeding in an anti-retaliation lawsuit based on the reporting of a suspected violation of law, so long as any document containing the trade secret is filed under seal and Employee does not disclose the trade secret except pursuant to court order.

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b. Assignment of Intellectual Property Rights. In consideration of the Company’s agreement to employ Employee pursuant to this Agreement and the receipt by Employee of Confidential Information, Employee agrees to, and does hereby, assign to the Company all of Employee’s right, title and interest in all Intellectual Property (as defined below) that Employee makes or conceives, whether as a sole inventor or as a joint inventor, whether made within or outside working hours or upon the premises of the Company or elsewhere, within the scope of and during Employee’s employment with the Company or that incorporates, utilizes or reflects any Confidential Information, intellectual property or other supplies, equipment or property of the Company Group, without further compensation, including all rights or benefits therefor, including without limitation the right to sue and recover for past and future infringement. This assignment shall not apply to Intellectual Property that Employee has an obligation to assign to a former employer.

c. Non-Competition. Employee agrees that during Employee’s employment with the Company Group and for a one-year period following Employee’s termination of employment with the Company Group (the “Restricted Period”), Employee shall not, without the prior written consent of the Company, directly or indirectly, and whether as principal or investor or as an employee, officer, director, manager, partner, consultant, agent or otherwise, alone or in association with any other person, firm, corporation or other business organization, provide any labor, work, services or assistance to a business competitive with the Company Group, including a business engaged in or exploring the business of cryptocurrency mining or electrical power generation, in the United States and any other geographic area in which the Company Group has engaged in business, or is reasonably expected to engage in business during such Restricted Period (including, without limitation, any area in which any customer of the Company Group may be located); provided, however, that nothing herein shall limit Employee’s right to own not more than 1% of any of the debt or equity securities of any business organization.

d. Non-Solicitation. Employee agrees that, during the Restricted Period, Employee shall not, directly or indirectly, other than in connection with the proper performance of Employee’s duties in Employee’s capacity as an employee of the Company: (i) solicit or induce, or attempt to solicit or induce, or assist any third party to solicit or induce, directly or indirectly, any employee of the Company Group to leave the employ of the Company Group; (ii) hire any current or former employee of the Company Group or assist in the hiring of any such employee by any person, association or entity not affiliated with the Company Group; or (iii) induce, solicit or encourage any customer or potential customer of the Company Group to cease doing business with the Company Group (or decrease the amount of business it does with the Company Group) or do business with Employee (unless for the benefit of a member of the Company Group) or any business competitive with the Company Group. For purposes of this Agreement, a “potential customer or client” is any person or entity with whom any member of the Company Group is, at the time of Employee’s termination of employment, or was, during the one-year period immediately preceding such termination, engaged in discussions regarding one or more possible transactions with the Company Group. Employee shall not be prohibited from advertising to the general public any employment opportunities or requests for consultancy services (which advertisements are not targeted at employees or independent contractors of the Company Group).

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e. Non-Disparagement. Employee agrees that during and after Employee’s employment with the Company, Employee will not make any negative comments or otherwise disparage any member of the Company Group or any member’s officers, boards or individual directors, employees, shareholders or agents. The Company agrees that during and after Employee’s employment with the Company, the Company shall direct its executive officers and members of the Board to not make any negative comments or otherwise disparage Employee. The preceding sentences shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

f. Cooperation. Employee shall cooperate in all reasonable respects with the Company and its directors, officers, attorneys and experts in connection with matters arising out of Employee’s service to the Company, including the transition of Employee’s duties and responsibilities to any successor and in connection with any action, proceeding, investigation or litigation involving the Company, including any such action, proceeding, investigation or litigation in which Employee is called to testify. The Company shall reimburse Employee for reasonable expenses incurred in connection with such cooperation.

g. Return of Property. Employee will return to the Company all Confidential Information and confidential materials, and all copies thereof, whether written in a fixed media or otherwise relating to the businesses of any member of the Company Group, any Company Group member’s customers and clients or any prospective customers and clients, including, among other things, any hardware loaned to Employee by the Company, at any time upon the Company’s request. Additionally, without such request, within five days following Employee’s termination of employment for any reason or no reason, Employee (or in the event of death or disability, Employee’s personal representatives) shall return to the Company all Confidential Information and confidential materials, and any and all copies thereof, whether prepared by them or otherwise coming into Employee’s possession, whether written in a fixed media or otherwise relating to the businesses of any member of the Company Group, any Company Group member’s customers and clients or any prospective customers and clients, including, among other things, any hardware loaned to Employee by the Company. Employee agrees not to retain any copies of any Confidential Information or confidential materials after termination of employment for any reason whatsoever. If any Confidential Information is stored or maintained by Employee on a computer hard drive or other electronic storage device at the time of termination, then Employee agrees to copy all files containing such Confidential Information onto a medium that can be given to the Company and to irretrievably delete and overwrite such files from Employee’s devices so that they cannot be recovered. Employee further consents that the Company, at its expense, may engage a computer forensics investigator to inspect any computer hard drives or electronic storage devices in Employee’s possession, custody or control to determine Employee’s compliance with the provisions of this Section 4. Anything to the contrary notwithstanding, Employee shall be entitled to retain (A) personal papers and other materials of a personal nature; provided, that such papers or materials do not include Confidential Information, (B) information showing Employee’s compensation or relating to reimbursement of expenses, and (C) copies of notices and agreements relating to Employee’s employment, or termination thereof, with the Company that Employee received in Employee’s capacity as a party to such notices or agreements.

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h. For purposes of this Agreement, “Confidential Information” shall mean confidential information, nonpublic and proprietary information of the Company Group and its equityholders, which includes, but is not limited to, the following: (i) all information relating to intellectual property, software, hardware and products, whether owned or licensed by any member of the Company Group, and intellectual property, hardware and software in various stages of research and development, in each case, which are not generally known to the public or within the industry in which any member of the Company Group competes (in each case, including, without limitation, trade secrets, inventions, know-how, work product, work processes, analyses, design specifications, engineering and technical data, procedures, and techniques) and the records of such information (such as drawings, specification sheets, design notes, source code, object code, load modules, schematics, flow charts, logic diagrams, procedural diagrams, work sheets, documentation, annotations, printouts, studies, manuals, proposals and any other written, electronic, digital or machine readable expressions of such information); (ii) all information concerning or relating to the way in which any member of the Company Group conducts its business that is not generally known to the public or within the industry in which any member of the Company Group competes (such as internal business procedures, controls, plans, vendor and contractor names and contacts and other vendor and contractor information, procedures, computer system passwords and other computer security controls, financial information, information supplied by clients and customers of any member of the Company Group and employee data) and the records of such information (such as check lists, samples, services and operational manuals, contracts, proposals, print-outs, correspondence, forms, listings, ledgers, financial statements, financial reports, financial and operational analyses, financial and operational studies, management reports of every kind, databases, employment records pertaining to employees other than Employee, and any other written, electronic, digital or machine-readable expressions of such information); (iii) all information that is not generally known to the public or within the industry in which any member of the Company Group competes, pertaining to any member of the Company Group’s marketing and business plans and strategies; forecasts and projections; marketing practices, procedures and policies; financial data; discounts; margins; costs; credit terms; pricing practices, procedures, formulas and policies; goals and objectives; quoting practices, procedures and policies; and customer data, including customer lists, contracts, representatives’ requirements and needs, specifications, data provided by or about prospective existing or past customers and contract terms applicable to such customers, and the records of such information (such as agreements, customer lists, printouts, databases, marketing plans, marketing reports, strategic business plans, marketing analyses and management reports, listings of potential customers and leads, brokers and their contact information, and any other written, electronic, digital or machine-readable expressions of such information); (vi) in addition to the foregoing, any information relating to any member of the Company Group’s business that is not generally known to the public or within the industry in which any member of the Company Group competes which gives the Company Group any advantage over its competitors, and the records of such information in any tangible form, whether written, electronic, digital or machine-readable in nature, is considered Confidential Information; and (v) information publicly available or generally known within the industry in which any member of the Company Group competes (other than information that has become publicly available as a result of a breach of this Agreement) is not considered Confidential Information.

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i. For purposes of this Agreement, “Intellectual Property” means any and all inventions, technological innovations, developments, concepts, improvements, designs, formulae, models, tools, know-how, discoveries, ideas, processes, patents, trademarks, service marks, copyrights, computer software, creations, writings and other works of authorship, theses, books, lectures, illustrations, photographs, motion pictures, improvements to all such property and all tangible embodiments thereof, whether in hard copy or electronic format, whether or not patentable or registerable under copyright, trademark or similar laws, which relate in any manner to the actual or anticipated business or research and development of the Company Group. Employee acknowledges that any rights in the Intellectual Property constituting a work made for hire under the U.S. Copyright Act, 17 U.S.C. § 101 et seq. are owned upon creation by the Company or its applicable affiliate as Employee’s employer. Employee understands and agrees that the decision whether or not to commercialize or market any of the Intellectual Property is within the Company’s sole discretion and for the Company’s or its applicable subsidiary’s or affiliate’s sole benefit and that no royalty will be due to Employee as a result of the Company’s or its applicable subsidiary’s or affiliate’s efforts to commercialize or market any such Intellectual Property. Employee hereby agrees that Employee has not entered into, and agrees not to enter into, any oral or written agreement in conflict with Employee’s obligations in this Section 4. To the extent Employee has any moral rights or other proprietary rights in the Intellectual Property that cannot be assigned in the manner described above, Employee unconditionally and irrevocably waives the enforcement of such proprietary rights. Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, that Employee now or may hereafter have for infringement of any proprietary rights assigned hereunder to the Company. Employee represents and warrants that Employee has all the necessary rights to grant the Company sole ownership of the Intellectual Property, free and clear of any liens, licenses or other third-party interests. Employee agrees not to incorporate or otherwise use any intellectual property or confidential or proprietary information of any third party or of Employee made by Employee prior to Employee’s employment with the Company (collectively, “Third-Party IP”), in the Intellectual Property without the prior written consent of the Company; provided, however, that if in the course of Employee’s employment with the Company, Employee incorporates into any Intellectual Property any Third-Party IP owned by Employee or in which Employee has an interest, Employee represents and warrants that Employee has all necessary rights, powers and authorization to use such Third-Party IP in the manner it is used and such use will not infringe any right of any company, entity or person and, in such a circumstance, the Company is hereby granted and shall have a nonexclusive, royalty-free, sublicensable, transferable, irrevocable, perpetual, worldwide license to use such Third-Party IP as part of or in connection with such Intellectual Property. During and subsequent to Employee’s employment, upon the request and at the expense of the Company or its nominee and for no additional personal remuneration, Employee agrees to execute any instrument which the Company considers necessary to assign to, secure for or maintain for the benefit of the Company adequate patent and other property rights in the United States and all foreign countries with respect to any Intellectual Property. Employee also agrees to assist the Company as required to draft said instruments and to obtain and enforce said rights. Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney in fact to act for and on Employee’s behalf to execute, verify and file any such instruments and to do all other lawfully permitted acts to further the purposes of this Section 4 with the same legal force and effect as if executed by Employee. Employee agrees to promptly disclose to the Company any Intellectual Property when conceived or made by Employee, in whole or in part, and to make and maintain adequate and current records thereof. Employee agrees that any Intellectual Property disclosed or filed by Employee within one year following termination of

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Employee’s employment for any reason shall be considered the sole property of the Company unless otherwise agreed by the Parties, or unless and until finally determined by a court of competent jurisdiction to have been made or conceived after the termination of Employee’s employment. Employee has no right or license to use, publish, reproduce, prepare derivative works based upon, distribute, perform or display any Intellectual Property. Employee has no right or license to use the Company’s trademarks, service marks, trade names, logos, symbols, brand names or other designations of source or origin, except as expressly permitted by the Company.

j. Reasonableness. Employee acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the covenants in this Section 4 are all reasonable in nature and no broader than are necessary to protect the legitimate business interests of the Company Group, and Employee further acknowledges that any violation of these covenants would cause substantial irreparable injury to the Company Group.

k. Blue Pencil. Notwithstanding anything herein to the contrary, if a court of competent jurisdiction shall at any time deem the duration or the geographic scope of any of the provisions of this Section 4 unenforceable, the other provisions of this Section 4 shall nevertheless stand and the duration and geographic scope set forth herein shall be deemed to be the longest period or greatest size permissible by law under the circumstances, and the parties hereto agree that such court shall reduce the time period or geographic scope to permissible duration or size.

l. Certain Remedies. Without intending to limit the remedies available to the Company Group, Employee agrees that a breach of any of the covenants contained in this Section 4 may result in material and irreparable injury to the Company Group for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, any member of the Company Group shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining Employee from engaging in activities prohibited by the covenants contained in this Section 4 or such other relief as may be required specifically to enforce any of the covenants contained in this Agreement. Such injunctive relief in any court shall be available to the Company Group in lieu of, or prior to or pending determination in, any arbitration proceeding. In addition to the remedies the Company may seek and obtain pursuant to this Section 4(l), the Restricted Period shall be extended by any and all periods during which Employee shall be found by a court or arbitrator possessing personal jurisdiction over Employee to have been in violation of the covenants contained in this Section 4.

5. Section 409A of the Code. The compensation and benefits provided by this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall be interpreted and construed consistent with that intent. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A of the Code upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” Notwithstanding any other provision of this Agreement, to the extent that the right to any payment (including the provision of benefits)

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hereunder provides for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code, the payment shall be paid (or provided) in accordance with this Section 5. If Employee is a “Specified Employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of Employee’s termination, then to the extent required by Section 409A of the Code, no payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A of the Code shall be made or commence during the period beginning on the date of Employee’s termination and ending on the date that is six months following Employee’s termination or, if earlier, on the date of Employee’s death. The amount of any payment that would otherwise be paid to Employee during this period shall instead be paid to Employee on the fifteenth day of the first calendar month following the end of the period. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate and distinct payment for purposes of Section 409A. Payments with respect to reimbursements of expenses shall be made in accordance with Company policy and in no event later than the last day of the calendar year following the calendar year in which the relevant expense is incurred. The amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year.

6. Limitations on Severance Benefits and Other Payments or Benefits. In the event that Employee receives any payments or distributions, whether payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (“Payment”) that constitute “parachute payments” within the meaning of Section 280G of the Code and, but for this Section 6, would be subject to the excise tax imposed by Section 4999 of the Code (“Excise Tax”), then such Payment shall either be (a) delivered in full or (b) delivered as to such lesser extent that would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Employee on an after-tax basis, of the largest payment, notwithstanding that all or some portion of the Payment may be taxable under Section 4999 of the Code. The determinations to be made with respect to this Section 6 shall be made by a certified public accounting firm designated by the Company. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Employee. Any reduction in payments or benefits pursuant to this paragraph will occur in the following order: (i) reduction of cash payments; (ii) cancellation of accelerated vesting of equity awards other than stock options; (iii) cancellation of accelerated vesting of stock options; and (iv) reduction of other benefits payable to Employee. This Section 6 may be amended by the Company at its discretion to comply with any changes to or successor provisions of Sections 280G or 4999 of the Code.

7. Compensation Recovery Policy. Employee acknowledges and agrees that, to the extent the Company adopts any clawback or similar policy, whether in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules and regulations promulgated thereunder, or otherwise, Employee shall take all action necessary or appropriate to comply with such policy (including, without limitation, entering into any further agreements, amendments or policies necessary or appropriate to implement or enforce that policy).

8. Source of Payments. All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets shall be made, to assure payment. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

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9. Non-assignability; Binding Agreement. This Agreement and any and all rights, duties, obligations or interests hereunder shall not be assignable or delegable by Employee. This Agreement shall be binding upon, and inure to the benefit of, the Parties, any successors to or assigns of the Company and to Employee’s heirs and the personal representatives of Employee’s estate.

10. Withholding. All payments made or benefits provided to Employee under this Agreement shall be reduced by any applicable withholding taxes and other authorized deductions.

11. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner, except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

12. Severability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The Parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

13. Governing Law; Dispute Resolution. All matters affecting this Agreement, including the validity thereof, are to be subject to, and interpreted and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in the State of New York. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (collectively, “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court.

14. Survival of Certain Provisions. The rights and obligations set forth in this Agreement that, by their terms, extend beyond the Term of this Agreement or the termination of Employee’s employment with the Company shall survive such Term or termination.

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15. Entire Agreement; Supersedes Previous Agreements. This Agreement contains the entire agreement and understanding of the Parties with respect to the matters covered herein and supersede all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof; all other negotiations, commitments, agreements and writings shall have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing shall have no further rights or obligations thereunder.

16. Counterparts. This Agreement may be executed by either of the Parties in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

17. Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18. Notices. All notices hereunder shall be in writing, addressed to:

To the Company at its headquarters, Attention: Jeff Kirt, Chief Executive Officer

With a copy (that shall not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attn: Gillian Emmett Moldowan

Email: gillian.moldowan@shearman.com

To Employee at the address on file with the Company

All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt or (ii) if sent by electronic mail or facsimile, upon receipt by the sender of confirmation of such transmission; provided, however, that any electronic mail or facsimile will be deemed received and effective only if followed, within 48 hours, by a hard copy sent by certified United States mail.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer pursuant to the authority of its Board, and Employee has executed this Agreement, as of the day and year first written above.

GREENIDGE GENERATION HOLDINGS INC.

/s/ Jeffrey Kirt
By: Jeffrey Kirt
Title: Chief Executive Officer

EMPLOYEE

/s/ Tim Rainey
Name: Tim Rainey

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EXHIBIT A

RELEASE AGREEMENT

This Release, dated as of November 12, 2021, (this “Release”) by and between Tim Rainey (“Employee”) and Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”). Capitalized words not otherwise defined herein have the meanings assigned thereto in the employment agreement (the “Employment Agreement”) entered into between the Company and Employee contemporaneously with this Release.

WHEREAS, Employee and the Company desire to enter into the Employment Agreement, which provides for Employee’s employment on the terms and conditions specified therein; and

WHEREAS, entry into this Release is a condition to entry into the Employment Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained and for other good and valuable consideration received or to be received in accordance with the terms of the Employment Agreement, Employee and the Company agree as follows:

1. Employee Waiver and Release.

(a) Employee waives any claims Employee may have for employment by the Company or any compensation with respect to any period prior to the execution of this Release, including any prior understandings regarding any bonus or incentive compensation payments. Further, in consideration of the payments and benefits to be provided by the Company pursuant to the Employment Agreement, Employee, on behalf of Employee and Employee’s heirs, executors, devisees, successors and assigns (collectively, the “Releasors”), knowingly and voluntarily releases, remises and forever discharges the Company and its parents, direct and indirect subsidiaries or affiliates, together with each of their current and former principals, officers, directors, shareholders, partners, agents, representatives and employees, and each of their heirs, executors, successors and assigns (collectively, the “Releasees”), from any and all debts, demands, actions, causes of action, accounts, covenants, contracts, agreements, claims, damages, omissions, promises and any and all claims and liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (collectively, “Claims”), which the Releasors ever had, now have or may hereafter claim to have against the Releasees by reason of any matter or cause whatsoever relating to Employee’s employment with the Company arising prior to the time Employee signs this Release, expressly excluding claims as set forth below. This paragraph 1(a) shall apply to any Claim of any type, including, without limitation, any and all Claims of any type that the Releasors may have arising under the common law, under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Sarbanes-Oxley Act of 2002, the New York Labor Law, including the New York State Human Rights Law, the New York Retaliatory Action by Employers Law, Article 6 of the New York Labor Law, the New York Nondiscrimination for Legal Actions Law, Article 4 of the New York Civil Rights Law, each as amended, and any other federal, state, local or foreign statutes, regulations, ordinances or common law, or under any policy, agreement, contract, understanding or promise, written or oral, formal or informal, between any of the Releasees and Employee, and shall further apply, without limitation, to any and all Claims in connection with, related to or arising out of Employee’s employment relationship with the Company.

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(b) For the purpose of implementing a full and complete release, except as set forth herein, Employee understands and agrees that this Release is intended to include all claims, if any, which the Releasors may have and which Employee does not now know or suspect to exist in Employee’s favor against the Releasees, from the beginning of time until the time Employee signs this Release, and this Release extinguishes those claims.

(d) Notwithstanding anything in the Employment Agreement or this Release to the contrary, this Release shall not apply to and neither Employee nor any other Releasor waives or releases (i) any rights to accrued and vested benefits under the employee benefit plans of the Company; (ii) any right Employee may have to indemnification pursuant to the by-laws, other corporate documents or a directors & officers or other insurance policy; (iii) any claims arising under the Age Discrimination Employment Act of 1967 or that may not be released by law; and (iv) any other rights under this Release or the Employment Agreement, that certain Stock Option Agreement between the Company and Employee with a grant date of February 21, 2021, or the Company’s 2021 Equity Incentive Plan.

(f) Employee understands and acknowledges that Employee has the right under U.S. federal law to certain protections for cooperating with or reporting legal violations to the SEC or its Office of the Whistleblower, as well as certain other governmental entities. No provisions in this Release are intended to prohibit Employee from disclosing this Release to, or from cooperating with or reporting violations to, the Equal Employment Opportunity Commission, the SEC or any other such governmental entity, and Employee may do so without disclosure to the Company. The Company may not retaliate against Employee for any of these activities. Further, nothing in this Release precludes Employee from filing a Charge of Discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency. However, once this Release becomes effective, Employee understands and acknowledges that Employee may not receive a monetary award or any other form of personal relief from the Company in connection with any such charge or complaint that Employee filed or is filed on Employee’s behalf.

(g) Employee understands and acknowledges that Employee will not be held criminally or civilly liable under any federal or state law for any disclosure of a trade secret that: (i) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, where such disclosure is solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

(h) By executing this Release, Employee hereby agrees that neither Employee nor any other Releasor will initiate, maintain or join any proceeding in any judicial forum relating to any matters covered by this Release. Employee represents that neither Employee nor any other Releasor has initiated, maintained or joined any such proceeding as of the date of this Release.

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2. Company Waiver and Release. In consideration of Employee’s promises hereunder, the Company does hereby voluntarily, knowingly, irrevocably and unconditionally release, waive, and forever discharge Employee from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under contract or under federal, state or local law, that the Company had, now have, or may in the future have, against Employee arising up to and including the date this Release is executed by the Company, other than claims arising (i) out of Employee’s bad faith misconduct, (ii) out of Employee’s fraud, (iii) under this Release or the Employment Agreement or (iv) that may not be released by law.

3. Employee Representations. Employee acknowledges and represents that this Release provides for the full and final settlement of all of the Company’s obligations with respect to Employee in connection with Employee’s employment through the date this Release is executed by Employee. Employee understands that if Employee fails to sign this Release as required, Employee’s right to receive any payment under the Employment Agreement will not vest and will not become due and owing to Employee and will be forfeited by Employee in its entirety.

4. Consultation with Attorney; Voluntary Agreement. Employee acknowledges that the Company has advised Employee to consult with an attorney of Employee’s choosing prior to signing this Release. Employee understands and agrees that Employee has the right and has been given the opportunity to review this Release with an attorney. Employee also understands and agrees that Employee is under no obligation to sign the Release. Employee acknowledges and agrees that the payments to be made to Employee pursuant to the Employment Agreement are sufficient consideration to require Employee to abide with Employee’s obligations under this Release. Employee represents that Employee has read this Release and understands its terms and that Employee enters into this Release freely, voluntarily and without coercion.

5. Review. Employee acknowledges and represents that Employee has been given at least seven days during which to review and consider the provisions of this Release.

6. No Admissions. Employee understands and acknowledges that the Releasees make no admission that any Releasee has engaged or is now engaging in any unlawful conduct, and that this Release shall not be used or construed as such in any legal or administrative proceeding.

7. Confidentiality of Release. Employee agrees to keep confidential this Release, except that Employee may disclose this Release to their legal and financial advisers and as otherwise may be required under applicable law, rule or regulation or pursuant to court order or in any legal proceeding to enforce rights hereunder or under the Employment Agreement.

8. Successors and Assigns. Employee may not assign this Release. The Company may freely assign this Release at any time. This Release shall inure to the benefit of the Releasees and their respective successors and assigns.

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9. Counterparts. This Release may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Release may be executed by electronic signature, including pdf, and any such electronic signature shall have the same effect as a written signature.

10. Captions and Headings. The captions and headings of this Release are for convenience of reference only and will not be used to construe the terms or meaning of any provision of this Release. All references in this Release to a section are a reference to the section of this Release unless noted otherwise.

11. Governing Law. The substantive laws of the State of New York applicable to contracts executed and performed entirely in such state shall govern this Release, without giving effect to its conflicts of law principles.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Release as of the date first set forth above.

Employee has been advised to consult with counsel of Employee’s choice and understands this Release is final and binding. By accepting and agreeing to this Release, Employee acknowledges that this Release has been written in a way so that Employee could understand it and Employee does understand it and has had the opportunity to consult with counsel of Employee’s choice and that there was no disparity in bargaining power between or among the parties to this Release, and any presumption that ambiguities shall be construed against a drafter does not apply. In signing this Release, Employee has acted voluntarily and has not relied upon any representation made by the Company or any affiliate of the Company.

GREENIDGE GENERATION HOLDINGS INC.

/s/ Jeffrey Kirt
By: Jeffrey Kirt
Title: Chief Executive Officer

EMPLOYEE

Tim Rainey
Name: Tim Rainey

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EXHIBIT B

FORM OF RELEASE AGREEMENT

This Release, dated as of [ ], (this “Release”) by and between Tim Rainey (“Employee”) and Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”).

WHEREAS, Employee and the Company entered into an employment agreement dated November 12, 2021 (the “Employment Agreement”), which provides for Employee’s employment on the terms and conditions specified therein;

WHEREAS, Employee’s employment with the Company has terminated effective [ ]; and

WHEREAS, pursuant to Section 3(e) of the Employment Agreement, it is a condition precedent to the Company’s obligations to make certain payments under [Section 3(b)] [Section 3(c)] of the Employment Agreement that Employee executes and does not revoke his agreement to this Release.

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained and the Employment Agreement, the sufficiency and receipt of which is hereby acknowledged, Employee and the Company agree as follows:

1. Employee Waiver and Release.

(a) Pursuant to Section 3(e) of the Employment Agreement and in consideration of the amounts to be provided under [Section 3(b)][Section 3(c)] to Employee by the Company at the times and in the manner specified in the Employment Agreement, Employee, on behalf of Employee and Employee’s heirs, executors, devisees, successors and assigns (collectively, the “Releasors”), knowingly and voluntarily releases, remises and forever discharges the Company and its parents, direct and indirect subsidiaries or affiliates, together with each of their current and former principals, officers, directors, shareholders, partners, agents, representatives and employees, and each of their heirs, executors, successors and assigns (collectively, the “Releasees”), from any and all debts, demands, actions, causes of action, accounts, covenants, contracts, agreements, claims, damages, omissions, promises and any and all claims and liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (collectively, “Claims”), which the Releasors ever had, now have or may hereafter claim to have against the Releasees by reason of any matter or cause whatsoever relating to Employee’s employment with the Company arising prior to the time Employee signs this Release, expressly excluding claims as set forth below. This paragraph 1(a) shall apply to any Claim of any type, including, without limitation, any and all Claims of any type that the Releasors may have arising under the common law, under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act of 1967 (“ADEA”), including the Older Workers Benefit Protection Act of 1990; the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Sarbanes-Oxley Act of 2002, the New York Labor Law, including the New York State Human Rights Law, the New York Retaliatory Action by Employers Law, Article 6 of the New York Labor Law, the New York Nondiscrimination for Legal Actions Law, Article 4 of the New York Civil Rights Law, each as amended, and any other federal, state, local or foreign statutes, regulations, ordinances or common law, or under any policy, agreement, contract, understanding or promise, written or oral, formal or informal, between any of the Releasees and Employee, and shall further apply, without limitation, to any and all Claims in connection with, related to or arising out of Employee’s employment relationship with the Company.

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(b) For the purpose of implementing a full and complete release, except as set forth herein, Employee understands and agrees that this Release is intended to include all claims, if any, which the Releasors may have and which Employee does not now know or suspect to exist in Employee’s favor against the Releasees, from the beginning of time until the time Employee signs this Release, and this Release extinguishes those claims.

(c) Employee acknowledges that the consideration given for this Release is in addition to anything of value to which Employee was already entitled.

(d) Notwithstanding anything in the Employment Agreement or this Release to the contrary, this Release shall not apply to and neither Employee nor any other Releasor waives or releases (i) any rights to accrued and vested benefits under the employee benefit plans of the Company; (ii) any right Employee may have to indemnification pursuant to the by-laws, other corporate documents or a directors & officers or other insurance policy; and (iii) claims with respect to the breach of any covenant to be performed by the Company pursuant to this Release.

(f) Employee understands and acknowledges that Employee has the right under U.S. federal law to certain protections for cooperating with or reporting legal violations to the SEC or its Office of the Whistleblower, as well as certain other governmental entities. No provisions in this Release are intended to prohibit Employee from disclosing this Release to, or from cooperating with or reporting violations to, the Equal Employment Opportunity Commission, the SEC or any other such governmental entity, and Employee may do so without disclosure to the Company. The Company may not retaliate against Employee for any of these activities. Further, nothing in this Release precludes Employee from filing a Charge of Discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency. However, once this Release becomes effective, Employee understands and acknowledges that Employee may not receive a monetary award or any other form of personal relief from the Company in connection with any such charge or complaint that Employee filed or is filed on Employee’s behalf.

(g) Employee understands and acknowledges that Employee will not be held criminally or civilly liable under any federal or state law for any disclosure of a trade secret that: (i) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, where such disclosure is solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

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(h) By executing this Release, Employee hereby agrees that neither Employee nor any other Releasor will initiate, maintain or join any proceeding in any judicial forum relating to any matters covered by this Release. Employee represents that neither Employee nor any other Releasor has initiated, maintained or joined any such proceeding as of the date of this Release.

2. Employee Representations. Employee acknowledges and represents that this Release provides for the full and final settlement of all of the Company’s obligations with respect to Employee in connection with Employee’s employment through the date this Release is executed by Employee. Employee understands that if Employee fails to sign this Release as required, Employee’s right to receive any payment under the Employment Agreement will not vest and will not become due and owing to Employee and will be forfeited by Employee in its entirety.

3. Employment Agreement. Except for the covenants and obligations pursuant to Sections 3-12, 14 and 18 of the Employment Agreement (the “Surviving Sections”), the Employment Agreement is terminated effective as of the date of the termination of Employee’s employment, and except for the Surviving Sections, shall be of no further force and effect with no further liability or obligation of any party thereto thereunder. The Surviving Sections of the Employment Agreement survive termination of the Employment Agreement and remain in full force and effect according to their terms. Employee expressly and specifically acknowledges, ratifies, and reaffirms Employee’s obligations under the Surviving Sections of the Employment Agreement.

4. Consultation with Attorney; Voluntary Agreement. Employee acknowledges that the Company has advised Employee to consult with an attorney of Employee’s choosing prior to signing this Release. Employee understands and agrees that Employee has the right and has been given the opportunity to review this Release with an attorney. Employee also understands and agrees that Employee is under no obligation to sign the Release. Employee acknowledges and agrees that the payments to be made to Employee pursuant to the Employment Agreement are sufficient consideration to require Employee to abide with Employee’s obligations under this Release. Employee represents that Employee has read this Release and understands its terms and that Employee enters into this Release freely, voluntarily and without coercion.

5. Review. Employee acknowledges that because this Release contains a general release of all claims including under the ADEA, and is an important legal document, he has been advised to consult with legal counsel of his own choosing. Employee may take up to [twenty-one (21)] days to decide whether to execute this Release, and Employee may revoke his signature by delivering or mailing a signed notice of revocation to [ ] within seven (7) days after executing it.

6. No Admissions. Employee understands and acknowledges that the Releasees make no admission that any Releasee has engaged or is now engaging in any unlawful conduct, and that this Release shall not be used or construed as such in any legal or administrative proceeding.

7. Confidentiality of Release. Employee agrees to keep confidential this Release, except that Employee may disclose this Release to their legal and financial advisers and as otherwise may be required under applicable law, rule or regulation or pursuant to court order or in any legal proceeding to enforce rights hereunder or under the Employment Agreement.

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8. Entire Agreement. This Release contains the entire agreement between the parties with respect to the subject matter hereof; and this Release supersedes all other agreements and drafts hereof, oral or written, between the parties hereto with respect to the subject matter hereof although both parties, as noted in Section 3 of this Release, agree that the Surviving Sections of the Employment Agreement shall survive the execution of this Release and the obligations under the Surviving Sections shall continue after the date this Release is signed. No promises, statements, understandings, representations or warranties of any kind, whether oral or in writing, express or implied, have been made to Employee to induce Employee to enter into this Release other than the express terms set forth herein, and Employee is not relying upon any promises, statements, understandings, representations, or warranties other than those expressly set forth in this Release.

9. Successors and Assigns. Employee may not assign this Release. The Company may freely assign this Release at any time. This Release shall inure to the benefit of the Releasees and their respective successors and assigns.

10. Counterparts. This Release may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Release may be executed by electronic signature, including pdf, and any such electronic signature shall have the same effect as a written signature.

11. Captions and Headings. The captions and headings of this Release are for convenience of reference only and will not be used to construe the terms or meaning of any provision of this Release. All references in this Release to a section are a reference to the section of this Release unless noted otherwise.

12. Governing Law. All matters affecting this Release, including the validity thereof, are to be subject to, and interpreted and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in the State of New York. All actions arising out of or relating to this Release shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (collectively, “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any action arising out of or relating to this Release brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Release or the transactions contemplated hereby may not be enforced in or by any Specified Court.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Release as of the date first set forth above.

Employee has been advised to consult with counsel of Employee’s choice. By accepting and agreeing to this Release, Employee acknowledges that this Release has been written in a way so that Employee could understand it and Employee does understand it and has had the opportunity to consult with counsel of Employee’s choice and that there was no disparity in bargaining power between or among the parties to this Release, and any presumption that ambiguities shall be construed against a drafter does not apply. In signing this Release, Employee has acted voluntarily and has not relied upon any representation made by the Company or any affiliate of the Company. Employee further acknowledges that Employee is aware of Employee’s rights to review and consider this Release for 21 days before signing and has 7 days after signing to revoke Employee’s signature.

GREENIDGE GENERATION HOLDINGS INC.

By:
Title:

EMPLOYEE

Name: Tim Rainey

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Exhibit 10.3

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”), dated as of November 12, 2021, is by and between Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), and Robert Loughran (“Executive”) (the Company and Executive collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Executive currently provides consulting services to the Company;

WHEREAS, the Company and Executive have agreed that Executive shall transition to the role of Chief Financial Officer of the Company, effective as of January 1, 2022; and

WHEREAS, the Company desires to assure itself of the continued services of Executive, and Executive desires to continue to provide services to the Company pursuant to the terms and conditions of this Agreement, which will supersede all prior commitments and agreements between Executive and the Company with respect to Executive’s consulting services to the Company, and Executive shall release all claims related thereto, other than accrued but unpaid amounts due and owing.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Term; Employment and Duties.

a. Term. The term of this Agreement commences on the date this Agreement is fully executed and continues until the date of Executive’s termination of employment, unless terminated or amended prior thereto (the “Term”).

b. Position and Duties. Subject to the terms and conditions hereof, Executive shall serve as the Chief Financial Officer of the Company, reporting to the Chief Executive Officer of the Company (the “CEO”). Executive shall have such duties and responsibilities commensurate with Executive’s role and as may be assigned to Executive from time to time by the CEO. Executive’s principal place of employment shall be as directed by the Company, and initially at the principal offices of the Company currently located in Southport, Connecticut, subject to travel in the performance of Executive’s duties and the business of the Company.

c. Exclusive Services. For so long as Executive is employed by the Company, Executive shall devote Executive’s full business working time, attention and efforts to Executive’s duties to the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and good faith directions and instructions given to Executive by the CEO and shall use Executive’s best efforts to promote and serve the interests of the Company. Further, Executive shall not, while employed by the Company, directly or indirectly, render services to any other person or organization without the prior written consent of the Company or otherwise engage in activities that would interfere with the faithful performance of Executive’s duties to the Company. Notwithstanding the foregoing, Executive may (i) serve on corporate, civic or charitable boards, provided that Executive receives the prior written consent of the CEO to serve on such boards and (ii) manage personal investments and engage in charitable activities, provided that each of the foregoing activities do not contravene the first sentence of this Section 1(c).

2. Compensation and Other Benefits. Subject to the provisions of this Agreement, during the Term, the Company shall pay and provide the following compensation and other benefits to Executive as compensation for services rendered hereunder:

a. Base Salary. The Company shall pay to Executive a base salary at the annual rate of $400,000 (the “Base Salary”), payable in accordance with the Company’s ordinary payroll practices as established from time to time. The Board of Directors of the Company (the “Board”) or its delegate may review and increase, but not decrease (other than in connection with either (i) Company-wide reductions in compensation or (ii) reductions in compensation impacting similarly situated employees of the Company), Executive’s Base Salary in its sole discretion.

b. Annual Bonus. For each fiscal year during the Term, Executive shall be eligible for an annual bonus (the “Annual Bonus”) with a target opportunity of up to 100% of Executive’s Base Salary, 50% of which shall be paid on the payment date in the form of restricted stock units under the Company’s equity incentive plan as in effect from time to time (“RSUs”), vesting in equal annual installments on the first, second and third anniversaries of the grant date, subject to Executive’s continued employment through each vesting date and otherwise subject to approval by the Compensation Committee of the Board (the “Compensation Committee”) or the Board, as applicable, and the terms and conditions of the applicable award agreement and the Company’s equity incentive plan under which the RSUs are granted. The Annual Bonus shall further be subject to such terms and performance conditions as determined by the Board and payable on the date annual bonuses are paid to similarly situated employees of the Company, subject to Executive’s continued employment by the Company through the applicable payment date.

c. Signing Award. On or as soon as reasonably practicable after the date hereof, Executive shall be granted 15,000 RSUs, vesting in three equal annual installments on the first, second and third anniversaries of November 15, 2021, subject to Executive’s continued employment through each vesting date and otherwise subject to approval by the Compensation Committee or the Board, as applicable, and the terms and conditions of the applicable award agreement and the Company’s equity incentive plan under which the RSUs are granted.

d. Benefit Plans. During the Term, Executive shall be entitled to participate in the employee benefit plans and programs maintained by the Company for similarly situated employees of the Company, in accordance with the terms of the plans, as may be amended from time to time.

e. Expenses. The Company shall reimburse Executive for reasonable travel and other business-related expenses incurred by Executive in the fulfillment of Executive’s duties to the Company upon presentation of written documentation thereof, in accordance with the business expense reimbursement policies and procedures of the Company as in effect from time to time.

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3. Termination of Employment.

a. Termination for Any or No Reason. Executive’s employment with the Company shall at all times be on an “at-will” basis and nothing in this Agreement shall provide Executive the right to employment for any specified period. The Company and Executive shall each have the right to terminate Executive’s employment at any time for any reason or for no reason. Upon termination of Executive’s employment for any reason, whether by the Company or Executive, Executive will receive (i) Executive’s accrued Base Salary through and including the date of termination and (ii) any other amounts or benefits required to be paid or provided to Executive by applicable law or accrued and vested for the benefit of Executive under the benefit plans of the Company (collectively, the “Accrued Amounts”).

b. Termination without Cause; Resignation for Good Reason. If Executive’s employment with the Company is terminated by the Company without Cause (as defined below) or by Executive for Good Reason (as defined below), and subject to timely execution and non-revocation of a General Release (as defined below) and compliance with Section 4, and in lieu of any other severance benefits otherwise payable under any Company plan or policy, Executive shall be entitled to, in addition to the Accrued Amounts: (i) continued payment of Executive’s Base Salary for a period of 12 months immediately following the date of Executive’s termination of employment; (ii) if Executive timely elects coverage under the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”), Company-subsidized coverage (equal to the same portion of the monthly premium the Company pays for active employees) until the earliest of (x) the one-year anniversary of the date of Executive’s termination of employment or (y) the date Executive becomes eligible for health insurance under the health plans of another employer; (iii) any Annual Bonus for the completed fiscal year that ended prior to fiscal year in which Executive’s termination of employment occurred but for which the right payment thereof has not vested in accordance with Section 2(b), shall be deemed vested in an amount in accordance with the terms of Section 2(b) and payable at the same time annual bonuses are paid to similarly situated employees of the Company; (iv) an amount equal to 100% of the target amount of the Annual Bonus for the fiscal year in which the Executive’s termination of employment occurs, payable as a lump sum cash payment at the end of the Restricted Period (as defined in Section 4); and (v) continued vesting of any time-vesting RSUs that would have vested in the 12-month period following Executive’s termination of employment held by Executive and unvested on the date of termination. The amounts payable pursuant to clauses (i)-(v) shall be payable in accordance with Company policies and practices unless provided otherwise in this Section 3(b).

c. Termination due to Death or Disability. Executive’s employment with the Company will automatically terminate upon Executive’s death and may be terminated by the Company upon Executive’s Disability (as defined below). If Executive’s employment with the Company is terminated by reason of Executive’s death or Disability, and subject to timely execution and non-revocation of a General Release and compliance with Section 4, and in lieu of any other severance benefits otherwise payable under any Company plan or policy, Executive shall be entitled to, in addition to the Accrued Amounts, pro rata vesting of all time-vesting RSUs held by Executive and outstanding at the time of Executive’s death or Disability, calculated by multiplying the number of RSUs by a fraction, the numerator of which shall equal the number of consecutive days Executive was employed by the Company Group from the grant date to the date of Executive’s termination due to death or Disability, and the denominator of which shall equal the number of days in the applicable vesting period (rounded to the nearest whole number).

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d. Termination for Cause; Resignation. If Executive’s employment with the Company is terminated by the Company for Cause or as a result of Executive’s resignation for any reason (other than for Good Reason), Executive shall only be entitled to payment of the Accrued Amounts, payable in accordance with Company policies and practices, and Executive shall have no further right to receive any other compensation or benefits from the Company or any member of the Company Group (as defined below).

e. Execution and Delivery of General Release; Compliance with Covenants. The Company shall not be required to make the payments and provide the benefits provided for under Sections 3(b) or 3(c) unless Executive timely executes and delivers to the Company a general waiver and release of claims in a form substantially similar to the form attached as Exhibit A (the “General Release”) and the General Release has become effective and irrevocable in its entirety. Executive’s failure or refusal to sign the General Release (or Executive’s revocation of the General Release) shall result in the forfeiture of the payments and benefits (other than the Accrued Amounts). Additionally, the Company’s obligation to make any payments or provide benefits to Executive pursuant to this Section 3 (other than the Accrued Amounts) shall be subject to Executive’s continued compliance with all restrictive covenants Executive is subject to, including those set forth in Section 4.

f. Notice of Termination. Any termination of Executive’s employment by the Company or by Executive shall be communicated by a written notice of termination to the other Party given in accordance with Section 19. Such notice shall specify the date of termination, and, in the event of a resignation by Executive, such date shall not be less than 30 days after the giving of such notice to the Company.

g. Resignation from Positions. The termination of Executive’s employment for any reason shall constitute and be deemed as Executive’s resignation from (i) all director, officer or employee positions Executive has with the Company or any of its subsidiaries or affiliates (the “Company Group”) and (ii) all fiduciary positions (including as a trustee) Executive may hold with respect to any employee benefit plans or trusts established by the Company Group, without any further actions required by the Parties.

h. Cause. For purposes of this Agreement, “Cause” shall mean the termination of Executive’s employment due to: (i) Executive’s indictment for, or entry of a plea of guilty or no contest or nolo contendere to, any felony (other than a traffic violation) under any state, federal or foreign law or any other crime involving moral turpitude; (ii) Executive’s commission of an act of fraud, embezzlement, misappropriation of funds, misrepresentation, malfeasance, breach of fiduciary duty or other willful and material act of misconduct; (iii) Executive’s gross negligence with respect to any member of the Company Group; (iv) Executive’s conduct that results in or is reasonably likely to result in harm to the reputation or business of any member of the Company Group or breach of any material Company policy; (v) Executive’s willful failure to substantially perform Executive’s material job functions for the Company or to carry out or comply with a lawful and reasonable directive of the Board; (vi) Executive’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of any member of the Company Group or while performing Executive’s duties and responsibilities for the Company; or (vii) Executive’s breach of this Agreement or any other material breach of a written agreement between Executive and any member of the Company Group; provided, however, that no event, condition, conduct or action described in clauses (v) or (vii) shall constitute Cause unless (x) the Company gives Executive written notice of termination of employment for Cause and the grounds for such termination and (y) such grounds for termination are not corrected by Executive within 30 days of

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Executive’s receipt of such notice; provided, further, that with respect to any event, condition, conduct or action by Executive described in clauses (v) or (vii), which is substantially similar to prior events, conditions, conduct or actions by Executive and which the Company has previously notified Executive it believes constitutes Cause and which Executive was given the opportunity to cure, Executive shall not be provided with the opportunity to cure such event, condition, conduct or action. For the avoidance of doubt, other than clauses (v) and (vii), Executive shall not have an opportunity to cure conduct described in this Cause definition.

i. Good Reason. For purposes of this Agreement, “Good Reason” shall mean, without Executive’s written consent: (i) relocation of Executive’s principal place of employment with the Company to a location greater than fifty (50) miles from the Company’s current location in Southport, Connecticut or Executive’s current remote work location; (ii) a material diminution in the authority, duties or responsibilities of Executive, including Executive no longer serving as the Chief Financial Officer of the Company; (iii) the Company’s material breach of this Agreement; or (iv) a decrease in Executive’s Base Salary (other than in connection with either (x) Company-wide reductions in compensation or (y) reductions in compensation impacting similarly situated employees of the Company) or Annual Bonus target opportunity. Notwithstanding the foregoing, Executive may not resign Executive’s employment for Good Reason unless (A) within 30 days following the initial occurrence of the event constituting Good Reason, Executive has provided the Company with prior written notice of Executive’s intent to resign for Good Reason and has set forth in reasonable detail the conduct that constitutes Good Reason and the specific provisions of this Agreement on which Executive relies; (B) the Company does not cure the conduct that constitutes Good Reason within 30 days after receipt of such notice; and (C) Executive actually terminates Executive’s employment within 30 days after the expiration of the remedy period without remedy by the Company of the conduct that constitutes Good Reason.

(j) Disability. For purposes of this Agreement, “Disability” shall be defined in the same manner as such term or a similar term is defined in the Company’s equity incentive plan.

4. Covenants of Executive.

a. Confidential Information. During Executive’s employment, the Company will continue to provide Executive with access to Confidential Information (as defined below). Executive acknowledges that Confidential Information is the sole and exclusive property of the Company Group. Executive acknowledges and agrees that Executive occupies a position of trust and confidence with respect to the Company Group’s affairs and business and the Confidential Information. Executive acknowledges and agrees that the interests afforded protection by this Agreement are the Company Group’s legitimate business interests, deserving of legal protection. Executive agrees to take the following steps to preserve the confidential and proprietary nature of the Confidential Information: (i) During and after Executive’s employment with the Company Group, Executive will not use, or permit others to use, misappropriate or disclose any Confidential Information, directly or indirectly, to any other person, or use Confidential Information in any way without the prior written consent of an authorized executive officer of the Company (other than Executive); provided that Executive may use the Confidential Information only for the Company’s benefit and only in the course of Executive’s employment with the Company. Executive further agrees that the Confidential Information includes information or material received by the Company Group from other parties with the intention that it be kept in confidence by its recipients. (ii)

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Executive shall use Executive’s best efforts and take all reasonable precautions to prevent inadvertent or accidental disclosure of Confidential Information to any third party. Executive represents and warrants that Executive has not disclosed and shall not disclose to the Company any trade secrets or other confidential or proprietary information that may not lawfully be so disclosed by Executive, by virtue of the ownership of the same by another person or entity or otherwise. (iii) Executive acknowledges and agrees that all Confidential Information, whether prepared by Executive (either alone or in cooperation with others) or otherwise coming into Executive’s possession, shall remain the exclusive property of the Company. Executive will not remove any Confidential Information from the Company’s premises except for use in the Company’s business. Notwithstanding the foregoing, Confidential Information of the Company may be disclosed (A) where required by law or order of a court of competent jurisdiction or (B) where Executive has the legally protected right to disclose to any federal, state or local government agency under any whistleblower or similar statute; provided that, in the case of (A) and (B), to the extent reasonably practicable, Executive first gives to the Company reasonable prior written notice of such disclosure and affords the Company, to the extent reasonably practicable, the reasonable opportunity for the Company to obtain protective or similar orders, where available. In the event that such protective order or other remedy is not obtained, or if the Company waives compliance with the terms hereof, Executive shall disclose only that portion of the Confidential Information which, based on the advice of Executive’s legal counsel, is legally required to be disclosed and shall exercise reasonable efforts to provide that the receiving person shall agree to treat such Confidential Information as confidential to the extent possible (and permitted under applicable law) in respect of the applicable proceeding or process, and the Company shall be given an opportunity to review the Confidential Information prior to disclosure thereof. Executive understands and acknowledges that Executive has the right under U.S. federal law to certain protections for cooperating with or reporting legal violations to the Securities and Exchange Commission (the “SEC”) or its Office of the Whistleblower, as well as certain other governmental entities. No provisions in this Agreement are intended to prohibit Executive from disclosing this Agreement to, or from cooperating with or reporting violations to, the SEC or any other such governmental entity, and Executive may do so without disclosure to the Company. The Company may not retaliate against Executive for any of these activities. Further, nothing in this Agreement precludes Executive from filing a Charge of Discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency. Furthermore, Executive acknowledges that pursuant to the Defend Trade Secrets Act of 2016, Executive may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret (x) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal or (z) made to Executive’s attorney or used in a court proceeding in an anti-retaliation lawsuit based on the reporting of a suspected violation of law, so long as any document containing the trade secret is filed under seal and Executive does not disclose the trade secret except pursuant to court order.

b. Assignment of Intellectual Property Rights. In consideration of the Company’s agreement to employ Executive pursuant to this Agreement and the receipt by Executive of Confidential Information, Executive agrees to, and does hereby, assign to the Company all of Executive’s right, title and interest in all Intellectual Property (as defined below) that Executive makes or conceives, whether as a sole inventor or as a joint inventor, whether made

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within or outside working hours or upon the premises of the Company or elsewhere, within the scope of and during Executive’s employment with the Company or that incorporates, utilizes or reflects any Confidential Information, intellectual property or other supplies, equipment or property of the Company Group, without further compensation, including all rights or benefits therefor, including without limitation the right to sue and recover for past and future infringement. This assignment shall not apply to Intellectual Property that Executive has an obligation to assign to a former employer.

c. Non-Competition. Executive agrees that during Executive’s employment with the Company Group and for a one-year period following Executive’s termination of employment with the Company Group (the “Restricted Period”), Executive shall not, without the prior written consent of the Company, directly or indirectly, and whether as principal or investor or as an employee, officer, director, manager, partner, consultant, agent or otherwise, alone or in association with any other person, firm, corporation or other business organization, provide any labor, work, services or assistance to a business competitive with the Company Group, including a business engaged in or exploring the business of cryptocurrency mining or electrical power generation, in the United States and any other geographic area in which the Company Group has engaged in business, or is reasonably expected to engage in business during such Restricted Period (including, without limitation, any area in which any customer of the Company Group may be located); provided, however, that nothing herein shall limit Executive’s right to own not more than 1% of any of the debt or equity securities of any business organization.

d. Non-Solicitation. Executive agrees that, during the Restricted Period, Executive shall not, directly or indirectly, other than in connection with the proper performance of Executive’s duties in Executive’s capacity as an employee of the Company: (i) solicit or induce, or attempt to solicit or induce, or assist any third party to solicit or induce, directly or indirectly, any employee of the Company Group to leave the employ of the Company Group; (ii) hire any current or former employee of the Company Group or assist in the hiring of any such employee by any person, association or entity not affiliated with the Company Group; or (iii) induce, solicit or encourage any customer or potential customer of the Company Group to cease doing business with the Company Group (or decrease the amount of business it does with the Company Group) or do business with Executive (unless for the benefit of a member of the Company Group) or any business competitive with the Company Group. For purposes of this Agreement, a “potential customer or client” is any person or entity with whom any member of the Company Group is, at the time of Executive’s termination of employment, or was, during the one-year period immediately preceding such termination, engaged in discussions regarding one or more possible transactions with the Company Group. Executive shall not be prohibited from advertising to the general public any employment opportunities or requests for consultancy services (which advertisements are not targeted at employees or independent contractors of the Company Group).

e. Non-Disparagement. Executive agrees that during and after Executive’s employment with the Company, Executive will not make any negative comments or otherwise disparage any member of the Company Group or any member’s officers, boards or individual directors, employees, shareholders or agents. The Company agrees that during and after Executive’s employment with the Company, the Company shall direct its executive officers and members of the Board to not make any negative comments or otherwise disparage Executive. The preceding sentences shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

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f. Cooperation. Executive shall cooperate in all reasonable respects with the Company and its directors, officers, attorneys and experts in connection with matters arising out of Executive’s service to the Company, including the transition of Executive’s duties and responsibilities to any successor and in connection with any action, proceeding, investigation or litigation involving the Company, including any such action, proceeding, investigation or litigation in which Executive is called to testify. The Company shall reimburse Executive for reasonable expenses incurred in connection with such cooperation.

g. Return of Property. Executive will return to the Company all Confidential Information and confidential materials, and all copies thereof, whether written in a fixed media or otherwise relating to the businesses of any member of the Company Group, any Company Group member’s customers and clients or any prospective customers and clients, including, among other things, any hardware loaned to Executive by the Company, at any time upon the Company’s request. Additionally, without such request, within five days following Executive’s termination of employment for any reason or no reason, Executive (or in the event of death or Disability, Executive’s personal representatives) shall return to the Company all Confidential Information and confidential materials, and any and all copies thereof, whether prepared by them or otherwise coming into Executive’s possession, whether written in a fixed media or otherwise relating to the businesses of any member of the Company Group, any Company Group member’s customers and clients or any prospective customers and clients, including, among other things, any hardware loaned to Executive by the Company. Executive agrees not to retain any copies of any Confidential Information or confidential materials after termination of employment for any reason whatsoever. If any Confidential Information is stored or maintained by Executive on a computer hard drive or other electronic storage device at the time of termination, then Executive agrees to copy all files containing such Confidential Information onto a medium that can be given to the Company and to irretrievably delete and overwrite such files from Executive’s devices so that they cannot be recovered. Executive further consents that the Company, at its expense, may engage a computer forensics investigator to inspect any computer hard drives or electronic storage devices in Executive’s possession, custody or control to determine Executive’s compliance with the provisions of this Section 4. Anything to the contrary notwithstanding, Executive shall be entitled to retain (A) personal papers and other materials of a personal nature; provided, that such papers or materials do not include Confidential Information, (B) information showing Executive’s compensation or relating to reimbursement of expenses, and (C) copies of notices and agreements relating to Executive’s employment, or termination thereof, with the Company that Executive received in Executive’s capacity as a party to such notices or agreements.

h. For purposes of this Agreement, “Confidential Information” shall mean confidential information, nonpublic and proprietary information of the Company Group and its equityholders, which includes, but is not limited to, the following: (i) all information relating to intellectual property, software, hardware and products, whether owned or licensed by any member of the Company Group, and intellectual property, hardware and software in various stages of research and development, in each case, which are not generally known to the public or within the industry in which any member of the Company Group competes (in each case, including, without limitation, trade secrets, inventions, know-how, work product, work processes, analyses, design

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specifications, engineering and technical data, procedures, and techniques) and the records of such information (such as drawings, specification sheets, design notes, source code, object code, load modules, schematics, flow charts, logic diagrams, procedural diagrams, work sheets, documentation, annotations, printouts, studies, manuals, proposals and any other written, electronic, digital or machine readable expressions of such information); (ii) all information concerning or relating to the way in which any member of the Company Group conducts its business that is not generally known to the public or within the industry in which any member of the Company Group competes (such as internal business procedures, controls, plans, vendor and contractor names and contacts and other vendor and contractor information, procedures, computer system passwords and other computer security controls, financial information, information supplied by clients and customers of any member of the Company Group and employee data) and the records of such information (such as check lists, samples, services and operational manuals, contracts, proposals, print-outs, correspondence, forms, listings, ledgers, financial statements, financial reports, financial and operational analyses, financial and operational studies, management reports of every kind, databases, employment records pertaining to employees other than Executive, and any other written, electronic, digital or machine-readable expressions of such information); (iii) all information that is not generally known to the public or within the industry in which any member of the Company Group competes, pertaining to any member of the Company Group’s marketing and business plans and strategies; forecasts and projections; marketing practices, procedures and policies; financial data; discounts; margins; costs; credit terms; pricing practices, procedures, formulas and policies; goals and objectives; quoting practices, procedures and policies; and customer data, including customer lists, contracts, representatives’ requirements and needs, specifications, data provided by or about prospective existing or past customers and contract terms applicable to such customers, and the records of such information (such as agreements, customer lists, printouts, databases, marketing plans, marketing reports, strategic business plans, marketing analyses and management reports, listings of potential customers and leads, brokers and their contact information, and any other written, electronic, digital or machine-readable expressions of such information); (vi) in addition to the foregoing, any information relating to any member of the Company Group’s business that is not generally known to the public or within the industry in which any member of the Company Group competes which gives the Company Group any advantage over its competitors, and the records of such information in any tangible form, whether written, electronic, digital or machine-readable in nature, is considered Confidential Information; and (v) information publicly available or generally known within the industry in which any member of the Company Group competes (other than information that has become publicly available as a result of a breach of this Agreement) is not considered Confidential Information.

i. For purposes of this Agreement, “Intellectual Property” means any and all inventions, technological innovations, developments, concepts, improvements, designs, formulae, models, tools, know-how, discoveries, ideas, processes, patents, trademarks, service marks, copyrights, computer software, creations, writings and other works of authorship, theses, books, lectures, illustrations, photographs, motion pictures, improvements to all such property and all tangible embodiments thereof, whether in hard copy or electronic format, whether or not patentable or registerable under copyright, trademark or similar laws, which relate in any manner to the actual or anticipated business or research and development of the Company Group. Executive acknowledges that any rights in the Intellectual Property constituting a work made for hire under the U.S. Copyright Act, 17 U.S.C. § 101 et seq. are owned upon creation by the Company or its

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applicable affiliate as Executive’s employer. Executive understands and agrees that the decision whether or not to commercialize or market any of the Intellectual Property is within the Company’s sole discretion and for the Company’s or its applicable subsidiary’s or affiliate’s sole benefit and that no royalty will be due to Executive as a result of the Company’s or its applicable subsidiary’s or affiliate’s efforts to commercialize or market any such Intellectual Property. Executive hereby agrees that Executive has not entered into, and agrees not to enter into, any oral or written agreement in conflict with Executive’s obligations in this Section 4. To the extent Executive has any moral rights or other proprietary rights in the Intellectual Property that cannot be assigned in the manner described above, Executive unconditionally and irrevocably waives the enforcement of such proprietary rights. Executive hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, that Executive now or may hereafter have for infringement of any proprietary rights assigned hereunder to the Company. Executive represents and warrants that Executive has all the necessary rights to grant the Company sole ownership of the Intellectual Property, free and clear of any liens, licenses or other third-party interests. Executive agrees not to incorporate or otherwise use any intellectual property or confidential or proprietary information of any third party or of Executive made by Executive prior to Executive’s employment with the Company (collectively, “Third-Party IP”), in the Intellectual Property without the prior written consent of the Company; provided, however, that if in the course of Executive’s employment with the Company, Executive incorporates into any Intellectual Property any Third-Party IP owned by Executive or in which Executive has an interest, Executive represents and warrants that Executive has all necessary rights, powers and authorization to use such Third-Party IP in the manner it is used and such use will not infringe any right of any company, entity or person and, in such a circumstance, the Company is hereby granted and shall have a nonexclusive, royalty-free, sublicensable, transferable, irrevocable, perpetual, worldwide license to use such Third-Party IP as part of or in connection with such Intellectual Property. During and subsequent to Executive’s employment, upon the request and at the expense of the Company or its nominee and for no additional personal remuneration, Executive agrees to execute any instrument which the Company considers necessary to assign to, secure for or maintain for the benefit of the Company adequate patent and other property rights in the United States and all foreign countries with respect to any Intellectual Property. Executive also agrees to assist the Company as required to draft said instruments and to obtain and enforce said rights. Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney in fact to act for and on Executive’s behalf to execute, verify and file any such instruments and to do all other lawfully permitted acts to further the purposes of this Section 4 with the same legal force and effect as if executed by Executive. Executive agrees to promptly disclose to the Company any Intellectual Property when conceived or made by Executive, in whole or in part, and to make and maintain adequate and current records thereof. Executive agrees that any Intellectual Property disclosed or filed by Executive within one year following termination of Executive’s employment for any reason shall be considered the sole property of the Company unless otherwise agreed by the Parties, or unless and until finally determined by a court of competent jurisdiction to have been made or conceived after the termination of Executive’s employment. Executive has no right or license to use, publish, reproduce, prepare derivative works based upon, distribute, perform or display any Intellectual Property. Executive has no right or license to use the Company’s trademarks, service marks, trade names, logos, symbols, brand names or other designations of source or origin, except as expressly permitted by the Company.

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j. Reasonableness. Executive acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the covenants in this Section 4 are all reasonable in nature and no broader than are necessary to protect the legitimate business interests of the Company Group, and Executive further acknowledges that any violation of these covenants would cause substantial irreparable injury to the Company Group.

k. Blue Pencil. Notwithstanding anything herein to the contrary, if a court of competent jurisdiction shall at any time deem the duration or the geographic scope of any of the provisions of this Section 4 unenforceable, the other provisions of this Section 4 shall nevertheless stand and the duration and geographic scope set forth herein shall be deemed to be the longest period or greatest size permissible by law under the circumstances, and the parties hereto agree that such court shall reduce the time period or geographic scope to permissible duration or size.

l. Certain Remedies. Without intending to limit the remedies available to the Company Group, Executive agrees that a breach of any of the covenants contained in this Section 4 may result in material and irreparable injury to the Company Group for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, any member of the Company Group shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining Executive from engaging in activities prohibited by the covenants contained in this Section 4 or such other relief as may be required specifically to enforce any of the covenants contained in this Agreement. Such injunctive relief in any court shall be available to the Company Group in lieu of, or prior to or pending determination in, any arbitration proceeding. In addition to the remedies the Company may seek and obtain pursuant to this Section 4(l), the Restricted Period shall be extended by any and all periods during which Executive shall be found by a court or arbitrator possessing personal jurisdiction over Executive to have been in violation of the covenants contained in this Section 4.

5. Section 409A of the Code. The compensation and benefits provided by this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall be interpreted and construed consistent with that intent. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A of the Code upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” Notwithstanding any other provision of this Agreement, to the extent that the right to any payment (including the provision of benefits) hereunder provides for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code, the payment shall be paid (or provided) in accordance with this Section 5. If Executive is a “Specified Employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of Executive’s termination, then to the extent required by Section 409A of the Code, no payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A of the Code shall be made or commence during the period beginning on the date of Executive’s termination and ending on the date that is six months following Executive’s termination or, if earlier, on the date of Executive’s death. The amount of any payment that would otherwise be

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paid to Executive during this period shall instead be paid to Executive on the fifteenth day of the first calendar month following the end of the period. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate and distinct payment for purposes of Section 409A. Payments with respect to reimbursements of expenses shall be made in accordance with Company policy and in no event later than the last day of the calendar year following the calendar year in which the relevant expense is incurred. The amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year.

6. Limitations on Severance Benefits and Other Payments or Benefits. In the event that Executive receives any payments or distributions, whether payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (“Payment”) that constitute “parachute payments” within the meaning of Section 280G of the Code and, but for this Section 6, would be subject to the excise tax imposed by Section 4999 of the Code (“Excise Tax”), then such Payment shall either be (a) delivered in full or (b) delivered as to such lesser extent that would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the largest payment, notwithstanding that all or some portion of the Payment may be taxable under Section 4999 of the Code. The determinations to be made with respect to this Section 6 shall be made by a certified public accounting firm designated by the Company. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive. Any reduction in payments or benefits pursuant to this paragraph will occur in the following order: (i) reduction of cash payments; (ii) cancellation of accelerated vesting of equity awards other than stock options; (iii) cancellation of accelerated vesting of stock options; and (iv) reduction of other benefits payable to Executive. This Section 6 may be amended by the Company at its discretion to comply with any changes to or successor provisions of Sections 280G or 4999 of the Code.

7. Release. In consideration of this Agreement and the mutual promises herein, Executive, on behalf of Executive and Executive’s heirs, executors, devisees, successors and assigns (collectively, the “Releasors”), knowingly and voluntarily releases, remises and forever discharges the Company and its parents, direct and indirect subsidiaries or affiliates, together with each of their current and former principals, officers, directors, shareholders, partners, agents, representatives and employees, and each of their heirs, executors, successors and assigns (collectively, the “Releasees”), from any and all debts, demands, actions, causes of action, accounts, covenants, contracts, agreements, claims, damages, omissions, promises and any and all claims and liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (collectively, “Claims”), which the Releasors ever had, now have or may hereafter claim to have against the Releasees by reason of any matter or cause whatsoever relating to Executive’s consulting services to the Company arising prior to the time Executive signs this Agreement other than (i) any rights to accrued or vested amounts under any prior agreement or arrangement between Executive and the Company, (ii) any right Executive may have to indemnification by the Company, (iii) any Claims arising under the Age Discrimination Employment Act of 1967 or that may not be released by law and (iv) any other rights under this Agreement. This Section 7 shall apply to any Claim of any type, including, without limitation, under any federal, state, local or foreign statutes, regulations, ordinances or common law, or under any policy, agreement, contract, understanding or promise, written or oral, formal or informal,

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between any of the Releasees and Executive, and shall further apply, without limitation, to any and all Claims in connection with, related to or arising out of Executive’s service relationship with the Company. Executive expressly acknowledges that the Company has advised Executive to consult with an attorney of Executive’s choosing, that Executive has had sufficient time to consult with an attorney prior to executing this Agreement and that Executive has been given at least seven days during which to review and consider the provisions of this Section 7. Executive further acknowledges that Executive has been informed that Executive is entitled to a period of at least 21 days within which to consider this Agreement, but that Executive may execute this Agreement at any time prior to the expiration of the 21-day period.

8. Compensation Recovery Policy. Executive acknowledges and agrees that, to the extent the Company adopts any clawback or similar policy, whether in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules and regulations promulgated thereunder, or otherwise, Executive shall take all action necessary or appropriate to comply with such policy (including, without limitation, entering into any further agreements, amendments or policies necessary or appropriate to implement or enforce that policy).

9. Source of Payments. All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets shall be made, to assure payment. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

10. Non-assignability; Binding Agreement. This Agreement and any and all rights, duties, obligations or interests hereunder shall not be assignable or delegable by Executive. This Agreement shall be binding upon, and inure to the benefit of, the Parties, any successors to or assigns of the Company and to Executive’s heirs and the personal representatives of Executive’s estate.

11. Withholding. All payments made or benefits provided to Executive under this Agreement shall be reduced by any applicable withholding taxes and other authorized deductions.

12. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner, except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

13. Severability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The Parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

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14. Governing Law; Dispute Resolution. All matters affecting this Agreement, including the validity thereof, are to be subject to, and interpreted and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in the State of New York. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (collectively, “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court.

15. Survival of Certain Provisions. The rights and obligations set forth in this Agreement that, by their terms, extend beyond the Term of this Agreement or the termination of Executive’s employment with the Company shall survive such Term or termination.

16. Entire Agreement; Supersedes Previous Agreements. This Agreement contains the entire agreement and understanding of the Parties with respect to the matters covered herein and supersede all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof; all other negotiations, commitments, agreements and writings shall have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing shall have no further rights or obligations thereunder.

17. Counterparts. This Agreement may be executed by either of the Parties in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18. Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

19. Notices. All notices hereunder shall be in writing, addressed to:

To the Company at its headquarters, Attention: Jeff Kirt, Chief Executive Officer

With a copy (that shall not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attn: Gillian Emmett Moldowan

Email: gillian.moldowan@shearman.com

To Executive at the address on file with the Company

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All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt or (ii) if sent by electronic mail or facsimile, upon receipt by the sender of confirmation of such transmission; provided, however, that any electronic mail or facsimile will be deemed received and effective only if followed, within 48 hours, by a hard copy sent by certified United States mail.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer pursuant to the authority of its Board, and Executive has executed this Agreement, as of the day and year first written above.

GREENIDGE GENERATION HOLDINGS INC.

/s/ Jeffrey Kirt
By: Jeffrey Kirt
Title: Chief Executive Officer

EXECUTIVE

/s/ Robert Loughran
Name: Robert Loughran

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EXHIBIT A

FORM OF RELEASE AGREEMENT

This Release, dated as of [ ], (this “Release”) by and between Robert Loughran (“Executive”) and Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”).

WHEREAS, Executive and the Company entered into an employment agreement dated November 12, 2021 (the “Employment Agreement”), which provides for Executive’s employment on the terms and conditions specified therein;

WHEREAS, Executive’s employment with the Company has terminated effective [ ]; and

WHEREAS, pursuant to Section 3(e) of the Employment Agreement, it is a condition precedent to the Company’s obligations to make certain payments under [Section 3(b)] [Section 3(c)] of the Employment Agreement that Executive executes and does not revoke his agreement to this Release.

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained and the Employment Agreement, the sufficiency and receipt of which is hereby acknowledged, Executive and the Company agree as follows:

1. Executive Waiver and Release.

(a) Pursuant to Section 3(e) of the Employment Agreement and in consideration of the amounts to be provided under [Section 3(b)][Section 3(c)] to Executive by the Company at the times and in the manner specified in the Employment Agreement, Executive, on behalf of Executive and Executive’s heirs, executors, devisees, successors and assigns (collectively, the “Releasors”), knowingly and voluntarily releases, remises and forever discharges the Company and its parents, direct and indirect subsidiaries or affiliates, together with each of their current and former principals, officers, directors, shareholders, partners, agents, representatives and employees, and each of their heirs, executors, successors and assigns (collectively, the “Releasees”), from any and all debts, demands, actions, causes of action, accounts, covenants, contracts, agreements, claims, damages, omissions, promises and any and all claims and liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (collectively, “Claims”), which the Releasors ever had, now have or may hereafter claim to have against the Releasees by reason of any matter or cause whatsoever relating to Executive’s employment with the Company arising prior to the time Executive signs this Release, expressly excluding claims as set forth below. This paragraph 1(a) shall apply to any Claim of any type, including, without limitation, any and all Claims of any type that the Releasors may have arising under the common law, under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act of 1967 (“ADEA”), including the Older Workers Benefit Protection Act of 1990; the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Sarbanes-Oxley Act of 2002, the New York Labor Law, including the New York State Human Rights Law, the New York Retaliatory Action by Employers Law, Article 6 of the New York Labor Law, the New York Nondiscrimination for Legal Actions Law, Article 4 of the New York Civil Rights Law, each as amended, and any other federal, state, local or foreign statutes, regulations, ordinances or common law, or under any policy, agreement, contract, understanding or promise, written or oral, formal or informal, between any of the Releasees and Executive, and shall further apply, without limitation, to any and all Claims in connection with, related to or arising out of Executive’s employment relationship with the Company.

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(b) For the purpose of implementing a full and complete release, except as set forth herein, Executive understands and agrees that this Release is intended to include all claims, if any, which the Releasors may have and which Executive does not now know or suspect to exist in Executive’s favor against the Releasees, from the beginning of time until the time Executive signs this Release, and this Release extinguishes those claims.

(c) Executive acknowledges that the consideration given for this Release is in addition to anything of value to which Executive was already entitled.

(d) Notwithstanding anything in the Employment Agreement or this Release to the contrary, this Release shall not apply to and neither Executive nor any other Releasor waives or releases (i) any rights to accrued and vested benefits under the employee benefit plans of the Company; (ii) any right Executive may have to indemnification pursuant to the by-laws, other corporate documents or a directors & officers or other insurance policy; and (iii) claims with respect to the breach of any covenant to be performed by the Company pursuant to this Release.

(e) Executive understands and acknowledges that Executive has the right under U.S. federal law to certain protections for cooperating with or reporting legal violations to the SEC or its Office of the Whistleblower, as well as certain other governmental entities. No provisions in this Release are intended to prohibit Executive from disclosing this Release to, or from cooperating with or reporting violations to, the Equal Employment Opportunity Commission, the SEC or any other such governmental entity, and Executive may do so without disclosure to the Company. The Company may not retaliate against Executive for any of these activities. Further, nothing in this Release precludes Executive from filing a Charge of Discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency. However, once this Release becomes effective, Executive understands and acknowledges that Executive may not receive a monetary award or any other form of personal relief from the Company in connection with any such charge or complaint that Executive filed or is filed on Executive’s behalf.

(f) Executive understands and acknowledges that Executive will not be held criminally or civilly liable under any federal or state law for any disclosure of a trade secret that: (i) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, where such disclosure is solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the Company’s trade secrets to Executive’s attorney and use the trade secret information in the court proceeding if Executive files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

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(g) By executing this Release, Executive hereby agrees that neither Executive nor any other Releasor will initiate, maintain or join any proceeding in any judicial forum relating to any matters covered by this Release. Executive represents that neither Executive nor any other Releasor has initiated, maintained or joined any such proceeding as of the date of this Release.

2. Executive Representations. Executive acknowledges and represents that this Release provides for the full and final settlement of all of the Company’s obligations with respect to Executive in connection with Executive’s employment through the date this Release is executed by Executive. Executive understands that if Executive fails to sign this Release as required, Executive’s right to receive any payment under the Employment Agreement will not vest and will not become due and owing to Executive and will be forfeited by Executive in its entirety.

3. Employment Agreement. Except for the covenants and obligations pursuant to Sections 3-13, 15 and 19 of the Employment Agreement (the “Surviving Sections”), the Employment Agreement is terminated effective as of the date of the termination of Executive’s employment, and except for the Surviving Sections, shall be of no further force and effect with no further liability or obligation of any party thereto thereunder. The Surviving Sections of the Employment Agreement survive termination of the Employment Agreement and remain in full force and effect according to their terms. Executive expressly and specifically acknowledges, ratifies, and reaffirms Executive’s obligations under the Surviving Sections of the Employment Agreement.

4. Consultation with Attorney; Voluntary Agreement. Executive acknowledges that the Company has advised Executive to consult with an attorney of Executive’s choosing prior to signing this Release. Executive understands and agrees that Executive has the right and has been given the opportunity to review this Release with an attorney. Executive also understands and agrees that Executive is under no obligation to sign the Release. Executive acknowledges and agrees that the payments to be made to Executive pursuant to the Employment Agreement are sufficient consideration to require Executive to abide with Executive’s obligations under this Release. Executive represents that Executive has read this Release and understands its terms and that Executive enters into this Release freely, voluntarily and without coercion.

5. Review. Executive acknowledges that because this Release contains a general release of all claims including under the ADEA, and is an important legal document, he has been advised to consult with legal counsel of his own choosing. Executive may take up to [21] days to decide whether to execute this Release, and Executive may revoke his signature by delivering or mailing a signed notice of revocation to [ ] within seven (7) days after executing it.

6. No Admissions. Executive understands and acknowledges that the Releasees make no admission that any Releasee has engaged or is now engaging in any unlawful conduct, and that this Release shall not be used or construed as such in any legal or administrative proceeding.

7. Confidentiality of Release. Executive agrees to keep confidential this Release, except that Executive may disclose this Release to their legal and financial advisers and as otherwise may be required under applicable law, rule or regulation or pursuant to court order or in any legal proceeding to enforce rights hereunder or under the Employment Agreement.

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8. Entire Agreement. This Release contains the entire agreement between the parties with respect to the subject matter hereof; and this Release supersedes all other agreements and drafts hereof, oral or written, between the parties hereto with respect to the subject matter hereof although both parties, as noted in Section 3 of this Release, agree that the Surviving Sections of the Employment Agreement shall survive the execution of this Release and the obligations under the Surviving Sections shall continue after the date this Release is signed. No promises, statements, understandings, representations or warranties of any kind, whether oral or in writing, express or implied, have been made to Executive to induce Executive to enter into this Release other than the express terms set forth herein, and Executive is not relying upon any promises, statements, understandings, representations, or warranties other than those expressly set forth in this Release.

9. Successors and Assigns. Executive may not assign this Release. The Company may freely assign this Release at any time. This Release shall inure to the benefit of the Releasees and their respective successors and assigns.

10. Counterparts. This Release may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Release may be executed by electronic signature, including pdf, and any such electronic signature shall have the same effect as a written signature.

11. Captions and Headings. The captions and headings of this Release are for convenience of reference only and will not be used to construe the terms or meaning of any provision of this Release. All references in this Release to a section are a reference to the section of this Release unless noted otherwise.

12. Governing Law. All matters affecting this Release, including the validity thereof, are to be subject to, and interpreted and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in the State of New York. All actions arising out of or relating to this Release shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (collectively, “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any action arising out of or relating to this Release brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Release or the transactions contemplated hereby may not be enforced in or by any Specified Court.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Release as of the date first set forth above.

Executive has been advised to consult with counsel of Executive’s choice. By accepting and agreeing to this Release, Executive acknowledges that this Release has been written in a way so that Executive could understand it and Executive does understand it and has had the opportunity to consult with counsel of Executive’s choice and that there was no disparity in bargaining power between or among the parties to this Release, and any presumption that ambiguities shall be construed against a drafter does not apply. In signing this Release, Executive has acted voluntarily and has not relied upon any representation made by the Company or any affiliate of the Company. Executive further acknowledges that Executive is aware of Executive’s rights to review and consider this Release for [21] days before signing and has 7 days after signing to revoke Executive’s signature.

GREENIDGE GENERATION HOLDINGS INC.

By:
Title:

EXECUTIVE

Name: Robert Loughran

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Exhibit 10.6

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made effective as of [___], 2021 (the “Effective Date”), by and between Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), and [_____], a director, officer or key employee of the Company or one of the Company’s subsidiaries or other service provider who satisfies the definition of Indemnifiable Person set forth below (“Indemnitee”).

RECITALS

A. The Company desires to attract and retain talented and experienced individuals to serve as representatives of the Company and its Subsidiaries and Affiliates (each as defined below) but is aware that such individuals are increasingly reluctant to serve as representatives of corporations unless they are protected by comprehensive liability insurance and indemnification due to increased exposure to litigation costs and risks resulting from their service to such corporations and due to the fact that such exposure frequently bears no relationship to the compensation of such representatives;

B. The members of the Board of Directors of the Company (the “Board”) have concluded that to attract and retain talented and experienced individuals to serve as representatives of the Company and its Subsidiaries and Affiliates and to encourage such individuals to take actions necessary for the success of the Company and its Subsidiaries and Affiliates, it is necessary for the Company to contractually indemnify certain of its representatives, and the representatives of its Subsidiaries and Affiliates, and to assume for itself the maximum liability permitted by law for Expenses and Other Liabilities (each as defined below) in connection with claims against such representatives in connection with their service to the Company and/or its Subsidiaries and Affiliates;

C. Section 145 of the General Corporation Law of the State of Delaware (“Section 145”) empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve at the request of the Company as directors, officers, employees or agents of other corporations, partnerships, joint ventures, trusts or other enterprises, and expressly provides that the indemnification provided thereby is not exclusive; and

D. The Company desires and has requested that Indemnitee serve or continue to serve as a representative of the Company and/or the Subsidiaries or Affiliates of the Company free from undue concern about inappropriate claims for damages arising out of or related to such service to the Company and/or the Subsidiaries or Affiliates of the Company.

AGREEMENT

Now, therefore, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

(a) “Affiliate” means any corporation, partnership, limited liability company, joint venture, trust or other enterprise or entity in respect of which Indemnitee is, was or will be serving as a director, officer, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise), fiduciary or in any other similar capacity at the request, election or direction of the Company, and including, but not limited to, any employee benefit plan of the Company or a Subsidiary or Affiliate of the Company.

(b) “Change in Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a Subsidiary or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Subsidiary, becomes the “beneficial owner” (as defined in Rule 13d -3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding capital stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two -thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation that would result in the outstanding capital stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into capital stock or equity of the surviving entity) at least 50% of the total voting power represented by the capital stock or equity of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(c) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(d) “Expenses” means all reasonable direct and indirect costs of any type or nature whatsoever (including, without limitation, all reasonable attorneys’ fees and related disbursements, and other out -of -pocket costs), paid or incurred by Indemnitee in connection with either the investigation, defense or appeal of, or being a witness in, a Proceeding (as defined below), or establishing or enforcing a right to indemnification or advancement under this Agreement, Section 145 or otherwise, including interest, assessments or other charges payable in respect of such costs; provided, however, that Expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement (other than those approved in accordance with Section 7(d) herein) of a Proceeding.

(e) “Indemnifiable Event” means any event or occurrence related to Indemnitee’s service to the Company or any Subsidiary or Affiliate of the Company as an Indemnifiable Person (as defined below), or by reason of anything done or not done, or any act or omission, by Indemnitee in any such capacity.

(f) “Indemnifiable Person” means any person who is or was a director, officer, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise) or fiduciary of the Company or a Subsidiary or Affiliate of the Company.

(g) “Independent Counsel” means legal counsel that has not performed services for the Company or Indemnitee in the three years preceding the time in question (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar agreements) and that would not, under applicable standards of professional conduct, have a conflict of interest in representing either the Company or Indemnitee.

(h) “Independent Director” means a member of the Board who was not party to the Proceeding (as defined below) for which a claim is made under this Agreement.

(i) “Other Liabilities” means any and all liabilities incurred by Indemnitee of any type whatsoever (including, but not limited to, judgments, fines, penalties, ERISA (or other benefit plan related) excise taxes or penalties, and amounts paid in settlement and all interest, taxes, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, penalties, ERISA (or other benefit plan related) excise taxes or penalties, or amounts paid in settlement).

(j) “Proceeding” means any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative, legislative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution and including any appeal of any of the foregoing.

(k) “Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or other enterprise or entity of which more than 50% of the outstanding voting interest is owned directly or indirectly by the Company.

Section 2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an Indemnifiable Person in the capacity or capacities in which Indemnitee currently serves the Company as an Indemnifiable Person, and any additional capacity in which Indemnitee may agree to serve, until such time as Indemnitee’s service in a particular capacity shall end according to the terms of an agreement, the Company’s Certificate of Incorporation or Bylaws, governing law, or otherwise. Nothing contained in this Agreement is intended to create any right to continued employment or other form of service for the Company or a Subsidiary or Affiliate of the Company by Indemnitee.

Section 3. Mandatory Indemnification.

(a) Agreement to Indemnity. In the event Indemnitee is or was a party to or witness in, or is threatened to be made a party to or witness or otherwise involved in, any Proceeding by reason of an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses and Other Liabilities incurred by Indemnitee in connection with (including in preparation for) such Proceeding to the fullest permitted by applicable law. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Certificate of Incorporation, the Bylaws, vote of the Company’s stockholders or disinterested directors or applicable law.

(b) Exception for Amounts Paid by Insurance and Other Sources. Notwithstanding the foregoing, the Company shall not be obligated to indemnify Indemnitee for Expenses or Other Liabilities of any type whatsoever to the extent that such Expenses or Other Liabilities have been paid directly to Indemnitee (or paid directly to a third party on Indemnitee’s behalf) by any directors and officers insurance, fiduciary liability insurance or any other type of insurance maintained by the Company, except as provided in Section 3(c) below, or by other indemnity arrangements with third parties.

(c) Company Obligations Primary. The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by [_______________] and certain of its Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees, that notwithstanding the provisions of Section 3(b), (i) the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) the Company shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Other Liabilities to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws (or any agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and, (iii) the Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms hereof.]

Section 4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Other Liabilities but not entitled, however, to indemnification for the total amount of such Expenses or Other Liabilities, the Company shall nevertheless indemnify Indemnitee for such total amount to the fullest extent permitted by law. In any review or Proceeding to determine the extent of indemnification, the Company shall bear the burden to establish, by clear and convincing evidence, the lack of a successful resolution of a particular claim, issue or matter and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved.

Section 5. Liability Insurance. So long as Indemnitee shall continue to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding as a result of an Indemnifiable Event, the Company shall use reasonable efforts to maintain in full force and effect for the benefit of Indemnitee as an insured (a) liability insurance issued by one or more reputable insurers and having the policy amount and deductible deemed appropriate by the Board and providing in all respects coverage at least comparable to and in the same amount as that being provided to the Chairman of the Board, Chief Executive Officer, President or Chief Financial Officer of the Company when such insurance is purchased and (b)

any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that being provided to the Chairman of the Board, Chief Executive Officer, President or Chief Financial Officer of the Company when such replacement or substitute policies are purchased. The purchase, establishment and maintenance of any such insurance or other arrangements shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or any other party or parties to any such insurance or other arrangement.

Section 6. Mandatory Advancement of Expenses. If requested by Indemnitee, the Company shall advance prior to the final disposition of any Proceeding all Expenses actually incurred by Indemnitee in connection with (including in preparation for) such Proceeding related to an Indemnifiable Event or in connection with establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise. Indemnitee hereby undertakes to repay such amounts advanced if, and only if and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement. The advances to be made hereunder shall be paid by the Company to Indemnitee or directly to a third party designated by Indemnitee within ten (10) business days following delivery of a written request therefor by Indemnitee to the Company. Indemnitee’s undertaking to repay any Expenses advanced to Indemnitee hereunder shall be unsecured and shall not be subject to the accrual or payment of any interest thereon. The Company shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment other than the execution of this Agreement. The Company agrees that for the purposes of any advancement of Expenses for which Indemnitee has made a written demand in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

Section 7. Notice and Other Indemnification Procedures.

(a) Notification/Cooperation by Indemnitee. Promptly following the time that Indemnitee has notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification or advancement of Expenses with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement of such Proceeding. However, a failure to so notify the Company promptly following Indemnitee’s receipt of such notice shall not relieve the Company from any liability that it may have to Indemnitee except to the extent that the Company is materially prejudiced in its defense of such Proceeding as a result of such failure. In addition, Indemnitee shall cooperate with, and provide information to, the Company as it may reasonably require and as shall be within Indemnitee’s power in connection with matters arising in connection with such Proceeding.

(b) Insurance and Other Matters. If, at the time of the receipt of notice of the commencement of a Proceeding pursuant to Section 7(a) above, the Company has directors and officers liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the issuers of such insurance in accordance with the procedures set forth in the applicable policies and provide a copy thereof to Indemnitee. The Company shall thereafter take all reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such insurance policies.

(c) Assumption of Defense. In the event the Company shall be obligated to advance Expenses for any Proceeding against Indemnitee, the Company, if deemed appropriate by the Company, shall be entitled to assume the defense of such Proceeding as provided herein. Such defense by the Company may include the representation of two or more parties by one attorney or law firm as permitted under applicable ethical rules and legal requirements related to joint representations. Following delivery of written notice to Indemnitee of the Company’s election to assume the defense of such Proceeding, the approval by Indemnitee (which approval shall not be unreasonably withheld) of counsel designated by the Company and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and Expenses of other counsel subsequently incurred by Indemnitee with respect to the same Proceeding. If (i) the employment of counsel by Indemnitee has been previously authorized by the Company or (ii) the Company fails to employ counsel to assume the defense of such Proceeding, the fees and Expenses of Indemnitee’s counsel shall be subject to indemnification and/or advancement pursuant to the terms of this Agreement. Nothing herein shall prevent Indemnitee from employing counsel for any such Proceeding at Indemnitee’s expense or providing the Company with information indicating that there may be a conflict of interest in the conduct of any such defense between (A) the Company and Indemnitee or (B) Indemnitee and any other party or parties being jointly represented, in which case the Company will not be entitled, without the written consent of Indemnitee, to assume such defense. In addition, the Company will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(d) Settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. Neither the Company nor any Subsidiary or Affiliate of the Company shall enter into a settlement of any Proceeding that might result in the imposition of any Expense, Other Liability, limitation or detriment on Indemnitee, whether indemnifiable under this Agreement or otherwise, without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent from any settlement of any Proceeding.

Section 8. Determination of Right to Indemnification.

(a) Success on the Merits or Otherwise. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 3(a) above or in the defense of any claim, issue or matter described therein, the Company shall indemnify Indemnitee against Expenses and Other Liabilities actually and reasonably incurred in connection therewith.

(b) Indemnification in Other Situations. In the event that Section 8(a) is inapplicable, the Company shall also indemnify Indemnitee if he or she has not failed to meet the applicable standard of conduct for indemnification.

(c) Forum. Indemnitee shall be entitled to select the person(s) who will make the determination of whether or not Indemnitee has met the applicable standard of conduct shall be decided, and such selection will be made from among the following:

(1) those members of the Board who are Independent Directors even though less than a quorum;

(2) by a committee of Independent Directors designated by a majority vote of Independent Directors, even though less than a quorum; or

(3) Independent Counsel selected by Indemnitee and approved by the Board, which approval shall not be unreasonably withheld, which Independent Counsel shall make such determination in a written opinion.

If Indemnitee is an officer or a director of the Company at the time that Indemnitee is selecting the person(s) who mill make the determination referenced above then Indemnitee shall not select Independent Counsel as such person unless there are no Independent Directors or unless the Independent Directors agree to the selection of Independent Counsel as the person making the determination referenced above. The selected person(s) shall be referred to herein as the “Reviewing Party.” Notwithstanding the foregoing, following any Change in Control, the Reviewing Party shall be Independent Counsel selected in the manner provided in clause (3) above.

(d) Procedures for Reviewing Party. As soon as practicable, and in no event later than thirty (30) days after receipt by the Company of written notice of Indemnitee’s choice of Reviewing Party pursuant to Section 8(c) above, the Company and Indemnitee shall each submit to the Reviewing Party such information as they believe is appropriate for the Reviewing Party to consider. The Reviewing Party shall arrive at its decision within a reasonable period of time following the receipt of all such information from the Company and Indemnitee, but in no event later than sixty (60) days following the receipt of all such information (“Initial Review Period”), provided that the time by which the Reviewing Party must reach a decision may be extended by mutual agreement of the Company and Indemnitee, provided that the Reviewing Party may in its sole discretion extend the Initial Review Period for one thirty (30) day period. All Expenses associated with the process set forth in this Section 8(d), including but not limited to the Expenses of the Reviewing Party, shall be paid by the Company.

(e) Delaware Court of Chancery. In the event that (i) there is a final determination by any Reviewing Party that Indemnitee is not entitled to indemnification, in whole or in part, with respect to a specific Proceeding, (ii) the Company fails to respond or make a determination of entitlement to indemnification required by law within sixty (60) days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 60 day period, (iv) advancement of Expenses is not timely made in accordance with Section 6, or (v) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to apply to the Delaware Court of Chancery for the purpose of enforcing Indemnitee’s right to indemnification or advancement pursuant to this Agreement. Absent any such litigation, the final determination of the Reviewing Party will be conclusive and binding upon the parties.

(f) Expenses. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any hearing or Proceeding under this Section 8 involving Indemnitee and against all Expenses incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement.

(g) Standard of Conduct Determination. For purposes of any determination of whether Indemnitee acted in accordance with the applicable standard of conduct under the DGCL that is a legally required condition to indemnification of the Indemnitee, Indemnitee shall be deemed to have acted in “good faith” if Indemnitee’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to the Indemnitee by the officers or other employees of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section 8(g) means any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent, and the term “serving at the request of the Company” as used in this Section 8(g) includes any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, or to advancement of Expenses, the Reviewing Party or the court shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification or advancement of Expenses, as the case may be, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled. The provisions of this Section 8(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

Section 9. Exceptions. Any other provision herein to the contrary notwithstanding:

(a) Claims Initiated by Indemnitee. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to Proceedings brought to establish or enforce a right to indemnification or advancement of Expenses under this Agreement, any other statute or law, as permitted under Section 145, or otherwise, (ii) where the Board has consented to the initiation of such Proceeding (or part thereof), (iii) with respect to Proceedings brought to fulfill Indemnitee’s fiduciary responsibilities, whether under ERISA or otherwise or (iv) with respect to any compulsory counterclaim brought by Indemnitee with respect to a Proceeding otherwise indemnifiable under this Agreement.

(b) 16(b) Actions. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of l934, as amended, and amendments thereto or similar provisions of any federal, state or local statutory law.

(c) Unlawful Indemnification. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee for Expenses and Other Liabilities if such indemnification has been ultimately determined by a final (not interlocutory) and non-appealable judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal, or the time within which an appeal must be filed has expired without such filing having been made, to be prohibited by law.

Section 10. Non-Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to acts or omissions in his or her official capacity and to acts or omissions in another capacity while serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person. Indemnitee’s rights hereunder shall continue after Indemnitee has ceased serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

Section 11. Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer or other service provider of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of one of the Company’s Subsidiaries or Affiliates) and shall continue thereafter (a) so long as Indemnitee may be subject to any possible claim or Proceeding relating to an Indemnifiable Event (including any rights of appeal thereto) and (b) throughout the pendency of any Proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Proceeding.

Section 12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 13. Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) and except as expressly provided herein, no such waiver shall constitute a continuing waiver. For the avoidance of doubt, this Agreement may not be terminated by the Company without Indemnitee’s prior written consent.

Section 14. No Duplication of Payments. Except as provided in Section 3(c), the Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Expenses or Other Liabilities to the extent Indemnitee has otherwise received payment under any insurance policy, the Company’s Certificate of Incorporation or Bylaws or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

Section 15. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise in which case the Company shall have no obligation under this Agreement to indemnify the Indemnitee in such instances. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

Section 16. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto; provided, however, that neither party shall assign this Agreement without the prior written consent of the other.

Section 17. No Third-Party Beneficiaries. Except as otherwise provided in Section 10, nothing in this Agreement is intended to confer on any person (other than the parties hereto or their respective successors and permitted assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 18. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given if (a) delivered by hand and a receipt is provided by the party to whom such communication is delivered, (b) mailed by certified or registered mail with postage prepaid, return receipt requested, on the signing by the recipient of an acknowledgement of receipt form accompanying delivery through the U.S. mail, (c) served personally by a process server, or (d) delivered to the recipient’s address by overnight delivery (e.g., FedEx, UPS or DHL) or other commercial delivery service. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice complying with the provisions of this Section 18. Delivery of communications to the Company with respect to this Agreement shall be sent to the attention of the Company’s General Counsel.

Section 19. No Presumptions. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or otherwise. In addition, neither the failure of the Company or a Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company or a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of Proceedings by Indemnitee to secure a judicial determination by exercising Indemnitee’s rights under Section 8(e) of this Agreement shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has failed to meet any particular standard of conduct or did not have any particular belief or is not entitled to indemnification under applicable law or otherwise.

Section 20. Survival of Rights. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

Section 21. Subrogation. Except as provided in Section 3(c), in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

Section 22. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the service of the Company or any Subsidiary or Affiliate of the Company.

Section 23. Specific Performance. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee shall be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute Proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation by the Company or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

Section 24. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 25. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

Section 26. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

Section 27. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Court of Chancery of the State of Delaware, or if the Court of Chancery does not have jurisdiction, any other court of the State of Delaware, for all purposes in connection with any Proceeding which arises out of or relates to this Agreement.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have entered into this Indemnification Agreement effective as of the Effective Date.

GREENIDGE GENERATION HOLDINGS INC.

By:
Name:
Title:

Address: 590 Plant Road
Dresden, NY 14441

INDEMNITEE

Name:
Title:

Address: ___________________________________

Exhibit 10.7

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is made and entered into as of [ ] (the “Grant Date”) by and between Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), and [ ] (the “Grantee”).

WHEREAS, the Company has adopted the Greenidge Generation Holdings Inc. 2021 Equity Incentive Plan (the “Plan”) pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to grant the award of Restricted Stock Units provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Stock Units. Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Grantee on the Grant Date [ ] Restricted Stock Units (the “Restricted Stock Units”). Each Restricted Stock Unit represents an unfunded, unsecured right to receive a share of Common Stock of the Company on the Payment Date(s) specified on Schedule 1 to this Agreement, subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2. Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Grantee to the Company.

3. Vesting; Payment.

3.1. Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the applicable vesting date, the Restricted Stock Units will vest in accordance with the schedule set forth on Schedule 1 to this Agreement (each such vesting date, a “Vesting Date”):

3.2. If the Grantee has in effect an employment agreement with the Company that governs the effect of a termination of employment on the Restricted Stock Units, then such agreement shall control. In all other cases, if the Grantee’s Continuous Service terminates for any reason at any time before some or all of the Grantee’s Restricted Stock Units have vested, all such unvested Restricted Stock Units shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.

3.3. The Company shall, as soon as reasonably, practicable following a Vesting Date (and in no event later than March 15th of the calendar year following the calendar year in which the applicable Vesting Date occurs) (each a “Payment Date”), deliver (or cause to be delivered) to the Participant one share of Common Stock with respect to each vested Restricted Stock Unit, as settlement of such Restricted Stock Unit and each such Restricted Stock Unit shall thereafter be cancelled.

4. Restricted Stock Unit Transfer Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, the Restricted Stock Units may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units shall be forfeited by the Grantee and all of the Grantee’s rights to such Restricted Stock Units shall immediately terminate without any payment or consideration by the Company.

5. Rights as Stockholder; Dividend Equivalents.

5.1. The Grantee shall have no rights as a stockholder of the Company with respect to shares of Common Stock covered by the Restricted Stock Units until such shares of Common Stock are issued to the Grantee.

5.2. With respect to ordinary cash dividends in respect of shares of Common Stock covered by any outstanding Restricted Stock Units, the Grantee shall have the right to receive an amount in cash equal to (i) the amount of any ordinary cash dividend paid with respect to a share of Common Stock, multiplied by (ii) the number of shares of Common Stock covered by such Restricted Stock Units (a “Dividend Equivalent”). A Dividend Equivalent shall be subject to the same vesting restrictions as the Restricted Stock Units to which such Dividend Equivalent relates, as set forth in Section 3.1. Unless otherwise determined by the Committee, Dividend Equivalents shall be held, without interest thereon, until delivered to the Grantee within 30 days after the date the Restricted Stock Units to which such Dividend Equivalents related vest, in each case, subject to Section 8. Any Dividend Equivalents in respect of Restricted Stock Units that do not vest, shall be forfeited and retained by the Company. In no event shall a Dividend Equivalent be paid that would result in the Grantee receiving both the Dividend Equivalent and the actual dividend with respect to a Restricted Stock Unit and the corresponding share of Common Stock.

6. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

7. Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Common Stock underlying the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

8. Tax Liability and Withholding.

8.1. The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee shall permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the settlement of the Restricted Stock Units; provided, however, that no shares of Common Stock shall be withheld with a Fair Market Value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock. In furtherance and not in limitation of the foregoing, if the Company’s shares of Common Stock are publicly-traded, in the event a taxable event with respect to this Agreement occurs during a “blackout” period (whether scheduled or unscheduled) during which Participants in the Plan, including the Grantee, are prohibited by Company policy from selling shares of Common Stock, the Grantee’s statutorily required withholding obligation will be satisfied by the Company automatically withholding from the shares of Common Stock otherwise deliverable to the Grantee a number of shares of Common Stock having an aggregate Fair Market Value equal to the Grantee’s statutorily required withholding obligation (with any fraction of a share of Common Stock required to satisfy such obligation being disregarded and the amount due paid instead in cash by the Participant); provided, however, the Grantee may elect, by written notice to the Committee during an open trading window, to satisfy the Grantee’s applicable federal, state or local tax withholding obligation, in which case the Grantee shall be required, prior to any applicable taxable event, to remit to the Company an amount in cash sufficient to satisfy the Grantee’s applicable federal, state or local tax withholding obligations in connection with such taxable event.

8.2. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items.

9. Non-competition and Non-solicitation.

9.1. In consideration of the Restricted Stock Units, the Grantee agrees and covenants not to:

(a) contribute the Grantee’s knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, stockholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Affiliates for a period of one year following the Grantee’s termination of Continuous Service;

(b) directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates for one year following the Grantee’s termination of Continuous Service; or

(c) directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current, former or prospective customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates for a period of one year following the Grantee’s termination of Continuous Service.

9.2. Nothing in this Section 9 shall override any other restrictive covenants to which the Grantee is subject. In the event of any conflict between the covenants set forth in this Section 9 and the terms of any employment agreement between the Grantee and the Company, such employment agreement shall control.

9.3. If the Grantee breaches any of the covenants set forth in Section 9.1:

(a) all unvested Restricted Stock Units or vested Restricted Stock Units that have not been settled shall be immediately forfeited; and

(b) the Company shall have the right, but not the obligation, during the one-year period following the termination of the Participant’s Continuous Service to acquire any shares of Common Stock acquired in respect of the Restricted Stock Units that vested during the one-year period preceding the termination of the Participant’s Continuous Service that continue to be held by the Participant at the purchase price, if any, paid by the Participant for such shares;

(c) the Company shall have the right, but not the obligation, during the one-year period following the termination of the Participant’s Continuous Service to recover from the Participant an amount equal to any gain realized, if any, on any shares of Common Stock acquired in respect of the Restricted Stock Units that vested during the one-year period preceding the termination of the Participant’s Continuous Service; and

(d) the Grantee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

10. Compliance with Law. The granting of the Restricted Stock Units and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No Restricted Stock Units shall be granted and no shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles

13. Section 409A. Although the Company makes no guarantee with respect to the tax treatment of the Restricted Stock Units, the award of Restricted Stock Units and Dividend Equivalents pursuant to this Agreement is intended to comply with, or to be exempt from, Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. The Restricted Stock Units and Dividend Equivalents shall be limited, construed and interpreted in accordance with such intent; provided that the Company does not guarantee to the Grantee any particular tax treatment of the Restricted Stock Units or Dividend Equivalents. In no event whatsoever shall the Company or its Affiliates be liable for any additional tax, interest or penalties that may be imposed on the Grantee by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Dividend Equivalents shall be treated separately from the Restricted Stock Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may the Grantee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. If the Grantee is a “specified employee” as defined under Section 409A of the Code and the Grantee’s Restricted Stock Units are to be settled on account of the Grantee’s separation from service (for reasons other than death) and the Restricted Stock Units constitute “deferred compensation” as defined under Section 409A of the Code, then any portion of the Grantee’s Restricted Stock Units that would otherwise be settled during the six-month period commencing on the Grantee’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Grantee’s death if it occurs during such six-month period).

14. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

15. Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

17. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, shall be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

19. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

20. No Impact on Other Benefits. The value of the Grantee’s Restricted Stock Units is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing an original signature.

22. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant, vesting, or settlement of the Restricted Stock Units or disposition of the shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

GREENIDGE GENERATION HOLDINGS INC.

By:
Name:

Title:
Address:

GRANTEE:

(Signature)

Name

Address:

Schedule 1

Exhibit 31.1

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jeff Kirt, certify that:

1.	I have reviewed this Quarterly Report of Greenidge Generation Holdings, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2021;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

	(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

	(b)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

	(c)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

	(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 15, 2021	By:	/s/ Jeffrey E. Kirt
Jeffrey E. Kirt
Chief Executive Officer

Exhibit 31.2

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Tim Rainey, certify that:

1.	I have reviewed this Quarterly Report of Greenidge Generation Holdings, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2021;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

	(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

	(b)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

	(c)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

	(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 15, 2021	By:	/s/ Timothy Rainey
Timothy Rainey
Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Greenidge Generation Holdings, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2021	By:	/s/ Jeffrey E. Kirt
Jeffrey E. Kirt
Chief Executive Officer

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Greenidge Generation Holdings, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2021	By:	/s/ Timothy Rainey
Timothy Rainey
Chief Financial Officer